Filed pursuant to 424(b)(3)

Registration No. 333-139504

SUPPLEMENT NO. 17
DATED JANUARY 22, 2008
TO THE PROSPECTUS DATED AUGUST 1, 2007
OF INLAND AMERICAN REAL ESTATE TRUST, INC.

This Supplement No. 17 supersedes and replaces the following prior supplements to the prospectus dated August 1, 2007:  Supplement No. 10 dated October 24, 2007; Supplement No. 11 dated November 13, 2007; Supplement No. 12 dated November 29, 2007; Supplement No. 13 dated December 14, 2007; Supplement No. 14 dated December 20, 2007; Supplement No. 15 dated January 3, 2008; and Supplement No. 16 dated January 11, 2008.  Supplement No. 10 superseded and replaced the following prior supplements to the prospectus dated August 1, 2007: Supplement No. 1 dated August 6, 2007; Supplement No. 2 dated August 14, 2007; Supplement No. 3 dated August 16, 2007; Supplement No. 4 dated August 29, 2007; Supplement No. 5 dated September 18, 2007; Supplement No. 6 dated September 25, 2007; Supplement No. 7 dated October 5, 2007; Supplement No. 8 dated October 11, 2007; and Supplement No. 9 dated October 18, 2007.  This Supplement No. 17 updates, modifies or supersedes certain information contained in the prospectus sections as described below.  You should read this Supplement No. 17 together with our prospectus dated August 1, 2007.  Unless otherwise defined in this Supplement No. 17, capitalized terms used in this Supplement No. 17 have the same meanings as set forth in the prospectus.

This Supplement No. 17 includes references to certain trademarks. Courtyard by Marriott®, Marriott®, Marriott Suites®, Residence Inn by Marriott® and SpringHill Suites by Marriott® trademarks are the property of Marriott International, Inc. (“Marriott”) or one of its affiliates. Doubletree®, Embassy Suites®, Hampton Inn®, Hilton Garden Inn®, Hilton Hotels® and Homewood Suites by Hilton® trademarks are the property of Hilton Hotels Corporation (“Hilton”) or one or more of its affiliates. Hyatt Place® trademark is the property of Hyatt Corporation (“Hyatt”).  For convenience, the applicable trademark or service mark symbol has been omitted but will be deemed to be included wherever the above-referenced terms are used.

	Supplement No. 17 Page No.	Prospectus Page No.
Minimum Purchase	1	—
Prospectus Summary	2	1
Questions and Answers About the Offering	6	13
Risk Factors	7	18
Selected Financial Data	12	45
Capitalization	19	47
Compensation Table	20	48
Use of Proceeds	22	59
Prior Performance of IREIC Affiliates	23	60
Management	42	98
Principal Stockholders	49	127
Business and Policies	50	128
Description of Real Estate Assets	64	151
Management’s Discussion and Analysis of Financial Condition and Results of Operations	86	173
Summary of Our Organizational Documents	126	218
Plan of Distribution	127	251
Experts	128	273
Financial Statements	F-i	F-i
Appendix C-1	C-1-i	C-1-1

MINIMUM PURCHASE

The following section replaces in its entirety the fourth paragraph of the “Suitability Standards” section of the prospectus.  The fourth paragraph of the “Suitability Standards” section of the prospectus dated August 1, 2007 is removed in its entirety.

Subject to the restrictions imposed by state law, we will sell shares of our common stock only to investors who initially purchase a minimum of 300 shares of common stock at a price of $10.00 per share for a total purchase price of $3,000, or tax-exempt entities which purchase a minimum of 100 shares of common stock at a price of $10.00 per share for a total purchase price of $1,000.  A tax-exempt entity is generally any investor that is exempt from federal income taxation, including:

•                  a pension, profit-sharing, retirement, IRA or other employee benefit plan that satisfies the requirements for qualification under Section 401(a), 414(d) or 414(e) of the Internal Revenue Code;

•                  a pension, profit-sharing, retirement, IRA or other employee benefit plan that meets the requirements of Section 457 of the Internal Revenue Code;

•                  trusts that are otherwise exempt under Section 501(a) of the Internal Revenue Code;

•                  a voluntary employees’ beneficiary association under Section 501(c)(9) of the Internal Revenue Code; or

•                  an IRA that meets the requirements of Section 408 of the Internal Revenue Code.

The term “plan” includes plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code, governmental or church plans that are exempt from ERISA and Section 4975 of the Internal Revenue Code, but that may be subject to state law requirements, or other employee benefit plans.

Subject to any restrictions imposed by state law, subsequent additional investments by investors will require a minimum investment of ten shares of common stock at a price of $10.00 per share for a total purchase price of $100.  These minimum investment amounts for future purchases do not apply to purchases of shares through our distribution reinvestment plan.

PROSPECTUS SUMMARY

This summary highlights the material information contained elsewhere in this prospectus. Because this is a summary, it does not contain all information that may be important to you. You should read this entire prospectus and its appendices carefully before you decide to invest in shares of our common stock. References in this prospectus to “we,” “us” or “our company” refer to Inland American Real Estate Trust, Inc. and its consolidated wholly owned or majority owned subsidiaries, including Inland American Winston Hotels, Inc., Inland American Orchard Hotels, Inc., Minto Builders (Florida), Inc. (referred to herein as “MB REIT”), Inland American Lodging Corporation and Inland Public Properties Development, Inc., except in each case where the context indicates otherwise.

Inland American Real Estate Trust, Inc.

This subsection, which begins on page 1 in the “Prospectus Summary” section of the prospectus, and all other similar discussions appearing throughout the prospectus, are supplemented as follows:

Our initial public offering commenced on August 31, 2005 and was terminated as of the close of business on July 31, 2007. We sold a total of 469,598,762 shares in the “best efforts” public offering and a total of 9,720,990.849 shares pursuant to our distribution reinvestment plan, resulting in aggregate gross offering proceeds of approximately $4,788,337,083.

We May Borrow Money

This subsection, which begins on page 5 in the “Prospectus Summary” section of the prospectus, is supplemented as follows:

As of September 30, 2007, on a consolidated basis, we had mortgage debt excluding mortgage discounts associated with debt assumed at acquisition secured by 146 properties totaling approximately $2.0 billion, equivalent to approximately 40% of the combined fair market value of our encumbered assets on a consolidated basis.  For these purposes, the “fair market value” of each asset is equal to the purchase price paid for the asset or the value reported in the most recent appraisal of the asset, whichever is later.  The weighted average interest rate on this mortgage debt was 5.51% as of September 30, 2007.  See “Business and Policies – Borrowing” for additional discussion of our borrowing policies.

Compensation Paid To Our Business Manager and Its Affiliates

This subsection, previously entitled “ – Compensation Paid to Our Affiliates,” which begins on page 7 in the “Prospectus Summary” section of the prospectus, is supplemented as follows:

Set forth below is a summary of the most significant fees and expenses that we pay, or expect to pay, to Inland Securities, our Business Manager, our Property Managers, The Inland Group and their affiliates.  The compensation set forth under “Offering Stage” relates only to fees and expenses paid or accrued in connection with this follow-on offering.

Type of Compensation

Offering Stage

Selling Commission	As of September 30, 2007, we had paid or accrued selling commissions of approximately $10 million.

Marketing Contribution	As of September 30, 2007, we had paid or accrued a marketing contribution of approximately $3.6 million.

Due Diligence Expense Allowance	As of September 30, 2007, we had paid or accrued a due diligence expense allowance of approximately $0.7 million.

Reimbursable Expenses And Other Expenses Of Issuance	As of September 30, 2007, we had paid or accrued approximately $0.2 million in reimbursable expenses.

Operational Stage

Acquisition Expenses	For the nine months ended September 30, 2007, we reimbursed acquisition expenses of approximately $2.6 million.

Acquisition Fee	For the nine months ended September 30, 2007, we incurred fees of approximately $20.1 million, of which $4.5 million remained unpaid as of September 30, 2007.

Property Management Fee	For the nine months ended September 30, 2007, we paid property management fees of approximately $11 million.

Oversight Fee	We had not paid any oversight fees as of September 30, 2007.

Business Management Fee	For the nine months ended September 30, 2007, we paid business management fees of approximately $9 million.

Incentive Fee	We had not paid any incentive fees as of September 30, 2007.

Interest Expense	We have not borrowed any monies from our sponsor or its affiliates through September 30, 2007.

Service Fee Associated with Purchasing, Selling and Servicing Mortgages	For the nine months ended September 30, 2007, we paid affiliates of our sponsor, mortgage-related service fees of approximately $1.6 million.

Ancillary Services Reimbursements	For the nine months ended September 30, 2007, we reimbursed affiliates of our sponsor approximately $2.5 million, of which approximately $2.1 million remained unpaid as of September 30, 2007.

Investment Advisor Fee	For the nine months ended September 30, 2007, we incurred investment advisory fees of approximately $1.6 million, of which $413,000 remained unpaid as of September 30, 2007.

Liquidation Stage

Property Disposition Fee	We had not paid any property disposition fees as of September 30, 2007.

Distribution Policy

This subsection, which begins on page 10 in the “Prospectus Summary” section of the prospectus, is supplemented as follows:

We intend to continue paying regular monthly cash distributions to our stockholders. For the period from August 31, 2005 (when we commenced our initial public offering) through September 30, 2007, we paid cash distributions to our stockholders aggregating approximately $177.4 million.  Approximately $177.3 million of these distributions were funded with cash provided from our operating and investing activities and approximately $0.1 million of the distributions were funded from financing activities including contributions from our sponsor.  For the period beginning January 1, 2007 and ending September 30, 2007, we paid cash distributions of approximately $144.9 million, all of which were funded with cash provided from our operating and investing activities. Effective November 1, 2007, we began paying cash distributions equal to $0.62 per share on an annualized basis.  Distributions at this rate are equivalent to a 6.2% annualized yield on a share purchased for $10.00. Because we pay distributions in arrears, the cash distribution paid on December 12, 2007, for stockholders of record on November 30, 2007, was the first to reflect this increase.

Terms of the Offering

This subsection, which begins on page 11 in the “Prospectus Summary” section of the prospectus, is supplemented as follows:

For the period from August 1, 2007 (when we commenced this offering) through December 31, 2007, we have sold approximately 78.6 million shares in this “best efforts” offering and 6.4 million shares through our distribution reinvestment plan, generating approximately $846.0 million in gross offering proceeds in this follow-on offering.  See “Risk Factors – Risks Related to the Offering” for additional discussion regarding a “best efforts” offering.

Distribution Reinvestment Plan

This subsection, which begins on page 12 in the “Prospectus Summary” section of the prospectus, is supplemented as follows:

For the period from August 1, 2007 through December 31, 2007, we have sold approximately 6.4 million shares through our distribution reinvestment plan, or DRP, generating approximately $60.4 million in gross offering proceeds in this follow-on offering.  See “Risk Factors – Risks Related to Our Business” for additional discussion regarding our distribution reinvestment plan.

The following table summarizes the yield on an initial principal investment of $10,000 (1,000 shares) that you would have realized if you had reinvested all distributions that we have paid from all sources at the discounted share price provided by our DRP. Yields are calculated assuming that you purchased shares on August 31, 2005, the date our initial offering became effective.  All calculations assume an initial principal investment of $10,000 and that all distributions were reinvested through our DRP, and without giving effect to any tax considerations. The dollar amount of each periodic distribution was determined by reference to the cumulative number of shares owned at the time of the distribution and the actual distribution per share. The resulting amount was divided by the actual DRP share price at the time of the distribution to determine the number of additional shares purchased through the DRP. These additional shares were then added to the cumulative number of shares owned immediately prior to the distribution.  Distributions (including distributions from the DRP) are divided by the initial principal investment of $10,000 (not adjusted for additional amounts invested in the DRP) to calculate the yield. Yields realized by investors purchasing shares on any other date will be different from the yield reflected below.

Cumulative Compounded Yield on
Initial Investment

As of December 31,	Yield (1)
2005	5.02% (2)
2006	6.28%

(1)  We commenced selling shares of our common stock in August 2005 at a price of $10.00 per share in offerings for which Inland Securities has served as dealer manager. Through September 30, 2007, our DRP purchase price was $9.50 per share.

(2)  We began paying monthly distributions in November 2005. This represents the annualized cumulative compounded yield on principal investment for the period November 2005 though December 2005.

QUESTIONS AND ANSWERS ABOUT THE OFFERING

The following discussion supersedes in its entirety the question “What real estate assets do you currently own?,” and the related answer thereunder, which appears in the prospectus on page 16 under the heading “Questions and Answers About the Offering.”

Q:  What real estate assets do you currently own?

A:   As of December 31, 2007, we, directly or indirectly, through joint ventures in which we have a controlling interest, owned fee simple and leasehold interests in 640 properties, excluding our lodging facilities, located in thirty-three states. In the aggregate, these properties represent approximately 34.3 million leasable square feet.  In addition, we, directly or indirectly through our wholly owned subsidiaries, Inland American Winston Hotels, Inc., Inland American Orchard Hotels, Inc. and Inland American Lodging Corporation, owned seventy-six hotels in twenty-two states, having an aggregate of 10,411 rooms.  We also have entered into an agreement to acquire RLJ Urban Lodging Master, LLC, or “Lodging Master,” which owns an additional twenty-two hotels, having an aggregate of 4,060 rooms.  See “Business and Policies – Our Assets – Our Operating Companies – Probable Acquisition of RLJ Urban Lodging Master” for additional discussion.  In addition, we anticipate purchasing fee simple interests in the remaining 144 single tenant retail banking facilities from the property portfolio known as the SunTrust Bank Portfolio II.  See “Description of Our Real Estate Assets – Potential Acquisitions – SunTrust Bank Portfolio II” for additional discussion.

In addition, as of December 31, 2007, we had entered into joint venture agreements with six entities to fund development or acquisition of office, industrial/distribution, retail, healthcare and mixed use properties. We have invested a total of $427 million in cash in these joint ventures, which we do not consolidate for financial reporting purposes. As of December 31, 2007, we had funded a total of approximately $281.6 million of loans secured by first or second mortgages on commercial real estate owned by the entity or a pledge of ownership interests in the entity owning commercial real estate.

Also, as of September 30, 2007, we had investments in marketable securities of $299 million, consisting of investments in the preferred and common stock of other REITs.

RISK FACTORS

The following risk factors are added directly following the risk factor “If we do not have sufficient working capital, we will have to obtain financing from other sources,” and the related discussion thereunder, which appears in the prospectus on page 24 under the heading “Risk Factors – Risks Related to Our Business.”

Financing our future growth plan could be impacted by negative capital market conditions.

Recently, domestic financial markets have experienced unusual volatility and uncertainty. Although this condition has occurred most visibly within the “subprime” mortgage lending sector of the credit market, liquidity has tightened in overall domestic financial markets, including the investment grade debt and equity capital markets. Consequently, there is greater uncertainty regarding our ability to access the credit market in order to attract financing on reasonable terms. Our ability to finance our acquisitions could be adversely affected by our inability to secure permanent financing on reasonable terms, if at all.

Investments in real estate related securities subjects us to specific risks relating to the particular issuer of the securities.

Consistent with our business plan, we invest in securities issued by publicly traded real estate companies.  Investing in securities involves risks that are somewhat different from those impacting other real estate assets.  The trading market for securities may be more volatile than the market for property assets and thus trading prices may change more quickly and dramatically than the changes in property values.  We also are exposed not only to general market risk relating to securities or property assets in general but also to the risks associated with investing in a particular entity, including its financial condition and the business outlook of the issuer.  There is no assurance that we will be able to quickly vary our portfolio in response to volatile or changing market conditions which could have material adverse effect on our results of operations and financial condition.

Actions of our joint venture partners could negatively impact our performance.

As of December 31, 2007, we had entered into joint venture agreements with six entities to fund the development or acquisition of office, industrial/distribution, retail, healthcare and mixed-use properties. We have invested a total of $427 million in cash in these joint ventures, which we do not consolidate for financial reporting purposes. Our organizational documents do not limit the amount of available funds that we may invest in these joint ventures, and we intend to continue to develop and acquire properties through joint ventures with other persons or entities when warranted by the circumstances. The venture partners may share certain approval rights over major decisions, and these investments may involve risks not otherwise present with other methods of investment in real estate, including, but not limited to:

•                          that our co-member, co-venturer or partner in an investment might become bankrupt, which would mean that we and any other remaining general partners, members or co-venturers would generally remain liable for the partnership’s, limited liability company’s or joint venture’s liabilities;

•                         that our co-member, co-venturer or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals;

•                         that our co-member, co-venturer or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our current policy with respect to maintaining our qualification as a REIT;

•                         that, if our partners fail to fund their share of any required capital contributions, we may be required to contribute that capital;

•                         that joint venture, limited liability company and partnership agreements often restrict the transfer of a co-venturer’s, member’s or partner’s interest or may otherwise restrict our ability to sell the interest when we desire or on advantageous terms;

•                         that our relationships with our partners, co-members or co-venturers are contractual in nature and may be terminated or dissolved under the terms of the agreements and, in such event, we may not continue to own or operate the interests or assets underlying such relationship or may need to purchase such interests or assets at an above-market price to continue ownership;

•                         that disputes between us and our partners, co-members or co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business and result in subjecting the properties owned by the applicable partnership, limited liability company or joint venture to additional risk; and

•                         that we may in certain circumstances be liable for the actions of our partners, co-members or co-venturers.

We generally seek to maintain sufficient control of our ventures to permit us to achieve our business objectives; however, we may not be able to do so, and the occurrence of one or more of the events described above could adversely affect our financial condition, results of operations and ability to pay distributions to you.

The following risk factor is added directly following the risk factor “There are inherent risks with real estate investments,” and the related discussion thereunder, which appears in the prospectus on page 27 under the heading “Risk Factors – Risks Related to Our Business.”

We need to raise sufficient monies to complete our proposed acquisition of RLJ Urban Lodging Master, LLC and the remainder of the SunTrust Bank Portfolio II.

If we were required to immediately complete the proposed merger with Lodging Master or to complete the proposed acquisition of the remaining 144 properties within the SunTrust Bank Portfolio II, we may not have sufficient cash on hand to fund the purchase prices. The Lodging Master transaction is not scheduled to close until mid-February 2008 and the acquisition of the 144 properties in the SunTrust Portfolio II is not scheduled to close until March 2008.  We expect to be able to fund the cash portion of each purchase price from proceeds that we will raise in this offering between now and each closing or with borrowings secured by approximately $1.0 billion of unencumbered assets that we currently own, or some combination thereof.  We believe that we have sufficient funds to complete these acquistions.  If the proceeds from our offering and any borrowings are not sufficient to pay the purchase price for these proposed acquisitions, we will lose our $99.5 million escrow deposit on the Lodging Master acquisition.

The following risk factor supersedes in its entirety the risk factor “Conditions of franchise agreements could adversely affect us,” and the related discussion thereunder, which appears in the prospectus on page 28 under the heading “Risk Factors – Risks Related to Our Business.”

Conditions of franchise agreements could adversely affect us.

As of December 31, 2007, all of our wholly owned or partially owned properties were operated under franchises with nationally recognized franchisors including Marriott International, Inc., Hilton Hotels Corporation, Intercontinental Hotels Group PLC and Choice Hotels International. These agreements generally contain specific standards for, and restrictions and limitations on, the operation and maintenance of a hotel in order to maintain uniformity within the franchisor’s system. These standards are subject to change over time, in some cases at the discretion of the franchisor, and may restrict our ability to make improvements or modifications to a hotel without the consent of the franchisor. Conversely, these standards may require us to make certain improvements or modifications to a hotel, even if we do not believe the capital improvements are necessary or desirable or will result in an acceptable return on our investment. Compliance with these standards could require us to incur significant expenses or capital expenditures, all of which could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

These agreements also permit the franchisor to terminate the agreement in certain cases such as a failure to pay royalties and fees or perform our other covenants under the franchise agreement, bankruptcy, abandonment of the franchise, commission of a felony, assignment of the franchise without the consent of the franchisor or failure to comply with applicable law or maintain applicable standards in the operation and condition of the relevant hotel. If a franchise license terminates due to our failure to make required improvements or to otherwise comply with its terms, we may be liable to the franchisor for a termination payment. These payments vary. Also, these franchise agreements do not renew automatically. We received notice from a franchisor that the franchise license agreements for two hotels, aggregating 319 rooms, which expire in March 2009 and November 2010, will not be renewed. There can be no assurance that other licenses will be renewed upon the expiration thereof. The loss of a number of franchise licenses and the related termination payments could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

The following risk factor supersedes in its entirety the risk factor “We currently rely on one tenant for a significant portion of our revenue, and rental payment defaults by this significant tenant could adversely affect our results of operations,” and the related discussion thereunder, which appears in the prospectus on page 29 under the heading “Risk Factors – Risks Related to Our Business.”

 We currently rely on one tenant for a significant portion of our revenue, and rental payment defaults by this significant tenant could adversely affect our results of operations.

As of September 30, 2007, approximately 17% of our rental revenue was generated by the SBC Center in Hoffman Estates, Illinois, One AT&T Center in St. Louis, Missouri and AT&T Center in Cleveland, Ohio. One tenant, AT&T, Inc., leases 100% of the total gross leasable area of these three properties. As a result of the concentration of revenue generated from these properties, if AT&T were to cease paying rent or fulfilling its other monetary obligations, we could have significantly reduced rental revenues or higher expenses until the defaults were cured or the three properties were leased to a new tenant or tenants.

The following risk factor supersedes in its entirety the risk factor “Geographic concentration of our portfolio may make us particularly susceptible to adverse economic developments in the real estate markets of those areas,” and the related discussion thereunder, which appears in the prospectus on page 29 under the heading “Risk Factors – Risks Related to Our Business.”

Geographic concentration of our portfolio may make us particularly susceptible to adverse economic developments in the real estate markets of those areas.

In the event that we have a concentration of properties in a particular geographic area, our operating results and ability to make distributions are likely to be impacted by economic changes affecting the real estate markets in that area. A stockholder’s investment will be subject to greater risk to the extent that we lack a geographically diversified portfolio of properties. For example, as of September 30, 2007, approximately 5%, 7%, 12%, 14% and 15% of our base rental income of our consolidated portfolio, excluding our lodging facilities, was generated by properties located in the Dallas, Washington, D.C., Minneapolis, Chicago and Houston metropolitan areas, respectively.  Consequently, our financial condition and ability to make distributions could be materially and adversely affected by any significant adverse developments in those markets.

Additionally, at December 31, 2007, thirty-nine of our lodging facilities, or approximately 51% of our lodging portfolio, were located in the eight eastern seaboard states ranging from Connecticut to Florida, including thirteen hotels located in North Carolina.  Thus, adverse events in these areas, such as recessions, hurricanes or other natural disasters, could cause a loss of revenues from these hotels. Further, several of the hotels are located near the Atlantic Ocean and are exposed to more severe weather than hotels located inland. Elements such as salt water and humidity can increase or accelerate wear on the hotels’ weatherproofing and mechanical, electrical and other systems, and cause mold issues. As a result, we may incur additional operating costs and expenditures for capital improvements at these hotels.  This geographic concentration also exposes us to risks of oversupply and competition in these markets. Significant increases in the supply of certain property types, including hotels, without corresponding increases in demand could have a material adverse effect on our financial condition, results of operations and our ability to pay distributions to you.

The following risk factor supersedes in its entirety the risk factor “Although IREIC or its affiliates previously have agreed to forgo or defer advisor fees in an effort to maximize cash available for distribution by the other REITs sponsored by IREIC, our Business Manager is under no obligation, and may not agree, to continue to forgo or defer its business management fee,” and the related discussion thereunder, which appears in the prospectus on page 31 under the heading “Risk Factors – Risks Related to Our Business.”

Although IREIC or its affiliates previously have agreed to forgo or defer advisor fees in an effort to maximize cash available for distribution by the other REITs sponsored by IREIC, our Business Manager is under no obligation, and may not agree, to continue to forgo or defer its business management fee.

From time to time, IREIC or its affiliates have agreed to either forgo or defer a portion of the business management fee due them from the other REITs sponsored by our sponsor to ensure that each REIT generated sufficient cash from operating, investing and financing activities to pay distributions while continuing to raise capital and acquire properties. For the nine months ended September 30, 2007, we incurred business management fees of $9 million, or approximately 0.39% of our average invested assets on an annual basis, as well as investment advisory fees of approximately $1.6 million, together which are less than the full 1% fee that the Business Manager is entitled to receive. In each case, IREIC or its affiliates, including our Business Manager, determined the amounts that would be forgone or deferred in their sole discretion and, in some cases, were paid the deferred amounts in later periods. In the case of Inland Western Retail Real Estate Trust, Inc., or “Inland Western,” IREIC also advanced monies to Inland

Western to pay distributions. See “Prior Performance of IREIC Affiliates – Publicly Registered REITs” for a greater discussion of the amounts forgone, deferred or advanced.  There is no assurance that our Business Manager will continue to forgo or defer all or a portion of its business management fee during the periods that we are raising capital, which may affect our ability to pay distributions or have less cash available to acquire real estate assets.

SELECTED FINANCIAL DATA

This section supplements the discussion contained in the prospectus under the heading “Selected Financial Data,” which begins on page 45 of the prospectus.

The following table shows our consolidated selected financial data relating to the historical financial condition and results of operations. This selected data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes to the consolidated financial statements appearing elsewhere in this prospectus. All dollar amounts are stated in thousands, except per share amounts.

	As of September 30, 2007	As of September 30, 2006
	(Dollar amounts in thousands)

Total assets	$6,922,807	2,353,189

Mortgages, notes and margins payable	$2,108,961	835,411

	Nine Months Ended September 30, 2007	Nine Months Ended September 30, 2006
	(Dollar amounts in thousands)

Total income	$291,365	73,954

Total interest and dividend income	$64,922	13,221

Net income (loss) applicable to common shares	$52,113	(373)

Net income (loss) available to common stockholders per common share, basic and diluted (a)	$.15	(.01)

Distributions declared to common stockholders	$161,655	21,398

Distributions per common share (a)	$.45	.45

Funds From Operations (b)	$165,842	25,317

Cash flows provided by operating activities	$158,828	44,846

Cash flows used in investing activities	$(3,111,517)	(831,127)

Cash flows provided by financing activities	$3,529,673	1,105,061

Weighted average number of common shares outstanding, basic and diluted	353,783,448	47,631,587

(a)     The net income (loss) per basic and diluted share is based upon the weighted average number of common shares outstanding for the nine months ended September 30, 2007 and 2006. The distributions per common share are based upon the weighted average number of common shares outstanding for the nine months ended September 30, 2007 and 2006. See Footnote (b) below for information regarding our calculation of FFO.  Our distributions of our current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder’s basis in the shares to the extent thereof, and thereafter as taxable gain for tax purposes. Distributions in excess of earnings and profits have the effect of deferring taxation of the amount of the distributions until the sale of the stockholder’s shares. In order to maintain our qualification as a REIT, we must make annual distributions to stockholders of at least 90% of our REIT taxable income. REIT taxable income does not include net capital gains. Under certain circumstances, we may be required to make distributions in excess of cash available for distribution in order to meet the REIT distribution requirements.

(b)     One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Cash generated from operations is not equivalent to our net income from continuing operations as determined under U.S. generally accepted accounting principles, or GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a standard known as “Funds from Operations,” or “FFO,” which it believes more accurately reflects the operating performance of a REIT. As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization on real property and after adjustments for unconsolidated partnerships and joint ventures in which we hold an interest. We have adopted the NAREIT definition for computing FFO because management believes that, subject to the following limitations, FFO provides a basis for comparing our performance to those of other REITs. The calculation of FFO may vary from entity to entity because capitalization and expense policies tend to vary from entity to entity. Items that are capitalized do not impact FFO, whereas items that are expensed reduce FFO. Consequently, our presentation of FFO may not be comparable to other similarly-titled measures presented by other REITs. FFO is not intended to be an alternative to “net income” as an indicator of our operating performance nor to “cash flows from operating activities” as determined by GAAP as a measure of our capacity to pay distributions. We believe that FFO is a better measure of our performance because FFO excludes non-cash items from GAAP net income. This allows us to compare our relative property performance to determine our return on capital.  Management uses the calculation of FFO for several reasons. We use FFO to compare our performance to that of other REITs. Additionally, we use FFO in conjunction with our acquisition policy to determine investment capitalization strategy. FFO is calculated as follows:

		For the nine months ended September 30,	For the nine months ended September 30,
		2007	2006
		(In Thousands)
	Net income (loss) applicable to common shares	$52,113	(373)
Add:	Depreciation and amortization related to:
	investment properties	113,771	30,495
	income (loss) from investment in unconsolidated entities	1,744	—
Less:	Minority interests’ share of the above adjustment	1,786	4,805

	Funds from Operations	$165,842	25,317

The following table shows consolidated selected financial data relating to the historical financial condition and results of operations of Apple Hospitality Five, Inc., referred to herein as “Apple,” according to filings made by Apple with the SEC for the nine months ended September 30, 2006, for the years ended December 31, 2006, 2005, 2004 and 2003 and for the period from September 20, 2002 (date of inception) through December 31, 2002.  Apple was not required to file financial statements with the SEC for the nine months ended September 30, 2007.  This selected data should be read in conjunction with Apple’s consolidated financial statements and related notes to the consolidated financial statements appearing elsewhere in this prospectus. All dollar amounts are stated in thousands, except per share amounts.

	Nine months ended September 30, 2007	Nine months ended September 30, 2006
	(in thousands, except per share and statistical data)

Revenues:
Suite revenue	94,741	90,043
Other revenue	6,177	5,578
Reimbursed expenses	—	—

Total revenue	$100,918	95,621
Expenses:
Operating expense	22,720	22,166
Hotel administrative expense	8,056	7,830
Sales and marketing	6,647	6,418
Utilities	4,245	4,068
Repair & maintenance	5,104	4,129
Franchise fees	2,209	2,010
Management fees	5,233	4,330
Taxes, insurance and other	5,537	6,222
Reimbursed expenses	—	—
General and administrative	1,777	2,329
Transaction advisory expense	309	—
Depreciation expense	9,989	9,524

Total expenses	$71,826	69,026

Operating income	$29,092	26,595

Series B convertible preferred share expense	(31,982)	—
Other	—	241
Interest expense, net	(358)	(397)

Net income (loss)	$(3,248)	26,439

Per Share
Earnings per common share	$0.07	0.59
Distributions paid to common shareholders	$ N/A	0.67
Weighted-average common shares outstanding-basic and diluted	45,115	45,096

Balance Sheet Data (at end of period)
Cash and cash equivalents	$78,898	1,353
Investment in hotels, net	$349,028	398,973
Total assets	$439,659	409,890
Notes payable-secured	$4,435	4,517
Shareholders’ equity	$436,355	402,996

Other Data
Cash flow from:
Operating activities	$37,014	34,338
Investing activities	$77,108	(3,623)
Financing activities	$(35,971)	(30,444)
Number of hotels owned at end of period	27	28

Average Daily Rate (ADR) (c)	$117.80	114
Occupancy %	77	77
Revenue Per Available Room (RevPAR) (d)	$90.84	88

	Year Ended December 31, 2006	Year Ended December 31, 2005	Year Ended December 31, 2004	Year Ended December 31, 2003	For the period September 20, 2002 (date of inception) through December 31, 2002 (b)
	(in thousands, except per share and statistical data)
Revenues:
Suite revenue	$117,470	102,329	83,588	31,204	—
Other revenue	7,899	7,084	6,672	1,926	—

Total revenue	125,369	109,413	90,260	33,130	—
Expenses:
Hotel operating expenses	67,507	61,430	50,926	17,977	—
Taxes, insurance and other	8,100	6,970	6,095	2,070	3
General and administrative	3,274	2,807	2,086	897	2
Depreciation	12,856	11,187	9,452	4,001	—
Interest and other expenses, net	(134)	(127)	(421)	33	—

Total expenses	91,603	82,267	68,138	24,978	5

Net income (loss)	$33,766	27,146	22,122	8,152	(5)

Per Share
Earnings per common share	$0.75	0.6	0.5	0.46	—
Distributions paid to common shareholders	$0.9	0.88	0.88	0.88	—
Weighted-average common shares outstanding-basic and diluted	45,100	45,198	44,524	17,686	—

Balance Sheet Data (at end of period)
Cash and cash equivalents	$747	1,082	38,630	23,820	3
Investment in hotels, net	$398,461	401,732	377,428	320,897	—
Total assets	$407,808	413,447	427,275	354,079	564
Notes payable-secured	$4,497	4,575	4,646	4,705	—
Shareholders’ equity	$400,016	406,886	421,624	348,594	(19)
Net book value per common share	$8.85	9	9.28	9.6	—

Other Data
Cash flow from:
Operating activities	$47,008	38,504	30,955	10,656	(5)
Investing activities	$(6,572)	(34,097)	(66,993)	(327,470)	(3)
Financing activities	$(40,771)	(41,955)	50,848	340,631	(13)
Number of hotels owned at end of period	28	28	27	22	—
Average Daily Rate (ADR) (c)	$114	104	99	91	—
Occupancy %	76	75	73	73	—
Revenue Per Available Room (RevPAR) (d)	$86	78	73	66	—

Funds From Operations Calculation
Net income	$33,766	27,146	22,122	8,152	(5)
Depreciation of real estate owned less gain on sale of depreciable asset	12,516	10,916	9,168	3,850	—

Funds from operations (a)	$46,282	38,062	31,290	12,002	(5)

 (a) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles—GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. Apple considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of Apple’s activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs.

(b) Apple was formed on September 20, 2002 and commenced operations on January 3, 2003.

(c) Room revenue divided by number of rooms sold.

(d) ADR multiplied by occupancy.

The following table reflects the combined consolidated selected financial data relating to the historical financial condition and results of operations of RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P. (together referred to as the “RLJ Funds”).   Substantially all of the RLJ Funds’ assets are held by, and all of their operations are conducted through, Lodging Master or a wholly-owned subsidiary of Lodging Master.  Because the RLJ Funds serve as the ultimate corporate parent of Lodging Master and do not hold any substantial assets outside of this entity, our management believes that it is appropriate to provide selected financial data for the RLJ Funds rather than the entity we propose to acquire. This selected data should be read in conjunction with the RLJ Funds’ combined consolidated financial statements and related notes to the combined consolidated financial statements appearing elsewhere in this prospectus. All dollar amounts are stated in thousands, except per share amounts.

	Nine months ended September 30, 2007	Nine months ended September 30, 2006
	(in thousands, except per share and statistical data)

Revenues:
Room revenue	101,770	78,204
Other operating department revenue	16,651	14,810
Other income	811	1,136

Total revenue	$119,232	94,150

Expenses:
Operating expense	68,893	56,429
Depreciation and other amortization	18,352	12,440
Real estate and personal property tax, ground rent and insurance	5,834	4,844
General and administrative	952	759

Total expenses	$94,031	74,472

Operating income	$25,201	19,678

Other income/(expense)	(35)	18
Interest income	524	308
Interest expense	(18,785)	(15,707)

Income before discontinued operations	$6,905	4,297

Income from discontinued operations	248	9,709

Net income	$7,153	14,006

Balance Sheet Data (at end of period)
Cash and cash equivalents	$15,238	17,011
Investment in hotels, net	$602,426	653,397
Total assets	$640,016	695,477
Borrowings under credit facility	$5,026	6,259
Mortgage loans	$412,034	440,933
Partners’ equity	$201,114	228,614

Other Data
Cash flow from:
Operating activities	$25,263	22,759
Investing activities	$(105,907)	(105,358)
Financing activities	$75,859	83,953
Number of hotels owned at end of period	22	22
Average Daily Rate (ADR) (b)	$140.47	129.93
Occupancy %	76.3%	75.2%
Revenue Per Available Room (RevPAR) (c)	$107.18	97.74

	Year Ended December 31, 2006	Year Ended December 31, 2005	For the period August 26, 2004 (date of inception) through December 31, 2004 (a)
	(in thousands, except per share and statistical data)
Revenues:
Room revenue	$108,854	35,318	768
Other operating department revenue	20,599	10,542	588
Other income	1,543	559`	—

Total revenue	130,996	46,419	1,356

Expenses:
Operating expense	78,805	31,523	1,181
Depreciation and other amortization	17,737	5,414	205
Real estate and personal property tax, ground rent and insurance	6,420	2,239	74
General and administrative	1,122	766	957

Total expenses	$104,084	39,942	2,417

Operating income	$26,912	6,477	22,122

Other income/(expense)	98	(58)	—
Interest income	599	194	—
Interest expense	(21,719)	(8,397)	(483)

Income (loss) before discontinued operations	$5,890	(1,784)	(1,544)

Income from discontinued operations	80,437	3,685	(116)

Net income	$86,327	1,901	(1,660)

Balance Sheet Data (at end of period)
Cash and cash equivalents	$20,023	15,657	2,602
Investment in hotels, net	$514,732	550,454	122,170
Total assets	$554,074	595,292	129,068
Borrowings under credit facility	$1,696	9,500	49,975
Mortgage loans	$350,196	363,699	77,700
Partners’ equity	$184,117	202,811	(1,301)

Other Data
Cash flow from:
Operating activities	$36,104	4,801	(1,519)
Investing activities	$94,495	(416,579)	(122,431)
Financing activities	$(126,233)	424,833	126,552
Number of hotels owned at end of period	18	18	3
Average Daily Rate (ADR) (b)	$140.76	125.84	119.07
Occupancy %	73.2	74.8	72.4
Revenue Per Available Room (RevPAR) (c)	$103.08	94.17	86.18

(a)   RLJ Urban Lodging Fund, L.P. was formed on August 26, 2004 and RLJ Urban Lodging Fund (P.F.# 1) was formed on November 4, 2004.

(b)   Room revenue divided by number of rooms sold.

(c)   ADR multiplied by occupancy.

CAPITALIZATION

This section supplements the discussion contained in the prospectus under the heading “Capitalization,” which begins on page 47 of the prospectus.

The following table sets forth our capitalization as of September 30, 2007.  The table does not include shares of common stock issuable upon the exercise of options that may be, but have not been, granted under our independent director stock option plan. The information set forth in the following table should be read in conjunction with our historical financial statements included elsewhere in this prospectus and the discussion set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources.”

September 30, 2007
(In Thousands)
Debt:
Mortgages, notes and margins payable	$2,108,961
Stockholders Equity:
Preferred Stock, $0.001 Par Value, 40,000,000 Shares Authorized, None Outstanding	—
Common Stock, $0.001 Par Value, 1,460,000,000 shares authorized, 496,849,473 shares issued and outstanding as of September 30, 2007	497
Additional Paid-In Capital (1)	4,446,907
Accumulated distributions in excess of net income (loss)	(150,743)
Accumulated other comprehensive income	(15,903)
Total Stockholders’ Equity:	4,280,758

Total Capitalization:	$6,389,719

(1)   Additional paid-in capital is net of offering costs of $508,337 as of September 30, 2007, of which $483,739 was paid or accrued to affiliates as of September 30, 2007.

COMPENSATION TABLE

Nonsubordinated Payments - Operational Stage

This subsection supplements the discussion contained in the prospectus under the heading “Compensation Table — Nonsubordinated Payments,” which begins on page 48 of the prospectus, and all similar discussions appearing throughout the prospectus.

OTHER OPERATIONAL EXPENSES

Type of Compensation and Recipient	Method of Compensation	Estimated Amount

We pay Inland Investment Advisors, Inc. a monthly fee for providing investment advisory services in connection with our investments in marketable securities.

We pay fees on a monthly basis totaling 1% on an annnualized basis of the first $10 million of marketable securities under management, 0.90% on an annnualized basis of marketable securities from $10 million to $25 million, 0.80% on an annnualized basis of marketable securities from $25 million to $50 million and 0.75% on an annnualized basis of the remaining balance. Notwithstanding the above, the total annual fees paid to Inland Investment Advisors plus the annual business management fee paid to our Business Manager may not exceed the amounts we may pay as the annual business management fee.

The actual amount depends on the total amount of marketable securities under management and cannot be determined at this time.

Actual Compensation

This subsection supplements the discussion contained in the prospectus under the heading “Compensation Table – Actual Compensation,” which begins on page 58 of the prospectus.

Our Business Manager has agreed to pay all organization and offering expenses (excluding selling commissions and the marketing contribution and the due diligence expense allowance) in excess of 4.5% of the gross offering proceeds.  Our Business Manager also has agreed to pay all organization and offering expenses, including selling commissions and the other fees payable to Inland Securities, in excess of 15% of the gross offering proceeds. We anticipate that these costs will not exceed these limitations upon completion of the offering.

We have paid or incurred the following operating expenses in connection with our operational stage activities (all dollar amounts are rounded to the nearest thousand):

Operational Stage	For the nine months ended September 30, 2007
Acquisition expenses	$2,553,000
Acquisition fees	20,120,000
Property management fees	11,046,000
Oversight fees	—
Interest expense	—
Service fee associated with purchasing, selling and servicing mortgages	1,559,000
Ancillary services reimbursements	2,495,000
Business management fees(1)	9,000,000
Investment advisor fees	1,588,000
Incentive fees	—
Total operating fees and expenses:(2)	$48,361,000

(1)   Our Business Manager is entitled to receive a business management fee of up to 1% of our average invested assets, payable quarterly in an amount equal to 0.25% of the average invested assets as of the last day of the immediately preceding quarter. For the nine months ended September 30, 2007, our average invested assets were approximately $5.4 billion. For the period indicated, the Business Manager agreed to waive all fees allowed but not taken to which it was entitled, except for the $9 million business management fee and approximately $1.6 million investment advisor fee that were paid.

(2)   Our total operating expenses did not exceed the 2% or 25% limitations for the nine months ended September 30, 2007, and therefore the Business Manager has not been required to reimburse us for any excess amounts.

We have not sold any properties and, therefore, we have not paid or incurred any disposition fees for the period from October 4, 2004 (inception) through September 30, 2007.

USE OF PROCEEDS

This section supersedes the discussion contained in the prospectus under the heading “Estimated Use of Proceeds,” which begins on page 59 of the prospectus.

The amounts reflected in the “Estimated Proceeds” columns below represent our good faith estimate of the use of offering proceeds assuming we sell 500,000,000 shares in the “best efforts” portion of the offering at $10.00 per share. The “Actual Proceeds” columns reflect our actual use of offering proceeds through September 30, 2007.

Organization and offering expenses may not be greater than 15% of the “Gross Offering Proceeds.” The “Estimated Proceeds” columns may not accurately reflect the actual receipt or application of the offering proceeds. Although we estimate total organization and offering expenses will be less than the total permitted in the case of the “maximum offering,” actual organization and offering expenses may total 15% of the gross offering proceeds. In addition, the “Estimated Proceeds” columns do not give effect to any special sales or volume discounts which could reduce selling commissions.  Moreover, we do not pay commissions in connection with shares of common stock issued through our distribution reinvestment plan.

	Estimated Proceeds		Actual Proceeds as of September 30, 2007
	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$5,000,000,000	100.00%	$182,218,596	100.00%
Less Expenses:
Selling Commissions	$375,000,000	7.50%	$10,001,061	5.49%
Marketing Contribution	$125,000,000	2.50%	$3,564,975	1.96%
Due Diligence Expense Allowance	$25,000,000	0.50%	$712,995	0.39%
Organization and Offering Expenses (1)	$50,500,000	1.01%	$4,048,630	2.22%
TOTAL EXPENSES:	$575,500,000	11.51%	$18,327,661	10.06%
Gross Amount Available	$4,424,500,000	88.49%	$163,890,934	89.94%
Less:
Acquisition Expenses (2)	$25,000,000	0.50%	—	0.00%
NET CASH AVAILABLE FOR ADDITIONAL INVESTMENT:	$4,399,500,000	87.99%	$163,890,934	89.94%

(1)  Organization and offering expenses include amounts for SEC registration fees, NASD filing fees, printing and mailing expenses, blue sky fees and expenses, legal fees and expenses, accounting fees and expenses, advertising and sales literature, transfer agent fees, data processing fees, bank fees and other administrative expenses of the offering.

(2)  The amount of acquisition expenses depends on numerous factors including the type of real estate asset acquired, the aggregate purchase price paid to acquire the real estate asset, the number of real estate assets acquired and the type of consideration, cash or common stock, used to pay the fees and expenses. Because our initial offering concluded on August 31, 2007, none of the acquisition expenses set forth in this table are attributable to our follow-on offering.

PRIOR PERFORMANCE OF IREIC AFFILIATES

Prior Investment Programs

This discussion supplements the discussion contained in the prospectus under the heading “Prior Performance of IREIC Affiliates – Prior Investment Programs,” which begins on page 60 of the prospectus.

During the ten year period ending September 30, 2007, IREIC and its affiliates have sponsored three other REITs and sixty-eight real estate exchange private placements, which altogether have raised more than $8.65 billion from over 206,600 investors in offerings for which Inland Securities has served as dealer manager. During that period, Inland Western Retail Real Estate Trust, Inc., Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc., the other REITs sponsored by IREIC, the latter two of which are self-administered REITs, raised approximately $7.6 billion from over 195,100 investors. Inland Western Retail Real Estate Trust, Inc. and Inland Real Estate Corporation have investment objectives similar to ours in that they seek to invest in real estate that produces both current income and long-term capital appreciation for stockholders. Each of these entities, however, invests solely in retail shopping centers (generally neighborhood and community centers) and single tenant net-leased properties located throughout the United States, although Inland Real Estate Corporation has, to date, generally limited its focus to properties located within 400 miles of Oak Brook, Illinois. Although we too purchase retail shopping centers and single tenant net-leased properties, our investment policies and strategies are much broader and do not limit our acquisitions to a specific type of real estate asset or geographic area. Another entity sponsored by IREIC, Inland Real Estate Exchange Corporation, offers real estate exchange transactions, on a private basis, designed, among other things, to provide replacement properties for persons wishing to complete an IRS Section 1031 real estate exchange. Thus, these private placement programs do not have investment objectives similar to ours. However, these private placement programs have owned real estate assets similar to those that we may seek to acquire, including industrial buildings, shopping centers, office buildings and other retail buildings. Unlike us, none of the prior programs sponsored by IREIC or its affiliates had a policy or strategy of acquiring controlling interests in REITs or other real estate operating companies. The three REITs that seek current income and capital appreciation represent approximately 94% of the aggregate amount raised in offerings for which Inland Securities has served as dealer manager, approximately 99% of the aggregate number of investors, approximately 93% of properties purchased and approximately 93% of the aggregate cost of the properties purchased by the prior programs sponsored by IREIC and its affiliates.

With respect to the disclosures set forth herein, we have not provided information for Inland Retail Real Estate Trust, Inc., or IRRETI, at or for the nine months ended September 30, 2007. On February 27, 2007, IRRETI and Developers Diversified Realty Corporation (“DDR”) consummated the transactions contemplated by the Agreement and Plan of Merger, dated October 20, 2006, among DDR, a subsidiary of the DDR and IRRETI. Pursuant to the agreement, DDR acquired IRRETI for a total merger consideration of $14.00 per share plus accrued but unpaid dividends for the month of February in cash, prorated in accordance with the agreement. DDR elected to pay the merger consideration to the IRRETI stockholders through combination of $12.50 in cash and $1.50 in common shares of DDR, which equates to a 0.021569 common share of DDR. The transaction had a total enterprise value of approximately $6.2 billion. No further information regarding IRRETI is available.

Summary Information

This discussion supplements the discussion contained in the prospectus under the heading “Prior Performance of IREIC Affiliates – Summary Information,” which begins on page 61 of the prospectus.

The table below provides summarized information concerning prior programs sponsored by IREIC or its affiliates, with the exception of Inland Retail Real Estate Trust, Inc., for the ten year period ending September 30, 2007, and is qualified in its entirety by reference to the introductory discussion above and the detailed information appearing in the Prior Performance Tables in Appendix A of the prospectus. With respect to Inland Retail Real Estate Trust, Inc., information is presented for the ten year period ended September 30, 2006. This information set forth in this table, and in the narrative that follows, represents capital raised by these prior programs only through offerings for which Inland Securities has served as dealer manager. All information regarding Inland Western Retail Real Estate Trust, Inc., Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. is derived from the public filings by these entities. WE ARE NOT, BY INCLUDING THESE TABLES, IMPLYING THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE TABLES BECAUSE OUR YIELD, CASH AVAILABLE FOR DISTRIBUTION AND OTHER FACTORS MAY BE SUBSTANTIALLY DIFFERENT. ACQUIRING OUR SHARES WILL NOT GIVE YOU ANY INTEREST IN ANY PRIOR PROGRAM.

	Inland Western Retail Real Estate Trust, Inc. REIT Program as of September 30, 2007	Inland Retail Real Estate Trust, Inc. REIT Program as of September 30, 2006	Inland Real Estate Corporation REIT Program as of September 30, 2007 (1)	Inland Real Estate Exchange Private Placement Offerings as of September 30, 2007

Number of programs sponsored	1	1	1	67
Aggregate amount raised from investors	$4,516,878,000	2,424,515,000	721,993.000	580,182,000
Approximate aggregate number of investors	114,900	57,600	22,000	1,300
Number of properties purchased	305	287	170	62
Aggregate cost of properties	$7,808,015,720	4,138,046,000	1,767,162,000	1,192,074,000
Number of mortgages/notes receivable	6	0	0	0
Principal amount of mortgages/notes receivable	$34,077,000	0	0	0
Percentage of properties (based on cost) that were:
Commercial—
Retail	70.00%	89.00%	84.00%	32.00%
Single-user net lease	30.00%	11.00%	16.00%	12.00%
Nursing homes	0.00%	0.00%	0.00%	0.00%
Offices	0.00%	0.00%	0.00%	42.00%
Industrial	0.00%	0.00%	0.00%	14.00%
Health clubs	0.00%	0.00%	0.00%	0.00%
Mini-storage	0.00%	0.00%	0.00%	0.00%
Total commercial	100.00%	100.00%	100.00%	100.00%
Multi-family residential	0.00%	0.00%	0.00%	0.00%
Land	0.00%	0.00%	0.00%	0.00%

Percentage of properties (based on cost) that were:
Newly constructed (within a year of acquisition)	38.00%	39.00%	36.00%	25.00%
Existing construction	62.00%	61.00%	64.00%	75.00%

Number of properties sold in whole or in part	7	13	21	1

Number of properties exchanged	0	0	0	0

(1)

On November 13, 2006, Inland Real Estate Corporation, or IRC, issued $180 million aggregate principal amount of its 4.625% convertible senior notes due 2026, which included the exercise by the initial purchasers of their option to purchase an additional $10 million to cover over-allotments. IRC received net proceeds of approximately $177.3 million after deducting selling discounts and commission. IRC used the net proceeds from the offering to repurchase 2,776,000 shares of its common stock at a price equal to $18.01 per share (approximately $50 million in the aggregate concurrently with the closing of the offering. Neither Inland Securities nor any Inland affiliate received any fees in connection with this private placement. Accordingly, information regarding this private placement has been excluded from the table and the narrative below.)

During the three years prior to September 30, 2007, Inland Western Retail Real Estate Trust, Inc. purchased 244 properties and Inland Real Estate Corporation purchased seventeen commercial properties. During the three years prior to September 30, 2006, Inland Retail Real Estate Trust, Inc. purchased sixty-eight commercial properties. Upon written request, you may obtain, without charge, a copy of Table VI filed with the Securities and Exchange Commission in Part II of our registration statement. Table VI provides more information about these acquisitions. In addition, upon written request, you may obtain, without charge, a copy of the most recent Form 10-K annual report filed with the Securities and Exchange Commission by any of these REITs within the last twenty-four months. We will provide exhibits to each such Form 10-K upon payment of a reasonable fee for copying and mailing expenses.

Publicly Registered REITs

This discussion supplements the discussion contained in the prospectus under the heading “Prior Performance of IREIC Affiliates – Publicly Registered REITs,” which begins on page 63 of the prospectus.

Inland Real Estate Corporation was formed in May 1994. Through a total of four public offerings, the last of which was completed in 1998, Inland Real Estate Corporation, which we refer to herein as IRC, sold a total of 51.6 million shares of common stock. In addition, through September 30, 2007, IRC had issued approximately 15.6 million shares of common stock through its distribution reinvestment program and repurchased approximately 5.3 million shares of common stock through its share repurchase program. As a result, IRC has realized total gross offering proceeds of approximately $671.9 million as of September 30, 2007. On June 9, 2004, IRC listed its shares on the New York Stock Exchange and began trading under the ticker “IRC”. On December 10, 2007, the closing price of the stock on the New York Stock Exchange was $15.14 per share.

IRC focuses on purchasing shopping centers that provide convenience goods, personal services, wearing apparel and hardware and appliances. All of its centers are located within an approximate 400-mile radius of its headquarters in Oak Brook, Illinois. IRC seeks to provide stockholders with regular cash distributions and a hedge against inflation through capital appreciation. IRC also may acquire single-user retail properties throughout the United States. As of September 30, 2007, the properties owned by IRC were generating sufficient cash flow to pay operating expenses and an annual cash distribution of $0.98 per share, equal portions of which are paid monthly.

As of September 30, 2007, IRC owned 149 properties for an aggregate purchase price of approximately $1.8 billion. These properties were purchased in part with proceeds received from the above described offerings of shares of its common stock, borrowings secured by its properties and draws on its line of credit or sales proceeds from previous sales of properties. As of September 30, 2007, IRC had debt of approximately $599.9 million secured by its properties and had $80 million outstanding through an unsecured line of credit.

On July 1, 2000, IRC became a self-administered REIT by acquiring, through merger, Inland Real Estate Advisory Services, Inc., its advisor, and Inland Commercial Property Management, Inc., its

property manager. As a result of the merger, IREIC, the sole stockholder of the advisor, and The Inland Property Management Group, Inc., the sole stockholder of its property manager, received an aggregate of approximately 6.2 million shares of IRC’s common stock valued at $11.00 per share, or approximately 9% of its common stock.

Inland Western Retail Real Estate Trust, Inc. was formed in March 2003. Through a total of two public offerings, the last of which was completed in 2005, Inland Western Retail Real Estate Trust, Inc., which we refer to herein as Inland Western, sold a total of approximately 422 million shares of its common stock. In addition, through September 30, 2007, Inland Western had issued approximately 43 million shares through its distribution reinvestment program and had repurchased approximately 12 million shares through its share repurchase program. As a result, Inland Western has realized total gross offering proceeds of approximately $4.5 billion as of September 30, 2007.

Inland Western focuses on purchasing multi-tenant shopping centers and single-user net lease properties in locations throughout the United States. Inland Western seeks to provide investors with regular cash distributions and a hedge against inflation through capital appreciation. As of September 30, 2007, the properties owned by Inland Western were generating sufficient cash flow to pay operating expenses and an annualized cash distribution of $0.6425 per share, a portion of which is paid monthly.

As of September 30, 2007, Inland Western owned 305 properties for an aggregate purchase price of approximately $7.8 billion. These properties were purchased with proceeds received from the above described offering of shares of its common stock and financings. As of September 30, 2007, Inland Western had borrowed approximately $4.2 billion secured by its properties.

On November 15, 2007, Inland Western became a self-administered REIT by acquiring, through merger, Inland Western Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southwest Management Corp., Inland Northwest Management Corp., Inland Western Management Corp., its property managers. As a result of the merger, Inland Western issued to our sponsor, IREIC, the sole stockholder of the business manager and advisor, and the stockholders of the property managers, an aggregate of approximately 37.5 million shares of IRRETI’s common stock, valued at $10.00 per share for purposes of the merger agreement, or approximately 7.7% of its common stock.

On November 1, 2007, a single stockholder filed an action and derivative complaint in the United States District Court for the Northern District of Illinois against, among others, Inland Western, our sponsor, The Inland Group, Inc. and Mr. Parks and Ms. Gujral, each of whom serve as our directors, as well as the other directors of Inland Western. The complaint relates to the proxy statement filed by Inland Western on September 10, 2007, in which Inland Western was seeking stockholder approval of the internalization merger. The action seeks class status on behalf of all Inland Western stockholders entitled to vote at the stockholder meeting. The complaint alleges, among other things, (i) that the proxy statement contains materially false and misleading information or fails to state material facts, including that Inland Western had overpaid its business manager and that the fees paid to its property managers were not calculated in compliance with the terms of their governing contracts and (ii) that the individual defendants specified in the complaint, including the directors of Inland Western and certain others, breached their fiduciary duties to the class and to Inland Western. The complaint seeks, among other things, unspecified monetary damages and nullification of the proposed Inland Western merger. We have been advised that the defendants named in the lawsuit, including Inland Western, vigorously deny the allegations and have retained counsel.

The following tables summarize distributions paid by IRC and Inland Western from the date each was formed or commenced its offering through September 30, 2007. The rate at which each company raises capital, acquires properties and generates cash from all sources determines the amount of cash available for distribution. As described in more detail below, IREIC or its affiliates agreed, from time to time, to either forgo or defer all or a portion of the business management and advisory fees due them to increase the amount of cash available to pay distributions while each REIT raised capital and acquired properties. As described below, IREIC also advanced monies to Inland Western to pay distributions. Inland Western has since repaid these advances. With respect to IRC, from 1995 through 2000, IREIC or its affiliates agreed to forgo approximately $10.5 million in advisor fees. With respect to IRRETI, from 1999 through 2004, IREIC or its affiliates agreed to forgo approximately $3.2 million and deferred an additional $13.1 million in advisor fees. As of December 31, 2004, IRRETI had paid IREIC or its affiliates all deferred advisor fees. With respect to Inland Western, since 2003 through September 30, 2007, IREIC or its affiliates received approximately $79.4 million in advisor fees and agreed to forgo an additional $123.7 million. During this time, IREIC also advanced funds to Inland Western to pay distributions. In 2003 and 2004, Inland Western received approximately $1.2 million and $4.7 million, respectively, for an aggregate amount of approximately $5.9 million. IREIC forgave approximately $2.4 million of this amount, which is included as “additional paid in capital” in Inland Western’s financial statements, and Inland Western had repaid the remaining $3.5 million.

In each case, if IREIC or its affiliates had not agreed to forgo or defer all or a portion of the advisor fee, or, in the case of Inland Western, advance monies to pay distributions, the aggregate amount of distributions made by each REIT may have been reduced or the REIT would have likely had to decrease the number of properties acquired or the pace at which it acquired properties. For the nine months ended September 30, 2007, we incurred business management fees of $9 million, or approximately 0.17% of our average invested assets on an annual basis, as well as investment advisory fees of approximately $1.588 million, together which are less than the full 1% fee that the Business Manager is entitled to receive. Our Business Manager may agree to forgo or defer all or a portion of its business management fee during the periods that we are raising capital and acquiring real estate assets with this capital. Our Business Manager is not, however, obligated to continue foregoing any portion of this fee, thus we may pay less in distributions or have less cash available to acquire real estate assets. See “Risk Factors – Risks Related to Our Business” for a discussion of risks associated with the availability and timing of our cash distributions.

Inland Real Estate Corporation – Last Offering By Inland Securities Completed In 1998

	Total Distribution	Ordinary Income(1)	Non Taxable Distribution(2)	Capital Gain Distribution(3)	Total Distributions per Share
	$	$	$	$	$
1995	736,627	694,213	42,414	—	.76
1996	3,704,943	3,093,525	611,418	—	.82
1997	13,127,597	9,739,233	3,388,364	—	.86
1998	35,443,213	27,015,143	8,428,070	—	.88
1999	48,379,621	35,640,732	12,738,889	—	.89
2000	52,964,010	40,445,730	12,518,280	—	.90
2001	58,791,604	45,754,604	12,662,414	374,586.93
2002	60,090,685	41,579,944	18,315,640	195,101.94
2003	61,165,608	47,254,096	13,577,679	333,833.94
2004	62,586,577	53,458,760	7,883,026	1,244,791.94
2005 (4)	58,867,790	57,502,980	—	1,364,810.87
2006 (5)	64,689,179	55,737,360	8,520,125	431,694.96
2007	47,750,000	47,750,000	—	—	.73
	568,297,454	465,666,320	98,686,319	3,944,815

(1)                   The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.

(2)                   Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

(3)                   Represents a capital gain distribution for federal income tax purposes.

(4)                   For the year ended December 31, 2005, IRC declared distributions of $0.95 per diluted weighted average number of shares outstanding and distributed $0.87 per share for the eleven-month period February 17, 2005 through December 19, 2005. The distribution declared on December 20, 2005 with a record date of January 3, 2006 and payment date of January 17, 2006 is reportable for tax purposes in 2006 and is not reflected in the 2005 calculation.

(5)                   The December distribution declared on December 20, 2006, with a record date of January 2, 2007 and payment date of January 17, 2007, is reportable for tax purposes in 2007 and is not reflected in the 2006 calculation.

Inland Western Retail Real Estate Trust, Inc. – Last Offering By Inland Securities Completed In 2005

	Total Distribution	Ordinary Income(1)	Non Taxable Distribution(2)	Capital Gain Distribution(3)	Total Distributions per Share
	$	$	$	$	$
2003	358,000	—	358,000	—	.13	(4)
2004	54,542,000	29,998,000	24,544,000	—	.66
2005	211,327,000	114,117,000	97,210,000	—	.64
2006	283,769,000	128,962,000	154,807,000	—	.64
2007	216,573,000	216,573,000	—	—	.48
	766,569,000	489,650,000	276,919,000	—

(1)                   The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.

(2)                   Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

(3)                   Represents a capital gain distribution for federal income tax purposes.

(4)                   Inland Western began paying monthly distributions in November 2003. This amount represents total distributions per share paid during the period from November 2003 through December 2003.

The following table summarizes the yield on initial principal investment that investors would have realized if they had reinvested their distributions at the discounted share price provided in the distribution reinvestment program of the three REITs previously sponsored by IREIC. Yields are calculated from the commencement date of each REIT’s initial public offering and are based on the actual amount of distributions made since that date. All calculations assume an initial principal investment of $10,000.00 and that distributions were reinvested through the distribution reinvestment program (DRP) offered by each REIT. The dollar amount of each periodic distribution was calculated based on the cumulative number of shares owned at the time of the distribution and the actual distribution per share. The resulting amount was divided by the actual DRP share price at the time of the distribution to determine the number of additional shares purchased through the DRP. These additional shares were then added to the cumulative number of shares owned immediately prior to the distribution.

Cumulative Compounded Yield on Initial Principal Investment

As of December 31,	IRC (1)		IRRETI (2)	Inland Western (3)
1994	0.00	%(4)	N/A	N/A
1995	8.45%		N/A	N/A
1996	9.55%		N/A	N/A
1997	11.00%		N/A	N/A

As of December 31,	IRC (1)	IRRETI (2)		Inland Western (3)
1998	12.14%	N/A		N/A
1999	13.36%	7.79	%(5)	N/A
2000	14.99%	9.00%		N/A
2001	17.88%	9.92%		N/A
2002	18.35%	11.07%		N/A
2003	20.07%	12.08%		4.97	%(6)
2004	21.71%	13.18%		6.91%
2005	23.99%	14.32%		7.32%
2006	25.50%	N/A	%(7)	7.94%

(1)     IRC sold shares for $10.00 per share from October 1994 through March 1998 in offerings for which Inland Securities has served as dealer manager. During this time, the DRP purchase price was $9.05 per share. From April 1998 through December 1998, IRC sold shares for $11.00 per share. During that time and through May 2004, the DRP purchase price was $10.50 per share. In June 2004, IRC became publicly traded. Since then, the DRP share price has been calculated as the average of the opening and closing share prices for the five days immediately preceding the payment of the monthly distribution. This price is calculated on a monthly basis. As of December 31, 2005, the DRP purchase price was $15.10 per share. As of September 30, 2007, the DRP purchase price per share was $15.49.

(2)     IRRETI sold shares from February 1999 through May 2003 at a price of $10.00 per share in offerings for which Inland Securities has served as dealer manager. During that time and through December 31, 2005, the DRP purchase price was $10.25 per share. As of September 30, 2006, the DRP purchase price per share was $11.00.

(3)     Inland Western commenced selling shares in September 2003 at a price of $10.00 per share in offerings for which Inland Securities has served as dealer manager. During that time and through December 31, 2005, the DRP purchase price was $9.50 per share. As of September 30, 2007, the DRP purchase price per share was $10.00.

(4)     Although IRC began selling shares in October 1994, it did not acquire its first property until January 1995 and did not make distributions in 1994. During 1995, IRC paid three quarterly distributions and began paying monthly distributions in November 1995.

(5)     IRRETI began paying monthly distributions in June 1999. This represents the annualized cumulative compounded yield on principal investment for the period from June 1999 through December 1999.

(6)     Inland Western began paying monthly distributions in November 2003. This represents the annualized cumulative compounded yield on principal investment for the period from November 2003 through December 2003.

(7)     Because of the acquisition by DDR, this information is not available for IRRETI as of December 31, 2006.

As discussed above, from time to time, IREIC or its affiliates agreed to either forgo or defer all or a portion of the advisor fee in an effort to increase cash available for distributions by each REIT. In the case of Inland Western, IREIC also advanced amounts to Inland Western to fund distributions. In each case, if IREIC or its affiliates had not agreed to forgo or defer all or a portion of the advisor fee, or, in the case of Inland Western, advance funds to fund distributions, the aggregate amount of distributions made by each REIT would have been reduced, dollar for dollar, by the amounts forgone, deferred or advanced. If this had occurred, the corresponding reduction in the aggregate amount of distributions made by each REIT would have resulted in a cumulative compounded yield on initial principal investment lower than as set forth for each REIT in the table above.

Private Partnerships

This discussion supplements the discussion contained in the prospectus under the heading “Prior Performance of IREIC Affiliates – Private Partnerships,” which begins on page 69 of the prospectus.

Through September 30, 2007, affiliates of IREIC have sponsored 514 private placement limited partnerships which have raised more than $524.2 million from approximately 17,000 investors and invested in properties for an aggregate price of more than $1 billion in cash and notes. Of the 522 properties purchased, 93% have been located in Illinois. Approximately 90% of the funds were invested in apartment buildings, 6% in shopping centers, 2% in office buildings and 2% in other properties. Including sales to affiliates, 494 partnerships have sold their original property investments. Officers and employees of IREIC and its affiliates invested more than $17 million in these limited partnerships.

From October 1, 1997 through September 30, 2007, investors in these private partnerships have received total distributions in excess of $525 million consisting of cash flow from partnership operations, interest earnings, sales and refinancing proceeds and cash received from the course of property exchanges.

1031 Exchange Private Placement Offering Program

This discussion supplements the discussion contained in the prospectus under the heading “Prior Performance of IREIC Affiliates – 1031 Exchange Private Placement Offering Program,” which begins on page 70 of the prospectus.

In March 2001, IREIC formed Inland Real Estate Exchange Corporation, or IREX, to, among other things, provide replacement properties for people wishing to complete an IRS Section 1031 real estate exchange. Through September 30, 2007, IREX has offered the sale of sixty-seven properties with a total property value of approximately $1.2 billion.

Taunton Circuit DBT, a Delaware business trust, acquired a retail property currently leased to Circuit City in Taunton, Massachusetts in July 2002. The trust financed the property with a first mortgage of $2.8 million from MB Financial Bank. In September 2002, Inland Taunton Circuit, L.L.C., the initial beneficiary of Taunton Circuit Delaware Business Trust, offered all of its interest in the trust to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $6,550,000, which consisted of $2.8 million in debt assumption and approximately $3.8 million in equity investment. The offering was completed in September 2002 when the maximum offering amount was raised.

On July 13, 2007, this property was sold for approximately $7.86 million. After the repayment of the mortgage balance of approximately $2.8 million, payment of the cost of sales totaling approximately $95,000 and $265,275 management termination fees, the investors received approximately $4.7 million in net sales proceeds.

Bell Plaza 1031, LLC. Rehab Associates XIII, Inc., an Illinois corporation and an affiliate of IREX, acquired Bell Plaza, a multi-tenant shopping center in Oak Lawn, Illinois on August 28, 1998 for approximately $1.7 million. In October 2002, Rehab Associates XIII contributed 100% of its interest in the property into Bell Plaza 1031, LLC, a Delaware single member limited liability company, and then offered all of its membership interests in Bell Plaza, LLC to North Forsyth Associates, a North Carolina general partnership, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $4 million, which consisted of approximately $3.1 million in debt assumption and $0.9 million in equity investment. $25,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in November 2002 when the maximum offering amount was raised.

On May 13, 2005, the $3.1 million mortgage was refinanced with an approximately $3.1 million mortgage, of which refinancing expenses totaled $30,000. On July 19, 2007, this property was sold for approximately $4.35 million. After the repayment of the mortgage balance of approximately $3.1 million and payment of the costs of sales totaling approximately $110,000, the investors received approximately $1.14 million in net sales proceeds.

Inland 210 Celebration Place DBT, a Delaware business trust, purchased a single-tenant office building currently leased to Walt Disney World Co., a Florida corporation, in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co. in a sale/leaseback transaction. The trust financed its acquisition of the property with a $5.7 million first mortgage loan from Bear Stearns Commercial Mortgage, Inc. In January 2003, Inland 210 Celebration Place Delaware Business Trust sold its fee simple interest in 210 Celebration Place to Old Bridge Park Celebration, LLC, a Delaware limited liability company, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $12 million, which consisted of $5.7 million in debt assumption and $6.3 million in equity investment. The offering was completed in January 2003 when the maximum offering amount was raised.

On June 4, 2007, the $5.7 million mortgage was refinanced with an approximately $7.2 million mortgage. After paying refinancing expenses totaling approximately $79,000, the investors received the net refinancing proceeds of approximately $1.4 million.

Long Run 1031, L.L.C. LR 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on January 27, 2003 from Ryan Lemont, L.L.C., the third party seller and developer of the property. The L.L.C. financed its acquisition of the property with cash and, on April 24, 2003, placed a loan on the property in the amount of $4.7 million from Principal Commercial Funding, LLC. In June 2004, LR 1031, L.L.C. a Delaware limited liability company and initial beneficiary of Long Run 1031, L.L.C. offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $4.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $9.6 million, which consisted of $4.7 million in debt assumption and approximately $4.9 million in equity investment. The difference between the real estate acquisition price of $8.5 million and the total price of approximately $9.6 million consists of a $451,347 acquisition fee, $50,000 for a property reserve account and $658,653 of estimated costs and expenses. The offering was completed in May 2004 when the maximum offering amount was raised.

In June 2007, the sole investor of the Long Run property elected to terminate the property management agreement with an affiliate of the sponsor.

Wood Dale 1031, L.L.C. Wood Dale Exchange, L.L.C., a Delaware limited liability company, purchased the property on August 6, 2004 from Market Day, an unrelated third party and the tenant of the property. At the closing of the acquisition of the property, the L.L.C. received a credit for the Market Day security deposit in the amount of approximately $0.1 million. The amount was deposited with the manager to hold in escrow and disburse in accordance with the terms of the Market Day lease. The property is located at 1250 Mittel Blvd., Wood Dale, Illinois 60191. The L.L.C. funded its acquisition of the property with a loan from Parkway Bank & Trust Corporation, in the amount of approximately $3.7 million. In August 2005, Wood Dale Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Wood Dale 1031, L.L.C. began offering 100% of the beneficial interests in Wood Dale 1031, L.L.C. for approximately $3.8 million in cash to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $7.5 million, which consisted of approximately $3.7 million in debt assumption and approximately $3.8 million in equity investment. The difference between the real estate acquisition price of approximately $6.8 million and the total price of $7,500,000 consists of a $150,000 acquisition fee, $75,000 property reserve and $495,000 of estimated costs and expenses. The offering was completed in March 2006 with the maximum offering amount raised.

On May 15, 2007, this property was sold for $8.55 million of which approximately $3.7 million was used to pay off the mortgage balance and approximately $300,000 was used to pay costs related to the sale of the property. The investors received approximately $4.55 million in net sales proceeds.

Scott Foresman Office Campus in Glenview, Illinois. Glenview 1031, L.L.C., a Delaware limited liability company, purchased on May 9, 2006 a 19.384 acre parcel of land, upon which four interconnected buildings totaling 256,700 square feet are located, at 1900 East Lake Avenue, Glenview, Cook County, Illinois for approximately $51.8 million from an unrelated third party. The building is currently 100% leased to and occupied by Pearson Education, Inc. and its affiliates, including Scott Foresman. The L.L.C. funded the acquisition of the property with cash, the proceeds from the first mortgage loan from LaSalle National Bank in the principal amount of approximately $33.7 million and the junior mortgage loan in the amount of $9.7 million. The property is currently encumbered by a first-lien mortgage as security for the loan, the junior loan having been paid off in June 2006. In July 2006, Glenview 1031, L.L.C. began offering 99% of the undivided tenant in common interest in the real estate and improvements thereon for approximately $22.9 million in cash and the assumption of the existing indebtedness to certain qualified persons. The difference between the purchase price of approximately $51.8 million and the total price of approximately $57 million consists of an acquisition fee of approximately $2.2 million, $0.2 million for a property reserve account and approximately $2.9 million of estimated costs and expenses. The offering was completed in May 2007 when the maximum offering amount was raised.

Yuma Palms in Yuma, Arizona. Yuma Palms 1031, L.L.C., a Delaware limited liability company, purchased on June 13, 2006 a 64.87 acre parcel of land for approximately $42.3 million in cash plus the assumption of the existing indebtedness. The property is located at 1305-1550 South Yuma Palms Parkway, Yuma, Yuma County, Arizona and consists of a portion of an open air multi-tenant shopping center, including but not limited to a substantial part of the land and improvements located in a power center and portions of the land and improvements located in a regional mall located across the street from the power center. The property includes approximately 496,631 rentable square feet of the total 1.1 million rentable square feet in the shopping center. The L.L.C. acquired the property for $96.2 million from an unrelated third party, Yuma Palms, LLC. The L.L.C. funded the acquisition of the property with approximately $27 million in cash, the proceeds from the mezzanine loan from Nomura Credit & Capital, Inc. in the amount of $8 million and a first mortgage loan from Nomura Credit & Capital, Inc. in the amount of approximately $62.5 million, which is secured by the property. In September 2006 the seller began offering 99% of the undivided tenant in common interest in the real estate and improvements thereon for approximately $42.3 million in cash and the assumption of the existing indebtedness to certain qualified persons. The difference between the purchase price of $96.2 million and the total price of approximately $105.3 million consists of a $2.4 million acquisition fee, a $0.8 million property reserve account, and approximately $5.9 million of estimated costs and expenses. The offering was completed in June 2007 when the maximum offering amount was raised.

Honey Creek Commons Shopping Center in Terre Haute, Indiana. Honey Creek, L.L.C., a Delaware limited liability company, purchased on January 11, 2006 a 19.9 acre parcel of land located at 5601-5793 South US Highway 41, Terre Haute, Vigo County, Indiana, for approximately $23.8 million from unrelated third parties. The property consists of a multi-tenant retail shopping center that is shadow anchored by Wal-Mart. The shopping center is currently 100% leased and occupied by twelve tenants.

The property contains two building totaling approximately 172,866 square feet of leasable area. Subsequent to the initial purchase, the L.L.C. funded certain earn-outs totaling $2.6 million. These earn-outs and the purchase price totaled approximately $26.4 million. The L.L.C. funded the acquisition of the property with cash, and on June 29, 2006, secured a mortgage loan from the lender in the principal amount of approximately $16 million. The loan is evidenced by a promissory note and is secured by a first-lien mortgage on the property. In October 2006, the L.L.C. offered to qualified accredited investors 99% of the tenant in common interests in the property for a total of approximately $13.1 million in cash plus the assumption of the existing indebtedness. The difference between the total purchase price of approximately $26.4 million and the total price of approximately $29.3 million consists of an approximately $0.8 million acquisition fee, $0.2 million in property reserves, and approximately $1.9 million of estimated costs and expenses. The offering was completed in June 2007 when the maximum offering amount was raised.

Pacer Global Logistics Office Building in Dublin, Ohio. Dublin 1031, L.L.C. , a Delaware limited liability company, purchased a 13.349 acre parcel of land which includes a three-story office building on September 7, 2006 for $19.7 million from an unrelated third party. The building is currently 100% leased to and occupied by Pacer Global Logistics. The L.L.C. funded its acquisition of the property with cash, and subsequently obtained a first mortgage in the amount of approximately $12 million from Sovereign Bank, Inc. In January 2007, Dublin 1031, L.L.C. offered 99% of the undivided tenant in common interests in the property for approximately $10 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $22.6 million, which consisted of approximately $12 million in debt assumption and approximately $10.6 million in equity investment, 1% of which was required by the lender to be retained by Dublin 1031, L.L.C. The difference between the real estate acquisition price of approximately $19.7 million and the total price of approximately $22.6 million consists of a $1 million acquisition fee, approximately $0.4 million for a property reserve account and approximately $1.4 million of estimated costs and expenses. The offering was completed in May 2007 when the maximum offering amount was raised.

Pewaukee Office Building in Pewaukee, Wisconsin. Inland Riverwoods, L.L.C. , a Delaware limited liability company, purchased an 11.29 acre parcel of land upon which includes a four-story office building on December 28, 2006 for $29 million from an unrelated third party. The building is currently 100% leased to and occupied by AT&T Services, Inc. The L.L.C. funded its acquisition of the property with cash, and subsequently obtained a first mortgage in the amount of approximately $17 million from Nomura Credit & Capital, Inc. In February 2007, Inland Riverwoods, L.L.C. offered 99% of the undivided tenant in common interests in the property for approximately $16.7 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $32.9 million, which consisted of approximately $17 million in debt assumption and approximately $15.7 million in equity investment, 1% of which was required by the lender to be retained by Inland Riverwoods, L.L.C. The difference between the real estate acquisition price of approximately $29 million and the total price of approximately $32.9 million consists of a $1.5 million acquisition fee, $0.3 million for a property reserve account and approximately $2.1 million of estimated costs and expenses. The offering was completed in June 2007 when the maximum offering amount was raised.

Sioux Falls Office Building in Sioux Falls, South Dakota. Inland Sioux Falls, L.L.C. , a Delaware limited liability company, purchased a twenty-five acre parcel of land which includes both a one-story and a two-story office building on January 19, 2007 for $27.5 million from an unrelated third party. The building is currently 100% leased to and occupied by HSBC Card Services, Inc. The L.L.C. funded its acquisition of the property with cash, and subsequently obtained a first mortgage in the amount of approximately $13.8 million from Bear Stearns Commercial Mortgage Inc. In March 2007, Inland Sioux Falls, L.L.C. offered 99% of the undivided tenant in common interests in the property for approximately

$18.1 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $31.9 million, which consisted of approximately $13.8 million in debt assumption and approximately $18.1 million in equity investment, 1% of which was required by the lender to be retained by Inland Sioux Falls, L.L.C. The difference between the real estate acquisition price of approximately $27.5 million and the total price of approximately $31.9 million consists of a $1.4 million acquisition fee, approximately $0.8 million for a property reserve account and approximately $2.2 million of estimated costs and expenses. The offering was completed in July 2007 when the maximum offering amount was raised.

Burbank 1031 Venture, L.L.C. Burbank 1031 Venture, L.L.C., a Delaware limited liability company, purchased a 9.2315 acre parcel of land for upon which is located a one-story, freestanding retail building containing approximately 71,113 square feet of gross rentable area for $10.1 million from an unrelated third party on September 29, 2006. The property is located at 7600 South Cicero Avenue, Burbank, Cook County, Illinois. The building was constructed in 1988 and renovated in 1995. The building is currently 100% leased and occupied. The L.L.C. funded the acquisition of the property with cash. On March 23, 2007, the L.L.C. secured permanent financing from Bank of America, N.A. in the amount of $6.1 million. The loan is secured by a first-lien mortgage and is evidenced by a promissory note. In April 2007, IRC-IREX Venture, L.L.C., a Delaware limited liability company and initial beneficiary of Burbank 1031 Venture, L.L.C., offered its entire membership interest in the L.L.C. to certain qualified persons in need of replacement property to complete a 1031 tax-deferred exchange. The total price was approximately $11.3 million, which consisted of approximately $6.0 million in debt assumptions and approximately $5.3 million in equity investment. The difference between the real estate acquisition price of approximately $10.1 million and the total price of an approximately $11.3 million consists of $505,000 acquisition fee, $25,000 for a property reserve account and $715,000 of estimated costs and expenses. The offering was completed in September 2007 when the maximum offering amount was raised.

FMC Technologies Headquarters in Houston, Texas. Houston 1031 Limited Partnership, an Illinois Limited Partnership, purchased a 38.199 acre parcel of land upon which are located four main buildings and numerous additional buildings containing approximately 462,717 square feet of gross rentable area on March 23, 2007 for $65 million from an unrelated third party. The building is currently 100% leased to and occupied by FMC Technologies, Inc. The limited partnership funded its acquisition of the property with cash, and subsequently obtained a first mortgage in the amount of approximately $39 million from Nomura Credit & Capital, Inc. In May 2007, Houston 1031 Limited Partnership offered 99% of the undivided tenant in common interests in the property for $32.9 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $71.9 million, which consisted of approximately $39 million in debt assumption and approximately $32.9 million in equity investment, 1% of which was required by the lender to be retained by Houston 1031 Limited Partnership. The difference between the real estate acquisition price of approximately $65 million and the total price of $71.9 million consists of a $3.05 million acquisition fee, $125,000 for a property reserve account and approximately $3.7 million of estimated costs and expenses. As of September 30, 2007, the offering had raised approximately $28.7 million from investors.

Chicago Grace Office Building in Chicago, Illinois. Inland Chicago Grace, L.L.C., a Delaware limited liability company, purchased a 2.12 acre parcel of land which includes a four-story office building on April 11, 2007 for approximately $12.7 million from an unrelated third party. The building is currently 100% leased to and occupied by AT&T Services, Inc. The L.L.C. funded its acquisition of the property with cash, and subsequently obtained a first mortgage in the amount of approximately $7.8 million from Nomura Credit & Capital, Inc. In June 2007, Inland Chicago Grace, L.L.C. offered 99% of the undivided tenant in common interests in the property for approximately $7.1 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a

1031 tax-deferred exchange. The total price was approximately $14.9 million, which consisted of approximately $7.8 million in debt assumption and approximately $7.1 million in equity investment, 1% of which was required by the lender to be retained by Inland Chicago Grace, L.L.C. The difference between the real estate acquisition price of approximately $12.7 million and the total price of approximately $14.9 million consists of approximately $636,000 acquisition fee, $300,000 for a property reserve account and approximately $1.2 million of estimated costs and expenses. The offering was completed in August 2007 when the maximum offering amount was raised.

Plano Data Center in Plano, Texas. Plano 1031 Limited Partnership, an Illinois limited partnership, purchased an approximate 4.35 acre parcel of land upon which is located a one-story office building containing approximately 40,966 square feet of leasable area on March 9, 2007 for $25 million from an unrelated third party. The building is currently 100% leased to and occupied. The limited partnership funded its acquisition of the property with cash, and subsequently obtained a first mortgage in the amount of $12.5 million from Nomura Credit & Capital, Inc. In June 2007, Plano 1031 Limited Partnership offered 99% of the undivided tenant in common interests in the property for approximately $16 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was approximately $28.6 million, which consisted of $12.5 million in debt assumption and approximately $16 million in equity investment, 1% of which was required by the lender to be retained by Plano 1031 Limited Partnership. The difference between the real estate acquisition price of $25 million and the total price of approximately $28.6 million consists of approximately $1.3 million acquisition fee, $250,000 for a property reserve account and approximately $2.1 million of estimated costs and expenses. As of September 30, 2007, the offering had raised approximately $13.2 million from investors.

Gander Mountain in Eden Prairie, Minnesota. Eden Prairie 1031, DST, a Delaware statutory trust, purchased a 4.69 acre parcel of land which includes a two-story office building on May 7, 2007 for approximately $17.9 million from an unrelated third party. The building was constructed in 2007. The building is currently 100% leased to and occupied by Gander Mountain Company. The DST funded its acquisition of the property with cash, and subsequently obtained a first mortgage in the amount of approximately $10.8 million from Bank of America, N. A. In August 2007, Eden Prairie 1031, DST began offering 99.5% of its beneficial interests in the trust for approximately $9.5 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange or to persons making a cash investment. The total price was approximately $20.3 million, which consisted of approximately $10.8 million in debt assumption and approximately $9.5 million in equity investment, .5% of which was required by the lender to be retained by Eden Prairie 1031, DST. The difference between the real estate acquisition price of approximately $17.9 million and the total price of approximately $20.3 million consists of approximately $897,000 acquisition fee, $250,000 for a property reserve account and approximately $1.25 million of estimated costs and expenses. As of September 30, 2007, the offering had raised approximately $7.3 million from investors.

Borders Book Store in Carmel, Indiana. Carmel 1031 Venture, L.L.C., a Delaware limited liability company, purchased a 2.59 acre parcel of land for upon which is located a one-story, freestanding retail building containing approximately 23,196 square feet of gross rentable area for $6.9 million from an unrelated third party on May 1, 2007. The building was constructed in 2002. The building is currently 100% leased and occupied by Borders Inc. The L.L.C. funded the acquisition of the property with cash , and subsequently obtained a secured permanent financing of approximately of $4.1 million from Bear Stearns Commercial Mortgage, Inc. The loan is secured by a first-lien mortgage and is evidenced by a promissory note. In August 2007, Carmel Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Carmel 1031, L.L.C., offered its entire membership interest in the L.L.C. to certain qualified persons in need of replacement property to complete a 1031 tax-deferred exchange or to persons making a cash investment. The total price was approximately $7.8 million, which consisted of approximately $4.1 million in debt assumption and approximately $3.7 million in equity investment. The difference between the real estate acquisition price of approximately $6.9 million and the total price of an approximately $7.8 million consists of $347,000 acquisition fee, $25,000 for a property reserve account and $483,000 of estimated costs and expenses. As of September 30, 2007, the offering had no investors.

Rainbow Foods Store in West St. Paul, Minnesota. West St. Paul 1031 Venture DST, a Delaware statutory trust, purchased a 4.805 acre parcel of land which includes a one-story office building on May 18, 2007 for approximately $6.9 million from an unrelated third party. The building was constructed in 1982 and between 2005 and 2006 underwent a substantial renovation at approximately $4.0 million. The building is currently 100% leased to and occupied by Roundy’s Supermarket, Inc., which operates the property as a Rainbow Foods supermarket. The DST funded its acquisition of the property with cash, and subsequently obtained a first mortgage in the amount of approximately $3.8 million from Bear Stearns Commercial Mortgage, Inc. In September 2007, West St. Paul 1031 Venture DST began offering 99.5% of its beneficial interests in the trust for approximately $4.3 million in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange or to persons making a cash investment. The total price was approximately $8.1 million which consisted of approximately $3.8 million in debt assumption and approximately $4.3 million in equity investment, of which 0.5% was required by the lender to be retained by West St. Paul 1031 Venture DST. The difference between the real estate acquisition price of approximately $6.9 million and the total price of approximately $8.1 million consists of approximately $285,000 acquisition fee, $175,000 for a property reserve account and approximately $765,000 of estimated costs and expenses. As of September 30, 2007, the offering had no investors.

Apria Healthcare in Schaumburg, Illinois. Schaumburg 1031 Venture, L.L.C., a Delaware limited liability company, purchased a 5.843-acre parcel of land upon which is located a one-story, office/warehouse building, on May 2, 2007 for approximately $8.2 million from an unrelated third party. The building was constructed in 2000. The building is currently 100% leased to and occupied by Apria Healthcare, Inc. The L.L.C. funded its acquisition of the property with cash. In September 2007, IRC-IREX Venture, L.L.C., the initial beneficiary of Schaumburg 1031 Venture, L.L.C., offered its entire membership interest in the L.L.C. to certain qualified persons in need of a replacement property to complete a 1031 tax-deferred exchange offering for approximately $9.8 million. Beginning on November 15, 2007, Schaumburg 1031 Venture, L.L.C., offered 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 81 East Remington Road, Schaumburg, Illinois for approximately $10.0 million in cash to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange or to persons making a cash investment. The total price was approximately $10.0 million, of which 1% was required by the lender to be retained by Schaumburg 1031 Venture, L.L.C. The difference between the real estate acquisition price of approximately $8.2 million and the total price of approximately $10.0 million consists of a $410,000 acquisition fee, $150,000 for a property reserve account, and $1.2 million of estimated costs and expenses. As of September 30, 2007, the offering had no investors.

The following summary table describes the fees and expenses incurred by each of the 1031 Exchange Private Placement Offerings.

	Glenview 1031	Yuma Palms 1031	Honey Creek 1031	Dublin 1031
Commissions & Fees(1)	Up to 8.17%	Up to 7.96%	Up to 8.50%	Up to 8.68%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%

	Glenview 1031	Yuma Palms 1031	Honey Creek 1031	Dublin 1031
Marketing Expenses	1.00%	1.00%	1.00%	1.00%

Offering & Organization	0.67%	0.46%	1.00%	1.00%

Mortgage Broker Fee (2)	0.57%	0.53%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.15%	2.49%	2.84%	5.00%

Bridge Financing Fees	0.20%	0.27%	—	0.26%

Total Load(4)	21.49%	19.31%	20.00%	23.03%

Asset Management Fees(5)	0.25%	0.04%	0.50%	0.33%

Property Management Fees(6)	Paid by Asset Manager	Paid by Asset Manager	Paid by Asset Manager	Paid by Asset Manager

Backend Sales Commission(7)	3.00%	3.00%	3.00%	3.86%

	Inland Riverwoods	Inland Sioux Falls	Burbank 1031 Venture LLC	Houston 1031 Limited Partnership
Commissions & Fees(1)	Up to 8.48%	Up to 8.36%	Up to 8.56%	Up to 8.16%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%

Offering & Organization	0.98%	086%	1.06%	0.66%

Mortgage Broker Fee (2)	0.50%	0.50%	0.50%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	5.00%	5.00%	5.00%	4.91%

Bridge Financing Fees	0.27%	0.33	0.00	0.00

Total Load(4)	22.80%	20.00%	23.08%	20.59%

Asset Management Fees(5)	0.28%	0.30%	0.27%	0.12%

Property Management Fees(6)	Paid by Asset Manager	Paid by Asset Manager	Paid by Asset Manager	Paid by Asset Manager

Backend Sales Commission(7)	3.00%	3.00%	3.00%	3.00%

Refinancing Fees(8)	Paid by Investors	1.00%	1.00%	1.00%

	Inland Chicago Grace Office L.L.C.	Plano 1031 Limited Partnership	Eden Prairie 1031, DST	Carmel 1031 Venture L.L.C.
Commissions & Fees(1)	Up to 8.56%	Up to 8.43%	Up to 8.75%	Up to 7.97%

Selling Commission To Third Party Reps	6.00%	6.00%	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%	0.50%	0.50%

Marketing Expenses	1.00%	1.00%	1.00%	1.00%

Offering & Organization	1.06%	0.93%	1.25%	0.47%

Mortgage Broker Fee (2)	0.50%	0.50%	0.30%	0.50%

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	5.31%	5.16%	5.22%	5.56%

Bridge Financing Fees	0.30%	0.38%	0.30%	0.00%

Total Load(4)	26.20%	20.56%	22.43%	22.71%

Asset Management Fees(5)	0.37%	0.39%	0.30%	0.25

Property Management Fees(6)	Paid by Asset Manager	Paid by Asset Manager	Paid by Asset Manager	Paid by Asset Manager

Backend Sales Commission(7)	3.00%	3.00%	3.00%	3.00%

Refinancing Fees(8)	1.00%	1.00%	1.00%	1.00%

	West St. Paul 1031 Venture	Schaumburg 1031 Venture
	L.L.C.	L.L.C.
Commissions & Fees(1)	Up to 8.74%	Up to 8.54%

Selling Commission To Third Party Reps	6.00%	6.00%

Due Diligence Fee	0.50%	0.50%

Marketing Expenses	1.00%	1.00%

Offering & Organization	1.24%	1.04%

Mortgage Broker Fee (2)	0.30%	N/A %

Acquisition Fee & Carrying Costs(3):

Acquisition Fee	4.73%	5.48%

Bridge Financing Fees	0.00%	0.00%

Total Load(4)	24.33%	16.08%

	West St. Paul 1031 Venture	Schaumburg 1031 Venture
	L.L.C.	L.L.C.
Asset Management Fees(5)	0.19%	0.26%

Property Management Fees(6)	Paid by Asset Manager	Paid by Asset Manager

Backend Sales Commission(7)	3.00%	3.00%

Refinancing Fees(8)	1.00%	1.00%

(1)  Commissions and fees are calculated as a percentage of the equity portion of each transaction.

(2)  The Mortgage Broker Fee is calculated as a percentage of the debt portion of each transaction.

(3)  Acquisition Fee and Carrying Costs are calculated as a percentage of the real estate acquisition price.

(4)  The Total Load is calculated as a percentage of the equity portion of each transaction. The Total Load includes the Commissions and Fees, Mortgage Broker Fee, Acquisition Fee and Carrying Costs, as well as any other non-affiliated third party expenses.

(5)  Asset Management Fees are calculated as a percentage of the value of the assets under management. However, for The Landings and Broadway Commons, which are both master lease deals, the master tenant income is the residual cash flow from the property after payment of the master lease rent. As a result, it is not possible to accurately represent the master tenant income as a percentage of the value of the assets under management.

(6)  Property Management Fees are calculated as a percentage of gross income from the property.

(7)  Backend Sales Commissions are equal to 3% of the sales price or the then-current market rate, whichever is greater. In the case that the property is sold through a co-broker, the fee to the affiliate shall be entitled to will not be less then 1.5% of the sales price.

(8)  Refinancing Fees are equal to 1% of the new mortgage.

The following additional fees are the same for each offering:

Loan Servicing Fee:  IMSC is compensated with a monthly fee equal to the outstanding principal balance of the loan at the beginning of every month multiplied by 0.125% then divided by twelve. This figure, however, shall never exceed $10,000 nor be less than $1,200 annually.

Termination Fees:

Master Lease:  8.333% of the last twelve months of net operating income less rent payments for the same twelve months multiplied by the number of months remaining on the then-current term of the master lease.

Asset and Property Management Agreements:  The sum of the current monthly asset management and property management fees times the number of months remaining on the term.

The following table summarizes cash distributions to investors for each of the 1031 Exchange Private Placement Offering projects through September 30, 2007:

Name of Entity	Number of Investors	Offering Equity	Offering Completed	Distributions To Date	2007 Annual Distribution	2006 Annual Distribution		2005 Annual Distribution
		($)		($)	(%)	(%)		(%)
Landings of Sarasota DBT(A)	9	4,000,000	05/2002	8,381,766	N/A	N/A		9.45
Sentry Office Building DBT	7	3,500,000	04/2002	2,400,670	13.43	13.43		9.79
Pets Bowie DBT	7	2,600,000	07/2002	2,699,941	9.29	9.29		9.24
1031 Chattanooga DBT	9	1,900,000	05/2002	1,551,692	8.26	8.26		8.26
Lansing Shopping Center DBT	5	5,000,000	09/2001	3,444,143	9.07	9.07		9.01
Inland 220 Celebration Place DBT	35	15,800,000	09/2003	6,481,382	8.89	8.89		8.89
Taunton Circuit DBT (B)	1	3,750,000	09/2002	1,483,398	8.31	8.31		8.30
Broadway Commons DBT	32	8,400,000	12/2003	4,937,051	10.18	10.18	(B)	8.62
Bell Plaza 1031, LLC (B)	1	890,000	11/2003	1,687,060	17.33	17.33		15.56
Inland 210 Celebration Place DBT	1	6,300,000	01/2003	2,555,179	8.90	8.90		8.90
CompUSA Retail Building, LLC	11	3,950,000	02/2004	1,391,807	8.90	8.396		8.28
Janesville Deere Distribution Facility 1031, LLC	35	10,050,000	01/2004	3,064,802	7.75	7.75		7.62
Fleet Office Building 1031, LLC	30	10,000,000	01/2004	3,157,537	8.52	8.52		8.08
Davenport Deere Distribution Facility 1031, LLC	35	15,700,000	04/2004	4,303,031	7.36	7.36		7.36
Grand Chute DST	29	6,370,000	03/2004	2,083,615	8.52	8.52	(B)	9.37
Macon Office DST	29	6,600,000	03/2004	2,056,188	8.20	8.20		8.20
White Settlement Road Investment, LLC	1	1,420,000	12/2003	450,483	8.34	8.34		8.34
Plainfield Marketplace 1031, LLC	31	12,475,000	06/2004	3,062,930	7.21	7.21		7.13
Pier 1 Retail Center 1031, LLC	22	4,300,000	06/2004	1,074,620	7.43	7.43		7.44
Long Run 1031, LLC	1	4,935,000	05/2004	2,119,113	N/A	N/A		8.47
Forestville 1031, LLC	1	3,900,000	05/2004	919,403	7.55	7.55		6.98
Bed, Bath & Beyond 1031, LLC	20	6,633,000	08/2004	1,544,401	7.51	7.51		7.55
Cross Creek Commons 1031, LLC	26	6,930,000	08/2004	1,658,874	7.34	7.34		7.31
BJ’s Shopping Center 1031, LLC	22	8,365,000	01/2005	1,966,200	7.86	7.86		7.68
Barnes & Noble Retail Center 1031, LLC	12	3,930,000	02/2005	763,128	6.67	6.67		6.69
Port Richey 1031, LLC	1	3,075,000	07/2004	887,375	9.50	9.50		9.30
Walgreen Store Hobart 1031, LLC	24	6,534,000	02/2005	4,168,468	6.91	6.91		6.44
Kraft Cold Storage Facility 1031, LLC	19	11,000,000	12/2004	1,142,457	7.00	7.00		7.00
Huntington Square Plaza 1031, LLC	39	39,200,000	06/2005	3,291,819	6.47	6.47		6.40
Best Buy Store Reynoldsburg 1031, LLC	19	10,345,000	02/2005	970,805	6.73	6.73		6.75
Jefferson City 1031, LLC	28	10,973,000	04/2005	2,179,395	7.96	7.96		7.99
Stoughton 1031, LLC	27	19,950,000	05/2005	1,755,882	6.66	6.66		6.67
Indianapolis Entertainment 1031, LLC	1	2,190,000	11/2004	229,943	7.15	7.15		7.13
Mobile Entertainment 1031, LLC	1	1,578,000	11/2004	167,471	7.16	7.16		7.14
Chenal Commons 1031, LLC	19	14,346,000	06/2005	1,421,298	7.51	7.51	(C)	8.00
Oak Brook Kensington 1031, LLC	60	23,500,000	12/2006	3,892,748	7.09	7.09	(D)	7.28
Columbus 1031, LLC	38	23,230,000	12/2006	3,742,338	7.87	7.87	(D)	7.93
Edmond 1031, LLC	1	1,920,000	05/2005	357,759	7.96	7.96		7.73
Taunton Broadway 1031, LLC (E)	1	1,948,000	08/2005	251,689	7.79	7.79		7.47
Wilmington 1031, LLC	1	2,495,000	09/2005	354,085	7.09	7.09		7.11
Wood Dale 1031, LLC	16	3,787,500	03/2006	4,969,496	6.95	6.82		6.78
Cincinnati Eastgate 1031, LLC	13	3,210,000	06/2006	375,807	7.00	7.00		N/A
Norcross 1031, LLC	1	3,000,000	11/2005	391,586	6.90	6.90		6.86
Martinsville 1031, LLC	1	2,360,000	12/2005	283,114	6.74	6.74		N/A
Indiana Office 1031, LLC	34	18,200,000	03/2006	2,479,692	7.62	7.62		N/A
Yorkville 1031, LLC	21	8,910,000	03/2006	785,781	5.75	5.75		N/A
Louisville 1031, LLC	39	18,830,000	06/2006	1,87l,355	7.00	7.00		N/A
Madison 1031, LLC	1	1,472,000	03/2006	138,709	6.70	6.70		N/A
Murfreesboro 1031, LLC	20	7,185,000	06/2006	549,910	5.75	5.75		N/A
Aurora 1031, LLC	1	1,740,000	06/2006	149,543	6.73	6.73		N/A
Craig Crossing 1031, LLC	29	14,030,000	08/2006	1,033,829	6.07	6.07		N/A
Charlotte 1031, LLC	52	24,105,000	03/2007	1,659,681	6.05	6.05		N/A
Olivet Church 1031, LLC	33	10,760,000	03/2007	620,278	6.25	6.25		N/A

Name of Entity	Number of Investors	Offering Equity	Offering Completed		Distributions To Date	2007 Annual Distribution	2006 Annual Distribution	2005 Annual Distribution
		($)			($)	(%)	(%)	(%)
Glenview 1031, LLC	38	23,350,000	05/2007		1,146,216	6.25	6.25	N/A
Yuma Palms 1031, LLC	32	42,720,000	06/2007		1,866,441	6.17	6.17	N/A
Honey Creek, LLC	40	13,137,300	06/2007		589,619	6.29	6.29	N/A
Dublin 1031, LLC	19	10,550,000	05/2007		379,247	6.40	N/A	N/A
Inland Riverwoods, LLC	40	15,712,805	06/2007	*	425,096	6.48	N/A	N/A
Inland Sioux Falls, LLC	40	18,110,000	07/2007	*	341,483	6.89	N/A	N/A
Burbank 1031 Venture, LLC	1	5,285,000	09/2007	*	—	6.03	N/A	N/A
Houston 1031 Limited Partnership	24	32,900,000	09/2007	*	201,980	6.00	N/A	N/A
Inland Chicago Grace Office L.L.C.	30	7,097,195	08/2007	*	58,895	6.06	N/A	N/A
Plano 1031 Limited Partnership	22	16,050,000		*	92,392	7.19	N/A	N/A
Eden Prairie 1031, DST	15	9,573,827		*	22,253	N/A	N/A	N/A
Carmel 1031 Venture L.L.C.	0	3,655,000		*	—	N/A	N/A	N/A
West St. Paul 1031 Venture L.L.C.	0	4,315,000		*	—	N/A	N/A	N/A
Schaumburg 1031 Venture L.L. C.	0	9,950,000		*	—	N/A	N/A	N/A
		$659,977,629			$110,484,349

*                 Offering was not complete as of September 30, 2007.

(A)      This property was sold in July 2005.

(B)        This property was sold in 2007.

(C) The 2005 distribution includes additional distribution of excess operating funds.

(D) No property reserve contributions were taken in 2005 and fund were distributed to investors per projections

(E)  This property was taken by the Commonwealth of Massachusetts. See the narrative for Taunton Broadway 1031, L.L.C. in the prospectus dated August 1, 2007.

MANAGEMENT

Inland Affiliated Companies

This section supersedes the discussion contained in our prospectus under the heading “Management – Inland Affiliated Companies,” which begins on page 98 of the prospectus.

Our sponsor, Inland Real Estate Investment Corporation, or IREIC, is an affiliate of The Inland Group, Inc. The Inland Group was formed by a group of Chicago schoolteachers in 1967, and incorporated the following year. The founders of The Inland Group and its affiliates are still centered in the Chicago metropolitan area. Over the past thirty-nine years, The Inland Group and its affiliates have experienced significant growth and now make up a fully-integrated group of legally and financially separate companies that have been engaged in diverse facets of real estate providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, renovation, construction, finance, investment products and other related services. The Inland Real Estate Group of Companies, Inc., sometimes referred to as “Inland,” represents the marketing name for these separate legal entities that are either subsidiaries of the same entity, affiliates of each other, share some common ownership or were previously sponsored by IREIC. Inland, in the aggregate, was ranked by Crain’s Chicago Business in April 2007 as the sixteenth largest privately held company headquartered in the Chicago area. In the December 2006 issue of the International Council of Shopping Centers’ publication, Shopping Centers Today, The Inland Real Estate Group of Companies was ranked the fifth top shopping center owner in North America. In the April 2007 issue of Retail Traffic, The Inland Real Estate Group of Companies was ranked as the fifth top owner and manager. In the July 2007 issue of National Real Estate Investor, The Inland Real Estate Group of Companies was ranked twenty-first in a survey of the top twenty-five owners of office space as of December 31, 2006. An affiliate of Inland is one of the largest property management firms in Illinois and another is one of the largest commercial real estate and mortgage banking firms in the Midwest. As of September 30, 2007, The Inland Group and its affiliates or related parties have raised more than $13.8 billion from investment product sales to over 300,000 investors. Inland has completed more than 319 investment programs; in each case no investor has received less than his or her contributed capital.

As of September 30, 2007, Inland and its affiliates had more than 1,250 employees, owned properties in forty-five states and managed assets with a value exceeding $21.2 billion. Our senior management includes executives of The Inland Group and its affiliates. As of September 30, 2007, IREIC was the general partner of limited partnerships which owned in excess of 2,101 acres of pre-development land in the Chicago area, as well as over 102.6 million square feet of real property and 3,469 apartment units. As of September 30, 2007, another affiliate, Inland Mortgage Corporation, had originated more than $11 billion in financing including loans to third parties and affiliated entities and owned a loan portfolio totaling approximately $290 million. Inland Mortgage Servicing Corporation services a loan portfolio with a face value exceeding $8.0 billion.

A group of Inland affiliated companies responsible for managing investment properties managed approximately 41.9 million square feet of commercial properties in forty states as of September 30, 2007. A substantial portion of the portfolio, approximately 19.3 million square feet, consists of properties leased on a triple-net lease basis. A triple-net lease means that the tenant operates and maintains the property and pays rent that is net of taxes, insurance, and operating expenses. This group also manages more than 5,986 multi-family units that are principally located in the Chicago area. Inland Real Estate Acquisitions, another affiliate, has extensive experience in acquiring real estate for investment. Over the years, through Inland Real Estate Acquisitions and other affiliates, Inland has acquired more than 2,192 properties.

Another affiliate, Inland Real Estate Development Corporation, has handled the design, approval and entitlement of parcels that have included in excess of 11,000 residential units, 13.5 million square feet of retail land and 7.6 million square feet of industrial land. Inland Real Estate Development has been responsible for the land development of over 3,300 of those residential units, 7.6 million square feet of the retail land and all 7.6 million square feet of the industrial land. Inland Real Estate Development currently manages an inventory of over 3,500 acres of land for development of which approximately 1,500 acres it or its affiliates own. Another affiliate, Inland Real Estate Sales, Inc., is one of the largest “mid-market” investment real estate brokerage specialists in the Midwest. In the last five years it has completed more than $530 million in commercial real estate sales and leases, has been involved in the sale of more than 4,072 multi-family units, and the sale and lease of over sixty-five million square feet of commercial property. See also “Prior Performance of IREIC Affiliates” in this prospectus and Appendix A, “Prior Performance Tables,” for additional information.

Our Directors and Executive Officers

This section supplements the discussion contained in our prospectus under the heading “Management – Our Directors and Executive Officers,” which begins on page 102 of the prospectus.

Name	Age*	Position
Brenda G. Gujral	65	Director and President
Thomas F. Glavin	47	Independent Director
Roberta S. Matlin	63	Vice President – Administration
Lori Foust	43	Treasurer and Principal Financial Officer
Jack Potts	38	Principal Accounting Officer

*As of January 1, 2008

Brenda G. Gujral, president and director, also serves as president, chief operation officer and a director of IREIC, our sponsor and the parent company of our Business Manager, and as president, chief operating officer and a director of Inland Securities Corporation. Additionally, Ms. Gujral is a director of Inland Investment Advisors, Inc., an investment advisor, and has been a director of Inland Western Retail Real Estate Trust, Inc. since its inception in March 2003 and served as its chief executive officer from June 2005 until November 2007. Ms. Gujral also is chairman of the board of Inland Real Estate Exchange Corporation. Ms. Gujral was a director of Inland Retail Real Estate Trust, Inc. from its inception in September 1998 until it was acquired in February 2007.

Ms. Gujral has overall responsibility for the operations of IREIC, including investor relations, regulatory compliance and filings, review of asset management activities and broker-dealer marketing and communication. Ms. Gujral works with the internal and outside legal counsel in structuring IREIC’s investment programs and in connection with preparing offering documents and registering the related securities with the SEC and state securities commissions.

Ms. Gujral has been with the Inland organization for twenty-five years, becoming an officer in 1982. Prior to joining the Inland organization, she worked for the Land Use Planning Commission, establishing an office in Portland, Oregon, to implement land use legislation for that state. Ms. Gujral is a graduate of California State University. She holds Series 7, 22, 39 and 63 certifications from the National Association of Securities Dealers, and is a licensed real estate salesperson and a member of the National Association of Real Estate Investment Trusts.

Thomas F. Glavin, an independent director since October 2007, is the owner of Thomas F. Glavin & Associates, Inc., a certified public accounting firm that he started in 1988. In that capacity, Mr. Glavin specializes in providing accounting and tax services to closely held companies. Mr. Glavin has worked in the accounting profession for over twenty-five years. Mr. Glavin began his career at Vavrus & Associates, a real estate firm, located in Joliet, Illinois, that owned and managed apartment buildings and health clubs. At Vavrus & Associates, Mr. Glavin was an internal auditor responsible for reviewing and implementing internal controls. In 1984, Mr. Glavin began working in the tax department of Touche Ross & Co., where he specialized in international taxation. In addition to his accounting experience, Mr. Glavin also has been involved in the real estate business for the past fifteen years. Since 1997, Mr. Glavin has been a partner in Gateway Homes, which has zoned, developed and managed a 440 unit manufactured home park in Frankfort, Illinois as well as single family home sites. Mr. Glavin received his bachelor degree in accounting from Michigan State University in East Lansing, Michigan and a master of science in taxation from DePaul University in Chicago, Illinois. Mr. Glavin is a member of the Illinois CPA Society and the American Institute of Certified Public Accountants.

Roberta S. Matlin has been our vice president – administration since our formation in October 2004. Ms. Matlin joined IREIC in 1984 as director of investor administration and currently serves as a director and senior vice president of IREIC, in the latter capacity directing its day-to-day internal operations. Ms. Matlin also is a director of Inland Real Estate Exchange Corporation, a director of Pan American Bank, a director and president of Inland Investment Advisors, Inc. and Intervest Southern Real Estate Corporation and a director and vice president of Inland Securities Corporation. Ms. Matlin also serves as the president of our Business Manager. She was vice president of administration of Inland Western Retail Real Estate Trust, Inc. from its formation until November 2007. Ms. Matlin served as vice president of administration of Inland Retail Real Estate Trust, Inc. from 1998 until 2004, vice president of administration of Inland Real Estate Corporation from 1995 until 2000 and trustee and executive vice president of Inland Mutual Fund Trust from 2001 until 2004. Prior to joining Inland, Ms. Matlin worked for the Chicago Region of the Social Security Administration of the United States Department of Health and Human Services. Ms. Matlin is a graduate of the University of Illinois in Champaign. She holds Series 7, 22, 24, 39, 63 and 65 certifications from the Financial Industry Regulatory Authority, Inc.

Lori Foust has been our treasurer and the chief financial officer of our Business Manager since October 2005, and became our principal financial officer in September 2007. Ms. Foust also served as our principal accounting officer from October 2005 through September 18, 2007, and served as the principal accounting officer of Inland Western Retail Real Estate Trust, Inc. from February 2004 to December 2005. Ms. Foust joined the Inland organization in 2003, in the capacity of vice president of Inland Western Retail Real Estate Advisory Services, Inc. Prior to joining the Inland organization, Ms. Foust worked in the field of public accounting and was a senior manager in the real estate division for Ernst and Young, LLP. She received her bachelor of science degree in accounting and her master of business administration from the University of Central Florida. Ms. Foust is a certified public accountant and a member of the American Institute of Certified Public Accountants.

Jack Potts became our principal accounting officer and the chief accounting officer of our Business Manager on September 18, 2007. Prior to joining the Inland organization, Mr. Potts held various positions with Equity Office Properties Trust, Inc., or “EOP,” in accounting and financial reporting. Prior to working at EOP, Mr. Potts worked in the field of public accounting and was a manager in the real estate division for Ernst and Young LLP. He received a bachelor degree in accounting from the Michigan State University in East Lansing, Michigan. Mr. Potts is a certified public accountant.

Committees of Our Board of Directors

Audit Committee

This section supplements the discussion contained in our prospectus under the heading “Management – Committees of Our Board of Directors – Audit Committee,” which begins on page 105 of the prospectus.

Our board has formed an audit committee consisting of four independent directors: J. Michael Borden, Thomas F. Glavin, David Mahon and Thomas F. Meagher.

Our Business Manager

This section supplements the discussion contained in our prospectus under the heading “Management – Our Business Manager,” which begins on page 108 of the prospectus.

Our Business Manager, Inland American Business Manager & Advisor, Inc., is an Illinois corporation and a wholly owned subsidiary of IREIC. The following table sets forth information regarding its executive officers and directors. The biographies of Messrs. Goodwin, Parks and Cosenza are set forth above under “– Inland Affiliated Companies” and the biographies of Ms. Matlin, Mr. Wilton, Ms. Foust and Mr. Potts are set forth above under “– Our Directors and Executive Officers.”

Name	Age*	Position
Jack Potts	38	Chief Accounting Officer

*As of January 1, 2008

The Business Management Agreement

Compensation

This section supplements the discussion contained in our prospectus under the heading “Management – The Business Management Agreement -- Compensation,” which begins on page 110 of the prospectus.

In connection with our acquisition of Winston Hotels, Inc., or “Winston,” on July 1, 2007, we incurred an acquisition fee, payable to the Business Manager, equal to approximately $19.8 million, or 2.5% of the aggregate purchase price paid to acquire Winston. We paid our Business Manager approximately $15.3 million in cash on September 24, 2007 and issued 450,000 shares of our common stock, valued at $10.00 per share, on October 19, 2007 in full payment of this fee.

In connection with our acquisition of Apple Hospitality Five, Inc., or “Apple,” on October 5, 2007, we incurred an acquisition fee, payable to the Business Manager, equal to approximately $16.9 million, or 2.5% of the aggregate purchase price paid to acquire Apple. We paid our Business Manager approximately $14.9 million in cash on December 27, 2007 and issued 200,000 shares of our common stock, valued at $10.00 per share, on December 28, 2007 in full payment of this fee.

Property Management Agreements – Our Lodging Facilities

This section modifies the discussion contained in our prospectus under the heading “Management – Property Management Agreements – Our Lodging Facilities,” which begins on page 116 of the prospectus.

To qualify as a REIT, we generally cannot operate hotels. To date, we have relied on our three taxable REIT subsidiaries, Barclay Hospitality Services Inc. (“Barclay Hospitality”), Barclay Holding, Inc. (“Barclay Holding” and together with Barclay Hospitality, “Barclay”) and Inland American Lodging Operations TRS, Inc. (“IA Operating TRS”), to operate our wholly owned lodging facilities. Barclay and IA Operating TRS have engaged hotel management companies to manage these hotels under management contracts. These third-party managers have direct control of the daily operations of our hotels. As of December 31, 2007, Alliance Hospitality Management, LLC (“Alliance”) managed thirty-nine, or 51%, of our hotels, Marriott International managed nineteen, or 25%, of our hotels, Interstate Hotel and Resorts, Inc. managed ten, or 13%, of our hotels, Hilton Hotels Corporation managed eight, or 11%, of our hotels and Davidson Hotel Group managed one hotel.

Pursuant to the management agreements with these third-party managers, each of which we succeeded to upon acquiring the various hotels, Barclay and IA Operating TRS pay fees ranging from 2.25% to 7% (which may include amounts allocated to pay certain other amounts, such as franchise or booking fees) of the total revenue of the hotels under management. Barclay and IA Operating TRS are also required to pay the respective third-party managers an annual incentive fee, calculated based upon the financial performance of the hotels managed by the third-party manager. The agreements typically have terms ranging from five to twenty years, and give Barclay or IA Operating TRS the right to terminate the agreement upon ninety days’ notice. The agreements also generally give the third-party manager the right to terminate the agreement upon six months’ notice, or upon thirty days’ notice in the event that Barclay or IA Operating TRS transfers its rights in the agreement or there is a change in control of the entity controlling Barclay or IA Operating TRS.

Inland Securities Corporation

This section modifies the discussion contained in our prospectus under the heading “Management – Inland Securities Corporation,” which begins on page 119 of the prospectus.

The following table sets forth information about the directors, officers and principal employees of Inland Securities. Mr. Parks’ biography is set forth above under “– Inland Affiliated Companies” in this section. The biographies of Ms. Gujral and Ms. Matlin are set forth above under “– Our Directors and Executive Officers” in this section.

Name	Age*	Position
Drew Dedelow	34	Vice President
Ryan A. Weber	35	Vice President
Nathan Ahlberg	31	Assistant Vice President
Brian Buonamici	26	Assistant Vice President
Shawn Crouse	34	Assistant Vice President
Geoffrey D. Flahardy	34	Assistant Vice President
Jeremias Francioli	30	Assistant Vice President
David Gunnels	28	Assistant Vice President
Evan Harbot	27	Assistant Vice President
Kenneth Miley	28	Assistant Vice President
Kimberly Nelson	42	Assistant Vice President
Michael O’Shea	27	Assistant Vice President
Mitchel Smith	31	Assistant Vice President
Matthew Selman	31	Assistant Regional Vice President

*As of January 1, 2008

Drew Dedelow joined Inland Securities Corporation in February 2005 as a vice president to develop sales and prospects new broker-dealer relationships in the western United States. Prior to joining Inland, Mr. Dedelow was employed in the chemical industry where he was responsible for business development and management on the west coast. Mr. Dedelow received a bachelor degree in chemistry from Butler University in Indianapolis, Indiana. He holds Series 7 and 63 certifications with the Financial Industry Regulatory Authority, Inc.

Ryan A. Weber joined Inland Securities Corporation as a vice president in January 2005. Prior to joining Inland, Mr. Weber was a vice president at AIG, where he was a regional consultant responsible for raising assets for a fee-based investment advisory software platform. Mr. Weber started his career in the financial services industry during college where he worked for a local mutual fund company. Mr. Weber received a bachelor degree from University of Southern California School of Business where he completed the entrepreneur program. Mr. Weber holds Series 7 and 63 certifications with the Financial Industry Regulatory Authority, Inc.

Nathan Ahlberg joined Inland Securities Corporation in March 2005 and was promoted to an assistant vice president in 2007. Prior to joining Inland, Mr. Ahlberg was a regional sales manager at a security technology firm. Mr. Ahlberg graduated from the University of Minnesota – Twin Cities with a bachelor degree in marketing. Mr. Ahlberg holds Series 7 and 63 certifications with the Financial Industry Regulatory Authority, Inc.

Brian Buonamici joined Inland Securities Corporation in 2002 as a regional sales representative. In July 2007 he was promoted to assistant vice president where he develops sales and new broker-dealer relationships for the midwest sales team. Mr. Buonamici began his financial services career in 1997. Mr. Buonamici graduated from Purdue University in West Lafayette, Indiana with a bachelor degree in communications. He holds Series 7, 63, 65, and 31 certifications with the Financial Industry Regulatory Authority, Inc. He also holds a real estate license with the State of Illinois.

Shawn Crouse joined Inland Securities Corporation in April 2005 and was promoted to an assistant vice president on the west coast team in 2007. Prior to joining Inland, Mr. Crouse worked in a variety of roles in the securities industry including sales, equity and options trading, and customer support. In total, he has twelve years experience with investments. Mr. Crouse received a bachelor degree in finance from the University of Texas at Austin. Mr. Crouse holds Series 7 and 63 certifications with Financial Industry Regulatory Authority, Inc.

Geoffrey D. Flahardy joined Inland Securities Corporation as a regional representative in July 2001. Mr. Flahardy was promoted to regional 1031 Exchange manager in 2004 and was promoted to assistant vice president in July 2007. Mr. Flahardy graduated from Kennesaw State University in Kennesaw, Georgia with a bachelor degree. Mr. Flahardy holds his Series 7 and 63 certifications with the Financial Industry Regulatory Authority, Inc.

Jeremias Francioli joined Inland Securities Corporation in July 2007 as an assistant vice president. Prior to joining Inland, Mr. Francioli was an internal wholesaler for CNL Securities. Mr. Francioli graduated from the University of Wisconsin – Stevens Point with a bachelor degree in business and received a master of business administration degree from Marquette University in Milwaukee, Wisconsin. Mr. Francioli holds Series 7, 63 and 65 certifications with the Financial Industry Regulatory

Authority, Inc. and also carries the Certified Investment Manager Analyst (CIMA) designation obtained through the Wharton Business School in Philadelphia, Pennsylvania.

David Gunnels joined Inland Securities Corporation in June of 2002 as a regional marketing associate for the eastern regional sales team. Mr. Gunnels was promoted to senior sales associate in 2005 where he assisted in the management of the internal sales team for the east coast sales team, and in July 2007, Mr. Gunnels was promoted to assistant vice president. He graduated from Troy University in Troy, Alabama with a bachelor degree in social science and a minor in business administration. Mr. Gunnels holds his Series 62 and Series 63 certifications with the Financial Industry Regulatory Authority, Inc.

Evan Harbot joined Inland Securities Corporation in March 2005 as a regional sales associate on a team covering eighteen states and was promoted to assistant vice president in July 2007. Prior to joining Inland, Mr. Harbot was a business development specialist at Wells Real Estate Funds, where he began his career in 2002. Mr. Harbot received a bachelor degree in finance from the University of Georgia. Mr. Harbot holds Series 7 and 63 certifications with the Financial Industry Regulatory Authority, Inc.

Kenneth Miley joined Inland Securities Corporation in October of 2003 as a regional marketing associate where he assisted in the sales efforts for the eastern regional sales team. In July 2007, Mr. Miley was promoted to assistant vice president for the east coast sales team, where he focuses on sales efforts in a five-state region in the southeast. Mr. Miley graduated from the University of Georgia with a bachelor degree in public relations. Mr. Miley hold his Series 7 and 63 certifications with the Financial Industry Regulatory Authority, Inc.

Kimberly Nelson joined Inland Securities Corporation in 2001 as a regional sales coordinator for Inland in the west coast region. In July 2007 she was promoted to an assistant vice president. Prior to joining Inland in 2001, Ms. Nelson was the national marketing representative for Kensington Investment Group. Ms. Nelson has over eighteen years syndication experience and has worked with a variety of real estate syndicators and limited partnership sponsors. She graduated from the University of Nebraska-Lincoln with a bachelor degree in business administration. Ms. Nelson holds Series 7, 63 and 22 certifications with the Financial Industry Regulatory Authority, Inc.

Michael O’Shea joined Inland Securities Corporation in November 2007 as an internal wholesaler. In December 2007, he became an assistant vice president/external wholesaler. Prior to joining Inland Securities, Mr. O’Shea had a career in restaurant management in California. Mr. O’Shea graduated from Purdue University in West Lafayette, Indiana with a bachelor degree in hospitality management. Mr. O’Shea holds Series 7 and 63 certifications with the Financial Industry Regulatory Authority, Inc.

Mitchel Smith joined Inland Securities Corporation in July 2007 as an assistant vice president on the east coast sales team covering eighteen states. Before joining Inland, Mr. Smith was an assistant vice president for Wells Real Estate Funds. He began his career with New England Financial and holds a degree in Risk Management from The University of Georgia. Mr. Smith holds Series 6, 7 and 63 certifications with the Financial Industry Regulatory Authority, Inc.

Matthew Selman joined Inland Securities Corporation in July 2007 as an assistant regional vice president on a team covering eighteen states. Prior to joining Inland, Mr. Selman was a regional sales consultant with Wells Real Estate Funds. He also has prior experience as an investment representative and OSJ of an equity trading desk with Northern Trust Securities, Inc. He has a total of nine years experience in the financial services industry. Mr. Selman graduated from Kennesaw State University in Kennesaw, Georgia with bachelor degrees in marketing and professional sales. He holds Series 7, 63 and 24 certifications with the Financial Industry Regulatory Authority, Inc.

PRINCIPAL STOCKHOLDERS

This section revises the discussion appearing in the prospectus under the heading “Principal Stockholders,” which appears on page 127 of the prospectus.

Based on a review of filings with the Securities and Exchange Commission, the following table shows the amount of common stock beneficially owned (unless otherwise indicated) by (1) persons owning more than 5% of the outstanding shares of our common stock; (2) our directors and each nominee for director; (3) our executive officers; and (4) our directors and executive officers as a group. All information is as of December 31, 2007. Beneficial ownership includes outstanding shares and shares which are not outstanding that any person has the right to acquire within sixty days after the date of this table. Except as indicated, the persons named in this table have sole voting and investing power with respect to all shares beneficially owned by them.

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)		Percent of Class
J. Michael Borden, Independent Director	64,689	(3)	*
Thomas F. Glavin, Independent Director	1,000	(3)(4)	*
Brenda G. Gujral, Director and President	6,761	(5)	*
David Mahon, Independent Director	16,511	(3)	*
Thomas F. Meagher, Independent Director	12,795	(3)	*
Robert D. Parks, Director and Chairman of the Board	505,522	(6)	*
Paula Saban, Independent Director	2,000	(3)	*
William J. Wierzbicki, Independent Director	3,096	(3)	*
Roberta S. Matlin, Vice President—Administration	2,822	(3)	*
Lori J. Foust, Treasurer	3,500		*
Jack Potts, Principal Accounting Officer	—		—
Scott W. Wilton, Secretary	3,351		*
All Directors and Officers as a group (twelve persons)	622,047		*

*	Less than1%
(1)	The business address of each person listed in the table is 2901 Butterfield Road, Oak Brook, Illinois 60523.
(2)	All fractional ownership amounts have been rounded to the nearest whole number.
(3)

Includes shares issuable upon exercise of vested options granted to the director under our independent director stock option plan.   Only those options that are currently exercisable or will become exercisable within 60 days after the date of this table are included.

(4)	Mr. Glavin became a director on October 16, 2007.
(5)	Includes 4,331 shares owned by Ms. Gujral’s spouse through his individual IRA.
(6)	Includes 26,316 shares owned by Mr. Parks’ mother in the Evelyn G. Parks Survivors Trust, and 27,286 shares in the Parks Family Trust, in Mr. Parks’ role as trustee of both trusts.

BUSINESS AND POLICIES

The following discussion is added to the “Business and Policies” section of the prospectus, which begins on page 128, directly following the first two paragraphs of that section.

We are a diversified REIT, and intend to maximize stockholder value by utilizing the depth of our expertise to capitalize on opportunities in the real estate industry. Our business model is depicted below:

Our Assets

Our Joint Ventures

This subsection supplements the discussion contained in the prospectus under the heading “Business and Policies – Our Assets – Our Joint Ventures,” which begins on page 132 of the prospectus.

Inland American Continental Cranberry Specialty Partner, L.P. On October 19, 2007, we, through two wholly owned subsidiaries, entered into a joint venture with Streets of Cranberry, Ltd. (“SOCL”), an unaffiliated third party, to acquire fee title to a newly constructed specialty retail center known as Streets of Cranberry located at 20406-20436 Perry Highway in Cranberry Township, Pennsylvania. We made a capital contribution of $0.5 million to the venture, for which we received 890 limited partnership units and 10 general partnership units in the venture. SOCL contributed the Streets of Cranberry property to the joint venture in exchange for 100 limited partnership units in the venture. The units in the joint venture had an initial value of approximately $1.5 million as of October 19, 2007. The property is subject to a mortgage loan with a principal balance of approximately $24.4 million, which matures on April 1, 2009, but which may be extended at no cost until April 1, 2011. In addition, SOCL will receive equity interests in the joint venture as part of an earnout arrangement with respect to certain unoccupied space, with the maximum amount of earnout interests valued at approximately $8.9 million. SOCL is entitled to receive additional interests in the joint venture when tenants have taken possession and commenced paying rent in the previously unoccupied space.

SOCL will receive a preferred return equal to 5% per annum on its invested capital of approximately $1.5 million, as increased by any additional capital contributions and decreased by distributions of capital, if any, made to SOCL. After SOCL has received it preferred return, we will receive a preferred return of 15% per annum on our invested capital of $0.5 million, as increased by any additional capital contributions and decreased by distributions of capital, if any, made to us. If the property is sold, condemned or damaged by fire, the net proceeds will be distributed as follows: (1) to SOCL until its unpaid preferred return has been reduced to zero; (2) to SOCL until its invested capital has been reduced to zero; (3) to us until our unpaid preferred return has been reduced to zero; (4) to us, until our invested capital has been reduced to zero; and (5) to SOCL and us in proportion to our respective partnership units.

One of our subsidiaries, Inland American Cranberry General Partner DST, will manage the business of the venture. However, certain “major decisions,” such as selling the property prior to January 22, 2009, admitting a new partner to the joint venture or causing the venture to enter into any loans exceeding $24.4 million, will require the consent of SOCL. If any material portion of the property is sold on or prior to October 19, 2010, we will receive a sale fee equal to 5% of the gross sales price of that property. Beginning October 21, 2008 and ending on January 21, 2009, SOCL will have the option to require us to purchase its interest in the venture for an amount equal to the sum of (i) its invested capital at the time of the option purchase plus (ii) an amount equal to 6% per annum on SOCL’s invested capital minus any distributions received by SOCL. (the “option purchase price”). Beginning January 22, 2010 and ending on October 22, 2011, we will have an option to purchase all of the interests of SOCL for the option purchase price.

L Street Marketplace, LLC. On October 16, 2007, we, through a wholly owned subsidiary, entered into a joint venture with 120-L, L.L.C. (“120-L”), an unaffiliated third party, to form a joint venture to be known as “L Street Marketplace, LLC.”  The purpose of the joint venture is to develop a 275,000 square foot retail center located at 120 Street and L Street, in Omaha, Nebraska, known as the L Street Marketplace. 120-L contributed the land on which the project will be developed to the venture. The land was appraised as of July 18, 2007 as having an “as is” market value of approximately $6.1 million. The total cost of developing the land is expected to be approximately $55.8 million. As of December 31, 2007, we had contributed $7.0 million to the venture. The venture has entered into an approximately $49.3 million loan with an unaffiliated third party to fund the remaining portion of the development costs. This loan bears interest at a rate of 6.90% per annum, and matures on October 31, 2010. In the event that we and 120-L determine that additional funds are needed for the pre-development activities related to the property, we may jointly agree to contribute additional funds.

Operating proceeds, exclusive of capital contributions, will be distributed 80% to 120-L and 20% to us. In addition, in the event that the property is sold, the net proceeds will be distributed first to repay each partner’s capital contribution, and the remainder will be allocated 80% to 120-L and 20% to us. We also will receive a preferred return, to be paid by Jeffrey Johnson, the principal and president of Cormac Company, or one of his affiliates on a quarterly basis, equal to 9.0% of our capital contribution, pro rated on a day-to-day basis. Cormac Company, referred to herein as “Cormac,” is a real estate company specializing in the development of land, shopping centers, multifamily and single family projects.

120-L will manage the business of the venture. However, certain “key decisions,” such as disposing of or financing the development project, approving or amending any development budget, admitting a new member to the venture or liquidating the venture, will require our consent. 120-L will delegate its property management duties to Cormac during the development phase of the project. Once the project is completed, however, we will manage the property. In consideration for performing these management services, our subsidiary and Cormac each will be paid management fees equal to 4% of the gross revenues collected on behalf of the venture. In addition, the venture will pay Cormac a $1.9 million development fee and a $240,000 project management fee, each of which will be paid as draws on the construction loan are processed.

Upon the completion of the development project, Inland Real Estate Acquisitions, Inc., or “IREA,” an affiliate of our sponsor, will have the right to purchase the property for an amount equal to the property’s aggregate base rent divided by 7.456%. If the venture has not commenced construction or sold the property by October 16, 2010, we will have sixty days to exercise our right to redeem our capital contribution plus any unpaid preferred return. If we do not exercise this option, 120-L will have the right to require us to sell our interest in the venture or accept 120-L’s interest in the venture, as we determine.

Stone Creek Crossing, L.P. On September 24, 2007, we, through a wholly owned subsidiary, entered into an agreement with Direct Retail, L.L.C. (referred to herein as “Direct Retail”) to form “Stone Creek Crossing GP, L.L.C.,” referred to herein as the “general partner.”  Also on September 24, 2007, the general partner, our subsidiary and S&D Investments 06-4, J.V., an unaffiliated third party (referred to herein as “S&D”), entered into an agreement to form a joint venture to be known as “Stone Creek Crossing, L.P.”  The purpose of the venture is to acquire certain land located in San Marcos, Texas and then to develop and construct a commercial real estate shopping center on that land in two phases. The venture has a term of ten years.

The total cost of acquiring and developing the land is expected to be approximately $76.1 million for both phases of the project. On October 1, 2007, we contributed $26.4 million, or 100% of the capital, to the venture. Also on October 1, 2007, the venture entered into an approximately $38.6 million loan with an unaffiliated third party to fund another portion of the development costs. This loan bears interest based on a floating rate of thirty-day LIBOR plus 225 basis points per annum, equal to an effective interest rate of 7.37% as of October 1, 2007, and matures on October 1, 2010. The venture anticipates funding the remaining costs to develop the property by selling certain parcels of the land as well as certain sitework reimbursements from Target Corporation and J.C. Penny Properties, Inc. In the event that the actual construction and development costs exceed the amount budgeted for development, S&D will be required to make a capital contribution to cover the excess costs, not to exceed 150% of the total development fees received by Direct Retail, as described below. If S&D is unable to fully fund any excess cost, we may, but are not required to, contribute additional monies to fund the excess (referred to herein as our “overrun contribution”).

The venture will pay quarterly distributions as follows: (1) first, to us in an amount equal to 15% per annum, cumulative and compounded annually, on our overrun contribution; (2) next, to us until our overrun contribution has been reduced to zero; (3)  next, to us in an amount equal to 11% per annum, cumulative and compounded annually, on our aggregate capital contribution, excluding any overrun contribution; (4) next, to us until our aggregate capital contribution, excluding any overrun contribution, has been reduced to zero; and (5) thereafter, to S&D.

The general partner will manage the business of the venture, and all of the individual management duties have been specifically delegated to Direct Retail. However, certain “key decisions,” such as: disposing of or financing the development project, approving or amending any development budget, admitting a new member to the general partner and dissolving the general partner or the venture, will require the joint consent of us and Direct Retail. As compensation for performing certain management services, Direct Retail will be entitled to receive a construction management fee equal to $250,000 and a development fee equal to 4.5% of the $49.4 million of the budgeted hard costs of the project, less retainage. Additionally, once any tenant takes possession of the property, an affiliate of Direct Retail will manage the property and be paid a management fee equal to 2% of the gross receipts derived from the development project. In the event that Direct Retail determines that any portion of the project should be developed as a hotel, or sold to a hotel developer, we or our nominee will have the right to be the hotel developer for that portion of the project, subject to the terms and conditions proposed by Direct Retail.

If the venture has not commenced foundations and erected steel on all sites on all phases of the property by October 1, 2011, we may elect to cause the venture to repay our capital contribution plus any unpaid portion of our 11% preferred return. We must exercise this option by November 23, 2011. In addition, if, after twelve months from the date that the project is completed, we or S&D desire to purchase or sell our or its interest in the venture, we or S&D, as the case may be, must offer to purchase or sell the interest to the other partner, and the other partner must either sell its own interest or to purchase the first partner’s interest in accordance with specific provisions forth in the venture agreement.

Net Lease Strategic Assets Fund L.P. On August 10, 2007, we entered into a newly-formed joint venture with The Lexington Master Limited Partnership (“LMLP”) and LMLP GP LLC, each an affiliate of Lexington Realty Trust (NYSE: “LXP”), referred to herein as “Lexington,” to form Net Lease Strategic Assets Fund L.P. The terms of the venture were amended as of November 5, 2007 and December 20, 2007. The purpose of the joint venture is to acquire a diverse portfolio of properties, including office and industrial buildings, call centers and manufacturing properties. The venture will have a term of seven years, subject to a two-year extension.

We initially are required to contribute approximately $250 million to the venture and LMLP is required to contribute approximately $3 million for capital expenditures. The venture intends to acquire fifty-three primarily single-tenant net leased assets from Lexington and its affiliates, referred to herein as the “Initial Properties,” for an aggregate purchase price of $940 million (including the assumption of non-recourse first mortgage financing totaling $450.1 million secured by certain of the assets). The Initial Properties contain an aggregate of more than eight million net rentable square feet, and are located in twenty-eight states. We and LMLP intend to invest an additional $127.5 million and $22.5 million, respectively, in the venture to acquire additional specialty single-tenant “triple-net” leased assets, generally with ten year average remaining terms. A “triple-net” lease is a lease requiring the tenant to pay, in addition to rent, all taxes, insurance and maintenance expenses that arise from use of the property. Assuming mortgage financing as described below, the venture anticipates acquiring up to $1.4 billion of assets during the investment period. The purchase of each of the Initial Properties is subject to satisfaction of conditions precedent to closing, including obtaining financing on certain terms, obtaining certain consents and waivers, the continuing financial solvency of the tenants and certain other customary conditions. Accordingly, there is no assurance that these acquisitions will be completed by the venture. If the venture does not complete the acquisition of at least thirty-five of the Initial Properties by March 1, 2008, the venture will be dissolved and any properties owned by the venture at that time will be sold, and the proceeds distributed as described below.

In lieu of the venture negotiating with third party lenders to borrow or assume additional monies to purchase the Initial Properties, LMLP also will contribute an amount not to exceed $216.2 million toward the acquisition of the Initial Properties in exchange for a preferred equity interest in the venture. As the Initial Properties are refinanced or sold, the venture will pay LMLP an amount equal to 125% of the preferred equity contribution allocated to that asset until the entire amount allocated to that asset has been repaid (referred to herein as the “preferred equity redemption amount”), provided that any unpaid portion of our 9% preferred return first is paid to us. Any portion of LMLP’s preferred equity contribution that remains outstanding after the sale or refinancing of the Initial Properties is required to be repaid on November 5, 2017.

On December 20, 2007, we contributed approximately $121.7 million to the venture and LMLP made an additional equity investment of $21.5 million. The venture used our contribution to purchase thirty of the Initial Properties from Lexington and its subsidiaries for an aggregate purchase price of approximately $408.5 million, including the assumption of approximately $177.5 million of non-recourse first mortgage financing secured by certain of the assets and a preferred equity investment by LMLP of approximately $87.6 million. These thirty properties contain, in the aggregate, more than 3.5 million net rentable square feet and are located in twenty-three states. If the venture does not complete the acquisition of eighteen of the remaining Initial Properties by March 31, 2008, and five of the remaining Initial Properties by June 30, 2008, the venture may not purchase those properties.

Our investment of $250 million will entitle us to a preferred dividend equal to 9% per annum, paid quarterly. After we have received our preferred dividend, LMLP will be entitled to receive (1) a 6.5% return on its preferred equity contribution, (2) if the proceeds being distributed involve an Initial Property, the preferred equity redemption amount related to that property and (3) a 9% per annum return on its capital contributions. Next, we and LMLP, respectively, will be entitled to receive distributions until the point at which we have received distributions equal to the amount of capital we have invested (excluding, with respect to LMLP, its preferred equity contribution), which will include any acquisition fees that we have paid. After the capital has been returned, we and LMLP will be entitled to certain incentive distributions.

The general partner of the venture, LMLP GP LLC, will manage the day-to-day operations of the venture. However, certain “major decisions,” such as: acquiring any assets other than the Initial Properties; selling or disposing of any asset in which the venture holds a direct or indirect interest, except in accordance with the right of first offer and buy/sell provisions discussed below; financing or refinancing any asset in which the venture holds a direct or indirect interest, or incurring debt secured by these assets; or winding up or dissolving the venture, will require the approval of four members of the venture’s executive committee, which is comprised of three members designated by LMLP and two members designated by us. Our board has designated Lori Foust, our treasurer, and Thomas McGuinness, chairman and chief executive officer of the parent corporations of our Property Managers, to serve on the committee on our behalf.

The venture will pay Inland Mortgage Brokerage Corporation, an affiliate of our Business Manager (“IMBC”), a debt placement fee in connection with obtaining first mortgage financing secured by certain of the venture’s assets. The debt placement fee paid to IMBC will be equal to 0.20% of the original principal amount of each first mortgage financing secured by an asset less any other fees the venture is required to pay to a mortgage broker for obtaining the financing.

If, during the term of the venture, we or LMLP desire to sell our or its interest in the venture or cause the venture to sell a certain asset, we or LMLP, as the case may be, must first offer the interest or asset to the other partner, and, if the other partner does not accept the terms and price offered, we or LMLP may sell the interest or asset to a third party for on terms equal to or greater than those offered to the other partner. Similarly, we or LMLP may offer to purchase from the other partner certain or all of the venture’s assets in accordance with specific provisions forth in the venture agreement.

Village at Stonebriar LLC. On July 9, 2007, we, through a wholly owned subsidiary, entered into an agreement with Michael C. Ainbinder and Barton L. Duckworth (together referred to herein as the “Class A Members”) to form a joint venture to be known as “Village at Stonebriar LLC.”  The purpose of the joint venture is to acquire two tracts of land located in Plano, Texas, and to develop and construct a commercial retail shopping center on that land in three phases. The total cost of acquiring and developing the land is expected to be approximately $55 million for the first two phases of the project, and approximately $66 million for the third phase of the project. The venture has entered into an approximately $59.8 million loan with an unaffiliated thirty party to fund the costs of acquiring and developing the first two phases of the project. This loan bears interest based on a floating rate of thirty-day LIBOR plus 200 basis points per annum and matures on September 10, 2010.

On July 10, 2007, we made an initial earnest money deposit to the venture in the amount of $1 million; however, this deposit would have been returned to us and the venture would have terminated if the venture had not entered into certain leases by August 9, 2007. On September 10, 2007, upon the closing of the acquisition of the land by the venture, we contributed an additional $19 million to the venture, of which approximately $11 million will be used by the venture to develop the first two phases of the project, approximately $8 million will be used by the venture to develop the third phase and $1 million will be used as working capital by the venture. We may be required to contribute an additional $11.3 million to the venture if the Class A Members determine that an additional contribution is necessary to complete the project. The Class A Members have contributed their rights, title and interest in any documents and information related to this development project, including assigning to the venture the original purchase agreement for the land. Under the original purchase agreement, the purchase price for the land was $38.7 million, and the Class A Members had deposited approximately $1 million as earnest money against the purchase price.

Our capital contribution will entitle us to a preferred distribution equal to 12% per annum, paid on a quarterly basis and compounded annually, on the positive balance of any contributions we have made to the venture, as decreased by all distributions paid to us. Additionally, in the event that any part of the property is sold or otherwise disposed of, or the venture recovers damage awards or insurance proceeds, we will be entitled to a preferred distribution in an amount equal to 12% per annum on our capital contribution, paid from the net proceeds of the triggering event, as well as the return of any capital that we contributed to the applicable phase of the project. After we have received our preferred distribution and each member has been repaid in connection with any loans that it made to the venture, each of the Class A Members will receive 50% of the remaining net cash from the venture’s operations, or from the triggering event, as applicable.

The Class A Members will manage the day-to-day operations of the venture. However, certain “major decisions,” such as: admitting a new member to the venture; selling all, or substantially all, of the venture’s assets; entering into any lease with any tenant for 10,000 or more square feet of the property; borrowing money secured by the property; and amending the budgets for the development of the respective phases of development, will require our written approval. Until the property is stabilized, an affiliate of the Class A Members will be entitled to receive a 2% property management fee and an affiliate of our property manager will be entitled to receive a 2.5% property management fee. Upon stabilization of the property, an affiliate of our property manager will be entitled to receive a 4.5% property management fee for managing the property. The venture also will pay a development fee equal to 5% of the actual project costs to the Class A Members, a portion of which will be paid in equal monthly payments over the expected duration of the applicable phase of the project and a portion of which will be paid upon substantial completion of the landlord’s construction obligations for that phase. In addition, the Class A members will be entitled to be paid real estate leasing commissions and sales commissions to the extent that provide these services to the venture. Following stabilization of the first two phases of development, and later the third phase of development, we will have the option to acquire the developed property for fair market value. If we do not elect to purchase the developed property from the venture, the Class A Members will have the right to either obtain a permanent loan for the property or sell the developed property to an unrelated party on an all-cash basis. As used herein, stabilization will be deemed to have occurred for the first two phases of the project and the third phase of the project when the construction for that phase(s) has been substantially completed for at least 95% of the net leasable square footage in that phase(s); leases have been signed that are consistent with certain leasing parameters agreed to by the members; certificates of occupancy have been issued; and tenants have taken possession, are operating and are paying rent, or have provided tenant estoppels, as applicable.

Cobalt Industrial REIT II. Under the shareholders agreement, as amended, we have committed to invest, over a thirty-month period through a wholly owned subsidiary, Inland American Cobalt Investors, L.L.C., up to $149 million in shares of common beneficial interest of Cobalt. As of December

31, 2007, we had invested approximately $51.9 million in Cobalt. Also as of December 31, 2007, Cobalt had acquired sixty-seven industrial projects consisting of 8.2 million total gross leasable square feet and located within the greater metropolitan areas of Atlanta, Georgia; Chicago, Illinois; Dallas, Texas; Denver, Colorado; Houston, Texas; Minneapolis, Minnesota; Orlando, Florida; and Phoenix, Arizona.

Lauth Group, Inc. As of December 31, 2007, LIP Holdings had invested in forty-four properties in various stages of construction in fourteen states. As of December 31, 2007, we had invested approximately $159.8 million in exchange for the Class A Participating Preferred Interests of LIP Holdings.

D.R. Stephens Institutional Fund. As of December 31, 2007, the Fund had acquired ten industrial properties consisting of approximately 1.7 million total gross leasable square feet located in Antioch, Fremont, Milpitas, Santee, San Jose and Sunnyvale, California for a total purchase price of approximately $166.6 million, of which we have funded approximately $60.3 million in cash.

The Market at Hamilton. On January 15, 2008, Hamilton Road Retail, LLC exercised its right to require us to purchase its interest in this joint venture.

Parkway Centre North – Outlot Building B. On January 15, 2008, BA-Grove City North, LLC exercised its right to require us to purchase its interest in this joint venture.

Parkway Centre North – Phases I and II. On January 11, 2008, Stringtown Partners North, LLC exercised its right to require us to purchase its interest in this joint venture. We purchased the interest for approximately $8.3 million, and now own 100% of the equity interests in the joint venture.

Our Operating Companies

This subsection supplements the discussion contained in the prospectus under the heading “Business and Policies – Our Assets – Our Operating Companies,” which begins on page 137 of the prospectus. Specifically, the discussion contained in the prospectus under the heading “ – Proposed Acquisition of Apple Hospitality Five, Inc.,” which begins on page 139 of the prospectus, is superseded by the discussion set forth below under the heading “Inland American Orchard Hotels, Inc.”

Inland American Winston Hotels, Inc. As of December 31, 2007, Inland American Winston Hotels, Inc., referred to herein as “Inland American Winston,” owned, directly or indirectly, forty-seven hotel properties in seventeen states, having an aggregate of 6,383 rooms, including forty-five wholly owned properties with an aggregate of 6,139 rooms, a 41.7% ownership interest in a joint venture that owned one hotel with 121 rooms and a 0.21% ownership interest in a joint venture that owned one hotel with 123 rooms for which substantially all of the profit or loss generated by the joint venture is allocated to us.

Contemporaneous with our merger with Winston, Inland American Winston, WINN Limited Partnership (“WINN”) and Crockett Capital Corporation, or “Crockett,” entered into an agreement regarding the ownership and development of various hotels, including the development of a Westin Hotel in Durham, North Carolina, a Hampton Inn & Suites/Aloft Hotel in Raleigh, North Carolina, an Aloft Hotel in Chapel Hill, North Carolina and an Aloft Hotel in Cary, North Carolina (collectively referred to herein as the “development hotels”). On January 16, 2008, Crockett filed an action in the General Court of Justice of the State of North Carolina against Inland American Winston and WINN.  The complaint alleges that Inland American Winston and WINN breached the terms of the agreement by failing to take certain actions to develop the Cary, North Carolina hotel and by refusing to transfer the three other development hotels to Crockett.  The complaint seeks, among other things, monetary damages in an amount not less than $4.8 million with respect to the Cary, North Carolina property.  With respect to the remaining three development hotels, the complaint seeks specific performance in the form of an order directing Inland American Winston and WINN to transfer their rights in the hotels to Crockett or, alternatively, monetary damages in an amount not less than $20.1 million.  Inland American Winston and WINN deny these claims and intend to vigorously defend the action.

Inland American Orchard Hotels, Inc. On October 5, 2007, we completed a merger with Apple Hospitality Five, Inc., referred to herein as “Apple,” in which we purchased each issued and outstanding unit of Apple, equal to one share of Apple’s common stock and one share of Series A preferred stock (together, a “Unit”) and each issued and outstanding share of Apple Series B convertible preferred stock, on an as-converted basis, other than any dissenting shares, as well as each option to purchase the Units, for an aggregate purchase price of approximately $700 million. Prior to the closing of the merger, Apple defeased a loan secured by the Courtyard by Marriott hotel located in Harlingen, Texas, which we acquired in connection with the merger. The outstanding principal amount of this loan at the time of the defeasance was approximately $4.5 million. As a result of the defeasance, we substituted other income-producing collateral for the Harlingen hotel. By defeasing this loan prior to the closing of the merger, Apple was not required to obtain the lender’s consent to the merger. Our wholly owned subsidiary, Inland American Orchard Hotels, Inc., is the surviving entity of this merger.

As of December 31, 2007, Inland American Orchard Hotels, Inc. owned twenty-seven hotels, including eleven Residence Inn by Marriott hotels, nine Courtyard by Marriott hotels, one SpringHill Suites by Marriott hotel, four Homewood Suites by Hilton hotels and two Hilton Garden Inn hotels. The hotels are located in fourteen states and, in aggregate, consist of 3,439 rooms. See “Description of Real Estate Assets” for a more detailed summary of our lodging properties. Our Business Manager is responsible for overseeing our property portfolio, and the daily hotel operations are managed under various management agreements with third party property managers Marriott, Hilton and Interstate Hotels and Resorts, Inc. (“Interstate”).

Except for nine Marriott brand hotels managed by Interstate, our Marriott brand hotels are managed by Marriott or its affiliates pursuant to management agreements that provide us access to Marriott’s intellectual property and proprietary sales and reservation system. These management agreements typically have an initial term of thirty years, and permit either party to renew the agreement for an additional thirty years. The agreements generally provide for payment of base management fees, calculated annually based on a percentage of revenue, incentive management fees over a priority return (as defined in the management agreements), system fees and marketing fees. Additionally, these agreements permit us to terminate the agreements if Marriot does not achieve certain operating results.

Interstate manages five of our Residence Inn hotels and four of our Courtyard by Marriott hotels. The agreements governing the management of these hotels provide that we will pay Interstate fees, calculated as a percentage of revenue, as well as incentive management fees if Interstate achieves certain operating results. The management agreements have a term of five years and permit us to terminate the agreements if Interstate does not achieve certain operating results. Separate franchise agreements with Marriott provide access to Marriott’s intellectual property and proprietary sales and reservation system for these hotels.

Hilton, or one of its affiliates, manages the day-to-day operations of our Homewood Suites and Hilton Garden Inn hotels. The management agreements for these hotels provide that we will pay Hilton fees, calculated as a percentage of revenue, for management services as well as fees for use of its name and reservation system, among other things. We also pay Hilton a fee, calculated as a percentage of suite revenue, for franchise licenses to operate as a Homewood Suites by Hilton or a Hilton Garden Inn and to participate in its reservation system.

Utley Residential Company. Through Communities, we have access to Utley’s existing pipeline of student and conventional multi-family housing development projects as well as any new projects that have been presented and approved by the investment committee and our board of directors. We were assigned the ground lease for land in Lafayette, Louisiana and separately purchased the University House at Huntsville, an undeveloped parcel of land in Huntsville, Texas, the University House at Gainesville, an undeveloped parcel of land in Gainesville, Florida, Block 121, an undeveloped parcel of land in Birmingham, Alabama, and Cityville Oak Park and Cityville Carlisle, two undeveloped parcels of land in Dallas, Texas. We have also executed a ground lease for land in Philadelphia, Pennsylvania and Dunwoody, Georgia. Four of the projects will be developed primarily as student housing and are currently under construction and expected to be operational by fall of 2008. The other four projects will be developed primarily as conventional multi-family housing and will be operational at varying stages toward the end of the 2009 and throughout 2010.

Inland American Lodging Corporation. Through Inland American Lodging Corporation, as of December 31, 2007, we owned two hotel properties located in Gainesville, Florida and The Woodlands, Texas, with 589 aggregate rooms and over 21,000 square feet of meeting space.

Probable Acquisition of RLJ Urban Lodging Master, LLC. We have entered into a merger agreement with RLJ Urban Lodging Master, LLC (referred to herein as “Lodging Master”) and RLJ

Urban Lodging REIT, LLC and RLJ Urban Lodging REIT (PF#1), LLC, which together own all of the membership interests of Lodging Master, referred to herein as the “sellers,” to acquire Lodging Master. On October 16, 2007, we notified Lodging Master and the sellers that we intend to proceed with the merger. If the merger is completed, Lodging Master will merge with and into our wholly-owned subsidiary (referred to herein as “Acquisition Sub”), with Acquisition Sub continuing as the surviving entity of the merger. All of the membership interests of Lodging Master, representing all of its equity securities, will be converted into, and cancelled in exchange for, the right to receive the purchase price, which will be equal to $900 million in the aggregate, consisting of $475 million in cash, including amounts in the Escrow Deposit described below, plus Lodging Master’s existing indebtedness totaling $385 million and $40 in new indebtedness ultimately secured by Lodging Master’s assets, each as described in more detail below. The purchase price will be subject to further adjustment as described in the merger agreement. If the closing conditions set forth in the merger agreement are satisfied or waived prior to February 15, 2008, we expect to close no later than February 15, 2008.

Background.  Lodging Master is a private company headquartered in Bethesda, Maryland which owns, through various subsidiaries, a portfolio of twenty-two full and select-service hotels located primarily in and around major urban markets across the United States, including Atlanta, Baltimore, Chicago and Washington, D.C. The portfolio includes, among others, four Residence Inn by Marriott hotels, four Courtyard by Marriott hotels, four Hilton Garden Inn hotels and two Embassy Suites hotels. In the aggregate, the hotels consist of 4,061 rooms. Lodging Master’s daily hotel operations are managed under various management agreements with nine third party property managers including Marriott, Hilton and Hyatt, as well as independent third party managers. Lodging Master currently pays a base management fee ranging from 2.0% to 7.0% of hotel revenues for management services as well as fees for use of their names and reservations systems, among other things. The management companies also are eligible to receive an incentive management fee if hotel operating income, as defined in the management agreements, exceeds certain thresholds.

Summary of Hotel Properties. The following table sets forth, by franchise affiliation, certain information with respect to the hotels that Lodging Master owned as of September 30, 2007:

Property	Year Constructed	Number of Rooms
Courtyard by Marriott Elizabeth (Newark Airport)	2002	203
–Elizabeth, New Jersey
Courtyard by Marriott Baltimore - Ft. Meade	2004	140
–Annapolis Junction, Maryland
Courtyard by Marriott Ft. Worth Downtown	1999	203
–Fort Worth, Texas
Courtyard by Marriott Birmingham Downtown at UAB	2005	122
–Birmingham, Alabama
Doubletree Atlanta Galleria	1985	155
–Atlanta, Georgia
Doubletree Washington, D.C	1972	220
–Washington, D.C.
Embassy Suites Cleveland Beachwood	1989	216
–Beachwood, Ohio
Embassy Suites Baltimore North - Hunt Valley	1985	223
–Hunt Valley, Maryland
Hampton Inn Suites Denver Downtown	2005	148
–Denver, Colorado
Hilton Garden Inn Burlington	2005	179
–Burlington, Massachusetts
Hilton Garden Inn Colorado Springs	1999	154
–Colorado Springs, Colorado

Hilton Garden Inn San Antonio Airport	2006	117
–San Antonio, Texas
Hilton Garden Inn Washington, D.C.	2000	300
–Washington, D.C.
Hilton Suites Phoenix	1990	226
–Phoenix, Arizona
Homewood Suites Houston Galleria	2006	162
–Houston, Texas
Hyatt Place Boston - Medford	1998	157
–Medford, Massachusetts
Marriott Atlanta Century Center	1974	287
–Atlanta, Georgia
Marriott Chicago Medical District	1988	113
–Chicago, Illinois
Residence Inn Baltimore - Inner Harbor	2005	188
–Baltimore, Maryland
Residence Inn Boston - Cambridge	1999	221
–Cambridge, Massachusetts
Residence Inn Elizabeth (Newark Airport)	2002	198
–Elizabeth, New Jersey
Residence Inn Poughkeepsie	2004	128
–Poughkeepsie, New York

The Merger Agreement. The merger agreement was originally entered into as of August 12, 2007 but provided us with the right to terminate for any reason within twenty-three days in our sole discretion without any obligation on our part. The agreement was subsequently amended as of September 5, 2007 to extend this termination right through 5:00 p.m. eastern time on September 10, 2007, as of September 13, 2007 to extend this termination right through 5:00 p.m. eastern time on October 15, 2007 and again as of October 15, 2007 to extend this termination right through 5:00 p.m. eastern time on October 16, 2007. We further amended the agreement on October 16, 2007 and January 18, 2008 to amend certain terms and conditions, as described herein. Upon signing the original agreement, we deposited $10 million into escrow. Following the execution of the September 13, 2007 amendment, on September 14, 2007, we directed the escrow agent to disburse $500,000 of this escrow deposit to the sellers as a non-refundable down payment of the purchase price. Except as described herein, the remaining $9.5 million of this deposit would have been fully refunded if we had terminated the agreement prior to October 16, 2007. However, on October 16, 2007, we notified the sellers of our intention to proceed with the merger and on October 17, 2007 and January 22, 2008 we deposited an additional $35 million and $55 million, respectively, into the escrow for a total deposit of $99.5 million, referred to herein as the “Escrow Deposit.”  Except in certain circumstances described below, the Escrow Deposit is non-refundable; however, if we complete the transaction, the Escrow Deposit as well as the $500,000 previously disbursed to the sellers will be credited against the final purchase price. The purchase price is subject to further adjustment based on the proration of certain items described in the merger agreement. Items incurred at each hotel property, such as taxes, payables, revenue from operations as well as wages and salaries will be prorated as of the closing date in a manner similar to the way these items would be prorated in an asset purchase or sale and the purchase price will be adjusted by an amount equal to such prorations. We also will be responsible for all of the costs associated with improvements that may be required by certain franchisors of brands under which certain of the properties owned by Lodging Master operate; however, the purchase price will be reduced by $5 million at closing to cover a portion of these costs. We also will be responsible for certain closing costs. We anticipate that the adjustments will increase the purchase price by approximately $18 million.

The merger agreement, as amended, describes the existing indebtedness that we expect to retain at the closing of the merger as well as the new indebtedness that we intend to incur in connection with the merger. The existing indebtedness consists of three groups of existing loans secured by Lodging Master’s hotels. First, we intend to seek the consent of various lenders to retain five secured loans, with an aggregate original loan amount of $125.3 million, on their original terms. These loans mature from July 2010 to September 2015 and bear interest at fixed rates ranging from 5.41% to 6.93%. Second, we intend to seek the consent of Capmark Finance, Inc., referred to herein as “Capmark,” to retain approximately $162.9 million in loans. Each of the ten loans in this group would have an initial term of twelve months, with one option to renew for an additional twelve months. The Capmark loans bear interest at a rates ranging from 30-day LIBOR plus 1.40% to 30-day LIBOR plus 1.75%. As of September 30, 2007, the Capmark loans bore interest at rates ranging from 5.54% to 7.10%. In connection with the retention of this group of loans, we would pay Capmark a fee equal to 1% of the retained loan amount. Finally, we intend to seek the consent of Wells Fargo Real Estate Group, referred to herein as “Wells Fargo,” to retain six loans, with an aggregate loan amount of $96.6 million. We would retain the Wells Fargo loans on their original terms. These loans mature from November 2007 to June 2010, with two one-year renewal options, and bear interest at a rates ranging from LIBOR plus 1.60% to LIBOR plus 2.5%. As of September 30, 2007, the Wells Fargo loans bore interest at rates ranging from 5.75% to 6.94%. In connection with retaining the Wells Fargo loans, we would pay Wells Fargo a fee equal to 0.25% of the aggregate balance of these loans. The retention of the three groups of loans on the terms summarized above is a condition of our obligations to complete the merger and is contingent upon certain conditions, and we have not entered into a binding agreement or commitment with any of these lenders.

We are borrowing approximately $40 million in new monies secured by the Residence Inn located in Baltimore, Maryland. The proposed new loan has a two-year term, subject to two one-year extensions, and bears interest at LIBOR plus 175 basis points. The loan fee will be approximately $200,000. The merger agreement includes additional provisions regarding customary representations, warranties and covenants, including those regarding the conduct of Lodging Master’s business prior to the closing of the merger, such as the requirement that the lenders consent to the retention of the indebtedness on the terms summarized above.

The agreement may be terminated by us or by Lodging Master under certain circumstances, including but not limited to: (1) by mutual written consent of both parties; (2) by either party if the merger is not consummated by February 15, 2008, which date will be extended for an additional sixty days if (A) the sellers have not delivered certain third party consents or (B) the Embassy Suites hotel in Hunt Valley, Maryland is not yet repaired and open for business, so long as the parties are working diligently and in good faith to cause the unsatisfied conditions in (A) and (B) to be satisfied, (3) by either party if any governmental order, decree or ruling makes the consummation of the merger transaction illegal or permanently prohibits the transaction; (4) by either party upon a material uncured breach of the agreement by the other party; (5) by us if (y) as a result of damages to any of Lodging Master’s properties prior to the closing date, renovation costs exceed $4 million for any single hotel or $20 million in the aggregate or (z) prior to the closing date, all or substantially all of any hotel is taken by condemnation or eminent domain. Additionally, in the event that the sellers default in their obligations under the merger agreement by selling Lodging Master or any of its properties to a third party (other than as required pursuant to the provisions of a franchise or management agreement), and the remedy of specific performance is not available to us, the sellers must pay us a $40 million termination fee as liquidated damages and we will be entitled to the return of the Escrow Deposit, excluding the non-refundable down payments described above. If, however, the sale is required by the provisions of a franchise or management agreement, the sellers only will be responsible for reimbursing us for any fees and expenses that we incurred in connection with the transactions contemplated by the agreement, not to exceed $375,000. In the event that we default in our obligation to pay the purchase price or any of our other obligations under the merger agreement, and the sellers terminate the agreement, the Escrow Deposit will be paid to the sellers as liquidated damages.

The merger is subject to various closing conditions, including, among other things, the consents or waivers from the third party property managers, hotel franchisors and third party lenders. Both we and the sellers already have obtained approval from our and their respective boards of directors as necessary to enter into the merger agreement and related transactions.

Our Investments and Lending Relationships

This subsection supplements the discussion contained in the prospectus under the heading “Business and Policies – Our Assets – Our Investments and Lending Relationships,” which begins on page 143 of the prospectus.

Investments in REIT Marketable Securities. We invest in marketable securities, consisting of preferred and common stock investments in other REITs. Under Accounting Principles Board (APB) Opinion No. 18 (“The Equity Method of Accounting for Investments in Common Stock”), we evaluate our equity method investments for impairment indicators. The valuation analysis considers the investment positions in relation to the underlying business and activities of our investment. Based on recent net losses and declines in the common stock price of Feldman Mall Properties, Inc. (NYSE: FMP) (“Feldman”), we recognized a $5.1 million impairment loss on our investment in unconsolidated entities as of September 30, 2007.

Pursuant to agreements entered into with Feldman, Feldman gave notice of its intent to issue an additional 1,400,000 shares to us at a price equal to $25.00 per share. We paid the funds for these shares on October 22, 2007 and December 17, 2007, and now own a total of 2,000,000 shares of the Feldman series A preferred stock. In addition, as of December 31, 2007, we owned 1,283,500 shares of Feldman’s common stock and 3,546,100 shares of common stock assuming the conversion of 2,000,000 shares of Series A preferred shares at an initial conversion ratio equal to 1:1.77305, or 37% of Feldman’s common stock (based on the 13,018,831 outstanding shares of common stock as reported by Feldman as of December 11, 2007). Feldman’s common stockholders voted to authorize us to convert our shares of series A preferred stock, in whole or in part, into Feldman’s common stock after June 30, 2007.

Other Investments. On October 29, 2007, we purchased, through a wholly owned subsidiary formed for this purpose, a 75% interest in a limited partnership known as FW Lemmon, L.P. (“Lemmon”) that owns approximately 2.276 acres of undeveloped land located at the intersection of Lemmon Avenue and Carlisle Street in Dallas, Texas. Lemmon, itself or through a successor entity, intends to develop this land to construct an apartment complex comprised of 206 one- and two-bedroom units. The apartment complex also will include approximately 4,500 gross leasable square feet of retail space. We anticipate that the cost to develop this property will be approximately $31.3 million. The development is expected to begin in May 2008 and be completed in September 2009. We purchased the Lemmon interests from unaffiliated third parties, FWC Operating GP, LLC and FWC Apartment Development Company, LP, for approximately $4.5 million in cash, and may later borrow monies using our interest in the partnership as collateral.

Our Lending Relationships. We may make loans to third parties or to affiliates of, or entities sponsored by, IREIC. These loans may be secured by first or second mortgages on commercial real estate owned by the entity or a pledge of ownership interests in the entity owning commercial real estate. In addition, we generally obtain personal guarantees from the borrowers of these loans, particularly where the loans are secured by underdeveloped land. The following is a summary of the loans that we have made as of the date of this prospectus.

Cambria Suites. On December 31, 2007, we advanced approximately $11.5 million of a $24 million loan to an unaffiliated third party, JT PLC 33rd Street Owner, L.P. referred to herein as “JTPLC.”  The borrower is required to use the loan proceeds to acquire a 7,406 sq ft parcel of land located in Midtown Manhattan in New York, New York (referred to herein as the “Manhattan land”), to fund pre-development costs and to fund certain sitework for the pre-development of a Cambria Suites® hotel. JTPLC will make monthly interest-only payments on the loan at the 30 day LIBOR rate plus 3.50%, until the loan is repaid in full. A final balloon payment of all outstanding principal, all accrued and unpaid interest, and all other sums due under the loan documents will be due from JTPLC at maturity on December 31, 2008. Subject to certain conditions, JTPLC may extend the term of the loan for one year by paying an extension fee of $144,000. The loan may not be prepaid in full or in part prior to June 1, 2008. If the loan is prepaid during the period from July 1, 2008 through September 30, 2008, there is a 1% prepayment penalty.

JTPLC has granted us a first priority mortgage security interest in the Manhattan land as well as any buildings or improvements to be developed on that land. JTPLC also has assigned its interests in contracts relating to the Manhattan land, and the construction of improvements thereon, as additional collateral securing the loan. PLC Partners, LLC and Sam Klein, individually, also have agreed to guarantee the performance of JTPLC’s obligations under the loan documents, in an amount not to exceed 25% of the loan amount, or $6.0 million.

South Shore Corporate Park. On August 1, 2007, we advanced an additional $464,291 of this $38.8 million loan to an unaffiliated third party, South Shore Corporate Park LLC.

Alcoa Exchange. On October 5, 2007, December 6, 2007, and December 21, 2007, we funded an additional $324,363, $318,537 and $929,778, respectively, under this loan. In addition, Alcoa Exchange Associates, LLC has exercised its option to extend the loan for another twelve months, through December 31, 2008. An extension fee of $384,288 was paid to us on December 10, 2007.

Fourth Quarter Properties 124, LLC. On October 1, 2007, our subsidiary, IA Orland Sand, L.L.C. terminated its loan participation agreement with Inland Real Estate Corporation (referred to herein as “IRC”) by paying IRC approximately $10.4 million in cash, in exchange for IRC’s 25% interest in the loan.

Fourth Quarter Properties 124, LLC has twice elected to extend the term of the loan through March 31, 2008, and has paid an aggregate $50,000 extension fee.

Employees

This subsection, which begins on page 149 of the “Business and Policies” section of the prospectus, is supplemented as follows:

As of December 31, 2007, we had 104 full-time employees. None of the employees is represented by a labor union.

Distributions

This subsection, which begins on page 150 of the “Business and Policies” section of the prospectus, is supplemented as follows:

We intend to continue paying regular monthly cash distributions to our stockholders. For the period from August 31, 2005 (when we commenced our initial public offering) through September 30, 2007, we paid cash distributions to our stockholders aggregating approximately $177.4 million. Approximately $177.3 million of these distributions were funded with cash provided from our operating and investing activities and approximately $0.1 million of the distributions were funded from financing activities including contributions from our sponsor. For the period beginning January 1, 2007 and ending September 30, 2007, we paid cash distributions of approximately $144.9 million, all of which were funded with cash provided from our operating and investing activities. Effective November 1, 2007, we began paying cash distributions equal to $0.62 per share on an annualized basis. Distributions at this rate are equivalent to a 6.2% annualized yield on a share purchased for $10.00. Because we pay distributions in arrears, the cash distribution paid on December 12, 2007, for stockholders of record on November 30, 2007, was the first to reflect this increase.

Legal Proceedings

This subsection is inserted at the end of the “Business and Policies” section on page 150 of our prospectus.

Contemporaneous with our merger with Winston, Inland American Winston, WINN and Crockett Capital Corporation, or “Crockett,” entered into an agreement regarding the ownership and development of various hotels, including the development of a Westin Hotel in Durham, North Carolina, a Hampton Inn & Suites/Aloft Hotel in Raleigh, North Carolina, an Aloft Hotel in Chapel Hill, North Carolina and an Aloft Hotel in Cary, North Carolina (collectively referred to herein as the “development hotels”). On January 16, 2008, Crockett filed an action in the General Court of Justice of the State of North Carolina against Inland American Winston and WINN.  The complaint alleges that Inland American Winston and WINN breached the terms of the agreement by failing to take certain actions to develop the Cary, North Carolina hotel and by refusing to transfer the three other development hotels to Crockett.  The complaint seeks, among other things, monetary damages in an amount not less than $4.8 million with respect to the Cary, North Carolina property.  With respect to the remaining three development hotels, the complaint seeks specific performance in the form of an order directing Inland American Winston and WINN to transfer their rights in the hotels to Crockett or, alternatively, monetary damages in an amount not less than $20.1 million.  Inland American Winston and WINN deny these claims and intend to vigorously defend the action.

DESCRIPTION OF REAL ESTATE ASSETS

The following discussion supersedes in its entirety the discussion contained in the prospectus under the heading “Description of Real Estate Assets,” which begins on page 151 of the prospectus.

As of December 31, 2007, we, directly or indirectly, including through joint ventures in which we have a controlling interest, owned fee simple and leasehold interests in 640 properties, excluding our lodging facilities, located in thirty-three states.  In addition, we, through our wholly owned subsidiaries, Inland American Winston Hotels, Inc., Inland American Orchard Hotels, Inc. and Inland American Lodging Corporation, owned seventy-six lodging facilities in twenty-two states.  We own interests in retail, office, industrial/distribution and multi-family properties, undeveloped land and lodging facilities.  The following table provides summary information, by segment, regarding the location, gross leasable area in square feet (“GLA”), where applicable, and character of these properties as of December 31, 2007 and, with respect to our lodging facilities, as of November 30, 2007.

Retail Properties	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied as of 12/31/07	No. of Tenants as of 12/31/07	Total GLA	Mortgage Payable ($)
SunTrust Bank Portfolio I (1) –Various Locations	12/10/2007	Various Dates	988,871	100%	210	988,871	258,607,916
SunTrust Bank Portfolio II (1) –Various Locations	12/20/2007	Various Dates	359,367	100%	71	362,266	74,212,864
NewQuest Portfolio (1)(2) –Various Locations	Various Dates	Various Dates	1,932,245	93%	432	2,088,398	37,560,052
Bradley Portfolio (1) –Various Locations	Various Dates	Various Dates	114,308	100%	5	114,308	11,126,284
Six Pines Portfolio (1) –Various Locations	Various Dates	Various Dates	1,418,841	96%	255	1,477,424	158,500,000
CFG Portfolio (1) –Various Locations	Various Dates	Various Dates	993,926	100%	160	993,926	—
Stop & Shop Portfolio(3) –Various Locations	Various Dates	Various Dates	599,830	100%	9	599,830	85,052,800
Paradise Shops of Largo –Largo, Florida	10/17/2005	2005	50,441	92%	5	54,641	7,325,000
Triangle Center –Longview, Washington	12/23/2005	2004-2005	247,014	87%	37	253,064	23,600,000
Monadnock Marketplace –Keene, New Hampshire	01/04/2006	2003-2005	200,791	100%	12	200,791	26,785,000
Lakewood Shopping Center I –Margate, Florida	01/27/2006	2002-2004	144,277	97%	30	149,077	11,714,963
Canfield Plaza –Canfield, Ohio	04/05/2006	1999	86,839	86%	9	100,958	7,575,000
Shakopee Center –Shakopee, Minnesota	04/06/2006	2004	35,972	35%	1	103,442	8,800,000
Lincoln Mall –Lincoln, Rhode Island	05/31/2006	2002-05	426,879	97%	39	439,132	33,835,000
Brooks Corner –San Antonio, Texas	06/26/2006	2004	158,666	95%	20	166,205	14,275,800
Fabyan Randall –Batavia, Illinois	06/29/2006	2002-2004	83,285	98%	12	91,415	13,405,383
The Market at Hilliard –Hilliard, Ohio	07/11/2006	2003-2006	107,544	93%	11	115,223	11,220,000

Retail Properties	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied as of 12/31/07	No. of Tenants as of 12/31/07	Total GLA	Mortgage Payable ($)
Buckhorn Plaza –Bloomsburg, Pennsylvania	08/30/2006	2004	78,159	98%	14	79,359	9,025,000
Lincoln Village –Chicago, Illinois	10/13/2006	2002	163,168	100%	29	163,168	22,035,000
Parkway Centre North –Grove City, Ohio	10/13/2006	2005-2007	125,145	96%	10	130,802	—
Plaza at Eagles Landing –Stockbridge, Georgia	11/02/2006	2005-2006	29,265	88%	9	33,265	5,310,000
State Street Market –Rockford, Illinois	12/14/2006	1996	193,657	100%	6	193,657	10,450,000
New Forest Crossings II –Houston, Texas	12/19/2006	2006	25,080	94%	7	26,700	3,437,500
The Shops at Sherman Plaza –Evanston, Illinois	12/21/2006	2006	137,186	91%	16	150,794	30,275,000
The Market at Hamilton –Gahanna, Ohio	01/12/2007	2006	10,245	100%	6	10,245	—
Parkway Centre North – Outlot Building B –Grove City, Ohio	01/12/2007	2006	44,742	100%	12	44,742	7,892,542
Crossroads at Chesapeake Square –Chesapeake, Virginia	03/22/2007	1991	79,476	100%	3	79,476	8,950,000
Chesapeake Commons –Chesapeake, Virginia	03/22/2007	2004-2005	115,407	96%	20	119,685	11,210,000
Gravois Dillon Plaza I & II –High Ridge, Missouri	04/30/2007 and 07/12/2007	2004-2007	141,980	99%	24	143,480	12,630,000
Pavilions at Hartman Heritage –Independence, Missouri	05/03/2007	2003	205,225	92%	24	223,881	23,450,000
Legacy Crossing –Marion, Ohio	05/14/2007	2007	134,389	100%	18	134,389	10,890,000
Shallotte Commons –Shallotte, North Carolina	05/15/2007	2005-2006	85,897	100%	11	85,897	6,077,500
Lakewood Shopping Center Phase II –Margate, Florida	06/01/2007	2006-2007	87,602	100%	6	87,602	—
Northwest Marketplace –Houston, Texas	06/08/2007	2002	178,212	97%	27	182,872	19,965,000
Spring Town Center III –Spring, Texas	06/22/2007	2005	19,788	65%	5	30,438	—
Riverstone Shopping Center –Missouri City, Texas	06/28/2007	2006	106,721	94%	8	113,821	12,600,000
Lord Salisbury Center –Salisbury, Maryland	06/28/2007	2005	264,909	87%	15	305,287	—
Middleburg Crossings –Middleburg, Florida	06/29/2007	2000	62,655	98%	12	64,232	—
Washington Park Plaza –Homewood, Illinois	07/24/2007	2004-2007	228,324	100%	26	228,324	30,600,000
Wickes Furniture –Lake Zurich, Illinois	08/15/2007	2006	42,792	100%	1	42,792	5,767,155
McKinney Towne Center Outlots –McKinney, Texas	09/17/2007	2006-2007	17,600	100%	5	17,600	—

Retail Properties	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied as of 12/31/07	No. of Tenants as of 12/31/07	Total GLA	Mortgage Payable ($)
Forest Plaza –Fond Du Lac, Wisconsin	09/21/2007	2004, 2007	119,859	98%	7	122,829	2,237,221
Lakeport Commons –Sioux City, Iowa	09/25/2007	2005 - 2006	258,754	92%	27	282,645	—
Penn Park –Oklahoma City, Oklahoma	10/10/2007	2006	241,460	100%	19	241,460	31,000,000
Streets of Cranberry –Cranberry Township, Pennsylvania	10/19/2007	2007	81,923	76%	21	107,500	24,425,000
Total Retail Properties:			11,228,716		1,706	11,745,913	$1,071,822,980

Office Properties	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied as of 12/31/07	No. of Tenants as of 12/31/07	Total GLA	Mortgage Payable ($)
NewQuest Portfolio (1)(2) –Various Locations	Various Dates	Various Dates	20,659	77%	3	26,659	—
Bradley Portfolio (1) –Various Locations	Various Dates	Various Dates	541,710	100%	7	541,710	54,414,817
SBC Center (1) –Hoffman Estates, Illinois	11/15/2005	1988-1999	1,690,214	100%	1	1,690,214	200,472,000
Bridgeside Point –Pittsburgh, Pennsylvania	11/22/2005	2001	153,110	100%	1	153,110	17,325,000
Lakeview Technology Center I –Suffolk, Virginia	12/02/2005	2004	110,007	100%	2	110,007	14,470,000
Dulles Executive Office Plaza –Herndon, Virginia	07/25/2006	2000-2002	346,559	91%	7	379,580	68,750,000
IDS Center (1) –Minneapolis, Minnesota	08/17/2006	1972	1,312,317	94%	230	1,401,384	161,000,000
Washington Mutual –Arlington, Texas	10/20/2006	1983	239,905	100%	1	239,905	20,115,000
One AT&T Center (1) –St. Louis, Missouri	12/21/2006	1986	1,461,274	100%	1	1,461,274	112,695,000
AT&T Center (1) –Cleveland, Ohio	03/30/2007	1995	431,180	96%	1	449,290	29,242,000
Worldgate Plaza –Herndon, Virginia	06/02/2007	1999-2000	322,325	100%	6	322,325	59,950,000
SunTrust Office I Portfolio –Various Locations	12/10/2007	Various Dates	160,260	100%	8	160,260	22,560,130
SunTrust Office II –Atlanta, Georgia	12/20/2007	Various Dates	44,054	100%	1	44,054	4,401,977
Total Office Properties:			6,833,574		269	6,979,772	$765,395,924

Industrial/Distribution Properties	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied as of 12/31/07	No. of Tenants as of 12/31/07	Total GLA	Mortgage Payable ($)
Bradley Portfolio (1) –Various Locations	Various Dates	Various Dates	5,926,046	100%	21	5,926,046	206,111,990
C&S Portfolio (4) –Various Locations	Various Dates	Various Dates	1,720,000	100%	4	1,720,000	82,500,000
Persis Portfolio (5) –Various Locations	Various Dates	Various Dates	583,900	100%	2	583,900	—
McKesson Distribution Center –Conroe, Texas	11/02/2005	2005	162,613	100%	1	162,613	5,760,000
Thermo Process –Sugarland, Texas	01/17/2006	2005	150,000	100%	1	150,000	8,201,000
Schneider Electric –Loves Park, Illinois	02/23/2007	1966	545,000	100%	1	545,000	11,000,000
ProLogis Tennessee Portfolio (2)(6) –Memphis and Chattanooga, Tennessee	04/09/2007	Various Dates	2,214,005	96%	38	2,302,827	32,450,000
Atlas Cold Storage Portfolio (1) –Various Locations	09/28/2007	1970 - 2006	1,896,815	100%	11	1,896,815
Total Industrial/Distribution Properties:			13,198,379		79	13,287,201	$346,022,990

Multi-Family Properties	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied as of 12/31/07	No. of Tenants as of 12/31/07	Total GLA	No. of Units as of 12/31/07	Mortgage Payable ($)
Southgate Apartments –Louisville, Kentucky	03/02/2006	2001-2002	225,200	96%	247	233,375	256	10,725,000
Fields Apartment Homes –Bloomington, Indiana	03/01/2007	2001	304,994	95%	272	319,869	285	18,700,000
Waterford Place at Shadow Creek –Pearland, Texas	03/14/2007	2006	302,246	92%	273	329,919	296	16,500,000
The Landings at Clear Lakes –Webster, Texas	04/05/2007	2006	299,151	88%	322	339,208	364	—
The Villages at Kitty Hawk –Universal City, Texas	06/01/2007	2006	204,297	84%	260	245,843	308	11,550,000
University House at UAB –Birmingham, Alabama	08/17/2007	2007	125,356	66%	327	188,020	496	—
Encino Canyon Apartments –San Antonio, Texas	09/07/2007	2005	226,466	90%	206	252,573	228	12,000,000
Seven Palms Apartments –Webster, Texas	09/13/2007	1999	304,121	91%	328	334,596	360	18,750,000
Total Multi-Family Properties:			1,991,831		2,235	2,243,403	2,593	$88,225,000

Grand Total – All Properties (7):			33,252,500		4,289	34,256,289		$2,271,436,312

(1)          See “– Significant Acquisitions” for a more detailed discussion regarding this property, or portfolio of properties.

(2)          The occupancy figures in this table for these portfolios of properties represent the average occupancy for each portfolio of properties.

(3)          This retail portfolio is comprised of Stop and Stop retail properties located in Hyde Park, New York (52,500 GLA); Cumberland, Rhode Island (85,799 GLA); Malden, Massachusetts (79,229 GLA); Swampscott, Massachusetts (65,268 GLA); Southington, Connecticut (64,948 GLA); Framingham, Massachusetts (64,917 GLA); Bristol, Rhode Island (63,128 GLA); Sicklerville, New Jersey (68,323 GLA) and a Bi-Lo property in Greenville, South Carolina (55,718 GLA).

(4)          This industrial/distribution portfolio is comprised of four C&S Wholesalers properties located in Westfield, Massachusetts (520,000 GLA); North Hatfield, Massachusetts (467,000 GLA); South Hatfield, Massachusetts (333,000 GLA); and Aberdeen, Massachusetts (400,000 GLA).

(5)          This industrial/distribution portfolio is comprised of UPS e Logistics located in Elizabethtown, Kentucky (400,000 GLA) and Anheuser Busch located in Devens, Massachusetts (183,900 GLA).

(6)          This industrial/distribution portfolio is comprised of the following properties: Airport Distribution Center #15 (81,639 GLA); Airport Distribution Center #16 (251,685 GLA); Airport Distribution Center #11 (121,345 GLA); Airport Distribution Center #18 (75,000 GLA); Airport Distribution Center #19 (175,275 GLA); Airport Distribution Center #9 (42,000 GLA); Delp Distribution Center #2 (97,716 GLA); Airport Distribution Center #2 (102,400 GLA); Delp Distribution Center #5 (144,000 GLA); Airport Distribution Center #10 (161,350 GLA); Delp Distribution Center #8 (94,500 GLA); Airport Distribution Center #7 (42,000 GLA); Airport Distribution Center #8 (32,400 GLA); Airport Distribution Center #4 (80,000 GLA); Southwide Industrial Center #5 (28,380 GLA); Southwide Industrial Center #6 (58,560 GLA); Southwide Industrial Center #7 (118,320 GLA); Southwide Industrial Center #8 (10,185 GLA); Stone Fort Distribution Center #1 (500,000 GLA); Stone Fort Distribution Center #4 (86,072 GLA). All of the properties in this portfolio are located in Memphis, Tennessee, with the exception of Stone Fort Distribution Centers #1 and #4, each of which is located in Chattanooga, Tennessee.

(7)          This table includes our retail, office, industrial/distribution and multi-family properties only. The table does not include our lodging facilities, which are described separately in the table below, and does not reflect our ownership of five parcels of undeveloped land located in Huntsville, Texas; Gainesville, Florida; Birmingham, Alabama; and two parcels in Dallas, Texas. The Huntsville land consists of approximately 24.50 acres adjacent to Sam Houston State University Campus in Huntsville, Texas. We purchased this parcel of land for approximately $1.3 million in cash, and we anticipate that the cost to develop this property will be approximately $27.9 million. The Gainesville land consists of 7.57 acres. We purchased this parcel of land for approximately $6.5 million in cash, and we anticipate that the cost to develop this property will be approximately $39.2 million. The Birmingham land consists of approximately 3.0 acres located between the University of Alabama Medical Center and Birmingham’s central business district. We purchased this parcel of land for approximately $3.1 million in cash, and we anticipate that the cost to develop this property will be approximately $32.7 million. We intend to develop these parcels of land into conventional and student housing facilities with retail space on the properties. One of the Dallas land parcels consists of approximately 20.25 acres, and we anticipate developing student housing on this site as well as holding a portion of the land for future development. We purchased this parcel of land for approximately $34.1 million in cash, and we anticipate that the cost to develop this property will be approximately $66.8 million. The other Dallas land parcel consists of approximately 2.276 acres, and we anticipate developing conventional housing on this site. We purchased this parcel of land for approximately $4.0 million in cash and we anticipate that the cost to develop this property will be $40.7 million.

Lodging Facilities	Manager (1)	Franchisor (2)	Year Constructed or Renovated	Number of Rooms	Revenue Per Available Room for the Five Months Ended 11/30/07 ($)(3)		Average Daily Rate for the Five Months Ended 11/30/07 ($)(3)		Approx.% Occupied for the Five Months Ended 11/30/07 (3)

Inland American Winston Hotels, Inc.
Comfort Inn Riverview –Charleston, South Carolina	Alliance	Choice	2000	129	59		85		69%
Comfort Inn University –Durham, North Carolina	Alliance	Choice	2002	136	49		73		68%
Comfort Inn Cross Creek –Fayetteville, North Carolina	Alliance	Choice	2005-2006	123	65		78		83%
Comfort Inn Orlando –Orlando, Florida	Alliance	Choice	2007	214	34		56		60%
Courtyard by Marriott –Ann Arbor, Michigan	Alliance	Marriott	2005-2006	160	104		129		81%
Courtyard by Marriott Brookhollow –Houston, Texas	Alliance	Marriott	2005-2006	197	63		116		55%
Courtyard by Marriott Northwest –Houston, Texas	Marriott	Marriott	Anticipated 2008	126	79		117		68%
Courtyard by Marriott Roanoke Airport –Roanoke, Virginia	Alliance	Marriott	Anticipated 2008	135	102		132		78%
Courtyard by Marriott Chicago- St. Charles –St. Charles, Illinois	Alliance	Marriott	2006-2007	121	77		106		73%
Courtyard by Marriott –Wilmington, North Carolina	Alliance	Marriott	2004-2005	128	88		114		77%
Courtyard By Marriott Richmond Airport –Sandston (Richmond), Virginia	Alliance	Marriott	1998	142		(4)		(4)	(4)
Fairfield Inn –Ann Arbor, Michigan	Alliance	Marriott	2004-2005	110	78		106		74%
Hampton Inn Suites Duluth- Gwinnett –Duluth, Georgia	Alliance	Hilton	2004	136	65		103		64%
Hampton Inn Baltimore-Inner Harbor –Baltimore, Maryland	Alliance	Hilton	2004	116	138		185		75%
Hampton Inn Raleigh-Cary –Cary, North Carolina	Alliance	Hilton	2004	129	69		92		75%
Hampton Inn University Place –Charlotte, North Carolina	Alliance	Hilton	2004	126	76		107		71%
Hampton Inn –Durham, North Carolina	Alliance	Hilton	2004	136	70		93		75%
Hampton Inn –Jacksonville, North Carolina	Alliance	Hilton	2004	122	78		90		87%
Hampton Inn Atlanta-Perimeter Center –Atlanta, Georgia	Alliance	Hilton	2004	131	75		113		66%
Hampton Inn Crabtree Valley –Raleigh, North Carolina	Alliance	Hilton	2004	141	64		103		62%

Lodging Facilities	Manager (1)	Franchisor (2)	Year Constructed or Renovated	Number of Rooms	Revenue Per Available Room for the Five Months Ended 11/30/07 ($)(3)	Average Daily Rate for the Five Months Ended 11/30/07 ($)(3)	Approx.% Occupied for the Five Months Ended 11/30/07 (3)

Hampton Inn White Plains- Tarrytown –Elmsford, New York	Alliance	Hilton	2004	156	127	161	79%
Hilton Garden Inn Albany Airport –Albany, New York	Alliance	Hilton	2004	155	100	127	79%
Hilton Garden Inn Atlanta Winward –Alpharetta, Georgia	Alliance	Hilton	2006-2007	164	73	124	59%
Hilton Garden Inn –Evanston, Illinois	Alliance	Hilton	2001	178	128	151	84%
Hilton Garden Inn RDU Airport –Morrisville, North Carolina	Alliance	Hilton	2004	155	101	135	74%
Hilton Garden Inn Chelsea –New York, New York	Alliance	Hilton	2007	169	161	308	52%
Hilton Garden Inn Hartford North Bradley International –Windsor, Connecticut	Alliance	Hilton	2004	157	79	117	76%
Holiday Inn Express Clearwater Gateway –Clearwater, Florida	Alliance	IHG	2007	126	40	88	46%
Holiday Inn Harmon Meadow- Secaucus –Secaucus, New Jersey	Alliance	IHG	Anticipated 2008	161	122	149	82%
Homewood Suites –Cary, North Carolina	Alliance	Hilton	2004	150	85	111	77%
Homewood Suites –Durham, North Carolina	Alliance	Hilton	2004	96	74	105	71%
Homewood Suites Houston- Clearlake –Houston, Texas	Hilton	Hilton	2004	92	91	116	78%
Homewood Suites –Lake Mary, Florida	Alliance	Hilton	2004	112	64	101	63%
Homewood Suites Metro Center –Phoenix, Arizona	Alliance	Hilton	2004	126	58	97	59%
Homewood Suites –Princeton, New Jersey	Alliance	Hilton	N/A	142	93	127	74%
Homewood Suites Crabtree Valley –Raleigh, North Carolina	Alliance	Hilton	2004	137	88	121	73%
Quality Suites –Charleston, South Carolina	Alliance	Choice	2004-2007	168	66	91	72%
Residence Inn Roanoke Airport –Phoenix, Arizona	Interstate	Marriott	2005-2007	168	52	93	56%
Residence Inn –Roanoke, Virginia	Alliance	Marriott	2007	79	66	142	46%
Towneplace Suites Northwest –Austin, Texas	Marriott	Marriott	Anticipated 2008	127	70	89	79%
Towneplace Suites Birmingham- Homewood –Birmingham, Alabama	Marriott	Marriott	Anticipated 2008	128	52	85	62%

Lodging Facilities	Manager (1)	Franchisor (2)	Year Constructed or Renovated	Number of Rooms	Revenue Per Available Room for the Five Months Ended 11/30/07 ($)(3)	Average Daily Rate for the Five Months Ended 11/30/07 ($)(3)	Approx.% Occupied for the Five Months Ended 11/30/07 (3)

Towneplace Suites Northwest –College Station, Texas	Marriott	Marriott	Anticipated 2008	94	66	80	83%
Towneplace Suites Clearlake –Houston, Texas	Marriott	Marriott	Anticipated 2008	128	58	101	58%
Towneplace Suites –Houston, Texas (Clearlake)	Marriott	Marriott	Anticipated 2008	94	75	96	78%
Courtyard by Marriott Country Club Plaza (5) –Kansas City, Missouri	Alliance	Marriott	2006	123	111	141	79%
Hilton Garden Inn (5) –North Canton, Ohio	Alliance	Hilton	2006	121	96	131	73%
Hilton Garden Inn –Wilmington, North Carolina	Alliance	Hilton	2007	119	86	135	63%
Inland American Orchard Hotels, Inc.
Courtyard by Marriott Williams Center –Tucson, Arizona	Marriott	Marriott	1996	153	86	113	76%
Courtyard by Marriott –Lebanon, New Jersey	Marriott	Marriott	2003	125	82	121	68%
Courtyard by Marriott Quorum –Addison, Texas	Marriott	Marriott	2000	176	81	125	65%
Courtyard by Marriott –Harlingen, Texas	Interstate	Marriott	1996	114	61	91	67%
Courtyard by Marriott Westchase –Houston, Texas	Interstate	Marriott	1999	153	85	122	70%
Courtyard by Marriott West University –Houston, Texas	Interstate	Marriott	2004	100	91	114	80%
Courtyard by Marriott West Lands End –Fort Worth, Texas	Interstate	Marriott	2004	92	76	100	75%
Courtyard by Marriott Dunn Loring- Fairfax –Vienna, Virginia	Marriott	Marriott	2005	206	117	150	78%
Courtyard by Marriott Seattle- Federal Way –Federal Way, Washington	Marriott	Marriott	2000	160	101	130	77%
Hilton Garden Inn Tampa Ybor –Tampa, Florida	Hilton	Hilton	1999	95	93	125	74%
Hilton Garden Inn –Westbury, New York	Hilton	Hilton	2003	140	123	144	85%
Homewood Suites Colorado Springs North –Colorado Springs, Colorado	Hilton	Hilton	2001	127	50	83	60%
Homewood Suites –Baton Rouge, Louisiana	Hilton	Hilton	1999	115	103	118	87%
Homewood Suites –Albuquerque, New Mexico	Hilton	Hilton	2002	151	70	95	73%

Lodging Facilities	Manager (1)	Franchisor (2)	Year Constructed or Renovated	Number of Rooms	Revenue Per Available Room for the Five Months Ended 11/30/07 ($)(3)		Average Daily Rate for the Five Months Ended 11/30/07 ($)(3)		Approx.% Occupied for the Five Months Ended 11/30/07 (3)

Homewood Suites Cleveland-Solon –Solon, Ohio	Hilton	Hilton	2002	86	71		93		76%
Residence Inn Williams Centre –Tucson, Arizona	Interstate	Marriott	2004	120	95		116		81%
Residence Inn Cypress- Los Alamitos –Cypress, California	Marriott	Marriott	2002	155	112		128		87%
Residence Inn South Brunswick- Cranbury –Cranbury, New Jersey116	Marriott	Marriott	2002	108	88		119		74%
Residence Inn Somerset-Franklin –Franklin, New Jersey	Marriott	Marriott	2002	108	97		108		89%
Residence Inn –Hauppauge, New York	Marriott	Marriott	2002	100	111		138		81%
Residence Inn Nashville Airport –Nashville, Tennessee	Marriott	Marriott	1984	168	82		91		90%
Residence Inn West University –Houston, Texas	Interstate	Marriott	2004	120	90		117		77%
Residence Inn –Brownsville, Texas	Interstate	Marriott	2001	102	73		96		76%
Residence Inn DFW Airport North –Dallas-Fort Worth, Texas	Interstate	Marriott	2001	100	81		107		75%
Residence Inn Westchase –Houston Westchase, Texas	Marriott	Marriott	1999	120	96		120		80%
Residence Inn Park Central –Dallas, Texas	Interstate	Marriott	2002	139	70		90		78%
SpringHill Suites –Danbury, Connecticut	Marriott	Marriott	2002	106	84		104		81%
Inland American Lodging Corporation
Hilton University of Florida Hotel & Convention Center –Gainesville, Florida	Davidson	Hilton	1999	248	121		177		68%
The Woodlands Waterway® Marriott Hotel & Convention Center (6) –The Woodlands, Texas	Marriott	Marriott	2002	341		(7)		(7)	(7)
Total Lodging Facilities:				10,411	6,205

(1)

Our two taxable REIT subsidiaries, Barclay Hospitality Services Inc. and Barclay Holding, Inc. have engaged Alliance, Marriott, Hilton, GHG-Stanley Management, LLC (“GHG”), Interstate Hotels and Resorts, Inc. (“Interstate”) and Davidson Hotel Group (“Davidson”) to manage our hotels under management contracts.

(2)	Our hotels generally are operated under franchises from franchisors including Marriott, Hilton, Intercontinental Hotels Group PLC (“IHG”) and Choice Hotels International (“Choice”).
(3)	For the five months ended November 30, 2007, based on the length of our ownership.
(4)	We did not purchase this hotel until December 13, 2007, and do not have any information to report as of November 30, 2007.
(5)	We own these hotels through joint ventures with third parties, with ownership interests ranging from 0.21% to 41.7%.
(6)

The property also includes a leasehold interest in an adjoining 198,000 square foot conference center. We assumed the lease of the conference center and 22,000 square feet of hotel meeting space pursuant to a long-term ground lease with the Town Center Improvement District of Montgomery County, Texas as lessor. This ground lease commenced in June 2001 and has over ninety years remaining on its term. The annual rent under the ground lease is approximately $100,000 per annum.

(7)	We did not purchase this hotel until November 21, 1007, and do not have any information to report as of November 30, 2007.

The following table provides a summary of the property types that comprised our portfolio, excluding our lodging facilities and five undeveloped parcels of land, as of December 31, 2007.

	Total Number	Gross Leasable Area (Sq. Ft.)	% of Total Gross Leasable Area	Annualized Base Rental Income ($)	% of Annualized Base Rental Income

Retail Properties	546	11,745,913	34.48%	180,154,046	49.07%
Office Properties	26	6,979,772	20.49%	100,945,531	27.50%
Industrial/Distribution Properties	61	13,287,201	39.00%	63,655,147	17.34%
Multi-Family Properties	8	2,243,403	6.55%	24,558,781	6.65%
Total	641	34,256,289	100.00%	369,313,504	100.00%

The following table provides a summary of the market concentration of our portfolio, excluding our lodging facilities and five undeveloped parcels of land, as of December 31, 2007.

	Total Number	Gross Leasable Square Feet	% of Total Gross Leasable Square Feet	Annualized Base Rental Income ($)	% of Annualized Base Rental Income

Alabama	3	197,528	0.58%	2,403,004	0.65%
Arkansas	1	712,000	2.08%	3,579,816	0.97%
California	1	76,977	0.22%	1,678,868	0.45%
Colorado	1	85,680	0.25%	1,106,300	0.30%
Connecticut	9	99,428	0.29%	2,217,712	0.60%
Delaware	6	22,326	0.07%	565,206	0.15%
District of Columbia	1	2,745	0.01%	192,150	0.05%
Florida	106	1,010,640	2.95%	19,781,384	5.36%
Georgia	60	1,479,804	4.32%	16,655,489	4.51%
Illinois	23	4,238,469	12.37%	47,732,540	12.92%
Indiana	2	1,411,304	4.12%	7,063,641	1.91%
Iowa	2	409,545	1.20%	4,246,167	1.15%
Kentucky	3	708,610	2.07%	4,292,835	1.16%
Maryland	16	693,883	2.03%	8,864,140	2.40%
Massachusetts	27	1,793,352	5.24%	14,647,688	3.97%
Michigan	3	429,650	1.25%	1,823,586	0.49%
Minnesota	6	2,293,272	6.69%	25,778,848	6.98%
Missouri	4	1,843,195	5.38%	19,915,480	5.39%
New Hampshire	9	378,900	1.11%	6,149,049	1.66%
New Jersey	3	76,580	0.22%	1,160,004	0.31%
New York	2	60,450	0.18%	1,069,725	0.29%
North Carolina	56	813,198	2.37%	8,094,920	2.19%
Ohio	15	2,074,419	6.06%	21,447,294	5.81%
Oklahoma	1	241,460	0.70%	2,751,097	0.74%
Pennsylvania	90	898,756	2.62%	14,040,118	3.80%
Rhode Island	16	788,325	2.30%	10,089,807	2.73%
South Carolina	13	393,753	1.15%	3,986,281	1.08%

	Total Number	Gross Leasable Square Feet	% of Total Gross Leasable Square Feet	Annualized Base Rental Income ($)	% of Annualized Base Rental Income
Tennessee	51	2,455,120	7.17%	8,117,391	2.20%
Texas	68	6,417,735	18.73%	76,562,683	20.73%
Vermont	1	2,940	0.01%	88,200	0.02%
Virginia	36	1,224,390	3.57%	26,821,088	7.26%
Washington	1	253,064	0.74%	2,632,799	0.71%
Wisconsin	5	668,791	1.95%	3,758,193	1.02%
Total	641	34,256,289	100%	369,313,504	100.00%

The following table sets forth information regarding the ten individual tenants comprising the greatest gross leasable area and greatest 2007 annualized base rent based on the properties owned as of December 31, 2007, excluding our lodging facilities and five undeveloped parcels of land.

Tenant Name	Property Type	Square Footage	% of Total Portfolio Square Footage	Annualized Income ($)	% of Total Portfolio Base Annualized Income
AT&T Centers	Office	3,582,668	10.46%	44,118,943	11.95%
Atlas Cold Storage	Industrial/Distribution	1,896,815	5.54%	12,316,332	3.33%
C&S Wholesalers	Industrial/Distribution	1,720,000	5.02%	10,340,500	2.80%
SunTrust Bank	Retail/Office	1,555,752	4.54%	36,338,624	9.84%
Pearson Education	Industrial/Distribution	1,091,435	3.19%	3,492,288	0.95%
Cornerstone Consolidated Services Group	Industrial/Distribution	970,168	2.83%	5,507,012	1.49%
Citizens Bank	Retail	907,005	2.65%	18,079,847	4.90%
Deluxe Media Services, LLC	Industrial/Distribution	712,000	2.08%	3,579,816	0.97%
Randall’s Food and Drug	Retail	650,137	1.90%	5,541,897	1.50%

With respect to those leases in place as of December 31, 2007, excluding with respect to our lodging facilities, the following table sets forth the lease expirations for the next ten years, assuming that no renewal options are exercised.

Year Ending	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	% Total of Portfolio Gross Leasable Area Represented by Expiring Leases (1)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2008	2,210	2,592,276	7.57%	30,352,250	8.22%
2009	350	2,386,202	6.97%	23,155,226	6.27%
2010	213	2,096,382	6.12%	24,121,456	6.53%
2011	278	3,261,496	9.52%	36,530,102	9.89%
2012	92	1,563,475	4.56%	17,725,734	4.80%
2013	77	1,295,710	3.78%	17,552,678	4.75%
2014	118	1,468,260	4.29%	18,219,893	4.93%
2015	87	4,693,995	13.70%	50,969,887	13.80%
2016	56	2,782,360	8.12%	31,769,285	8.60%
2017	309	1,831,817	5.35%	45,292,479	12.26%

(1)  For purposes of the table, the “total annual base rental income” column represents annualized base rent of each tenant as of January 1 of each year. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease. In view of the assumption made with regard to total annual base rent, the percent of annual base rent represented by expiring leases may not be reflective of the expected actual percentages.

Significant Acquisitions

The following subsection supplements the discussion contained in the prospectus under the heading “Description of Real Estate Assets – Significant Acquisitions,” which begins on page 159 of the prospectus.

We have identified the following properties, and property portfolios, as significant acquisitions.  Our individual significant properties are described first, by date acquired, and our significant property portfolios follow, also by date acquired.

IDS Center.  As of December 31, 2007, this property was 94% occupied, with a total of approximately 1.3 million square feet leased to 230 tenants.

The following table sets forth certain information with respect to the expiration of leases currently in place at this property:

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases
2008	42	45,541	900,465	4.44%
2009	20	80,162	1,488,280	7.34%
2010	21	129,368	2,670,712	13.18%
2011	26	251,899	2,668,821	13.17%
2012	13	77,354	1,362,987	6.73%
2013	15	184,106	3,217,604	15.88%
2014	38	276,946	4,395,006	21.69%
2015	8	154,099	2,418,755	11.94%
2016	0	—	—	0.00%
2017	1	23,179	480,964	2.37%

SunTrust Bank Portfolio II (Sale-Leaseback).  On December 20, 2007, we, through two wholly owned subsidiaries formed for this purpose (referred to herein as our “SunTrust II acquisition subsidiaries”), purchased fee simple interests in seventy-two properties within the portfolio of 216 single tenant retail banking facilities collectively known as the SunTrust Bank Portfolio II.  Although the acquisition of these seventy-two properties is not deemed significant for our financial statement purposes, the acquisition of the portfolio in its entirety, if completed, likely will be a significant acquisition.  The purchased properties contain approximately 406,320 aggregate gross leasable square feet and are located in seven states.  We purchased these properties from an unaffiliated third party, SunTrust Bank, for approximately $131 million in cash and equivalents.  On December 20, 2007, we borrowed approximately $78.6 million through two loans secured by first priority mortgages on the properties, as described in more detail in “ — Financing Transactions” below.

All of the purchased properties are single tenant facilities with SunTrust Bank as the tenant.  SunTrust Bank has agreed to lease each facility for a term of ten years, commencing in December 2007 and terminating in December 2017.  SunTrust may renew each of these leases for an additional term of ten years, and then for six additional five-year terms.  Each of the leases requires SunTrust Bank to pay all taxes, insurance and maintenance expenses from use of the property.

A breakdown of the purchased properties by location follows:

	Number of	Gross Leasable	Approximate Allocated	Annual Base
Location	Properties	Square Feet	Purchase Price ($)	Rental Income ($)(1)(2)

Florida	24	119,186	47,726,370.57	3,436,728
Georgia	12	119,236	28,253,474.44	1,895,256
Maryland	4	17,779	13,106,029.70	943,752
North Carolina	16	67,091	21,527,341.08	1,550,162
South Carolina	3	13,050	4,252,246,67	306,200
Tennessee	6	33,328	8,453,138.92	608,702
Virginia	7	36,650	7,706,134.73	554,911
Total	72	406,320	$131,024,736.11	$9,295,711

(1)  The terms of these leases represent the terms of the leases that we entered into when we purchased these properties.

(2)  The base rent per annum for each property is scheduled to increase 1.50% each year.

SunTrust Bank is the principal banking subsidiary of SunTrust Banks, Inc., referred to herein as “STI,” a financial holding company with its headquarters in Atlanta, Georgia.  According to filings made by STI with the SEC, STI reported net income available to common shareholders of approximately $2.3 billion and $2.1 billion for the nine months ended September 30, 2007 and the year ended December 31, 2006, respectively, and diluted earnings per average common share equal to $4.52 and $5.82 for the nine months ended September 30, 2007 and the year ended December 31, 2006, respectively.  SunTrust Bank operates primarily within Florida, Georgia, Maryland, North Carolina, South Carolina, Tennessee, Virginia, and the District of Columbia.

We anticipate purchasing the remaining 144 properties in this portfolio, as discussed in more detail in “ – Potential Acquisitions – SunTrust Bank Portfolio II (Sale-Leaseback)” below, in March 2008.  If we do not purchase any of the individual properties as a result of title defects or the seller’s breach of its representations and warranties in the purchase agreement, or because the property has been taken by eminent domain or has been destroyed, the amount of the deposit that has been allocated to that property(ies) in the purchase agreement will be refunded to us.

SunTrust Bank Portfolio (Sale-Leaseback).  On December 10, 2007, we, through two wholly owned subsidiaries formed for this purpose (referred to herein as our “SunTrust acquisition subsidiaries”), purchased fee simple interests in a portfolio of 210 single tenant retail banking facilities, seven office buildings and one data center collectively known as the SunTrust Bank Portfolio.  The properties contain approximately 1,149,131 aggregate gross leasable square feet and are located in eight states and the District of Columbia.  We purchased these properties from an unaffiliated third party, SunTrust Bank, for approximately $374.9 million, of which we paid $93.7 million in cash.  We funded the remainder of the purchase price, approximately $281.2 million, through a loan with LaSalle Bank, N.A., under which the SunTrust acquisition subsidiaries are the borrowers.  The loan is secured by first priority mortgages on the facilities and requires us to make interest-only payments through the term of the loan, and matures on December 10, 2008.  On December 14, 2007, the SunTrust acquisition subsidiaries entered into a swap arrangement pursuant to which the loan bears interest at a fixed rate equal to 5.27% per annum.  We will be responsible for certain costs incurred in connection with the prepayment of the loan.  In addition, we have guaranteed the full payment of the loan.  In our capacity as guarantor, we are subject to certain financial reporting requirements and a net worth covenant under which, on the last day of each fiscal quarter, (1) the ratio of our earnings before interest, taxes, depreciation and amortization, or EBITDA, to fixed charges may not be less than 1.5 to 1 and (2) our consolidated net worth may not be less than $3 billion plus 75% of the equity contributions or sales of treasury stock received by us after September 30, 2007.  Upon entering into the commitment for this loan, we paid LaSalle a fee equal to approximately $1.3 million.

All of the properties within this portfolio are single tenant facilities with SunTrust Bank as the tenant.  SunTrust Bank has agreed lease each facility for a term of ten years, commencing in December 2007 and terminating in December 2017.  SunTrust Bank may renew each of these leases for an additional term of ten years, and then for six additional five-year terms.  Each lease requires SunTrust Bank to pay all taxes, insurance and maintenance expenses from use of the property.

A breakdown of the properties in this portfolio by location follows:

	Number of	Gross Leasable	Approximate Allocated	Average Base
Location	Properties	Square Feet	Purchase Price ($)	Rental Income ($)(1)(2)

Alabama	2	9,508	2,900,000	209,176
Florida	77	403,006	150,600,000	10,140,411
Georgia	38	243,977	75,900,000	5,462,930
Maryland	9	42,283	26,400,000	1,899,745
North Carolina	37	146,684	43,100,000	3,200,148
South Carolina	7	24,949	8,900,000	639,715
Tennessee	24	106,800	29,000,000	2,091,196
Virginia	23	169,179	35,400,000	2,555,631
Washington D.C.	1	2,745	2,700,000	192,150

Total	218	1,149,131	$374,900,000	$26,391,102

(1)  The terms of these leases represent the terms of the leases that we entered into when we purchased this portfolio.

(2)  The base rent per annum for each property is scheduled to increase 1.50% each year.

The Woodlands Waterway® Marriott Hotel & Convention Center.   On November 21, 2007, we acquired fee simple and leasehold interests in the property known as The Woodlands Waterway® Marriott Hotel & Convention Center, located at the intersection of Lake Robbins Drive and Six Pines Drive in the heart of The Woodlands Town Center campus in The Woodlands, Texas.  The property was built in 2002.  The property contains a full service hotel with 341 rooms. At the time of acquisition, the hotel competed with at least six hotels.  The hotel will be managed by its current manager, Marriott.  We will pay Marriott a property management fee equal to 3.0% of the hotel’s gross revenue, and will pay our property manager a monthly oversight fee of up to 1.0% of the hotel’s gross revenue.  In return for this management agreement, Marriott will guarantee hotel operating profits of $10.6 million, $11.4 million and $11.3 million for the fiscal years 2008, 2009 and 2010, respectively.   If the hotel does not generate the guaranteed profits during any one of these three fiscal years, Marriott will pay us the lesser of (1) the amount by which the actual operating profit for that year is less than the guaranteed amount for that year or (2) $2 million, provided, however, that Marriott will not be required to pay more than $4 million in the aggregate.  In addition, Marriott will have certain consent rights regarding the transfer of the hotel.

The property also includes a leasehold interest in an adjoining 198,000 square foot conference center.  We assumed the lease of the conference center and 22,000 square feet of hotel meeting space pursuant to a long-term ground lease with the Town Center Improvement District of Montgomery County, Texas as lessor.  This ground lease commenced in June 2001 and has over ninety years remaining on its term.  The annual rent under the ground lease is approximately $100,000 per annum.

We purchased the fee simple interest in the hotel and the leasehold interests for approximately $137 million, of which we paid $61.6 million in cash and equivalents at closing.  The remaining $75.4 million of the purchase price was funded with the proceeds of a mortgage loan that we entered into on November 21, 2007, as described in more detail in “ — Financing Transactions,” below.  The loan requires interest only payments on a monthly basis, has a term of ten years, and bears interest at a rate equal to 6.5% per annum.  We may, under certain circumstances, prepay the unpaid principal balance of the loan in whole but not in part, along with all other sums secured by the mortgage and a prepayment premium.  Our obligation is secured by a first priority mortgage on the property, and on the leasehold interest and a lien on the personal property located at the property.

The table below sets forth certain information with respect to the occupancy rate, revenue per available room and average daily rate for each of the last five years, as provided by the seller.

Year Ending December 31,	Approximate % Occupied for the Year Ending December 31	Revenue Per Available Room for the Year Ending December 31	Average Daily Rate for the Year Ending December 31
2007	75.5%(1)	$135.45(1)	$179.00(1)
2006	73.6%	$118.19	$160.62
2005	77.5%	$100.72	$129.88
2004	72.9%	$84.81	$116.27
2003	56.7%	$61.04	$107.57

(1) For the nine months ended September 30, 2007

Real estate taxes payable in 2007 for the tax year ended 2006 (the most recent tax year for which information is generally available were approximately $0.9 million.  The real estate taxes payable were calculated by multiplying the property’s assessed value by a tax rate of 2.75%.  For federal income tax purposes, the depreciable basis in this property is approximately $102.7  million.

Atlas Cold Storage Portfolio (Sale-Leaseback).  On September 28, 2007, we purchased fee simple interests in a portfolio of eleven cold storage facilities collectively known as the Atlas Cold Storage Portfolio.  The properties contain approximately 1.9 million aggregate gross leasable square feet located in four states. We purchased this portfolio from unaffiliated third parties, Atlas Cold Storage America, LLC and Atlas Cold Storage USA, Inc., for approximately $170.7 million.  We funded the purchase price at closing entirely from our cash and equivalents.  We may later borrow monies using these properties as collateral. We leased each of the properties to the sellers’ affiliate, Atlas Cold Storage Company, for terms ranging from ten to twenty years pursuant to leases that require the lessee to pay all taxes, insurance and maintenance expenses from use of the property.

The Atlas Cold Storage Portfolio consists of the following properties:

	Year	Year of Lease	Base Rent Per	Approximate	Allocated Purchase
Property/Address	Built	Expiration (1)	Annum ($)(2)	GLA	Price ($)
86 Jackson Concourse –Pendergrass, Georgia	1995	2027	1,945,864	243,233	26,964,115
1860 Candler Road –Gainesville, Georgia	1990	2027	1,021,056	127,632	14,148,919
215 Industrial Park Road –Cartersville, Georgia	1998	2027	1,075,440	179,240	14,902,526
2006 Industrial Boulevard –Douglas, Georgia	1985	2027	520,392	86,732	7,211,146
6765 Imron Drive –Belvidere, Illinois	1991	2027	1,323,364	189,052	18,338,044
240 Chester Street –St. Paul, Minnesota	1970-1972	2017	1,098,320	219,664	15,219,577
7130 Winnetka Avenue North –Brooklyn Park, Minnesota	1986-2000	2022	897,925	128,275	12,442,676
17113 County Road –New Ulm, Minnesota	1973-1996	2017	809,955	269,985	11,223,662
1000 Artic Avenue –Zumbrota, Minnesota	1996-2006	2026	1,364,176	170,522	18,903,582
1619 Antioch Church Road –Piedmont, South Carolina	1988-1995	2027	1,794,560	224,320	24,867,474
2130 Old Georgia Highway –Gaffney, South Carolina	1995	2027	465,280	58,160	6,447,451
Totals			12,316,332	1,896,815	170,669,172

(1) Each lease may be extended for four additional five-year terms.

(2) The base rent per annum for each property is scheduled to increase 1.75% each year.

Six Pines Portfolio.  The following tables set forth certain information, as of December 31, 2007, regarding the location and character of the properties in the Six Pines Portfolio:

Property Name	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied	No. of Tenants	Total GLA	Allocated Purchase Price ($)		Mortgage Payable ($)
14th Street Market –Plano, Texas	04/10/07	1995	76,418	96%	9	79,418	12,925,000		7,711,759
Cross Timbers Court –Flower Mound, Texas	04/10/07	1995	74,176	96%	8	77,366	13,731,000		8,192,687
Custer Creek Village –Richardson, Texas	04/10/07	1999	87,219	100%	13	87,219	17,009,000	(1)	10,148,677
Flower Mound Crossing –Flower Mound, Texas	04/10/07	1996	81,581	100%	13	81,581	13,981,000		8,341,692
Heritage Heights –Grapevine, Texas	04/10/07	1999	89,611	100%	11	89,611	17,965,000		10,719,085
The Highlands –Flower Mound, Texas	04/10/07	1999	86,421	95%	14	91,116	16,333,000		9,745,034
Hunters Glen Crossing –Plano, Texas	04/10/07	1994	93,690	100%	14	93,690	16,407,000		9,789,751
Josey Oaks Crossing –Carrollton, Texas	04/10/07	1996	83,664	98%	15	85,414	15,664,000	(2)	9,346,170
Park West Plaza –Grapevine, Texas	04/10/07	1994	80,977	97%	11	83,157	12,623,000		7,531,973
Pioneer Plaza –Mesquite, Texas	04/10/07	2000	14,200	100%	11	14,200	3,771,000		2,250,179
Riverview Village –Arlington, Texas	04/10/07	1998	85,730	100%	13	85,730	16,963,000		10,120,995
Shiloh Square –Garland, Texas	04/10/07	2000	17,038	100%	12	17,038	5,427,000		3,238,160
Suncreek Village –Plano, Texas	04/10/07	2000	13,989	91%	10	15,409	4,497,000		2,683,331
Market at Westlake –Westlake Hills, Texas	04/10/07	1972	29,625	100%	4	29,625	8,050,000		4,802,876
Scofield Crossing –Austin, Texas	04/10/07	2004	97,561	100%	16	97,561	14,136,000		8,434,692
Brandon Centre South –Brandon, Florida	04/10/07	1987	107,803	81%	25	132,896	27,039,000		16,133,156
Fury’s Ferry –Augusta, Georgia	04/10/07	1995	70,458	100%	14	70,458	10,694,000		6,380,929
The Center at Hugh Howell –Tucker, Georgia	04/10/07	1996	81,064	98%	16	82,819	12,941,000		7,721,653
Bellerive Plaza –Nicholasville, Kentucky	04/10/07	1999	59,735	79%	10	75,235	10,211,000		6,092,460
East Gate –Aiken, South Carolina	04/10/07	1995	75,716	100%	13	75,716	11,397,000		6,800,038
Donelson Plaza –Nashville, Tennessee	04/10/07	2000	12,165	100%	3	12,165	3,872,000		2,314,703
Total:			1,418,841		255	1,477,424	$265,636,000		$158,500,000

(1) Purchase price includes vacant land parcel of approximately 0.690 acres.

(2) Purchase price includes Bank of America ground lease.

Bradley Portfolio.  Between October 18, 2006 and October 26, 2007, MB REIT purchased from affiliates of Bradley Associates Limited Partnership, each an unaffiliated third party, a portfolio of fee simple interests in thirty-three existing retail, office and industrial properties for approximately $487 million.  MB

REIT purchased the properties in this portfolio for cash and have borrowed monies using certain of these properties as collateral, as described in more detail in “ – Financing Transactions” below.  The following table sets forth certain information, as of December 31, 2007, regarding the location and character of the properties in the Bradley Portfolio:

Property Name	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied	No. of Tenants	Total GLA	Allocated Purchase Price ($)	Mortgage Payable ($)
Retail Properties
Glendale Heights I, II, III –Glendale Heights, Illinois	11/03/06	1987	60,820	100%	3	60,820	9,400,000	4,704,680
Lexington Road –Athens, Georgia	11/08/06	1999	46,000	100%	1	46,000	10,500,000	5,453,805
Newtown –Virginia Beach, Virginia	12/01/06	1997	7,488	100%	1	7,488	1,900,000	967,799
Office Properties
Regional Road –Greensboro, North Carolina	11/07/06	1988	113,526	100%	1	113,526	13,000,000	8,678,875
Commons Drive –Aurora, Illinois	11/13/06	1995	60,000	100%	2	60,000	8,300,000	3,662,584
Santee –Santee, California	11/30/06	2003	76,977	100%	1	76,977	19,000,000	12,022,693
Houston Lakes –Houston, Texas	12/18/06	1993	119,527	100%	1	119,527	17,267,000	8,987,523
Kinross Lakes –Richfield, Ohio	01/10/07	1997	86,000	100%	1	86,000	17,500,000	10,563,142
Denver Highlands –Highlands Ranch, Colorado	01/23/07	1986	85,680	100%	1	85,680	14,600,000	10,500,000
Industrial Properties
Doral –Brookfield, Wisconsin	10/18/06	1991	43,500	100%	1	43,500	2,400,000	1,364,493
500 Hartland –Hartland, Wisconsin	10/19/06	2000	134,210	100%	1	134,210	10,800,000	5,860,131
55th Street –Kenosha, Wisconsin	10/20/06	2001	175,052	100%	1	175,052	13,500,000	7,350,732
Industrial Drive –Horicon, Wisconsin	10/23/06	1996	139,000	100%	1	139,000	7,400,000	3,708,608
Deerpark –Deer Park, Texas	11/09/06	1999	23,218	100%	1	23,218	5,900,000	2,964,819
Kirk Road –St. Charles, Illinois	11/09/06	1995	299,176	100%	1	299,176	14,400,000	7,862,815
Westport –Mechanicsburg, Pennsylvania	11/09/06	1996	178,600	100%	1	178,600	7,900,000	4,028,814
1800 Bruning Drive –Itasca, Illinois	11/17/06	2001	202,000	100%	1	202,000	19,000,000	10,156,344
Baymeadow –Glen Burnie, Maryland	11/29/06	1998	120,000	100%	1	120,000	26,000,000	13,824,427
Clarion –Clarion, Iowa	12/13/06	1997	126,900	100%	1	126,900	5,241,000	3,171,555
Stevenson Road –Ottawa, Illinois	01/12/07	1992	38,285	100%	1	38,285	3,300,000	1,855,615
Faulkner Road –North Little Rock, Arkansas	01/12/07	1995	712,000	100%	1	712,000	45,700,000	25,635,743

Property Name	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied	No. of Tenants	Total GLA	Allocated Purchase Price ($)	Mortgage Payable ($)
Foster Avenue –Wood Dale, Illinois	01/23/07	1987	137,607	100%	1	137,607	9,300,000	4,895,239
Airport Road –Houston, Texas	01/23/07	1999	223,599	100%	1	223,599	13,600,000	6,686,883
Indianhead Road –Mosinee, Wisconsin	01/23/07	1992	193,200	100%	1	193,200	9,400,000	4,548,795
Mt. Zion Road –Lebanon, Indiana	01/24/07	2001	1,091,435	100%	1	1,091,435	47,200,000	25,850,000
US Highway 45 –Libertyville, Illinois	01/30/07	1995	197,100	100%	1	197,100	26,500,000	14,807,000
Bradley – Kinston –Kinston, North Carolina	06/13/07	1994/1996	400,000	100%	1	400,000	16,300,000	8,930,000
11500 Melrose Avenue –Franklin Park, Illinois	07/26/07	1969/1984	97,766	100%	1	97,766	8,093,000	4,561,000
Coloma Road –Coloma, Michigan	08/17/07	1966	423,230	100%	1	423,230	18,798,000	10,017,000
Bradley-Union Venture –West Chester, Ohio	10/26/07	1999	970,168	100%	1	970,168	64,800,000	38,031,977
Total:			6,582,064		33	6,582,064	486,999,000	271,653,091

NewQuest Portfolio.  The following tables set forth, as of December 31, 2007, certain information regarding the location and character of the properties in the NewQuest Portfolio:

Property Name	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied	No. of Tenants	Total GLA	Allocated Purchase Price ($)	Mortgage Payable ($)
Retail Properties
24 Hour Fitness –Houston, Texas	10/13/05	2001	61,650	73%	5	85,000	10,500,000	—
24 Hour Fitness –The Woodlands, Texas	10/13/05	2001	45,906	100%	1	45,906	13,600,000	—
6101 Richmond Ave –Houston, Texas	10/13/05	1994	19,230	100%	1	19,230	3,100,000	—
Pinehurst Shopping Center –Humble, Texas	10/14/05	1984	22,686	57%	18	39,934	3,800,000	—
Saratoga Town Center –Corpus Christi, Texas	10/27/05	2004	60,282	98%	21	61,682	15,600,000	—
Willis Town Center –Willis, Texas	10/27/05	2000	15,240	87%	9	17,540	4,000,000	—
Woodforest Square –Houston, Texas	10/27/05	1980	28,666	72%	13	39,966	3,400,000	—
Windermere Village –Houston, Texas	11/01/05	2004	18,880	74%	11	25,360	8,800,000	—
Eldridge Town Center –Houston, Texas	11/02/05	2000	75,671	96%	26	78,471	21,500,000	—
NTB Eldridge –Houston, Texas	11/02/05	2003	6,290	100%	1	6,290	970,000	—
Blackhawk Town Center –Houston, Texas	11/08/05	2005	127,128	100%	12	127,128	22,500,000	—
Carver Creek –Dallas, Texas	11/08/05	1985	33,321	100%	3	33,321	2,100,000	—

Property Name	Date Acquired	Year Constructed or Renovated	GLA Occupied	% Occupied	No. of Tenants	Total GLA	Allocated Purchase Price ($)	Mortgage Payable ($)
Chili’s –Jacinto City, Texas	11/08/05	1998	5,476	100%	1	5,476	950,000	—
Joe’s Crab Shack –Jacinto City, Texas	11/08/05	1998	7,282	100%	1	7,282	1,300,000	—
Cinemark Theaters –Jacinto City, Texas	11/10/05	1998	68,000	100%	1	68,000	10,200,000	—
Antoine Town Center –Houston, Texas	11/16/05	2003	39,362	100%	16	39,362	9,800,000	—
Ashford Plaza –Houston, Texas	11/16/05	1980	24,209	79%	14	33,094	3,700,000	—
Highland Plaza –Houston, Texas	11/16/05	1993-2002	72,730	99%	21	73,780	19,100,000	—
West End Square –Houston, Texas	11/16/05	1980	30,350	83%	9	36,637	3,800,000	—
Winchester Town Center –Houston, Texas	11/22/05	2005	18,000	100%	10	18,000	4,700,000	—
Atascocita Shopping Center –Humble, Texas	11/22/05	1984	47,326	100%	8	47,326	10,300,000	—
Cypress Town Center –Houston, Texas	11/22/05	2003	51,720	94%	24	55,000	15,300,000	—
Friendswood Shopping Center –Friendswood, Texas	12/08/05	2000	67,199	96%	13	70,276	14,400,000	—
Cinemark Theaters –Webster, Texas	12/09/05	2001	80,000	100%	1	80,000	14,700,000	—
Stables at Town Center – I and II –Spring, Texas	12/16/05	2001-2002	83,683	87%	30	95,793	27,900,000	—
Walgreens –Springfield, Missouri	12/20/05	2003	14,560	100%	1	14,560	3,600,000	—
Tomball Town Center –Tomball, Texas	12/22/05	2004	54,040	88%	22	61,690	20,300,000	—
Bay Colony Town Center –League City, Texas	12/22/05	2004	189,969	98%	28	193,650	41,800,000	—
Cinemark 12 –Pearland, Texas	12/28/05	2004	38,910	100%	1	38,910	9,300,000	—
Hunting Bayou –Jacinto City, Texas	02/09/06	1985	89,570	67%	18	133,165	20,300,000	—
CyFair Town Center –Cypress, Texas	07/21/06	2003-2005	55,520	100%	27	55,520	16,000,000	—
Eldridge Lakes Town Center –Houston, Texas	07/21/06	2003-2006	54,980	100%	19	54,980	16,600,000	—
Spring Town Center I & II –Spring, Texas	07/21/06	2003-2005	38,911	96%	13	40,571	17,000,000	—
Sherman Town Center –Sherman, Texas	08/17/06	2002	285,498	100%	33	285,498	60,100,000	37,560,052
Office Properties
6234 Richmond Ave –Houston, Texas	10/27/05	1972	17,940	75%	2	23,940	3,000,000	—
11500 Market Street –Houston, Texas	11/08/05	1987	2,719	100%	1	2,719	520,000	—
Total:			1,952,904		435	2,115,057	$454,540,000	$37,560,052

Potential Acquisitions

The following subsection supplements the discussion contained in the prospectus under the heading “Description of Real Estate Assets – Potential Acquisitions,” which begins on page 168 of the prospectus.

We have identified the following properties as potential acquisitions:

SunTrust Bank Portfolio II (Sale-Leaseback).  We anticipate purchasing the remaining 144 fee simple interests in a portfolio of 216 single tenant retail banking facilities collectively known as the SunTrust Bank Portfolio II.  These properties contain approximately 729,047 aggregate gross leasable square feet and are located in seven states and the District of Columbia.  We anticipate purchasing these properties from an unaffiliated third party, SunTrust Bank, for approximately $226.3 million in cash, and may later borrow monies using these properties as collateral. As described above, we purchased seventy-two of the facilities within the portfolio on December 20, 2007 for approximately $131 million in cash and equivalents, and we anticipate purchasing the remaining 144 properties in March 2008.  We have made a non-refundable deposit of $2.6 million on December 10, 2007 for the properties to be purchased in March 2008.  This deposit will be refunded to us if closing fails to occur by March 28, 2008 as the failure of a condition of closing, or as a result of the seller’s breach of the purchase agreement.  Additionally, if we do not purchase any of the individual properties as a result of title defects or the seller’s breach of its representations and warranties in the purchase agreement, or because the property has been taken by eminent domain or has been destroyed, the amount of the deposit that has been allocated to that property(ies) in the purchase agreement will be refunded to us.

SunTrust Bank will lease all of the retail banking facilities in the portfolio for a term of ten years.  SunTrust may renew each of these leases for an additional term of ten years, and then for six additional five-year terms.  Each of the leases requires SunTrust Bank to pay all taxes, insurance and maintenance expenses from use of the property.  A breakdown of the properties in this portfolio by location follows:

	Number of	Gross Leasable	Approximate Allocated	Annual Base
Location	Properties	Square Feet	Purchase Price ($)	Rental Income ($)(1)(2)

Florida	58	306,451	110,506,364	7,957,452
Georgia	24	192,346	43,310,140	3,118,720
Maryland	3	8,864	6,295,325	453,320
North Carolina	23	80,609	27,366,460	1,970,631
South Carolina	2	5,803	2,175,853	156,681
Tennessee	13	46,223	11,853,697	853,573
Virginia	20	79,787	21,862,672	1,574,309
Washington D.C.	1	2,595	2,882,973	207,600
Total	144	722,678	226,253,484	16,292,286

(1)  The terms of these leases represent the terms of the leases that we expect to enter into if we purchase this portfolio.

(2)  The base rent per annum for each property is expected to increase 1.50% each year.

Financing Transactions

The following subsection supplements the discussion contained in the prospectus under the heading “Description of Real Estate Assets – Financing Transactions,” which begins on page 169 of the prospectus.

The following table summarizes, as of the date of this prospectus supplement, the material terms of any outstanding loans that we or our subsidiaries have obtained, or assumed at closing, that are secured by first priority mortgages on our properties.

Property	Date of Financing	Approximate Amount of Loan ($)	Interest Per Annum		Maturity Date
Hilton University of Florida Hotel & Convention Center	01/09/2008	27,775,000	6.455%		02/01/2018
SunTrust Bank Portfolio II – Parkway Bank and Trust Company loan (1)(2)	12/20/2007	36,651,173	5.980%		01/01/2013
SunTrust Bank Portfolio II – Principal Life Insurance Company loan (1)(2)	12/20/2007	41,963,668	5.980%		01/01/2013
Twenty-seven lodging facilities (3)	12/17/2007	344,850,000	6.500%		01/01/2018
SunTrust Bank Portfolio I	12/10/2007	281,168,046	5.270	%(4)	12/10/2008
The Woodlands Waterway ® Marriott Hotel & Convention Center	11/21/2007	75,400,000	6.500%		12/01/2017
Bradley-Union Venture	10/26/2007	38,420,642	5.540%		02/01/2013
Streets of Cranberry	10/19/2007	24,425,000	5.950	%(5)	04/01/2009
Seven Palms Apartments	10/17/2007	18,750,000	5.620%		11/01/2017
Bradley Portfolio – Pool C (6)	10/12/2007	38,315,000	6.343%		11/01/2017
Penn Park	10/10/2007	31,000,000	5.880%		01/01/2017
Encino Canyon Apartments	10/10/2007	12,000,000	5.870%		11/01/2017
Forest Plaza	09/21/2007	2,264,493	5.750%		04/01/2015
Lord Salisbury Center	08/31/2007	12,600,000	5.446%		09/01/2007
Wickes Furniture	08/24/2007	5,767,155	6.596%		09/01/2017
Villages at Kitty Hawk	08/09/2007	11,550,000	5.686%		09/01/2017
AT&T – Cleveland (7)	07/31/2007	29,242,000	5.813%		08/11/2037
Washington Park Plaza	07/24/2007	30,600,000	5.920%		05/11/2016
Pavilions at Hartman Heritage	07/19/2007	23,450,000	5.595%		08/01/2017

(1) These loans are secured by first priority mortgages on the seventy-two properties within the SunTrust Bank Portfolio II purchased on December 20, 2007.  Each loan is secured by thirty-six of these properties.

(2)  In the event that the lender has exhausted its remedies against the collateral securing the loan, we and the SunTrust II acquisition subsidiaries are liable for a deficiency guaranty equal to the lesser of (i) $9,162,793 (in the case of the Parkway Bank and Trust Company loan) or 4310,490,917 (in the case of the Principal Life Insurance Company loan) and (ii) the remaining amount of the indebtedness that is owed to the lender. In addition, in the event that SunTrust Bank’s credit rating is downgraded to BBB+ or less by Standard & Poor’s Ratings Services during the term of the loan, the loan also provides for a springing guaranty of the entire amount of the indebtedness at the option of the lender (we can choose this option or cash management).

(3) This loan is secured by those twenty-seven lodging facilities that we acquired in connection with our merger with Apple.  Because this loan is a significant financing transaction, its terms are described in more detail below.

(4)  On December 14, 2007, we entered into an interest rate swap agreement with LaSalle Bank, National Association (“LaSalle”) in connection with this loan. Pursuant to the terms of the promissory note in favor of LaSalle, the loan bears interest, at our option, at either: (1) a floating per annum rate equal to the Prime Rate, as announced by LaSalle from time to time or (2) a per annum rate equal to LIBOR plus 95 basis points.  As a result of the swap agreement, the loan bears interest at a fixed rate of 4.32% plus 95 basis points, or 5.27%, per annum from December 18, 2007.

(5) On November 20, 2007, we entered into an interest rate swap agreement with Fifth Third Bank (“Fifth Third”) in connection with this loan.  Pursuant to the terms of the promissory note in favor of Fifth Third, the loan bears interest at a per annum rate equal to LIBOR plus 150 basis points.  As a result of a swap agreement, the loan bears interest at a fixed rate of 4.45% plus 150 basis points, or 5.95%, per annum.

(6) This loan is secured by first priority mortgages on four properties from the Bradley Portfolio, located in Kinston, North Carolina; Franklin Park, Illinois; Libertyville, Illinois; and Coloma, Michigan.

(7) If the loan is not paid in full by August 11, 2012, the anticipated repayment date, the interest will adjust to the lesser of (a) the maximum rate permitted by law or (b) 2% above the current interest rate.

Significant Financing Transactions

Lodging Facility Financing Transaction.  On December 17, 2007, fifty-four of our wholly owned subsidiaries, referred to herein as the “borrowers,” entered into a loan agreement with Bear Stearns Commercial Mortgage, Inc. and Bank of America, N.A. (together, the “lenders”).  Each of the borrowers is a special-purpose entity owning or leasing one of the twenty-seven lodging facilities that we acquired in connection with our merger with Apple Hospitality Five, Inc., referred to herein as the “Apple properties.”  We are acting as guarantor with respect to certain of the borrowers’ obligations under the loan agreement, as described herein.

The aggregate principal amount of the loan, as evidenced by four promissory notes, is approximately $344.9 million.  The loan is secured by first priority mortgages on the Apple properties and bears interest at a rate of 6.50% per annum.  The borrowers are required to make interest-only payments on a monthly basis in an amount equal to approximately $1.9 million per month until the loan matures on January 1, 2018.  Upon maturity, the borrowers will be required to pay the outstanding principal balance of the loan along with any accrued and unpaid interest and any other amounts due under any of the loan documents.  After July 1, 2008, the borrowers may, in certain circumstances, prepay the unpaid principal balance of the loan along with other amounts due under the loan documents plus, if the prepayment occurs prior to the payment that is one month prior to the maturity date, a prepayment premium.

The loan agreement contains customary affirmative, negative and financial covenants, agreements, representations, warranties and borrowing conditions, all as set forth in the agreement.  Among other things, the loan agreement requires the borrowers in certain circumstances to set aside reserve funds for paying such items as taxes and insurance and replacements and repairs for the Apple properties and for performing PIP requirements for certain of the Apple properties.  As used herein, a “PIP requirement” is an obligation of a borrower to comply with any property improvement program, or “PIP,” pursuant to the property’s management or franchise agreement.  The borrowers have granted to the lenders a first priority security interest in each of these reserve funds.  The funds will constitute additional security for the debt.  In addition, we have guaranteed the payment and performance of the PIP requirements in an amount not to exceed $20 million.

The loan documents contain various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; material representations or warranties that are materially false or misleading; violation of any covenant prohibiting the creation of certain encumbrances; and certain bankruptcy events. If an event of default occurs under the loan, then, among other things, the lenders may declare the entire outstanding balance of the loan to be immediately due and payable, including all accrued and unpaid interest, subject to customary cure rights granted the borrowers.  In connection with the loan, we and the borrowers have agreed to indemnify and hold the lenders harmless against various losses, including among others, losses caused by certain misconduct of the borrowers, for example, the commission of fraud, breaches of the environmental indemnity agreement and termination or modification of any property management or franchise agreement related to an Apple property.  We and the borrowers also have agreed to guarantee the full payment of the indebtedness under the loan documents upon the occurrence of certain bankruptcy or insolvency events of the borrowers.  In addition, we separately have agreed to indemnify those borrowers that are lessees of the Apple properties (referred to herein as the “lessee borrowers”) for any claims, losses or damages incurred by the lessee borrowers as a result of any action taken by the lenders under the loan.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

This discussion updates and supplements the discussion contained in our prospectus under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which begins on page 173 of the prospectus.

The following discussion and analysis relates to the three and nine months ended September 30, 2007 and 2006 and as of September 30, 2007 and December 31, 2006.  You should read the following discussion and analysis along with our Consolidated Financial Statements and the related notes included in this report.

Overview

Inland American Real Estate Trust, Inc., herein referred to as Inland American, was incorporated in October 2004 to acquire and manage commercial real estate, primarily multi-family (both conventional and student housing), office, industrial/distribution buildings, lodging facilities and retail properties, as well as triple-net, single -use properties of a similar type, located in the United States and Canada. Our sponsor, Inland Real Estate Investment Corporation, herein referred to as our sponsor, is a subsidiary of The Inland Group, Inc.  Various affiliates of our sponsor are involved in our operations, including our property managers, Inland American Retail Management LLC, Inland American Office Management LLC, Inland American Industrial Management LLC and Inland American Apartment Management LLC and our business manager, Inland American Business Manager and Advisor, Inc., all of whom are affiliates of The Inland Group, Inc.  On August 31, 2005, we commenced our initial public offering of up to 500,000,000 shares of common stock at $10.00 each, and up to 40,000,000 shares at $9.50 each, which were available for purchase through our dividend reinvestment plan, herein referred to as DRP.  On August 1, 2007, we commenced a second public offering of up to 500,000,000 shares of common stock at $10.00 each and up to 40,000,000 shares at $9.50 each through our distribution reinvestment plan.

As of September 30, 2007, subscriptions for a total of 485,618,174 shares, net of shares repurchased, had been received and accepted including 20,000 shares issued to our sponsor, under the initial and second offering.  In addition, we sold 11,231,299 shares through our DRP in the initial and second offering.  As a result of these sales, we have raised a total of approximately $4.9 billion of gross offering proceeds as of September 30, 2007.

We seek to invest in real estate assets that we believe will produce attractive current yields and long-term risk-adjusted returns to our stockholders and to generate sustainable and predictable cash flow from our operations to distribute to our stockholders.  To achieve these objectives, we selectively acquire and actively manage investments in commercial real estate.  We actively manage our assets by seeking to lease and release space at favorable rates, controlling expenses, and maintaining strong tenant relationships.  We intend to potentially create additional value through redeveloping and repositioning some of our properties in the future.

On a consolidated basis, essentially all of our revenues and operating cash flows this quarter are generated by collecting rental payments from our tenants, room revenue from hotels, interest income on cash investments, and dividend income earned from investments in marketable securities.  Our largest cash expense relates to the operation of our properties as well as the interest expense on our mortgages and notes payable.  Our property operating expenses include, but are not limited to, real estate taxes, regular maintenance, utilities, insurance, landscaping, snow removal and periodic renovations to meet tenant needs.

In evaluating our financial condition and operating performance, management focuses on the following financial and non-financial indicators, discussed in further detail herein:

•                                          Funds from Operations (“FFO”), a supplemental measure to net income determined in accordance with U.S. generally accepted accounting principles (“GAAP”).

•                                          Economic occupancy (or “occupancy” - defined as actual rental revenues recognized for the period indicated as a percentage of gross potential rental revenues for that period), lease percentage (the percentage of available net rentable area leased for our commercial segments and percentage of apartment units leased for our residential segment) and rental rates.

•                                          Leasing activity - new leases, renewals and expirations.

•                                          Average daily room rate, revenue per available room, and average occupancy to measure our lodging properties.

Acquisition Strategy

We seek to acquire and own a diversified (by geographical location and by property type) portfolio of real estate primarily improved for use as retail properties, multi-family residential buildings (both student housing and conventional), office, industrial and lodging properties.

The current environment in which we are trying to acquire properties and companies has been very competitive on pricing and yields which has led us to look at other real estate segments and investments for opportunities.  We believe our joint ventures with third party real estate operators and developers align added real estate expertise with risk reduction and enhanced returns by utilizing the existing expertise of these partners.  We believe that our entering into these joint ventures creates avenues for us to invest in properties being developed or redeveloped and market segments that generally yield higher returns than stabilized multi-family, office, industrial/distribution buildings, retail properties and triple-net single-use properties.  On July 1, 2007, we purchased Winston Hotels and on October 5, 2007 we purchased Apple Hospitality Five, Inc., owners of lodging properties.  Our acquisition of third party lodging companies creates an opportunity by merging with existing companies to expand our business to additional market segments.

We do not generally focus property acquisitions in any one particular geographic location within the United States.  However, we generally endeavor to acquire multiple properties within the same major metropolitan market so that property management is more efficient.  We also seek properties (excluding multi-family and lodging properties) with existing “net” leases.  “Net” leases require tenants to pay a share, either prorated or fixed, of all, or a majority, of a particular property’s operating expenses, including real estate taxes, special assessments, utilities, insurance, common area maintenance and building repairs, as well as base rent payments.  We also may enter into purchase and leaseback transactions in which we will purchase a property and lease the property back to the seller.

To provide us with a competitive advantage over other potential purchasers, we may not condition any acquisition on our ability to secure financing.  We also may agree to acquire a property once construction is completed.  In this case, we will be obligated to purchase the property if the completed property conforms to definitive plans, specifications and costs approved by us.  In addition, we may require the developer to have entered into leases for a certain percentage of the property.  We also may construct or develop properties and render services in connection with developing or constructing the property so long as providing these services do not cause us to lose our qualification to be taxed as a real estate investment trust, (“REIT”).

We also are actively seeking to acquire publicly traded or privately owned entities that own or are developing commercial real estate assets.  These entities may include REITs and other “real estate operating companies,” such as real estate development companies.  We do not have, and do not expect to adopt, any policies limiting our acquisitions of REITs or other real estate operating companies to those conducting a certain type of real estate business or owning a specific property type or real estate asset.  In most cases, we evaluate the feasibility of acquiring these entities using the same criteria we will use in evaluating a particular property.  Any entity we acquire is operated as either a wholly-owned or controlled subsidiary.  As part of any such acquisition or shortly thereafter, we may sell certain properties, including sales to affiliates of our sponsor that in our view would not be consistent with the remaining properties in our portfolio.  We may acquire these entities in negotiated transactions or through tender offers.  Any acquisition must, however, be consistent with maintaining our qualification to be taxed as a REIT.

We consider a number of factors in evaluating whether to acquire any particular asset or real estate operating company, including:

•              geographic location and property type;

•              historical performance;

•              current and projected cash flows;

•              potential for capital appreciation;

•              potential for economic growth in the area where the assets are located;

•              presence of existing and potential competition;

•              prospects for liquidity through sale, financing or refinancing of the assets; and

•              tax considerations.

•              condition and use of the assets;

Financing Strategy

We routinely borrow money to acquire real estate assets either at closing or at sometime thereafter if the interest rates on the borrowings are advantageous to the yield on the real estate assets.  These borrowings may take the form of temporary, interim or permanent financing provided by banks, institutional investors and other lenders including lenders affiliated with our sponsor. These borrowings generally are secured solely by a mortgage on one or more of our properties but also may require us to be directly or indirectly (through a guarantee) liable for the borrowings.  We may borrow at either fixed or variable interest rates and on terms that require us to repay the principal on a typical, level schedule or at one-time in “balloon” payments.  We also may establish a revolving line of credit for short-term cash management and bridge financing purposes.

Recent unusual volatility in the capital markets has caused certain challenges for us in securing financing at competitive rates.  Historically we have rate locked blocks of money for future unidentified properties to be acquired.  Based on the current volatile market conditions this option is no longer available to us.  We are however able to rate lock funds for 60 to 90 days at rates that provide an accretive yield to us on properties we have recently purchased (i.e., the properties we acquired in connection with our acquisition of Apple Hospitality) or on properties we will acquire before year end.  This has not changed our overall financing strategy.

As a matter of policy, adopted by our board, the aggregate borrowings secured by all of our assets may not exceed 55.0% of the combined fair market value of our assets.  For these purposes, the fair market value of each asset is equal to the purchase price paid for the asset or the value reported in the most recent appraisal of the asset, if later dated.  In the case of assets acquired through a merger, we will use the value accorded to the assets on the acquisition balance sheet.  Our articles limit the amount we may borrow, in the aggregate, to 300% of our net assets which are defined as total assets, other than intangibles at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.  Any borrowings over this limit must be approved by a majority of our independent directors and disclosed to our stockholders in our next quarterly report along with the reason for exceeding the limit.  In addition, a majority of the holders of common stock present at a meeting of the stockholders must approve any issuance of preferred stock that would cause our aggregate borrowings, including amounts payable by us in respect of the preferred stock, to exceed 300% of our net assets.

Properties and Investments

Investment Properties

As of September 30, 2007, we owned, on a consolidated basis, 347 non-lodging properties consisting of 263 retail properties, 17 office properties, seven multi-family properties (both student housing and conventional) and 60 industrial/distribution properties.

General

The following tables set forth certain summary information about the properties as of September 30, 2007 and the location and character of the properties that we own.

The following table provides a summary of the property types that comprised our portfolio, excluding our 45 lodging properties, as of September 30, 2007 (dollar amounts are stated in thousands).

	Total Number	Gross Leasable Area (Sq. Ft.)	% of Total Gross Leasable Area	Annualized Base Rental Income ($ )	% of Annualized Base Rental Income

Retail Shopping Center and Malls	263	10,050,250	32.24%	139,849	44.01%

Office Building	17	6,751,815	21.66%	98,638	31.05%

Industrial/Distribution Center	60	12,317,033	39.51%	58,074	18.28%

Apartment Complex	7	2,055,383	6.59%	21,159	6.66%

Total	347	31,174,481	100.00%	$317,720	100.00%

The following table provides a summary of the geographic market concentration of our portfolio, excluding our 45 lodging properties, as of September 30, 2007 (dollar amounts are stated in thousands).

	Total Number	Gross Leaseable Area including Ground Lease Space	% of Total Gross Leasable Square Feet	Annualized Income ($ )	% of Annualized Base Rental Income
Arkansas	1	712,000	2.28%	3,580	1.13%
California	1	76,977	0.25%	1,679	0.53%
Colorado	1	85,680	0.27%	1,106	0.35%
Connecticut	9	99,428	0.32%	2,218	0.70%
Delaware	6	22,326	0.07%	565	0.18%
Florida	5	490,506	1.57%	6,001	1.89%
Georgia	10	1,116,591	3.58%	9,231	2.91%
Iowa	2	409,545	1.31%	4,016	1.26%
Illinois	23	4,247,911	13.63%	47,016	14.80%
Indiana	2	1,411,304	4.53%	6,987	2.20%
Kentucky	3	708,610	2.27%	4,373	1.38%
Massachusetts	27	1,793,352	5.75%	14,648	4.61%
Maryland	3	633,821	2.03%	6,021	1.89%
Michigan	3	429,650	1.38%	1,824	0.57%
Minnesota	6	2,293,004	7.36%	25,223	7.94%
Missouri	4	1,844,295	5.92%	19,803	6.23%
North Carolina	3	599,423	1.92%	3,312	1.04%
New Hampshire	9	378,742	1.21%	6,149	1.94%
New Jersey	3	76,580	0.25%	1,160	0.37%
New York	2	60,450	0.19%	1,017	0.32%
Ohio	14	1,113,922	3.57%	15,686	4.94%
Pennsylvania	89	791,324	2.54%	12,453	3.92%
Rhode Island	16	788,325	2.53%	9,170	2.89%
South Carolina	3	355,754	1.14%	3,039	0.96%
Tennessee	21	2,314,992	7.43%	5,440	1.71%
Texas	68	6,409,634	20.57%	75,259	23.68%
Virginia	6	985,540	3.16%	24,295	7.64%
Vermont	1	2,940	0.01%	88	0.03%
Washington	1	253,064	0.81%	2,900	0.91%
Wisconsin	5	668,791	2.15%	3,461	1.08%

Total	347	31,174,481	100.00%	$317,720	100.00%

The following tables set forth information regarding our properties by segment (dollar amounts are stated in thousands).

Retail Segment

Retail Properties	Gross Leaseable Area including Ground Lease Space	GLA Occupied as of September 30, 2007	% Occupied as of September 30, 2007	Number of Occupied Tenants as of September 30, 2007	Mortgage Payable ($ )
Ahold Portfolio (8 properties)	547,330	547,330	100%	8	76,953
Bradley Portfolio (3 properties)	114,308	114,308	100%	5	11,126
CFG Portfolio (160 properties)	993,926	993,926	100%	160	—

Retail Properties	Gross Leaseable Area including Ground Lease Space	GLA Occupied as of September 30, 2007	% Occupied as of September 30, 2007		Number of Occupied Tenants as of September 30, 2007	Mortgage Payable ($)
NewQuest Portfolio (35 Properties)	2,113,921	1,951,180	92%		433	37,718
Six Pines Portfolio (22 properties)	1,608,627	1,535,360	95%		272	169,390
Brooks Corner	166,205	158,666	95%		19	14,276
Buckhorn Plaza	79,427	72,865	92%		13	9,025
Canfield Plaza	100,958	88,744	88%		10	7,575
Chesapeake Commons	79,476	79,476	100%		3	8,950
Crossroads at Chesapeake Square	119,685	115,407	96%		19	11,210
Fabyan Randall	91,415	85,385	93%		12	13,405
Forest Plaza	122,829	119,859	98%		7	2,260
Gravois Dillon Plaza Phase I and II	143,480	143,480	100%		24	12,630
Lakeport Commons	282,645	258,754	92%		27	—
Lakewood Shopping Center, Phase 1	149,077	145,877	98%		30	11,715
Lakewood Shopping Center, Phase II	89,660	87,602	98%		6	—
Lincoln Mall	439,132	426,879	97%		39	33,835
Lincoln Village	163,168	163,168	100%		29	22,035
Lord Salisbury Center	113,821	106,721	94%		8	12,600
McKinney Towne Center Outlots	17,600	17,600	100%		5	—
Middleburg Crossing	64,232	62,655	98%		12	—
Monadnock Marketplace	200,633	200,791	100%		12	26,785
New Forest Crossing II	26,700	25,080	94%		7	3,438
Northwest Marketplace	182,872	167,781	92%		26	19,965
Paradise Shops of Largo	54,641	54,641	100%		6	7,325
Parkway Centre North Outlot Building B	10,245	7,364	72%		4	—
Parkway Center North (Stringtown)	130,827	120,827	92%		9	—
Pavilions at Hartman Heritage	224,981	203,979	91%		25	23,450
Plaza at Eagles Landing	33,265	27,585	83%		8	5,310
Riverstone Shopping Center	305,287	266,165	87%		16	—
Shakopee Shopping Center	103,442	35,972	35%		1	8,800
Shallotte Commons	85,897	85,897	100%		11	6,078
Sherman Plaza	150,794	125,630	83%		12	30,275
State Street Market	193,657	193,657	100%		6	10,450
Stop N Shop - Hyde Park	52,500	52,500	100%		1	8,100
Market at Morse/Hamilton	44,742	44,742	100%		12	7,893
The Market at Hilliard	115,223	107,544	93%		11	11,220
Triangle Center	253,064	247,014	98%		37	23,600
Washington Park Plaza	237,766	228,324	96%		26	30,600
Wickes - Lake Zurich	42,792	42,792	100%		1	5,767

Total Retail Properties	10,050,250	9,513,527	95	%(1)	1,372	$683,759

(1)                    weighted average occupancy

The square footage for Saratoga Town Center, Eldridge Town Center, NTB Eldridge, Blackhawk Town Center, Chili’s - Hunting Bayou, Joe’s Crab Shack - Hunting Bayou, Antoine Town Center,

Ashford Plaza, Friendswood Shopping Center, Stables at Town Center (Phase I and II), Tomball Town Center,  Lakewood Shopping Center, Lincoln Mall, Spring Town Center, CyFair Town Center, Canfield Plaza, Lincoln Village, Market at Morse, Fury’s Ferry, The Highlands, Gravois Dillon Plaza, and Buckhorn Plaza includes an aggregate of 221,238 square feet leased to tenants under ground lease agreements.

Office Segment

Office Properties	Gross Leaseable Area including Ground Lease Space	GLA Occupied	% Occupied		Number of Occupied Tenants	Mortgage Payable ($)
Bradley Portfolio (6 properties)	541,710	541,710	100%		7	54,415
New Quest Portfolio (2 properties)	26,659	20,659	77%		3	—
AT&T Cleveland	458,936	458,936	100%		1	29,242
AT&T St.Louis	1,461,274	1,461,274	100%		1	112,695
Bridgeside Point	153,110	153,110	100%		1	17,325
Dulles Executive Plaza I and II	346,559	346,559	100%		8	68,750
IDS	1,401,116	1,312,767	94%		231	161,000
Lakeview Technology Center	110,007	110,007	100%		2	14,470
SBC Center	1,690,214	1,690,214	100%		1	200,472
Washington Mutual	239,905	239,905	100%		1	20,115
Worldgate Plaza	322,325	322,325	100%		6	59,950

Total Office Properties	6,751,815	6,657,466	99	%(1)	262	$738,434

(1)                    weighted average occupancy

Industrial/Distribution Segment

Industrial Properties	Gross Leaseable Area including Ground Lease Space	GLA Occupied	% Occupied		Number of Occupied Tenants	Mortgage Payable ($)
Atlas Portfolio (11 properties)	1,896,815	1,896,815	100%		11	—
Bradley Portfolio (20 properties)	4,955,878	4,955,878	100%		20	129,765
C&S Portfolio (4 Properties)	1,720,000	1,720,000	100%		4	82,500
Persis Portfolio (2 properties)	583,900	583,900	100%		2	—
Prologis Portfolio (20 properties)	2,302,827	2,211,387	96%		38	32,450
McKesson Distribution Center	162,613	162,613	100%		1	5,760
Schneider Electric	545,000	545,000	100%		1	11,000
Thermo Process Facility	150,000	150,000	100%		1	8,201

Total Industrial Properties	12,317,033	12,225,593	99	%(1)	78	$269,676

(1)                    weighted average occupancy

Multi-Family Segment

Multi-Family Properties	Gross Leaseable Area	GLA Occupied	% Occupied		Number of Occupied Tenants	Mortgage Payable ($)
Fields Apartment Homes	319,869	284,317	89%		260	18,700
Southgate Apartments	233,375	228,748	98%		251	10,725
The Landings at Clear Lakes	339,208	320,404	94%		343	—
The Villages at Kitty Hawk	245,843	220,790	90%		278	11,550
Waterford Place at Shadow Creek	329,919	313,707	95%		281	16,500
Encino Canyon Apartments	252,573	225,533	89%		201	—
Seven Palms	334,596	313,911	94%		339	—

Total Multi-Family Properties	2,055,383	1,907,410	93	%(1)	1,953	$57,475

(1)                    weighted average occupancy

The majority of the income from our non multi-family properties consists of rent received under long-term leases.  Most of the leases provide for the payment of fixed minimum rent paid monthly in advance, and for the payment by tenants of a pro rata share of the real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees, and certain building repairs of the property.  Certain of the major tenant leases require the landlord to pay certain of these expenses above or below specific levels which could affect our operating results.  Some of the leases also provide for the payment of percentage rent, calculated as a percentage of a tenant’s gross sales above predetermined thresholds.

The following table summarizes certain key operating performance measures for our properties as of September 30, 2007 and 2006.

	Total Properties
	As of September 30,
	2007	2006
Retail Properties
Physical occupancy	95%	94%
Economic occupancy	96%	95%
Base rent per square foot	$14.70	$14.18

Office Properties
Physical occupancy	99%	99%
Economic occupancy	99%	99%
Base rent per square foot	$14.82	$13.87

Industrial Properties
Physical occupancy	99%	100%
Economic occupancy	99%	100%
Base rent per square foot	$4.75	$5.19

Multi-Family Properties
Physical occupancy	93%	95%
Economic occupancy	93%	95%
End of month scheduled base rent per unit per month	$903.00	$650.00

During the first, second and third quarters of 2007 and the last quarter of 2006, we acquired 283 retail properties.  These acquisitions triggered the shifts in our retail property performance indicators above.  The occupancy and base rent per square foot for the retail properties which we owned at September 30, 2007 was 95% and $14.70 per square foot and at September 30, 2006 was 94% and $14.18 per square foot, respectively.  The September 30, 2007 occupancy for our retail properties increased 1% and base rent per square foot increased 4% from September 30, 2006 due to higher rental rates for properties purchased in the first, second and third quarters of 2007.

We expect these upward trends to continue during the fourth quarter of 2007.  In the third quarter of 2007, we entered into 61,541 square feet of new retail lease transactions which filled vacant spaces and were at comparable or above current rental rates.

As shown in the table above, physical occupancy of our office properties was 99% as of September 30, 2007 and 2006.  Average rental rates have increased in the third quarter of 2007 by 7% to $14.82 per square foot from $13.87 per square foot in the third quarter of 2006.  We remain optimistic about the office business as we continue to see positive trends in our portfolio including increasing rental rates.

Physical occupancy of our industrial properties was 99% and 100% as of September 30, 2007 and 2006, respectfully.  Average rental rates have decreased in the third quarter of 2007 to $4.75 per square foot from $5.19 per square foot for the same period in 2006.  The decrease is due to lower rental rates on the properties acquired during the first, second and third quarter 2007 and last quarter of 2006.  We are cautiously optimistic about the industrial business.

Physical occupancy of our multi-family properties decreased from 95% as of September 30, 2006 to 93% as of September 30, 2007.  The base rent per unit increased by 39% from $650 to $903 for the nine months ended September 30, 2007 as compared to September 30, 2006 due to acquisitions of six properties in the first, second and third quarters of 2007 having higher base rents per unit.

We believe the national multi-family market is in strong condition due to the healthy job market and low unemployment combined with tighter credit requirements for home mortgages.

Because of our diversified strategy of investing in multi-family, industrial, office, lodging and single-use and multi-use retail property types, we believe we will be able to alter our asset mix to leverage market timing and maximize our investment returns.  We believe our diversified strategy allows us to balance risk and reward and to leverage changing market conditions in five distinct segments and sets us apart from our industry peers that are invested in a single property type.

The following table lists the top ten tenants in all segments of our consolidated portfolio as of September 30, 2007 based on annualized income (dollar amounts are stated in thousands).

Tenant Name	Type	Annualized Income ($)	% of Total Portfolio Annualized Income	Square Footage	% of Total Portfolio Square Footage
AT&T	Office	44,119	13.89%	3,610,424	11.58%
Citizens Bank	Retail	19,656	6.19%	986,378	3.16%
Atlas Cold Storage	Industrial/Distribution	12,316	3.88%	1,896,815	6.08%
C&S Wholesalers	Industrial/Distribution	10,340	3.25%	1,720,000	5.52%
Stop & Shop	Retail	10,116	3.18%	601,652	1.93%
Lockhead Martin Corporation	Industrial/Distribution	7,628	2.40%	321,669	1.03%
Barber-Coleman Company	Industrial/Distribution	6,401	2.01%	545,000	1.75%
Randall’s Food and Drug	Retail	5,542	1.74%	650,137	2.09%
Deluxe Media Services, LLC	Industrial/Distribution	3,580	1.13%	712,000	2.28%
24-Hour Fitness	Retail	3,563	1.12%	232,621	0.75%

Lodging Properties

The following tables set forth our information regarding our lodging properties.

Lodging Facilities	Manager	Franchisor	Year Constructed or Renovated	Number of Rooms	Revenue Per Available Room for the three months ended 09/30/07	Average Daily Rate for the three months ended 09/30/07	Average occupancy for the three months ended 09/30/07

Comfort Inn —Charleston, South Carolina	Alliance	Choice	2000	129	$59	$86	69%
Comfort Inn —Durham, North Carolina	Alliance	Choice	2002	136	50	73	68%
Comfort Inn —Fayetteville, North Carolina	Alliance	Choice	2005-2006	123	63	77	82%
Comfort Suites —Orlando, Florida	Alliance	Choice	2007	214	30	54	56%
Courtyard by Marriott —Ann Arbor, Michigan	Alliance	Marriott	2005-2006	160	107	127	84%
Courtyard by Marriott —Houston, Texas	Alliance	Marriott	2005-2006	197	59	113	52%
Courtyard by Marriott —Houston, Texas (Northwest)	Marriott	Marriott	2007	126	73	116	63%
Courtyard by Marriott —Roanoke, Virginia	Alliance	Marriott	2007	135	100	129	78%
Courtyard by Marriott —St. Charles, Illinois	Alliance	Marriott	2006-2007	121	80	107	74%
Courtyard by Marriott —Wilmington, North Carolina	Alliance	Marriott	2004-2005	128	97	118	82%
Fairfield Inn —Ann Arbor, Michigan	Alliance	Marriott	2004-2005	110	79	103	77%
Hampton Inn — Gwinnett —Duluth, Georgia	Alliance	Hilton	2004	136	66	101	66%
Hampton Inn — Inner Harbor —Baltimore, Maryland	Alliance	Hilton	N/A	116	143	189	76%
Hampton Inn —Cary, North Carolina	Alliance	Hilton	2004	129	70	93	75%
Hampton Inn —Charlotte, North Carolina	Alliance	Hilton	2004	126	74	104	72%
Hampton Inn —Durham, North Carolina	Alliance	Hilton	2004	136	69	92	75%
Hampton Inn —Jacksonville, North Carolina	Alliance	Hilton	2004	122	82	88	94%
Hampton Inn — Perimeter —Atlanta, Georgia	Alliance	Hilton	2004	131	75	111	67%

Lodging Facilities	Manager	Franchisor	Year Constructed or Renovated	Number of Rooms	Revenue Per Available Room for the three months ended 09/30/07	Average Daily Rate for the three months ended 09/30/07	Average occupancy for the three months ended 09/30/07
Hampton Inn —Raleigh, North Carolina	Alliance	Hilton	2004	141	62	101	62%
Hampton Inn — White Plains —Elmsford, New York	Alliance	Hilton	2004	156	123	159	77%
Hilton Garden Inn —Albany, New York	Alliance	Hilton	2004	155	105	126	83%
Hilton Garden Inn - Windward —Alpharetta, Georgia	Alliance	Hilton	2006-2007	164	73	122	60%
Hilton Garden Inn —Evanston, Illinois	Alliance	Hilton	N/A	178	125	149	84%
Hilton Garden Inn — Raleigh-Durham —Morrisville, North Carolina	Alliance	Hilton	2004	155	98	133	73%
Hilton Garden Inn —Windsor, Connecticut	Alliance	Hilton	2004	157	77	117	66%
Holiday Inn Express —Clearwater, Florida	Alliance	IHG	2007	126	39	88	44%
Holiday Inn —Secaucus, New Jersey	Alliance	IHG	2007	161	113	146	78%
Homewood Suites —Cary, North Carolina	Alliance	Hilton	2004	150	82	110	75%
Homewood Suites —Durham, North Carolina	Alliance	Hilton	2004	96	74	102	72%
Homewood Suites —Houston, Texas	Hilton	Hilton	2004	92	92	117	79%
Homewood Suites —Lake Mary, Florida	Alliance	Hilton	2004	112	60	102	59%
Homewood Suites —Phoenix, Arizona	Alliance	Hilton	2004	126	48	88	54%
Homewood Suites —Princeton, New Jersey	Alliance	Hilton	N/A	142	92	130	71%
Homewood Suites —Raleigh, North Carolina	Alliance	Hilton	2004	137	86	121	71%
Quality Suites —Charleston, South Carolina	Alliance	Choice	2004-2007	168	65	90	72%
Residence Inn —Phoenix, Arizona	Alliance	Marriott	2005-2007	168	44	85	51%
Towneplace Suites —Austin, Texas	Marriott	Marriott	2007	127	67	88	77%
Towneplace Suites —Birmingham, Alabama	Marriott	Marriott	2007	128	47	81	58%
Towneplace Suites —College Station, Texas	Marriott	Marriott	2007	94	61	77	79%
Towneplace Suites —Houston, Texas (Northwest)	Marriott	Marriott	2007	128	57	100	57%
Towneplace Suites —Houston, Texas	Marriott	Marriott	2007	94	74	96	77%
Courtyard by Marriott —Kansas City, Missouri	Alliance	Marriott	N/A	123	107	137	78%

Lodging Facilities	Manager	Franchisor	Year Constructed or Renovated	Number of Rooms	Revenue Per Available Room for the three months ended 09/30/07		Average Daily Rate for the three months ended 09/30/07		Average occupancy for the three months ended 09/30/07
Hilton Garden Inn —Akron, Ohio	Alliance	Hilton	N/A	121	104		132		79%
Hilton Garden Inn —Wilmington, North Carolina	Alliance	Hilton	N/A	119	98		140		71%
Hilton University of Florida Hotel & Convention Center —Gainesville, Florida	Davidson	Hilton	1999	248	88		205		43%

Total Lodging Facilities:				6,241	77	(1)	113	(1)	69	%(1)

(1)                    weighted average

On July 1, 2007, we completed a merger with Winston Hotels, Inc., referred to herein as “Winston,” in which we purchased 100% of the outstanding shares of common stock and Series B preferred stock of Winston.  The transaction values Winston at approximately $841.6 million, which includes (i) the purchase of 100% of the outstanding shares of common stock of Winston for $15.00 per share or $441.2 million, (ii) the purchase of the Series B preferred stock of Winston at $25.38 per share in cash, plus the accrued and unpaid dividends for $95.2 million, (iii) the purchase of 100 units of partnership interest in WINN Limited Partnership, the operating partnership of Winston for $19.5 million, (iv) an Acquisition Fee to our Business Manager of $19.7 million, (iv) an $20 million merger termination fee and reimbursement of expenses to Och-Ziff (v) professional fees and other transactional costs of $2.3 million, (vi) the assumption of $210.0 million of Winston’s outstanding debt and (vii) the assumption of $33.7 million of accounts payable and accrued liabilities.  Certain amounts stated above related to the Winston acquisition are based on management’s best estimate, which are subject to adjustment within one year of the closing date of July 1, 2007.

On September 17, 2007, we acquired one lodging property located in Gainesville, Florida, with 248 rooms and over 21,000 square feet of meeting space for $50 million.

Room revenue is the primary source of revenue generated by these hotels, although we also generate revenue through food and beverage, telephone, parking and other incidental sales.  The Company’s lodging operating results are dependent on maintaining and improving the occupancy and average daily rate (“ADR”) of our hotels. Occupancy and ADR results are presented in the table above for the three months ended September 30, 2007.  ADR is calculated by dividing room revenue by rooms sold.

Forty-five of our lodging properties are operated under franchises from nationally recognized franchisors including Marriott International, Inc., Hilton Hotels Corporation, Intercontinental Hotels Group PLC and Choice Hotels International. We expect that any new lodging properties that we purchase likewise will be operated under franchise licenses.  The hotel franchise licenses typically specify certain management, operational, record keeping, accounting, reporting and marketing standards and procedures with which we must comply. Additionally, these licenses require us to comply with the franchisors’ standards and requirements with respect to training of operational personnel, safety, insurance, the types of services and products ancillary to guest room services that may be provided, display of signs, and the type, quality and age of furniture, fixtures and equipment included in guest rooms, lobbies and other common areas.  We have received written notification that the franchise license agreements for three of our lodging properties, which expire in January 2008, March 2009 and November 2010, will not be renewed.  Although we do not anticipate that these expirations will have a material impact on our results of operations, there can be no assurance that other licenses will be renewed upon the expiration thereof, and any future non-renewals could have a material adverse effect on us.

The lodging segment is different from our other segments in that our ownership of the hotels has elements that are closer to the operation of a business than the rental of real estate. We have separated the business aspects of the lodging segment into taxable REIT subsidiaries (“TRS”) that lease the hotels.  Through our TRS, the hotels are managed through an independent hotel manager for management and franchise fees.  The management and franchise fees paid to the third party mangers are based on a percentage of revenue and also include incentive fees after generating certain profit margins.  These contracts, in some cases, combine management and franchise charges into one fee.  Unlike our other segments, due to the nature of the lodging business, we negotiate fees based on several factors to maximize our profits in the TRS.

Marketable Securities

As part of our overall strategy, we may acquire REITs and other real estate operating companies and we may also invest in the marketable securities of other REIT entities. We had investments in marketable securities of approximately $299 million at September 30, 2007 consisting of preferred and common stock investments in other REITs.  Of the investment securities held on September 30, 2007, we have accumulated other comprehensive income (loss) of approximately $(15.9) million, which includes gross unrealized losses of $20.9 million. Realized gains and losses from the sale of available-for-sale securities are specifically identified and determined. During the three and nine months ended September 30, 2007, we realized a gain of $12.8 million and $18.8 million on the sale of shares, respectively.  Our policy for assessing recoverability of available-for-sale securities is to record a charge against net earnings when we determine that a decline in the fair value of a security drops below the cost basis and we judge that decline to be other than temporary.  During the three and nine months ended September 30, 2007, we recorded a write-down of $5.3 million and $6.2 million, respectively, related to the other-than-temporary impairment of securities.  Dividend income is recognized when earned. During the three and nine months ended September 30, 2007, dividend income of $5.9 million and $14.3 million was recognized, respectively.  We have purchased a portion of our investment securities through a margin account. As of September 30, 2007, we have recorded a payable of $121.8 million for securities purchased on margin. This debt bears a variable interest rate of the London InterBank Offered Rate (“LIBOR”) plus 50 basis points. At September 30, 2007, this rate was equal to 6.133%.  We recognized interest expense in the amount of $1.9 million and $4 million for the three and nine months ended September 30, 2007, respectively.  The overall stock market and REIT stocks have declined over the last few months including investments we have in REIT stocks and although these investments have generated both current income and gain on sale, during the three and nine months ended September 30, 2007, there is no assurance that existing or future investments will generate any income or gains due to economic uncertainties that may occur in the future and they may generate a loss.

Joint Ventures

During the third quarter of 2007, we entered into eleven joint ventures with unaffiliated third parties, of which eight were assumed in our acquisition of Winston.  For a discussion of the joint ventures that were not assumed in our acquisition of Winston, as well as updates regarding our joint ventures with Cobalt Industrial REIT II, Lauth Investment Properties, Inc. and Stephens Venture III, LLC, see “Business and Policies – Our Assets – Our Joint Ventures” of this Supplement No. 17.

Winston Hotel Joint Ventures

Through our acquisition of Winston, the Company acquired an interest in a joint venture, Gateway Hotel Associates, LLC (“Gateway”), with DeHoff Development Company that owns a 121-room Hilton Garden Inn at Gateway Corporate Park, adjacent to the Akron-Canton Airport in Ohio.  The hotel opened on November 2, 2006.  The Company currently owns a 41.7% interest in both Gateway, which owns the hotel, and Gateway Hotel Associates Lessee, LLC, which leases the hotel from Gateway.  In addition, the Company has made a preferred equity investment of $2.2 million in Gateway.  The Company’s preferred investment bears interest at 30-day LIBOR plus 11% per annum, which was 16.765% as of September 30, 2007.

Through our acquisition of Winston, the Company acquired an interest in a joint venture, 131 East Redwood (Tenant) LLC (“Redwood”), with Redwood Center, LLC and Chevron TCI, Inc.  The Company currently owns a 0.1% interest in the joint venture.  Redwood leases the Hampton Inn & Suites Baltimore Inner Harbor hotel in Maryland from the Company.   Excluding a priority payment and administrative fee totaling $120 per year payable to Chevron, TCI, Inc., the Company receives nearly all of the remaining net operating results from the operations of the hotel.

Through our acquisition of Winston, the Company acquired an interest in a joint venture, Winston Kansas City, LP (“Kansas City”), with U.S. Bancorp Community Development Corporation (“US Banc”)  a 123-room Courtyard by Marriott hotel, which opened on April 20, 2006.   The Company currently owns a 0.21% interest in Kansas City, which owns the hotel, and a 100% interest in Barclay Holding, which leases the hotel from Kansas City.  Excluding a 2% priority payment return on US Banc’s investment, substantially all of the profit or loss generated by the joint venture is allocated to the Company.

Through our acquisition of Winston, the Company acquired an interest in a joint venture, New Stanley Associates, LLP (“Stanley”), with Stanley Holdings, LLC that owns the Stanley Hotel in Estes Park, CO.  The Company currently owns a 60% interest in both Stanley, which owns the hotel, and New Stanley Associates Lessee, LLC, which leases the hotel from Stanley.

Through our acquisition of Winston, the Company acquired an interest in a joint venture, Chapel Hill Hotel Associates, LLC (“Chapel Hill”), with Chapel Hill Investments, LLC.  The Company currently owns a 48.78% interest in both Chapel Hill, which owns the Chapel Hill, NC Courtyard by Marriott, and Chapel Hill Lessee Company, LLC, which leases the hotel.  The Company has also invested $1.2 million in exchange for a preferred equity interest in Chapel Hill.  The Company’s preferred investment bears interest at 30-day LIBOR plus 5.885%, which was 11.650% as of September 30, 2007.

Through our acquisition of Winston, the Company acquired an interest in a joint venture,  Marsh Landing Hotel Associates, LLC (“Marsh Landing”), with Marsh Landing Investments, LLC.   The Company currently owns a 49% interest in both Marsh Landing, which owns the Ponte Vedra, FL Hampton Inn, and Marsh Landing Lessee Company, LLC, which leases the hotel from Marsh Landing.

Through our acquisition of Winston, the Company acquired an interest in a joint venture, Jacksonville Hotel Associates, LLC (“Jacksonville”), with Skyline Hotel Investors, LLC (“Skyline”).  Jacksonville is building a 120-room Courtyard by Marriott in Jacksonville, FL for approximately $15.1 million.  Jacksonville plans to open the hotel in the fourth quarter of 2007.  The Company owns a 48% interest in both Jacksonville, which will own the 120-room Courtyard by Marriott, and Jacksonville Lessee Company, LLC, which will lease the lodging from Jacksonville.

On September 20, 2007, the Company entered into a joint venture agreement with CCC Homewood Hotel Investors to form Inland CCC Homewood Hotel LLC (“Homewood”).  The Company

will have a 95% interest in Homewood.  Homewood has entered into a separate joint venture agreement, with B&B Hotel, LLC, to form Homewood Hotel Associates LLC (“Homewood Hotel”)for the purpose of developing a 111 room hotel in Homewood, Alabama.  Homewood will have an 83% interest in Homewood Hotel.  As of September, 30, 2007 Homewood Hotel has acquired a land parcel for future development of the hotel.

Notes Receivable

Our notes receivable balance of $258,027 as of September 30, 2007 consisted of six installment notes from unrelated parties that mature on various dates through May 2012 and seven installment notes assumed in the Winston acquisition.  The notes are secured by first mortgages on vacant land and shopping center and lodging properties and guaranteed by the owners.  Interest only is due each month at rates ranging from 7.1864% to 13.27% per annum.  For the nine months ended September 30, 2007 and September 30, 2006, we recorded interest income from notes receivable of $12,195 and $35, respectively, which is included in the interest and dividend income on the Consolidated Statement of Operations.

Results of Operations

General

The following table summarizes our properties purchased by quarter from inception (dollar amounts are stated in thousands).

Quarter Ended	Properties Purchased Per Quarter	Square Feet Acquired		Purchase Price
December 31, 2005	37	3,829,615		$753,990
March 31, 2006	6	658,212		$143,060
June 30, 2006	13	1,455,154		$277,067
September 30, 2006	8	2,386,757		$544,340
December 31, 2006	29	6,161,185		$712,320
March 31, 2007	17	4,410,686		$374,058
June 30, 2007	213	7,352,500		$1,014,439
September 30, 2007	69	4,304,480	(1)	$1,170,581

Total	392	30,558,589		$4,989,855

(1)   Square feet acquired does not include the 45 properties acquired in the lodging segment.

Consolidated Results of Operations

This section describes and compares our results of operations for the three and nine months ended September 30, 2007 and 2006. We do not present a comparison to three and nine months ended September 30, 2005 because there was no property or other significant operations during that time period.  We generate almost all of our net operating income from property operations.  In order to evaluate our overall portfolio, management analyzes the operating performance of properties that we have owned and operated for the three and nine month periods during each year.  A total of 57 and 39 of our investment properties satisfied these criteria during the period presented and are referred to herein as “same store” properties for the three and nine months ended September 30, 2007 and 2006 which comprise approximately 5.9 million and 3.5 million square feet, respectively.  The “same store” properties represent approximately 20% and 12% of the square footage of our portfolio at September 30, 2007.  This analysis allows management to monitor the operations of our existing properties for comparable periods to measure the performance of our current portfolio. Additionally, we are able to determine the effects of our new acquisitions on net income.  A majority of our acquisitions that satisfied the criteria for “same store” analysis are in the office and retail segments.  Therefore, “same store” analysis is only presented in the office and retail segment results. All dollar amounts are stated in thousands (except per share amounts).

Rental Income, Tenant Recovery Income, Lodging Income and Other Property Income.  Rental income consists of basic monthly rent, straight-line rent adjustments, amortization of acquired above and below market leases, fee income, and percentage rental income recorded pursuant to tenant leases.  Tenant recovery income consists of reimbursements for real estate taxes, common area maintenance costs, management fees, and insurance costs.  Lodging income consists of room revenues, food and beverage revenues, telephone revenues and miscellaneous revenues.  Other property income consists of other miscellaneous property income.  Total property revenues were $141,604 and $291,365 for the three and nine months ended September 30, 2007 and $35,127 and $73,954 for the three and nine months ended September 30, 2006, respectively.

The majority of the revenue from the properties consists of rents received under long-term operating leases.  Some leases provide for the payment of fixed base rent paid monthly in advance, and for the reimbursement by tenants to the property owners for the tenant’s pro rata share of certain operating expenses including real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees, and certain building repairs paid by the landlord and recoverable under the terms of the lease.  Under these leases, the landlord pays all expenses and is reimbursed by the tenant for the tenant’s pro rata share of recoverable expenses.  Certain other tenants are subject to net leases which provide that the tenant is responsible for fixed based rent as well as all costs and expenses associated with occupancy.  Under net leases, where all expenses are paid directly by the tenant rather than the landlord, such expenses are not included in the consolidated statements of operations.  Under net leases where all expenses are paid by the landlord, subject to reimbursement by the tenant, the expenses are included within property operating expenses, and reimbursements are included in tenant recovery income on the consolidated statements of operations.

	Three months ended September 30, 2007	Three months ended September 30, 2006	2007 increase (decrease) from 2006
Property rentals	$73,493	$26,442	$47,051
Straight-line rents	3,104	1,280	1,824
Amortization of acquired above and below market leases, net	97	325	(228)

Total rental income	$76,694	$28,047	$48,647

Tenant recoveries	15,440	6,382	9,058
Other income	2,587	698	1,889
Lodging operating income	46,883	—	46,883

Total property revenues	$141,604	$35,127	$106,477

	Nine months ended September 30, 2007	Nine months ended September 30, 2007	2007 increase (decrease) from 2006
Property rentals	$183,150	$58,686	$124,464
Straight-line rents	8,636	2,770	5,866
Amortization of acquired above and below market leases, net	25	613	(588)

Total rental income	$191,811	$62,069	$129,742

Tenant recoveries	41,144	11,040	30,104
Other income	11,527	845	10,682
Lodging operating income	46,883	—	46,883

Total property revenues	$291,365	$73,954	$217,411

Total property revenues increased $106,477 and $217,411 for the three and nine months ended September 30, 2007 as compared to the three and nine months ended September 30, 2006, respectively.  The increase in property revenues in the third quarter of 2007 was due primarily to acquisitions of properties made in the first, second and third quarters of 2007 and the last quarter of 2006.

A summary of economic occupancy by segment follows:

Consolidated Economic Occupancy

Segment	As of September 30, 2007	As of September 30, 2006	2007 increase (decrease) from 2006
Retail	96%	95%	1%
Office	99%	99%	—
Industrial	99%	100%	(1)%
Multi-family	93%	95%	(2)%

Total (1)	97%	96%	1%

(1)  weighted average occupied

Weighted average overall economic occupancy increased 1% in the third quarter of 2007 as compared to the third quarter of 2006.  Property acquisitions in the first, second and third quarter of 2007 and the last quarter of 2006 in the retail sectors partially offset by higher vacancies in properties acquired in the office, industrial and multi-family segments, accounted for the increase in overall economic occupancy in 2007.

Property Operating Expenses and Real Estate Taxes.  Property operating expenses consist of property management fees paid to Property Managers including affiliates of our sponsor and operating expenses, including costs of owning and maintaining investment properties, real estate taxes, insurance, utilities, maintenance to the exterior of the buildings and the parking lots.  Total expenses were $56,652 and $96,292 for the three and nine months ended September 30, 2007 and $9,618 and $16,740 for the three and nine months ended September 30, 2006, respectively.

	For the three months ended September 30, 2007	For the three months ended September 30, 2006	2007 increase from 2006
Operating expenses	$44,476	$6,299	$38,177
Real estate taxes	12,176	3,319	8,857

Total property expenses	$56,652	$9,618	$47,034

	For the nine months ended September 30, 2007	For the nine months ended September 30, 2006	2007 increase from 2006
Operating expenses	$68,899	$10,467	$58,432
Real estate taxes	27,393	6,273	21,120

Total property expenses	$96,292	$16,740	$79,552

Total operating expenses increased $47,034 and $79,552 for the three and nine months ended September 30, 2007 compared to the three and nine months ended September 30, 2006, respectively, due primarily to the properties acquired in the last quarter of 2006 and the first, second and third quarter of 2007.

Other Operating Income and Expenses

Other operating expenses are summarized as follows:

	For the three months ended September 30, 2007	For the three months ended September 30, 2006	2007 increase from 2006
Depreciation and amortization	$50,857	$13,546	$37,311
Interest expense	34,264	9,566	24,698
General and administrative	6,124	1,296	4,828
Business manager management fee	4,500	1,200	3,300

	$95,745	$25,608	$70,137

	For the nine months ended September 30, 2007	For the nine months ended September 30, 2006	2007 increase from 2006
Depreciation and amortization	$113,771	$30,495	$83,276
Interest expense	73,165	18,814	54,351
General and administrative	13,712	3,812	9,900
Business manager management fee	9,000	1,200	7,800

	$209,648	$54,321	$155,327

Depreciation and amortization

The $37,311 and $83,276 increase in depreciation and amortization expense for the three and nine months ended September 30, 2007 relative to the three and nine months ended September 30, 2006 was due substantially to the impact of the properties acquired in the last quarter of 2006 and the first, second and third quarter of 2007.

Interest expense

The $24,698 and $54,351 increase in interest expense for the three and nine months ended September 30, 2007 as compared to the three and nine months ended September 30, 2006 was primarily due to (1) mortgage debt financings in the first, second and third quarters of 2007 and the last quarter of 2006 which increased to $1,989,618 from $777,956 and (2) the increase in margin borrowing due to the increase in ownership of marketable securities.

A summary of interest expense for the three months ended September 30, 2007 and 2006 appears below:

	For the three months ended September 30, 2007	For the three months ended September 30, 2006	2007 increase from 2006
Debt Type
Margin and other interest expense	$8,151	$1,758	$6,393
Mortgages	26,113	7,808	18,305

Total	$34,264	$9,566	$24,698

A summary of interest expense for the nine months ended September 30, 2007 and 2006 appears below:

	For the nine months ended September 30, 2007	For the nine months ended September 30, 2006	2007 increase from 2006
Debt Type
Margin and other interest expense	$12,969	$3,054	$9,915
Mortgages	60,196	15,760	44,436

Total	$73,165	$18,814	$54,351

General and Administrative Expenses. General and administrative expenses consist of investment advisor fees, professional services, salaries and computerized information services costs reimbursed to affiliates or related parties of the Business Manager for, among other things, maintaining our accounting and investor records, common share purchase discounts related to shares sold to persons employed by our Business Manager or its related parties and affiliates, directors’ and officers’ insurance, postage, board of directors fees and printer costs.  Our expenses were $6,124 and $13,712 for the three and nine months ended September 30, 2007 and $1,296 and $3,812 for the three and nine months ended September 30, 2006, respectively.  The increase is due primarily to the growth of our asset base during late 2006 and 2007.

Business Manager Management Fee.  After our stockholders have received a non-cumulative, non-compounded return of 5% per annum on their “invested capital,” we pay our Business Manager an annual business management fee of up to 1% of the “average invested assets,” payable quarterly in an amount equal to 0.25% of the average invested assets as of the last day of the immediately preceding quarter as defined in our prospectus.  We paid our Business Manager a business management fee of $4,500 and $9,000, or approximately 0.35% and 0.17% on an annual basis for the three and nine months ended September 30, 2007.  We paid our Business Manager $1,200 for the three and nine months ended September 30, 2006.  The Business Manager has waived any further fees that may have been permitted under the agreement for the first, second and third quarters ended September 30, 2007 and 2006, respectively.  Once we have satisfied the minimum return on invested capital described above, the amount of the actual fee paid to the Business Manager is determined by the Business Manager up to the amount permitted by the agreement.

Interest and Dividend Income and Realized Gain on Securities.  Interest income consists of interest earned on short term investments and dividends from investments in our portfolio of marketable securities.  Our interest and dividend income was $26,949 and $64,922 for the three and nine months ended September 30, 2007 and $6,343 and $13,221 for the three and nine months ended September 30, 2006, respectively, and resulted primarily from interest earned on cash and dividends earned on marketable securities investments.  We also realized a gain on sale of securities, net of $7,502 and $12,655 for the three and nine months ended September 30, 2007 and $1,352 and $1,973 for the three and nine months ended September 30, 2006.  Interest income was $20,720 and $50,662 for the three and nine months ended September 30, 2007 and $4,248 and $9,122 for the three and nine months ended September 30, 2006, respectively, resulting primarily from interest earned on cash investments which were significantly greater during the nine months ended September 30, 2007 due to our capital raise compared to the nine months ended September 30, 2006.  There is no assurance that we will be able to generate the same level of investment income or gains in the future.

Minority Interest

The minority interest represents the interests in Minto Builders (Florida), Inc. (“MB REIT”) and other consolidated joint ventures owned by third parties.

Other Income and Expense

Under the Statement of Financial Accounting Standards No. 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“SFAS 150”) and the Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Financial Instruments and Hedging Activities” (“SFAS 133”), the put/call arrangements related to the MB REIT transaction as discussed under “Liquidity” are considered derivative instruments.  The asset and liabilities associated with these puts and calls are marked to market every quarter with changes in the value recorded as other income and expense in the consolidated statement of operations.

The value of the put/call arrangements was a liability of $140 and $304 as of September 30, 2007 and December 31, 2006, respectively.  Other income of $(315) and $164 was recognized for the three and nine months ended September 30, 2007, respectively, and $(401) and $214 for the three and nine months ended September 30, 2006, respectively. The value of the put/call arrangements increased from December 31, 2006 to September 30, 2007 due to the life of the put/call being reduced and rising interest rates. The value of the put/call arrangement could increase or decrease in the future as the timing of the put and call options become closer.

An analysis of results of operations by segment follows:

Office Segment

We continue to see positive trends in our portfolio including high occupancy and increasing rental rates for newly acquired properties.  For example, we believe the Minneapolis, MN and Dulles, VA office markets, where a majority of our multi-tenant office properties are located, continue to remain strong with increasing occupancies and rental rates in these markets.  Office property yields on new acquisitions remain competitive at rates slightly above our other segments.

Comparison of Three Months Ended September 30, 2007 to September 30, 2006

The table below represents operating information for the office segment of 17 properties and for the same store portfolio consisting of five properties acquired prior to July 1, 2006.  The properties in the same store portfolio were owned for the entire three months ended September 30, 2007 and September 30, 2006.

	Total Office Segment			Same Store Office Segment
			Increase/			Increase/
	2007	2006	(Decrease)	2007	2006	(Decrease)
Revenues:
Rental income	$26,108	$11,552	$14,556	$7,299	$7,234	$65
Tenant recovery incomes	6,901	2,232	4,669	95	77	18
Other property income	1,330	300	1,030	37	11	26

Total revenues	$34,339	$14,084	$20,255	$7,431	$7,322	$109

Expenses:
Property operating expenses	$6,885	$2,752	$4,133	$516	$479	$37
Real estate taxes	3,237	1,016	2,221	84	53	31

Total operating expenses	$10,122	$3,768	$6,354	$600	$532	$68

Net property operations	24,217	10,316	13,901	6,831	6,790	41

Comparison of Three Months Ended September 30, 2007 to 2006.  Office properties real estate rental revenues increased from $14,084 in the third quarter of 2006 to $34,339 in the third quarter of 2007 mainly due to the acquisition of 10 properties since September 30, 2006.  Office properties real estate and operating expenses also increased from $3,768 in 2006 to $10,122 in 2007 as a result of these acquisitions.

Office segment property rental revenues are less than the retail segment primarily due to less rentable gross square feet. Straight-line rents which adjustments are included in rental income are higher for the office segment compared to other segments because the office portfolio has tenants that have base rent increases every year at higher rates than the other segments. In addition, office segment properties had above market leases in place at the time of acquisition as compared to retail segment properties which had below market leases in place at the time of acquisition which also are adjusted through rental income.  Tenant recoveries for the office segment are lower than the retail segment because the office tenant leases allow for a lower percentage of their operating expenses and real estate taxes to be passed on to the tenants.  Office segment operating expenses are slightly greater than the retail segments due to higher common area maintenance costs and insurance.

On a same store office basis, property net operating income increased from $6,790 to $6,831 for a total increase of $41 or about one percent.  Same store office property operating revenues for the three months ended September 30, 2007 and 2006 were $7,431 and $7,322, respectively, resulting in an increase of $109 or 1%.  The primary reason for the increase was an increase in rental income due to new tenants at these centers that filled vacancies that existed at the time of purchase.  Same store office property operating expenses for the three months ended September 30, 2007 and 2006 were $600 and $532, respectively, resulting in an increase of $68 or 13%.  The increase in property operating expense was primarily caused by an increase in real estate tax expense and common area maintenance costs, including utility costs (gas and electric) in 2007.

Comparison of Nine Months Ended September 30, 2007 to September 30, 2006

The table below represents operating information for the office segment of 17 properties and for the same store office segment consisting of five properties acquired prior to January 1, 2006.  The properties in the same store portfolio were owned for the entire nine months ended September 30, 2007 and September 30, 2006.

	Total Office Segment			Same Store Office Segment
			Increase/			Increase/
	2007	2006	(Decrease)	2007	2006	(Decrease)
Revenues:
Rental income	$72,236	$25,984	$46,252	$21,836	$21,667	$169
Tenant recovery incomes	18,088	2,386	15,702	234	229	5
Other property income	4,466	308	4,158	272	19	253

Total revenues	$94,790	$28,678	$66,112	$22,342	$21,915	$427

Expenses:
Property operating expenses	$18,774	$3,502	$15,272	$1,571	$1,228	$343
Real estate taxes	8,783	1,123	7,660	255	160	95

Total operating expenses	$27,557	$4,625	$22,932	$1,826	$1,388	$438

Net property operations	67,233	24,053	43,180	20,516	20,527	(11)

Comparison of Nine Months Ended September 30, 2007 to 2006.  Office properties real estate rental revenues increased from $28,678 in the third quarter of 2006 to $94,790 in the third quarter of 2007 mainly due to the acquisition of 10 properties since September 30, 2006.  Office properties real estate and operating expenses also increased from $4,625 in 2006 to $27,557 in 2007 as a result of these acquisitions.

Office segment property rental revenues are less than the retail segment primarily due to less rentable gross square feet. Straight-line rents, which adjustments are included in rental income, are higher for the office segment compared to other segments because the office portfolio has tenants that have base rent increases every year at higher rates than the other segments.  In addition, office segment properties had above market leases in place at the time of acquisition as compared to retail segment properties which had below market leases in place at the time of acquisition which are also adjusted through rental income.  Tenant recoveries for the office segment are lower than the retail segment because the office tenant leases allow for a lower percentage of their operating expenses and real estate taxes to be passed on to the tenants.  Office segment operating expenses per square foot are higher than the retail segments because common area maintenance costs and insurance costs are higher.

On a same store office basis, property net operating income decreased from $20,527 to $20,516 for a total decrease of $11 or less than 1%.  Same store office property operating revenues for the nine months ended September 30, 2007 and 2006 were $22,342 and $21,915, respectively, resulting in an increase of $427 or 2%.  The primary reason for the increase was an increase in rental income due to new tenants at these centers that filled vacancies that existed at the time of purchase.  Same store office property operating expenses for the nine months ended September 30, 2007 and 2006 were $1,826 and $1,388 respectively, resulting in an increase of $438 or 32%.  The increase in property operating expense was primarily caused by an increase in real estate tax expense and common area maintenance costs, including utility costs (gas and electric) in 2007.

Retail Segment

We have seen neutral to slight upward trends of occupancy and rental rates in our retail segment and expect this to continue through the fourth quarter of 2007.  In the third quarter of 2007, we entered into 61,541 square feet of new lease transactions which were at comparable or above current rental rates.

Comparison of Three Months Ended September 30, 2007 to September 30, 2006

The table below represents operating information for the retail segment of 263 properties and for the same store retail segment consisting of 49 properties acquired prior to July 1, 2006.  The properties in the same store portfolio were owned for the entire three months ended September 30, 2007 and September 30, 2006.

	Total Retail Segment			Same Store Retail Segment
			Increase/			Increase/
	2007	2006	(Decrease)	2007	2006	(Decrease)
Revenues:
Rental income	$34,970	15,598	$19,372	$13,668	$13,553	$115
Tenant recovery incomes	7,756	4,113	3,643	2,469	3,628	(1,159)
Other property income	746	347	399	214	350	(136)

Total revenues	$43,472	20,058	$23,414	$16,351	$17,531	$(1,180)

Expenses:
Property operating expenses	$7,488	3,290	$4,198	$3,570	$2,917	$653
Real estate taxes	5,747	2,221	3,526	2,261	1,899	362

Total operating expenses	$13,235	5,511	$7,724	$5,831	$4,816	$1,015

Net property operations	30,237	14,547	15,690	10,520	12,715	(2,195)

Retail properties real estate rental revenues increased from $20,058 in the third quarter of 2006 to $43,472 in the third quarter of 2007 mainly due to the acquisition of 209 retail properties since September 30, 2006.

Retail properties real estate and operating expenses also increased from $5,511 in 2006 to $13,235 in 2007 as a result of these acquisitions.

Retail segment property rental revenues are greater than the office segment primarily due to more gross leasable square feet for the office properties.  Straight-line rents, which are adjusted through rental income, for our retail segment are less than the office segment because the increases are less frequent and in lower increments. In addition, the retail segment had below market leases in place at the time of acquisition as compared to office segment properties, which had above market leases in place at the time of acquisition which are also adjusted through rental income.  Tenant recoveries for our retail segment are greater than the office segment because the retail tenant leases allow for a greater percentage of their operating expenses and real estate taxes to be recovered from the tenants. Other income for the retail segment is lower than the other segments due to lease termination fee income and miscellaneous income collected from tenants for the other segments.  Retail segment operating expenses are less than the office segment because the office segment had higher common area maintenance costs and insurance costs.

On a same store retail basis, property net operating income decreased from $12,715 to $10,520 for a total decrease of $2,195 or 17%.  Same store retail property operating revenues for the three months ended September 30, 2007 and 2006 were $16,351 and $17,531, respectively, resulting in a decrease of $1,180 or 7%.  The primary reason for the decrease was a decrease in tenant recovery income due to common area maintenance abatement.  Same store retail property operating expenses for the three months ended September 30, 2007 and 2006 were $5,831 and $4,816, respectively, resulting in an increase of $1,015 or 21%.  The increase in property operating expense was primarily caused by an increase in real estate tax expense, common area maintenance costs, and insurance costs in 2007.

Comparison of Nine Months Ended September 30, 2007 to September 30, 2006

The table below represents operating information for the retail segment of 276 properties and for the same store portfolio consisting of 31 properties acquired prior to January 1, 2006.  The properties in the same store portfolio were owned for the entire nine months ended September 30, 2007 and September 30, 2006.

	Total Retail Segment			Same Store Retail Segment
			Increase/			Increase/
	2007	2006	(Decrease)	2007	2006	(Decrease)
Revenues:
Rental income	$81,181	$33,805	$47,376	$19,650	$19,140	$510
Tenant recovery incomes	21,360	8,543	12,817	5,146	4,655	491
Other property income	1,487	423	1,064	112	213	(101)

Total revenues	$104,028	$42,771	$61,257	$24,908	$24,008	$900

Expenses:
Property operating expenses	$17,117	$6,503	$10,614	$4,635	$3,559	$1,076
Real estate taxes	14,226	4,933	9,293	3,861	2,822	1,039

Total operating expenses	$31,343	$11,436	$19,907	$8,496	$6,381	$2,115

Net property operations	72,685	31,335	41,350	16,412	17,627	(1,215)

Retail properties real estate rental revenues increased from $42,771 in the third quarter of 2006 to $104,028 in the third quarter of 2007 mainly due to the acquisition of 209 retail properties since September 30, 2006.  Retail properties real estate and operating expenses also increased from $11,436 in 2006 to $31,343 in 2007 as a result of these acquisitions.

Retail segment property rental revenues are greater than the office segment primarily due to less gross leasable square feet for the office properties.  Straight-line rents, which are adjusted through rental income, for our retail segment are less than the office segment because the increases are less frequent and in lower increments.  In addition, the retail segment had below market leases in place at the time of acquisition as compared to office segment properties, which had above market leases in place at the time of acquisition which are also adjusted through rental income.  Tenant recoveries for our retail segment are greater than the office segment because the retail tenant leases allow for a greater percentage of their operating expenses and real estate taxes to be recovered from the tenants. Other income for the retail segment is lower than the other segments due to lease termination fee income and miscellaneous income collected from tenants for the other segments.  Retail segment operating expenses are greater than the other segments because the retail tenant leases require the owner to pay for common area maintenance costs, real estate taxes and insurance and receive reimbursement from the tenant for the tenant’s share of recoverable expenses.

On a same store retail basis, property net operating income decreased from $17,627 to $16,412 for a total decrease of $1,215 or 7%.  The primary reason for the decrease is a reduction in tenant recovery percentages related to common area maintenance and insurance.  Same store retail property operating revenues for the nine months ended September 30, 2007 and 2006 were $24,908 and $24,008, respectively, resulting in an increase of $900 or 4%.  The primary reason for the increase was an increase in rental income due to new tenants at these centers that filled vacancies that existed at the time of purchase and an increase in tenant recovery income.  Same store retail property operating expenses for the nine months ended September 30, 2007 and 2006 were $8,496 and $6,381, respectively, resulting in an increase of $2,115 or 33%.  The increase in property operating expense was primarily caused by an increase in real estate tax expense, common area maintenance costs, and insurance costs in 2007.

Industrial Segment

We are optimistic about the industrial segment as we enter into new geographic markets with higher occupancies and rental rates than our existing portfolio including Memphis, TN and Chicago, IL, where a majority of our industrial properties are located.

Comparison of Three Months Ended September 30, 2007 to September 30, 2006

The table below represents operating information for the industrial segment of 60 properties.  A same store analysis is not presented for the industrial segment because only two properties were owned for the entire three months ended September 30, 2007 and September 30, 2006.

	Total Industrial Segment
	2007	2006	Increase
Revenues:
Rental income	$11,537	$427	$11,110
Tenant recovery incomes	783	37	746
Other property income	9	—	9

Total revenues	$12,329	$464	$11,865

Expenses:
Property operating expenses	$771	$24	$747
Real estate taxes	606	37	569

Total operating expenses	$1,377	$61	$1,316

Net property operations	10,952	403	10,549

Industrial properties real estate rental revenues increased from $464 in the third quarter of 2006 to $12,329 in the third quarter of 2007 mainly due to the acquisition of 54 properties since September 30, 2006.  Industrial properties real estate and operating expenses also increased from $61 in 2006 to $1,377 as a result of these acquisitions.

Industrial segment rental revenues are less than the office and retail segments because there are fewer tenants with less total gross leasable square feet than the office and retail segments at a lower rent per square foot. A majority of the tenants have net leases and they are directly responsible for operating costs but reimburse us for real estate taxes and insurance. Industrial segment operating expenses are lower than the other segments because the tenants have net leases and they are directly responsible for operating costs.

Comparison of Nine Months Ended September 30, 2007 to September 30, 2006

The table below represents operating information for the industrial segment of 60 properties.  A same store analysis is not presented for the industrial segment because only two properties were owned for the entire nine months ended September 30, 2007 and September 30, 2006.

	Total Industrial Segment
	2007	2006	Increase
Revenues:
Rental income	$30,232	$1,179	$29,053
Tenant recovery incomes	1,696	111	1,585
Other property income	4,776	—	4,776

Total revenues	$36,704	$1,290	$35,414

Expenses:
Property operating expenses	$2,270	$61	$2,209
Real estate taxes	1,225	111	1,114

Total operating expenses	$3,495	$172	$3,323

Net property operations	33,209	1,118	32,091

Industrial properties real estate rental revenues increased from $1,290 for the nine months ended September 30, 2006 to $36,704 for the nine months ended September 30, 2007 mainly due to the acquisition of 54 properties since September 30, 2006.  Industrial properties real estate and operating expenses also increased from $172 in 2006 to $3,495 in 2007 as a result of these acquisitions.

Industrial segment rental revenues are less than the office and retail segments because there are fewer tenants with less total gross leasable square feet than the office and retail segments at a lower rent per square foot. A majority of the tenants have net leases and they are directly responsible for operating costs but reimburse us for real estate taxes and insurance.  Industrial segment operating expenses are lower than the other segments because the tenants have net leases and they are directly responsible for operating costs.

Multi-family Segment

Multi-family property yields on new acquisitions remain the lowest of all segments.

Comparison of Three Months Ended September 30, 2007 to September 30, 2006

The table below represents operating information for the multi-family segment of seven properties.   A same store analysis is not presented for the multi-family segment because only one property was owned for the entire three months ended September 30, 2007 and September 30, 2006.

	Total Multi-Family Segment
	2007	2006	Increase
Revenues:
Rental income	$4,079	$470	$3,609
Tenant recovery incomes	—	—	—
Other property income	502	51	451

Total revenues	$4,581	$521	$4,060

	Total Multi-Family Segment
	2007	2006	Increase
Expenses:
Property operating expenses	$1,658	$233	$1,425
Real estate taxes	573	45	528

Total operating expenses	$2,231	$278	$1,953

Net property operations	2,350	243	2,107

Multi–family real estate rental revenues and expenses increased from $521 in the third quarter of 2006 to $4,581 in the third quarter of 2007 and $278 in the third quarter of 2006 to $2,231 in the third quarter of 2007, respectively.  The increases are mainly due to the acquisition of seven properties since September 30, 2006.

Comparison of Nine Months Ended September 30, 2007 to September 30, 2006

The table below represents operating information for the multi-family segment of seven properties.   A same store analysis is not presented for the multi-family segment because only one property was owned for the entire nine months ended September 30, 2007 and September 30, 2006.

	Total Multi-Family Segment
	2007	2006	Increase
Revenues:
Rental income	$8,162	$1,101	$7,061
Tenant recovery incomes	—	—	—
Other property income	798	114	684

Total revenues	$8,960	$1,215	$7,745

Expenses:
Property operating expenses	$3,063	$401	$2,662
Real estate taxes	1,147	106	1,041

Total operating expenses	$4,210	$507	$3,703

Net property operations	4,750	708	4,042

Multi–family real estate rental revenues and expenses increased from $1,215 for the nine months ended September 30, 2006 to $8,960 for the nine months ended September 30, 2007 and $507 for the nine months ended September 30, 2006 to $4,210 for the nine months ended September 30, 2007, respectively.  The increases are mainly due to the acquisition of six properties since September 30, 2006.

Lodging Segment

For the third quarter 2007, the lodging segment is new for us.  No comparison for the three months and nine months ended September 30, 2007 and 2006 is presented.  The lodging segment is seasonal in nature, reflecting higher revenue and operating income during the second and third quarters. This seasonality can be expected to cause fluctuations in our net property operations for the lodging segment.

Operations of the three and nine months ended September 30, 2007

Total Lodging Segment 2007
Revenues:
Lodging operating income	$46,883

Total revenues	$46,883

Expenses:
Lodging operating expenses to non-related parties	$27,224
Lodging operating expenses to related parties	450
Real estate taxes	2,013

Total operating expenses	$29,687

Net lodging operations	17,196

Related Party Transactions

A related party of the Business Manager provides loan servicing to us for an annual fee.  Effective May 1, 2007, the agreement allows for fees totaling 225 dollars per month, per loan for us and 200 dollars per month, per loan for MB REIT.  For the nine months ended September 30, 2007 and 2006, fees totaled $114 and $30, respectively.

We pay a related party of the Business Manager 0.2% of the principal amount of each loan placed.  Such costs are capitalized as loan fees and amortized over the respective loan term.  During the nine months ended September 30, 2007 and 2006, we paid loan fees totaling $1,445 and $1,186, respectively, to this related party.  None of these fees remained unpaid as of September 30, 2007 and December 31, 2006.

After our stockholders have received a non-cumulative, non-compounded return of 5% per annum on their “invested capital,” we pay our Business Manager an annual business management fee of up to 1% of the “average invested assets,” payable quarterly in an amount equal to 0.25% of the average invested assets as of the last day of the immediately preceding quarter.  For these purposes, “invested capital” means the original issue price paid for the shares of the common stock reduced by prior distributions from the sale or financing of properties.  For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of assets, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in REITs and other real estate operating companies, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period.  We pay this fee for services provided or arranged by the Business Manager, such as managing day-to-day business operations, arranging for the ancillary services provided by other related parties and overseeing these services, administering bookkeeping and accounting functions, consulting with the board, overseeing real estate assets and providing other services as the board deems appropriate.  This fee terminates if we acquire the Business Manager.  Separate and distinct from any business management fee, we also will reimburse the Business Manager or any related party for all expenses that it, or any related party including the sponsor, pays or incurs on our behalf including the salaries and benefits of persons employed by the Business Manager or its related parties and performing services for us except for the salaries and benefits of persons who also serve as one of our executive officers or as an executive officer of the Business Manager.  For any year in which we qualify as a REIT, our Business Manager must reimburse us for the amounts, if any, by which the total operating expenses paid during the previous fiscal year exceed the greater of: 2% of the average invested assets for that fiscal year; or 25% of net income for that fiscal year, subject to certain adjustments described herein.  For these purposes, items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges, any incentive fees payable to the Business Manager and acquisition fees and expenses are excluded from the definition of total operating expenses.  For the nine months ended September 30, 2007, our average invested assets were $5,387,420 and our operating expenses, as defined, were $20,930 or .39% of average invested assets.  We incurred fees of $9,000 and $1,200 for the nine months ended September 30, 2007 and September 30, 2006, respectively, of which none remained unpaid as of September 30, 2007.  The Business Manager has agreed to waive all fees allowed but not paid, except for the $9,000 incurred for the nine months ended September 30, 2007.

We also pay the Business Manager a fee for services performed in connection with acquiring a controlling interest in a REIT or other real estate operating company.  Acquisition fees, however, are not paid for acquisitions solely of a fee interest in property.  The amount of the acquisition fee is equal to 2.5% of the aggregate purchase price paid to acquire the controlling interest and is capitalized as part of the purchase price of the company.  We incurred fees of $20,120 for the nine months ended September 30, 2007, of which $4,500 remained unpaid as of September 30, 2007.  No fees were incurred for the nine months ended September 30, 2006.

The Property Managers, an entity owned principally by individuals who are related parties of the Business Manager, are paid property management fees totaling 4.5% of gross operating income, for management and leasing services.  We incurred and paid property management fees of $11,046 and $2,946 for the nine months ended September 30, 2007 and 2006.  None of these fees remained unpaid as of September 30, 2007 and December 31, 2006.

We established a discount stock purchase policy for related parties and related parties of the Business Manager that enables the related parties to purchase shares of common stock at either $8.95 or $9.50 a share depending on when the shares are purchased.  We sold 2,014,147 and 160,416 shares to related parties and recognized an expense related to these discounts of $1,268 and $141 for the nine months ended September 30, 2007 and 2006, respectively.

We pay a related party of the Business Manager to purchase and monitor our investment in marketable securities.  We incurred expenses totaling $1,588 and $565 during the nine months ended September 30, 2007 and 2006, respectively, of which $413 remained unpaid as of September 30, 2007.  The total annual fees paid to this entity plus the annual business management fee paid to our Business Manager may not exceed the amounts we may pay as the annual business management fee.

As of September 30, 2007 and December 31, 2006, we had incurred $508,337 and $178,012 of offering costs, respectively, of which $483,739 and $159,357, respectively, was paid or accrued to related parties. In accordance with the terms of the offerings, the Business Manager has guaranteed payment of all public offering expenses (excluding sales commissions and the marketing contribution and the due diligence expense allowance) in excess of 4.5% of the gross offering proceeds or all organization and offering expenses (including selling commissions) which together exceed 15% of gross offering proceeds.  As of September 30, 2007 and December 31, 2006, the offering costs for the initial offering did not exceed the 4.5% and 15% limitations.  We anticipate that second offering costs will not exceed these limitations upon completion of the offering. Any excess amounts at the completion of the offering will be reimbursed by the Business Manager.

The Business Manager and its related parties are entitled to reimbursement for salaries and expenses of employees of the Business Manager and its related parties relating to the offerings.  In addition, a related party of the Business Manager is entitled to receive selling commissions, and the marketing contribution and due diligence expense allowance from us in connection with the offerings.  Such costs are offset against the stockholders’ equity accounts. Such costs totaled $324,382 and $80,736 for the nine months ended September 30, 2007 and 2006, of which $3,184 was unpaid as of September 30, 2007 and are included in the offering costs described above.

The Business Manager and its related parties are entitled to reimbursement for general and administrative expenses of the Business Manager and its related parties relating to our administration.  Such costs are included in general and administrative expenses to related parties, professional services to related parties, and acquisition cost expenses to related parties, in addition to costs that were capitalized pertaining to property acquisitions.  For the nine months ended September 30, 2007 and 2006, we reimbursed $6,750 and $2,940 of these costs, respectively, of which $2,565 remained unpaid as of September 30, 2007.

Critical Accounting Policies and Estimates

General

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions in certain circumstances that affect amounts reported in the accompanying consolidated financial statements and related notes.  This section discusses those critical accounting policies and estimates.  These judgments often result from the need to make estimates about the effect of matters that are inherently uncertain.  Critical accounting policies discussed in this section are not to be confused with GAAP.  GAAP requires information in financial statements about accounting principles, methods used and disclosures pertaining to significant estimates.  This discussion addresses our judgment pertaining to trends, events or uncertainties known which were taken into consideration upon the application of those policies.

Acquisition of Investment Property

We allocate the purchase price of each acquired investment property between land, building and improvements, acquired above market and below market leases, in-place lease value, and any assumed financing that is determined to be above or below market terms. In addition, we allocate a portion of the purchase price to the value of customer relationships, if any. The allocation of the purchase price is an area that requires judgment and significant estimates.  We use the information contained in the independent appraisal obtained at acquisition as the primary basis for the allocation to land and building and improvements. We determine whether any financing assumed is above or below market based upon comparison to similar financing terms for similar investment properties.  We allocate a portion of the purchase price to the estimated acquired in-place lease costs based on estimated lease execution costs for similar leases as well as lost rent payments during assumed lease up period when calculating as if vacant fair values.  We also evaluate each acquired lease based upon current market rates at the acquisition date and we consider various factors including geographical location, size and location of leased space within the investment property, tenant profile, and the credit risk of the tenant in determining whether the acquired lease is above or below market lease costs.  After an acquired lease is determined to be above or below market, we allocate a portion of the purchase price to such above or below acquired lease costs based upon the present value of the difference between the contractual lease rate and the estimated market rate. For below market leases with fixed rate renewals, renewal periods are included in the calculation of below market in-place lease values. The determination of the discount rate used in the present value calculation is based upon the “risk free rate” and current interest rates.  This discount rate is a significant factor in determining the market valuation which requires our judgment of subjective factors such as market knowledge, economics, demographics, location, visibility, age and physical condition of the property.

Acquisition of Businesses

Acquisitions of businesses are accounted for using purchase accounting as required by Statement of Financial Accounting Standards 141 (SFAS 141) Business Combinations. The assets and liabilities of the acquired entities are recorded using the fair value at the date of the transaction.  Any additional amounts are allocated to intangible assets and goodwill as required, based on the remaining purchase price in excess of the fair value of the tangible assets acquired and liabilities assumed.  We amortize identified intangible assets that are determined to have finite lives which are based on the period over which the assets are expected to contribute directly or indirectly to the future cash flows of the business acquired.  Intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.  An impairment loss is recognized if the carrying amount of an intangible asset, including the related real estate when appropriate, is not recoverable and the carrying amount exceeds the estimated fair value.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS No. 144), we conduct an analysis on a quarterly basis to determine if indicators of impairment exist to ensure that the property’s carrying value does not exceed its fair value.  If this were to occur, we are required to record an impairment loss.  The valuation and possible subsequent impairment of investment properties is a significant estimate that can and does change based on our continuous process of analyzing each property and reviewing assumptions about uncertain inherent factors, as well as the economic condition of the property at a particular point in time.

Cost Capitalization and Depreciation Policies

Our policy is to review all expenses paid and capitalize any items exceeding $5 which are deemed to be an upgrade or a tenant improvement.  These costs are capitalized and included in the investment properties classification as an addition to buildings and improvements.

Buildings and improvements are depreciated on a straight-line basis based upon estimated useful lives of 30 years for buildings and improvements, and five to 15 years for site improvements.  Furniture, fixtures and equipment are depreciated on a straight-line basis over five to nine years.  Tenant improvements are depreciated on a straight-line basis over the life of the related lease as a component of depreciation and amortization expense. The portion of the purchase price allocated to acquired above market costs and acquired below market costs is amortized on a straight-line basis over the life of the related lease as an adjustment to net rental income.  Acquired in-place lease costs, customer relationship value, other leasing costs, and tenant improvements are amortized on a straight-line basis over the life of the related lease as a component of amortization expense.

Cost capitalization and the estimate of useful lives requires our judgment and includes significant estimates that can and do change based on our process which periodically analyzes each property and on our assumptions about uncertain inherent factors.

Revenue Recognition

We recognize rental income on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets.  Due to the impact of the straight-line basis, rental income generally is greater than the cash collected in the early years and decreases in the later years of a lease.  We periodically review the collectibility of outstanding receivables.  Allowances are taken for those balances that we deem to be uncollectible, including any amounts relating to straight-line rent receivables.

Reimbursements from tenants for recoverable real estate tax and operating expenses are accrued as revenue in the period the applicable expenses are incurred.  We make certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. We do not expect the actual results to differ from the estimated reimbursement.

In conjunction with certain acquisitions, we may receive payments under master lease agreements pertaining to certain non-revenue producing spaces either at the time of, or subsequent to the purchase of some of our properties.  Upon receipt of the payments, the receipts will be recorded as a reduction in the purchase price of the related properties rather than as rental income.  These master leases may be established at the time of purchase in order to mitigate the potential negative effects of loss of rent and expense reimbursements.  Master lease payments are received through a draw of funds escrowed at the time of purchase and may cover a period from six months to three years.  These funds may be released to either us or the seller when certain leasing conditions are met.  Funds received by third party escrow agents, from sellers, pertaining to master lease agreements are included in restricted cash.  We record such escrows as both an asset and a corresponding liability, until certain leasing conditions are met.  As of September 30, 2007, there were no material adjustments for master lease agreements.

We will recognize lease termination income if there is a signed termination letter agreement, all of the conditions of the agreement have been met, and the tenant is no longer occupying the property. Upon early lease termination, we will provide for losses related to unrecovered intangibles and other assets.

We recognize lodging operating revenue on an accrual basis consistent with operations.

Partially-Owned Entities:

We consider FASB Interpretation No. 46R (Revised 2003): “Consolidation of Variable Interest Entities - An Interpretation of ARB No. 51” (“FIN 46(R)”), EITF 04-05: “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights,” and SOP 78-9: “Accounting for Investments in Real Estate Ventures,” to determine the method of accounting for each of its partially-owned entities.  In instances where we determine that a joint venture is not a VIE, we first consider EITF 04-05.  The assessment of whether the rights of the limited partners should overcome the presumption of control by the general partner is a matter of judgment that depends on facts and circumstances. If the limited partners have either (a) the substantive ability to dissolve (liquidate) the limited partnership or otherwise remove the general partner without cause or (b) substantive participating rights, the general partner does not control the limited partnership and as such overcome the presumption of control by the general partner and consolidation by the general partner.

Income Taxes

We and MB REIT operate in a manner intended to enable each entity to qualify as a REIT under Sections 856-860 of the Internal Revenue Code of 1986, as amended.  Under those sections, a REIT that distributes at least 90% of its “REIT taxable income” to its stockholders each year and that meets certain other conditions will not be taxed on that portion of its taxable income which is distributed to its stockholders.  If we or MB REIT fail to distribute the required amount of income to our stockholders, or fail to meet the various REIT requirements, we or MB REIT may fail to qualify as a REIT and substantial adverse tax consequences may result.  Even if we qualify for taxation as a REIT, we may be subject to certain state and local taxes on our income and property, and to federal income and excise taxes on our undistributed taxable income.  In addition, taxable income from non-REIT activities managed through taxable REIT subsidiaries is subject to federal, state and local income taxes.  Our wholly-owned taxable-REIT subsidiaries are required to pay income taxes at the applicable rates.

Liquidity and Capital Resources

General

Our principal demand for funds has been to invest in joint ventures and properties, to fund notes receivables, to invest in REIT marketable securities, to pay our operating expenses and the operating expenses of our properties, to pay expenses associated with our public offerings and to make distributions to our stockholders. Generally, our cash needs have been funded from:

•              the net proceeds from the public offerings of our shares of common stock;

•                                          from interest. investment and gain on sale income earned on our investment in marketable securities;

•              from income earned on our investment properties;

•              distributions from our joint venture investments.

Liquidity

Offering.  Our initial offering of shares of common stock terminated as of the close of business on July 31, 2007.  As noted herein, through September 30, 2007, we had sold a total of 469,598,762 shares in the primary offering and approximately 9,720,991 shares pursuant to the offering of shares through the dividend reinvestment plan.  A follow-on registration statement for an offering of up to 500,000,000 shares of common stock at $10.00 each and up to 40,000,000 shares at $9.50 each pursuant to our distribution reinvestment plan was declared effective by the SEC on August 1, 2007. Through September 30, 2007, we had sold a total of 16,787,066 shares in the follow-on offering and 1,510,309 shares pursuant to the offering of shares through the dividend reinvestment plan.

We may also generate additional capital through borrowings secured by existing or future properties.  As a matter of policy, we limit our total indebtedness to approximately 55% of the combined fair market value of our assets on a consolidated basis.  For these purposes “fair market value” of each asset is equal to the purchase price paid for the asset or the value reported in the most recent appraisal of the asset, whichever is later.  As of September 30, 2007, we had borrowed approximately $2.0 billion equivalent to 40% of the combined fair market value of our assets on a consolidated basis.  We may also generate additional capital through borrowings on an unsecured basis and from income generated from our existing real estate investments and investments in marketable securities.

We consider all demand deposits, money market accounts and investments in certificates of deposit and repurchase agreements with a maturity of six months or less, at the date of purchase, to be cash equivalents.  We maintain our cash and cash equivalents at financial institutions.  The combined account balances at one or more institutions periodically exceed the Federal Depository Insurance Corporation (“FDIC”) insurance coverage and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage.  We believe that the risk is not significant, as we do not anticipate that any financial institution will be unable to perform.

Mortgage Debt.  As of September 30, 2007, on a consolidated basis, we had mortgage debt secured by 146 properties totaling approximately $2.0 billion, which excludes mortgage discounts net of accumulated amortization of $2.7 million as of September 30, 2007.  These debt obligations require monthly payments and bear interest at a range of 4.83% to 6.01% per annum.  As of September 30, 2007, the weighted average interest rate on the mortgage debt was 5.51%.

We have entered into interest rate lock agreements with lenders to secure interest rates on mortgage debt on identified properties we own or will purchase in the future.  The deposits are applied as credits to the mortgage funding as they occur.  As of September 30, 2007, we have approximately $3.6 million of rate lock deposits outstanding.  The agreements locked interest rates ranging from 5.620% to 6.240% on approximately $350 million in principal.

Recent unusual volatility in the capital markets could expose the company to liquidity risk.  We currently do not know the full extent to which the US credit markets disruption will affect us.  However, we currently do not expect the market developments of which we are aware to have a materially negative impact on our business or our results of operations.  Based upon our available cash balances and outstanding borrowings, we believe we have sufficient liquidity to hold our real estate securities assets to maturity, and we are not dependent upon selling these investments in order to fund our operations or to meet our existing debt service requirements.  Moreover, these market developments may produce a number of attractive investment opportunities for us in the future.  Although we take advantage of rate locks, there exists a risk in the current environment that lenders will not honor their commitments or we are unable to borrow amounts under acceptable terms and conditions.

Margins Payable.  We have purchased a portion of our marketable securities through margin accounts.  As of September 30, 2007, we have recorded a payable of $121 million for securities purchased on margin against a total securities portfolio of $299 million.  This debt bears a variable interest rate of the London InterBank Offered Rate (“LIBOR”) plus 50 basis points.  At September 30, 2007, the rate we were paying on this margin debt was 6.133%.

Marketable Securities.  As part of our overall strategy, we may acquire REITs and other real estate operating companies and we may also invest in the marketable securities of other REIT entities. We had investments in marketable securities of $299 million at September 30, 2007 consisting of preferred and common stock investments in other REITs.  Of the investment securities held on September 30, 2007, we have accumulated other comprehensive income (loss) of $(16) million, which includes gross unrealized losses of $21 million. Realized gains and losses from the sale of available-for-sale securities are specifically identified and determined. During the three and nine months ended September 30, 2007, we realized a gain of approximately $13 million and a gain of approximately $18 million on the sale of shares, respectively.  Our policy for assessing recoverability of available-for-sale securities is to record a charge against net earnings when we determine that a decline in the fair value of a security drops below the cost basis and we judge that decline to be other than temporary.  During the three and nine months ended September 30, 2007, we recorded a write-down of $5 million and $6 million, respectively. Dividend income is recognized when earned.  During the three and nine months ended September 30, 2007, dividend income of $4 million and $14 million was recognized, respectively.  The overall stock market and REIT stocks have declined over the last few months including investments we have in REIT stocks and although these investments have generated both current income and gain on sale, during the three and nine months ended September 30, 2007, there is no assurance that existing or future investments will generate any income or gains due to economic uncertainties that may occur in the future and they may generate a loss.

Capital Resources

Cash Flows From Operating Activities

Cash provided by operating activities was $158.8 million for the nine months ended September 30, 2007 and $44.8 million for the nine months ended September 30, 2006, respectively, and was generated primarily from operating income from property operations and interest and dividends.  The increase in cash flows from the nine months ended September 30, 2006 to the nine months ended September 30, 2007 was due primarily to the acquisition of 331 properties since September 30, 2006.

Cash Flows From Investing Activities

Cash used in investing activities was $3.1 billion for the nine months ended September 30, 2007 and $831.1 million for the nine months ended September 30, 2006, respectively.  During the nine months ended September 30, 2007, cash was used primarily for the acquisition of Winston Hotels, the acquisition of 255 properties, the purchase of marketable securities, the funding of six notes receivable, and funding into our JVs.

Cash Flows From Financing Activities

Cash provided by financing activities was $3.5 billion for the nine months ended September 30, 2007.  During the nine months ended September 30, 2007, we generated proceeds from the sale of shares, net of offering costs paid and share repurchases, of approximately $2.9 billion.  We generated approximately $73.9 million by borrowing against our portfolio of marketable securities.  We generated approximately $694.3 million from borrowings secured by mortgages on our properties and paid approximately $10.6 million for loan fees to procure these mortgages.  MB REIT paid approximately $8.6 million in distributions to its stockholders.  We paid approximately $144.9 million in distributions to our common stockholders and paid off mortgage debt in the amount of $20.2 million.

We are exposed to interest rate changes primarily as a result of our long-term debt used to maintain liquidity and fund capital expenditures and expansion of our real estate investment portfolio and operations.  Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs.  To achieve these objectives we borrow primarily at fixed rates that we rate lock in advance.  We generally enter into rate lock mortgage debt agreements prior to purchasing a property, however due to the current vitality in the debt market our opportunity to rate lock and borrow funds in the future could be constrained.  We have outstanding rate lock deposits of approximately $3.6 million at rates ranging from 5.620% to 6.340% on $350.2 million of principal for properties we currently own or will be purchasing by the year end.  As of September 30, 2007, the only variable rate debt we had was on our marketable securities.  During the third quarter of 2007 based on language related to material adverse change in the market contained in certain of our blind rate lock agreements lenders did not honor outstanding rate lock agreements we had with them on future unidentified property acquisitions.  Due to these circumstances, we expensed approximately $5.0 million dollars in rate lock deposits and breakage fees.  These costs are included in interest expense in the consolidated statement of operations.

Our interest rate risk is monitored using a variety of techniques. The table below presents, on a consolidated basis, the principal amount, weighted average interest rates and maturity date (by year) on our mortgage debt as of September 30, 2007 (dollar amounts are stated in thousands).

	2007	2008	2009	2010	2011	Thereafter
Maturing debt :
Fixed rate debt (mortgage loans)	—	—	—	161,000	79,541	1,684,803
Variable rate debt (mortgage loans)	—	—	—	28,027	14,423	21,824

Weighted average interest rate on debt:
Fixed rate debt (mortgage loans)	—	—	—	5.00%	5.06%	5.51%
Variable rate debt (mortgage loans)	—	—	—	7.22%	7.33%	7.27%

The debt maturity excludes mortgage discounts associated with debt assumed at acquisition of which $2.7 million, net of accumulated amortization, is outstanding as of September 30, 2007.

Contractual Obligations

The table below presents, on a consolidated basis, obligations and commitments to make future payments under debt obligations (including interest), and lease agreements as of September 30, 2007 (dollar amounts are stated in thousands).

	Payments due by period
		Less than			More than
	Total	1 year	1-3 years	3-5 years	5 years

Long-Term Debt Obligations	$3,374,902	85,508	506,263	595,732	2,187,399

Ground Lease Payments	$34,862	144	1,739	1,761	31,218

We have acquired several properties subject to the obligation to pay the seller additional monies depending on the future leasing and occupancy of the property.  These earnout payments are based on a predetermined formula. Each earnout agreement has a time limit regarding the obligation to pay any additional monies.  If at the end of the time period, certain space has not been leased and occupied, we will not have any further obligation. Assuming all the conditions are satisfied, as of September 30, 2007, we would be obligated to pay as much as $24.2 million in the future as vacant space covered by these earnout agreements is occupied and becomes rent producing.  The information in the above table does not reflect these contractual obligations.

As of September 30, 2007 we had outstanding commitments to purchase approximately $2.5 billion of real estate properties (including the Apple assets) through March 31, 2008 and fund approximately $500 million into joint ventures or mortgage notes.  We intend on funding these acquisitions with cash on hand of approximately $879 million, anticipated capital raised through our second offering of approximately $1.015 billion (net of offering costs) through March 31, 2008 and financing proceeds from assuming debt related to some of the acquisitions or financings that have been rate locked for specific identified properties that we have purchased or are included in the amount above of $1.52 billion.  There can be no assurance that we will raise the capital from our second offering or that lenders will honor their lending commitments.

Over the next seven years, we are required to fund up to $619 million into our joint ventures.

We are obligated to pay our Property Manager, an entity owned principally by individuals who are affiliates of the Business Manager, a property management fee totaling up to 4.5% of gross operating income monthly generated by each property, for management and leasing services.

After our stockholders have received a non-cumulative, non-compounded return of 5% per annum on their “invested capital,” we will pay our Business Manager an annual business management fee of up to 1% of the “average invested assets,” payable quarterly in an amount equal to 0.25% of the average invested assets as of the last day of the immediately preceding quarter.  For these purposes, “invested capital” means the original issue price paid for the shares of the common stock reduced by prior distributions from the sale or financing of properties.  For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of assets, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in REITs and other real estate operating companies, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period.

We pay the Business Manager a fee for services performed in connection with acquiring a controlling interest in a REIT or other real estate operating company.  Acquisition fees, however, are not paid for acquisitions solely of a fee interest in property.  The amount of the acquisition fee is equal to 2.5% of the aggregate purchase price paid to acquire the controlling interest.

For each property managed directly by any of our Property Managers, their affiliates or agents, we pay the applicable Property Manager a monthly fee equal to a total of 4.5% of the gross income (as defined) from each property.

For each property managed directly by entities other than our Property Managers, their affiliates or agents, we pay the applicable Property Manager, based on the type of property managed, a monthly oversight fee of up to 1% of the gross income from each such property. In no event do our Property Managers receive both a property management fee and an oversight fee with respect to a particular property.

We pay Inland Mortgage Servicing Corporation 225 dollars per month, per loan per month for servicing our loans and our consolidated joint venture, MB REIT, pays 200 dollars per month, per loan per month for servicing its loans. In addition, we pay Inland Mortgage Brokerage Corporation 0.2% of the principal amount of each loan placed for us by Inland Mortgage Brokerage Corporation.

We pay Inland Investment Advisors, Inc. a monthly fee for providing investment advisory services in connection with our investments in marketable securities. We pay annual fees, on a monthly basis, totaling 1% of the first $10 million of marketable securities under management, 0.90% of marketable securities from $10 million to $25 million, 0.80% of marketable securities from $25 million to $50 million and 0.75% of the remaining balance. In addition, we pay an annual performance fee of 0.5% of marketable securities under management if the annualized net profit is between 15% and 20%, or 1% if the annualized net profit is greater than 20%.  Notwithstanding the above, the total annual fees paid to Inland Investment Advisors plus the annual business management fee paid to our Business Manager will not exceed the amounts we may pay as the annual business management fee.

Seasonality

The lodging segment is seasonal in nature, reflecting higher revenue and operating income during the second and third quarters. This seasonality can be expected to cause fluctuations in our net property operations for the lodging segment.

Selected Financial Data

For the consolidated selected financial data relating to our consolidated historical financial condition and results of operations for the nine months ended September 30, 2007 and 2006, see the “Selected Financial Data” section of this Supplement No. 17.

Subsequent Events

We paid distributions to our stockholders of $.05083 per share totaling $24.9 million in October 2007.

Quantitative and Qualitative Disclosures About Market Risk

We may be exposed to interest rate changes primarily as a result of long-term debt used to maintain liquidity and fund capital expenditures and expansion of our real estate investment portfolio and operations.  Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs.  To achieve our objectives we will borrow primarily at fixed rates or variable rates with the lowest margins available and in some cases, with the ability to convert variable rates to fixed rates.  We also rate lock money prior to purchasing or identifying a property to minimize interest rate variability.

We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our properties.  To the extent we do, we are exposed to credit risk and market risk.  Credit risk is the failure of the counterparty to perform under the terms of the derivative contract.  When the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us.  When the fair value of a derivative contract is negative, we owe the counterparty and, therefore, it does not possess credit risk.  It is our policy to enter into these transactions with the same party providing the financing, with the right of offset.  In the alternative, we will minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties.  Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates.  The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. As of September 30, 2007 we did not have any derivative financial instruments that were used to hedge exposures to changes in interest rates on loans secured by our properties.

With regard to variable rate financing, we assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.  We maintain risk management control systems to monitor interest rate cash flow risk attributable to both of our outstanding or forecasted debt obligations as well as our potential offsetting hedge positions.  The risk management control systems involve the use of analytical techniques, including cash flow sensitivity analysis, to estimate the expected impact of changes in interest rates on our future cash flows.

While this hedging strategy described above would have the effect of smoothing out interest rate fluctuations, the results might reduce the overall returns on the investment.

We monitor interest rate risk using a variety of techniques. The table below presents, as of September 30, 2007, mortgage debt principal amounts and weighted average interest rates by year and expected maturity to evaluate the expected cash flows and sensitivity to interest rate changes (dollar amounts are stated in thousands).

	2007	2008	2009	2010	2011	Thereafter
Maturing debt:
Fixed rate debt (mortgage loans)	—	—	—	161,000	79,541	1,684,803
Variable rate debt (mortgage loans)	—	—	—	28,027	14,423	21,824

Weighted average interest rate on debt:
Fixed rate debt (mortgage loans)	—	—	—	5.00%	5.06%	5.51%
Variable rate debt (mortgage loans)	—	—	—	7.22%	7.33%	7.27%

The debt maturity excludes mortgage discounts associated with debt assumed at acquisition of which $2.4 million, net of accumulated amortization, is outstanding as of September 30, 2007.

We and MB REIT entered into a put/call agreement as a part of the MB REIT transaction to document the various redemption options for Minto Delaware’s preferred and common stock.  This agreement is considered a derivative instrument and is accounted for pursuant to SFAS No. 133.  Derivatives are required to be recorded on the balance sheet at fair value.  If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings. The fair value of these derivative instruments is estimated using the Black-Scholes model.

SUMMARY OF OUR ORGANIZATIONAL DOCUMENTS

This section modifies the second paragraph of the discussion contained in our prospectus under the heading “Summary of Our Organizational Documents,” which begins on page 218 of the prospectus.

We were formed on October 4, 2004. Our current articles of incorporation were amended and restated and filed with the State Department of Assessments and Taxation of Maryland on June 14, 2007. The articles, as so amended and restated, became operative on June 14, 2007. Our current bylaws were adopted by our board on December 4, 2007, and are effective as of the same date.  Our articles of incorporation and bylaws will remain operative in their current form throughout our existence, unless they are amended or we are dissolved.

PLAN OF DISTRIBUTION

The following information is inserted at the end of the “Plan of Distribution” section on page 251 of our prospectus.

The following table provides information regarding shares sold in both our initial offering and our current follow-on offering as of January 21, 2008.

	Shares	Gross Proceeds ($) (1)	Commissions and Fees ($) (2)	Net Proceeds ($) (3)

From our Sponsor:	20,000	200,000	—	200,000

Shares sold in the initial offering:	469,598,762	4,695,987,670	493,078,705	4,202,908,965

Shares sold in the follow-on offering:	89,814,701	898,147,010	94,305,436	803,841,574

Shares sold pursuant to our distribution reinvestment plan in the initial offering:	9,720,991	92,349,415	—	92,349,415

Shares sold pursuant to our distribution reinvestment plan in the follow-on offering:	8,106,701	77,013,659	—	77,013,659

Shares repurchased pursuant to our share repurchase program:	(1,396,421)	(12,916,891)	—	(12,916,891)

	575,864,734	5,750,780,863	587,384,141	5,163,396,722

(1)                   Gross proceeds received by us as of the date of this table for shares sold to investors pursuant to accepted subscription agreements.

(2)                   Inland Securities Corporation serves as dealer manager of these offerings and is entitled to receive selling commissions and certain other fees, as discussed further in our prospectus.

(3)                   Number reflects net proceeds prior to paying organizational and offering expenses other than selling commissions, marketing contributions and due diligence expense allowances.

EXPERTS

The following discussion supplements the discussion contained in the prospectus under the heading “Experts,” which begins on page 273 of the prospectus.

The balance sheet of The Woodlands Hotel, L.P. as of December 29, 2006 and the related statements of operations, partners’ equity (deficit), and cash flows for the period January 1, 2006 to December 29, 2006, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Apple Hospitality Five, Inc. at December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006, appearing in this prospectus have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The combined consolidated financial statements of RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P. as of December 31, 2006 and 2005 and for the two years in the period ended December 31, 2006 and for the period from August 26, 2004 through December 31, 2004 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Index to Financial Statements

The following financial statements supplement the section entitled “Financial Statements,” which begins on page F-i of the prospectus.  The following section includes the required financial statements relating to the acquisition of Apple Hospitality Five, Inc., the acquisition of Winston Hotels, Inc., the acquisition of The Woodlands Waterway Marriott Hotel and Convention Center, the acquisition of SunTrust Bank Portfolio I, the acquisition of 72 properties and proposed acquisition of the remaining 144 properties in the Sun Trust Bank Portfolio II, the Bradley Portfolio, Penn Park, and the proposed acquisition of Lodging Master, as described above with respect to the proposed acquisition of Lodging Master, we note that Lodging Master is 100% owned by RLJ Urban Lodging REIT, LLC and RLJ Urban Lodging REIT (PF#1), LLC, which are respectively owned by RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P. (together referred to as the “RLJ Funds”).   Substantially all of the RLJ Funds’ and the sellers’ assets are held by, and all of their operations are conducted through, Lodging Master or a wholly-owned subsidiary of Lodging Master.  Because the RLJ Funds serve as the ultimate corporate parent of Lodging Master and do not hold any substantial assets outside of this entity, our management believes that it is appropriate to provide the financial statements of the RLJ Funds rather than the entity we propose to acquire.

Page
Inland American Real Estate Trust, Inc.:

Consolidated Balance Sheets at September 30, 2007 (unaudited) and December 31, 2006	F-1

Consolidated Statements of Operations and Other Comprehensive Income for the three months and nine months ended September 30, 2007 and 2006 (unaudited)	F-3

Consolidated Statement of Stockholders’ Equity for the nine month period ended September 30, 2007 (unaudited)	F-5

Consolidated Statements of Cash Flows for the nine months ended September 30, 2007 and 2006 (unaudited)	F-6

Notes to Consolidated Financial Statements at September 30, 2007 (unaudited)	F-9

Pro Forma Consolidated Balance Sheet at September 30, 2007 (unaudited)	F-38

Notes to Pro Forma Consolidated Balance Sheet at September 30, 2007 (unaudited)	F-41

Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2007 (unaudited)	F-43

Notes to Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2007 (unaudited)	F-46

Pro Forma Consolidated Statement of Operations for the year ended December 31, 2006 (unaudited)	F-50

Notes to Pro Forma Consolidated Statement of Operations for the year ended December 31, 2006 (unaudited)	F-53

Apple Hospitality Five, Inc.:

Report of Independent Registered Public Accounting Firm	F-58

Consolidated Balance Sheets for the years ended December 31, 2006 and 2005	F-59

Consolidated Statements of Operations for the years ended December 31, 2006, 2005 and 2004	F-60

Consolidated Statements of Shareholders’ Equity for the years ended December 31, 2006, 2005 and 2004	F-61

Consolidated Statements of Cash Flows for the years ended December 31, 2006, 2005 and 2004	F-62

Notes to Consolidated Financial Statements	F-63

Consolidated Balance Sheets September 30, 2007 (unaudited) and December 31, 2006	F-74

Unaudited Consolidated Statements of Operations for the three and nine months ended September 30, 2007	F-75

F-i

Unaudited Consolidated Statements of Cash Flows for the nine months ended September 30, 2007	F-76

Notes to Unaudited Consolidated Financial Statements	F-77

Winston Hotels, Inc.:

Consolidated Balance Sheet as of June 30, 2007 (unaudited) and December 31, 2006	F-81

Unaudited Consolidated Statements of Operations for the three months ended June 30, 2007 and 2006	F-82

Unaudited Consolidated Statements of Operations for the six months ended June 30, 2007 and 2006	F-83

Unaudited Consolidated Statement of Shareholders’ Equity for the six months ended June 30, 2007 and 2006	F-84

Unaudited Consolidated Statements of Cash Flows for the six months ended June 30, 2007 and 2006	F-85

Notes to Unaudited Consolidated Financial Statements	F-86

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.:

Report of Independent Auditors	F-110

Combined Consolidated Financial Statements

Combined Consolidated Balance Sheets as of December 31, 2006 and 2005	F-111

Combined Consolidated Statements of Operations for the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004	F-112

Combined Consolidated Statements of Changes in Partners’ Equity (Deficit) for the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004	F-113

Combined Consolidated Statements of Cash Flows for the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004	F-114

Notes to Combined Consolidated Financial Statements for the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004	F-115

Combined Consolidated Balance Sheets as of September 30, 2007 and December 31, 2006 (unaudited)	F-140

Combined Consolidated Statements of Operations for the nine months ended September 30, 2007 and 2006 (unaudited)	F-141

Combined Consolidated Statement of Changes in Partners’ Equity for the nine months ended September 30, 2007 (unaudited)	F-142

Combined Consolidated Statements of Cash Flows for the nine months ended September 30, 2007 and 2006 (unaudited)	F-143

Notes to Combined Consolidated Financial Statements for the nine months ended September 30, 2007 and 2006 (unaudited)	F-144

The Woodlands Waterway Marriott Hotel and Convention Center

Independent Auditors’ Report	F-155

Balance Sheet as of December 29, 2006	F-156

Statement of Operations for the period from January 1, 2006 to December 29, 2006	F-157

Statement of Partners’ Equity (Deficit) for the period from January 1, 2006 to December 29, 2006	F-158

F-ii

F-iii

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Consolidated Balance Sheets

(Dollar amounts in thousands)

Assets

	September 30, 2007	December 31, 2006
	(unaudited)	(audited)

Assets:
Investment properties:
Land	$766,584	$332,113
Building and other improvements	3,968,148	1,913,794
Construction in progress	131,481	––

	4,866,213	2,245,907
Less accumulated depreciation	(116,660)	(38,983)

Net investment properties	4,749,553	2,206,924

Cash and cash equivalents (including cash held by management company of $25,573 and $4,118 as of September 30, 2007 and December 31, 2006, respectively)	879,476	302,492
Restricted cash (Note 2)	16,101	41,387
Restricted escrow (Note 2)	20,128	22,415
Investment in marketable securities (Note 5)	299,232	143,444
Investment in unconsolidated entities (Note 1)	263,037	15,683
Accounts and rents receivable (net of allowance of $1,246 and $605 as of September 30, 2007 and December 31, 2006, respectively)	34,075	14,294
Notes receivable (Note 4)	258,027	53,152
Due from related parties (Note 3)	257	88
Acquired in-place lease intangibles (net of accumulated amortization of $47,580 and $13,727 as of September 30, 2007 and December 31, 2006, respectively)	318,731	205,853
Acquired above market lease intangibles (net of accumulated amortization of $2,243 and $583 as of September 30, 2007 and December 31, 2006, respectively)	13,360	8,333
Loan fees and leasing commissions (net of accumulated amortization of $2,369 and $559 as of September 30, 2007 and December 31, 2006, respectively)	23,142	16,109
Other assets (Note 9)	47,688	9,863

Total assets	$6,922,807	$3,040,037

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Consolidated Balance Sheets

(Continued)

(Dollar amounts in thousands)

Liabilities and Stockholders’ Equity

	September 30, 2007	December 31, 2006
	(unaudited)	(audited)

Liabilities:
Mortgages, notes and margins payable (Note 8)	$2,108,961	$1,107,113
Accounts payable	19,498	3,109
Accrued offering costs to related parties	3,184	3,557
Accrued offering costs to non-related parties	1,878	1,832
Accrued interest payable	1,982	941
Tenant improvement payable	2,092	2,667
Accrued real estate taxes	30,504	9,035
Distributions payable	24,887	8,099
Security deposits	3,004	1,587
Prepaid rental and recovery income and other liabilities	31,528	15,925
Acquired below market lease intangibles (net of accumulated amortization of $2,869 and $1,011 as of September 30, 2007 and December 31, 2006, respectively)	41,372	21,000
Restricted cash liability (Note 2)	16,101	41,387
Other financings (Note 1)	59,773	47,762
Due to related parties (Note 3)	7,666	2,390
Deferred income tax liability (Note 9)	1,506	1,393

Total liabilities	2,353,936	1,267,797

Minority interest (Note 1)	288,113	288,299

Stockholders’ equity:
Preferred stock, $.001 par value, 40,000,000 shares authorized, none outstanding	––	––
Common stock, $.001 par value, 1,460,000,000 shares authorized, 496,849,473 and 168,620,150 shares issued and outstanding as of September 30, 2007 and December 31, 2006, respectively	497	169
Additional paid in capital (net of offering costs of $508,337 and $178,012 as of September 30, 2007 and December 31, 2006, of which $483,739 and $159,357 was paid or accrued to affiliates as of September 30, 2007 and December 31, 2006, respectively)	4,446,907	1,504,503
Accumulated distributions in excess of net income (loss)	(150,743)	(41,201)
Accumulated other comprehensive income (loss)	(15,903)	20,470

Total stockholders’ equity	4,280,758	1,483,941

Commitments and contingencies (Note 12)

Total liabilities and stockholders’ equity	$6,922,807	3,040,037

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Consolidated Statements of Operations and Other Comprehensive Income
(Dollar amounts in thousands, except per share amounts)

	Three months	Three months	Nine months	Nine months
	ended	ended	ended	ended
	September 30,	September 30,	September 30,	September 30,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Income:
Rental income	$76,694	$28,047	$191,811	$62,069
Tenant recovery income	15,440	6,382	41,144	11,040
Other property income	2,587	698	11,527	845
Lodging income	46,883	––	46,883	––

Total income	141,604	35,127	291,365	73,954
Expenses:
General and administrative expenses to related parties	1,707	811	4,624	1,977
General and administrative expenses to non-related parties	4,417	485	9,088	1,835
Property and lodging operating expenses to related parties	4,606	1,466	11,046	2,946
Property operating expenses to non-related parties	12,646	4,833	30,629	7,521
Lodging operating expenses	27,224	––	27,224	––
Real estate taxes	12,176	3,319	27,393	6,273
Depreciation and amortization	50,857	13,546	113,771	30,495
Business manager management fee	4,500	1,200	9,000	1,200

Total expenses	118,133	25,660	232,775	52,247

Operating income	$23,471	$9,467	$58,590	21,707

Interest and dividend income	26,949	6,343	64,922	13,221
Other income (loss)	(205)	(388)	254	227
Interest expense	(34,264)	(9,566)	(73,165)	(18,814)
Equity in earnings (loss) of unconsolidated entities	2,647	(170)	3,398	1,990
Impairment of investment in unconsolidated entities	(5,109)	––	(5,109)	––
Realized gain on investment securities, net	7,451	1,351	12,604	1,973

Income before income taxes and minority interest	$20,940	$7,037	$61,494	$20,304

Income tax benefit (expense) (Note 9)	(1,685)	104	(2,303)	(1,558)
Minority interest	(2,284)	(6,687)	(7,078)	(19,119)

Net income (loss) applicable to common shares	$16,971	$454	$52,113	$(373)

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Consolidated Statements of Operations and Other Comprehensive Income

(Dollar amonts in thousands, except per share amounts)

	Three months	Three months	Nine months	Nine months
	ended	ended	ended	ended
	September 30,	September 30,	September 30,	September 30,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Other comprehensive income:
Unrealized gain (loss) on investment securities	(6,378)	9,688	(27,243)	9,377
Reversal of unrealized (gain) loss to realized gain (loss) on investment securities	(12,636)	32	(9,130)	(137)

Comprehensive income (loss)	$(2,043)	$10,174	$15,740	$8,867
Net income (loss) available to common shareholders per common share, basic and diluted	$.04	$.01	$.15	$(.01)
Weighted average number of common shares outstanding, basic and diluted	473,803,752	76,848,460	353,783,448	47,631,587

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Consolidated Statement of Stockholders’ Equity

(Dollar amounts in thousands)

For the nine month period ended September 30, 2007

(unaudited)

	Number of Shares	Common Stock	Additional Paid-in Capital	Accumulated Distributions in excess of Net Income (Loss)	Accumulated Other Comprehensive Income (Loss)	Total

Balance at December 31, 2006	168,620,150	169	1,504,503	(41,201)	20,470	1,483,941

Net income applicable to common shares	––	––	––	52,113	––	52,113
Unrealized loss on investment securities	––	––	––	––	(27,243)	(27,243)
Reversal of unrealized (gain) loss to realized gain (loss) on investment securities	––	––	––	––	(9,130)	(9,130)

Distributions declared	––	––	––	(161,655)	––	(161,655)
Proceeds from offering	319,975,645	320	3,192,862	––	––	3,193,182
Offering costs	––	––	(330,325)	––	––	(330,325)
Proceeds from distribution reinvestment program	9,021,332	9	85,697	––	––	85,706
Shares repurchased	(767,654)	(1)	(7,100)	––	––	(7,101)
Issuance of stock options and discounts on shares issued to affiliates	––	––	1,270	––	––	1,270

Balance at September 30, 2007	496,849,473	497	4,446,907	(150,743)	(15,903)	4,280,758

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Consolidated Statements of Cash Flows

(Dollar amounts in thousands)

	Nine months ended	Nine months ended
	September 30, 2007	September 30, 2006
	(unaudited)	(unaudited)
Cash flows from operations:
Net income (loss) applicable to common shares	$52,113	$(373)
Adjustments to reconcile net income (loss) applicable to common shares to net cash provided by operating activities:
Depreciation	77,677	23,149
Amortization	34,432	7,282
Amortization of loan fees	5,251	332
Amortization on acquired above market leases	1,686	220
Amortization on acquired below market leases	(1,858)	(834)
Amortization of mortgage discount	1,074	50
Straight-line rental income	(8,636)	(2,770)
Straight-line rental expense	54	49
Other expense (income)	(111)	33
Minority interests	7,078	19,119
Equity in loss (earnings) of unconsolidated entities	(3,398)	(1,990)
Distributions from unconsolidated entities	4,198	833
Impairment of investment in unconsolidated entities	5,109	––
Discount on shares issued to affiliates	1,270	145
Realized gain on investments in securities, net	(12,604)	(1,973)
Changes in assets and liabilities:
Accounts and rents receivable	(8,317)	(5,451)
Accounts payable	3,104	421
Other assets	(4,828)	26
Accrued real estate taxes	5,804	6,025
Accrued interest payable	(26)	47
Prepaid rental and recovery income	6,501	(1,351)
Other liabilities	(6,995)	287
Deferred income tax liability	113	1,558
Security deposits	137	12

Net cash flows provided by operating activities	158,828	44,846

Cash flows from investing activities:
Purchase of Winston Hotels	(532,022)	––
Purchase of investment securities	(254,672)	(126,676)
Sale of investment securities	75,115	16,596
Restricted escrows	1,692	1,763
Rental income under master leases	341	157
Acquired in-place lease intangibles	(147,189)	(108,262)
Tenant improvement payable	(1,666)	(1,340)
Purchase of investment properties	(1,723,171)	(574,799)
Acquired above market leases	(6,713)	(5,961)
Acquired below market leases	22,230	14,818
Investment in development projects	(123,891)	––
Investment in unconsolidated joint ventures	(221,661)	––
Payment of leasing fees	(1,348)	––
Funding of notes receivable	(207,049)	(41,477)
Payoff of notes receivable	19,326	––
Other assets	(10,839)	(5,946)

Net cash flows used in investing activities	(3,111,517)	(831,127)

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Consolidated Statements of Cash Flows

(Continued)

(Dollar amounts in thousands)

	Nine months ended	Nine months ended
	September 30, 2007	September 30,2006
	(unaudited)	(unaudited)

Cash flows from financing activities:
Proceeds from offering	3,193,181	838,146
Shares repurchased	(7,101)	––
Payment of offering costs	(330,651)	(87,038)
Proceeds from mortgage debt and notes payable	694,347	319,395
Payoffs of mortgage debt	(20,194)	––
Principal payments of mortgage debt	(552)	(371)
Proceeds from margin securities debt	73,857	47,122
Payment of loan fees and deposits	(10,577)	(12,510)
Distributions paid, net of distributions reinvested	(59,161)	(6,303)
Distributions paid — MB REIT	(8,583)	(24,167)
Due from related parties	(169)	451
Due to related parties	5,276	(6,708)
Proceeds of issuance of preferred shares and common shares — MB REIT	––	40,125
Sponsor advances	––	(3,081)

Net cash flows provided by financing activities	3,529,673	1,105,061

Net increase in cash and cash equivalents	576,984	318,780
Cash and cash equivalents, at beginning of period	302,492	37,129

Cash and cash equivalents, at end of period	$879,476	$355,909

Supplemental disclosure of cash flow information:

Purchase of investment properties	$(1,793,991)	$(875,702)
Tenant improvement liabilities assumed at acquisition	1,091	4,536
Real estate tax liabilities assumed at acquisition	12,479	600
Security deposit liabilities assumed at acquisition	1,280	695
Assumption of mortgage debt at acquisition	43,364	245,375
Mortgage discount recorded at acquisition	––	(2,937)
Asset retirement obligation liability recorded at acquisition	––	8,919
Assumption of lender held escrows at acquisition	595	(4,047)
Other financings	12,011	47,762

	(1,723,171)	(574,799)

INLAND AMERICAN REAL ESTATE TRUST, INC.

(A Maryland Corporation)

Consolidated Statements of Cash Flows

(Dollar amounts in thousands)

	Nine months ended	Nine months ended
	September 30, 2007	September 30, ,2006
	(unaudited)	(unaudited)

Purchase of Winston Hotels	(842,963)	––
Assumption of mortgage debt at acquisition	209,952	––
Assumption of minority interest at acquisition	1,319	––
Cash assumed at acquisition	65,978	––
Net liabilities assumed at acquisition	33,692	––

	(532,022)	––

Cash paid for interest	$66,441	$18,165

Supplemental schedule of non-cash investing and financing activities:

Distributions payable	$24,887	$4,464

Accrued offering costs payable	$5,062	$2,108

Write off of in-place lease intangibles, net	$1,747	$62

Write off of building and other improvements	$––	$180

Write off of above market lease intangibles, net	$185	$––

Write off of below market lease intangibles, net	$40	$––

Write off of loan fees	$3	$––

Discount on shares	$1,268	$––

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

September 30, 2007

The accompanying Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with instructions to Form 10-Q and Article 10 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements.  Readers of this Quarterly Report should refer to the audited financial statements of Inland American Real Estate Trust, Inc. for the year ended December 31, 2006, which are included in the Company’s 2006 Annual Report on Form 10-K, as certain footnote disclosures contained in such audited financial statements have been omitted from this Report.  In the opinion of management, all adjustments (consisting of normal recurring accruals, except as otherwise noted) necessary for a fair presentation have been included in this Quarterly Report.

 (1)  Organization

Inland American Real Estate Trust, Inc. (the “Company”) was formed on October 4, 2004 (inception) to acquire and manage a diversified portfolio of commercial real estate, primarily retail properties and multi-family (both conventional and student housing), office, industrial and lodging properties, located in the United States and Canada.  The Business Management Agreement (the “Agreement”) provides for Inland American Business Manager & Advisor, Inc. (the “Business Manager”), an affiliate of the Company’s sponsor, to be the business manager to the Company.  On August 31, 2005, the Company commenced an initial public offering (the “Initial Offering”) of up to 500,000,000 shares of common stock (“Shares”) at $10.00 each and the issuance of 40,000,000 shares at $9.50 each which may be distributed pursuant to the Company’s distribution reinvestment plan.  On August 1, 2007, the Company commenced a second public offering  (the “Second Offering”) of up to 500,000,000 shares of common stock at $10.00 each and up to 40,000,000 shares at $9.50 each pursuant to the distribution reinvestment plan.

The Company is qualified and has elected to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 2005.  Since the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes 90% of its REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain) to its stockholders.  If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates.  Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The Company has elected to treat certain of its consolidated subsidiaries, and may in the future elect to treat newly formed subsidiaries, as taxable REIT subsidiaries pursuant to the Internal Revenue Code. Taxable REIT subsidiaries may participate in non-real estate related activities and/or perform non-customary services for tenants and are subject to Federal and State income tax at regular corporate tax rates. The Company’s hotels are leased to certain of the Company’s taxable REIT subsidiaries. Lease revenue from these taxable REIT subsidiaries and its wholly-owned subsidiaries is eliminated in consolidation.

The accompanying Consolidated Financial Statements include the accounts of the Company, as well as all wholly owned subsidiaries and consolidated joint venture investments.  Wholly owned subsidiaries generally consist of limited liability companies (LLCs) and limited partnerships (LPs).  The effects of all significant intercompany transactions have been eliminated.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

September 30, 2007

Consolidated entities

Minto Builders (Florida), Inc.

The Company has an ownership interest in Minto Builders (Florida), Inc. (“MB REIT”).  MB REIT is not considered a VIE as defined in FASB Interpretation No. 46R (Revised 2003): “Consolidation of Variable Interest Entities - An Interpretation of ARB No. 51” (“FIN 46(R)”), however the Company has a controlling financial interest in MB REIT, has the direct ability to make major decisions for MB REIT through its voting interests, and holds key management positions in MB REIT.  Therefore this entity is consolidated by the Company and the outside ownership interests are reflected as minority interests in the accompanying Consolidated Financial Statements.

Utley Residential Company L.P.

Prior to May 18, 2007 the Company had an ownership interest of 90% in an LLC which holds the ground lease rights on land that is being developed as student housing for the University of Pennsylvania (“Inland American Penn”).  This entity was not consolidated by the Company prior to May 18, 2007 and the equity method of accounting was used to account for this investment.  On May 18, 2007, the Company’s wholly-owned subsidiary, Inland American Communities Group, Inc. (“Communities”), entered into a purchase agreement with Utley Residential Company, L.P. (“Utley”).  Pursuant to the purchase agreement, Communities purchased the assets of Utley related to the development of conventional and student housing for approximately $23,100.  Pursuant to the purchase agreement, Communities acquired certain assets of Utley, including its existing pipeline of student and conventional multi-family housing development projects and workforce in place related to Utley’s development business. Additionally, as part of the transaction, a wholly-owned subsidiary of Communities acquired the remaining interests in Inland American Penn.

Communities will pay the purchase price to Utley in three separate cash payments, the first $13,100 of which was paid upon closing.  Communities will pay the next $5,000 payment to Utley on the latter of the first day after the first anniversary of the closing date or the date on which Utley has presented development projects with aggregate development costs of $360,000 to Communities’ investment committee that either (1) have been approved by the committee or (2) have been rejected by the committee, but that satisfy certain investment criteria, subject to certain limitations.  Communities will pay the final $5,000 payment to Utley on the latter of the first day after the second anniversary of the closing date or the date on which Utley has presented development projects with aggregate development costs of $480,000 to Communities’ investment committee that either (y) have been approved by the committee or (z) have been rejected by the committee, but that satisfy certain investment criteria, subject to certain limitations.  These payments will be forfeited if not paid by the third anniversary of the closing date. The Company has guaranteed the payment of the first and second $5,000 payments by Communities to Utley and the limited partners, subject to the performance standards being satisfied.

Winston Acquisition

On July 1, 2007, the Company completed a merger with Winston Hotels, Inc., referred to herein as “Winston,” in which the Company purchased 100% of the outstanding shares of common stock and Series B preferred stock of Winston.  The transaction values Winston at approximately $841,644, which includes (i) the purchase of 100% of the outstanding shares of common stock of Winston  for $15.00 per share or $441,200, (ii) the purchase of the Series B preferred stock of Winston at $25.38 per share in cash, plus the accrued and unpaid dividends for $95,200, (iii) the purchase of 100 units of partnership interest in WINN Limited Partnership, the operating partnership of Winston for $19,500, (iv) an acquisition fee to the Business Manager of $19,793, (v) an $20,000 merger termination fee and reimbursement of expenses to Och-Ziff (vi) professional fees and other transactional costs of $2,307, (vii) the assumption of $209,952 of Winston’s outstanding debt and (viii) the assumption of $33,692 of accounts payable and accrued liabilities.  Certain amounts stated

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

September 30, 2007

above and the allocation of the purchase price to assets and liabilities related to the Winston acquisition are based on management’s best estimate, which are subject to adjustment within one year of the closing date of July 1, 2007.

The following unaudited condensed pro forma financial information is presented as if the acquisition of Winston had been consummated and leased as of January 1, 2006. The following unaudited condensed pro forma financial information is not necessarily indicative of what actual results of operations of the Company would have been assuming the acquisitions had been consummated and the hotels had been leased at the beginning of January 1, 2006 for the respective periods presented, nor does it purport to represent the results of operations for future periods.

	Proforma	Proforma	Proforma		Proforma
	Three months ended	Three months ended	Nine months ended		Nine months ended
	September 30,	September 30,	September 30,		September 30,
	2007	2006	2007		2006

Total income	$141,604	$83,027	$386,914		$208,484

Net income (loss)	$16,971	$3,617	$40,990	(1)	$(306)

Net income (loss) available to common shareholders per common share	$.04	$.05	$.12		$(.01)

(1)                    this proforma net income includes certain historical Winston expenses related to non-recurring expenses of $3,882 for an extinguishment of debt, $5,322 for a loss on sale of note receivable and $10,793 of merger-related general and administrative expenses, which result in an effect of approximately $(.06) per share.

The Company’s wholly owned indirect subsidiary, Inland American Winston Hotels, Inc., is the surviving entity of this merger.  A holding company, Inland American Lodging Group, Inc., owns 100% of the stock of the lodging subsidiary, including the 100 partnership units of WINN.

The Company has two taxable REIT subsidiaries, Barclay Hospitality Services Inc. (“Barclay Hospitality”) and Barclay Holding, Inc. (“Barclay Holding”) (collectively, “Barclay”).  As a REIT, the Company generally cannot operate hotels.  The Company’s taxable REIT subsidiaries engage hotel management companies to operate the hotels under management contracts.  The Company’s third-party managers under management agreements have direct control of the daily operations of its hotels. As of September 30, 2007, Alliance Hospitality Management, LLC managed thirty-seven of the Company’s forty-four hotels, Marriott International managed six hotels, and Promus Hotels, Inc., an affiliate of Hilton Hotels Corporation, managed one hotel.

Winston Consolidated entities

Through the acquisition of Winston, the Company acquired an interest in a joint venture, Gateway Hotel Associates, LLC (“Gateway”), with DeHoff Development Company that owns a 121-room Hilton Garden Inn.  The Company currently owns a 41.7% interest in both Gateway, which owns the hotel, and Gateway Hotel Associates Lessee, LLC, which leases the hotel from Gateway.  In addition, the Company has made a preferred equity investment of $2,200 in Gateway.  The Company’s preferred investment bears interest at 30-day LIBOR plus 11% per annum. Gateway is not considered a VIE as defined in FIN 46(R), however the Company has a controlling financial interest and the ability to control Gateway as

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

September 30, 2007

managing member. Therefore, this entity is consolidated by the Company and the outside interests are reflected as minority interests in the accompanying Consolidated Financial Statements.

Through the acquisition of Winston, the Company acquired an interest in a joint venture, 131 East Redwood LLC (“Redwood”), with Redwood Center, LLC and Chevron TCI, Inc.  The Company currently owns a 0.1% interest in the joint venture.  Redwood leases the Hampton Inn & Suites Baltimore Inner Harbor hotel in Maryland from the Company. Excluding a priority payment and administrative fee totaling $120 per year payable to Chevron, TCI, Inc., the Company receives nearly all of the remaining net operating results from the operations of the hotel.  Redwood is considered a VIE as defined in FIN 46(R), and the Company is considered the primary beneficiary of Redwood. Therefore, this entity is consolidated by the Company and the outside interests are reflected as minority interests in the accompanying Consolidated Financial Statements.

Through the acquisition of Winston, the Company acquired an interest in a joint venture, Winston Kansas City, LP (“Kansas City”), with U.S. Bancorp Community Development Corporation (“US Banc”)  a 123-room Courtyard by Marriott hotel. The Company currently owns a 0.21% interest in Kansas City, which owns the hotel, and a 100% interest in Barclay Holding, which leases the hotel from Kansas City.  Excluding a 2% priority payment return on US Banc’s investment, substantially all of the profit or loss generated by the joint venture is allocated to the Company. Kansas City is not considered a VIE as defined in FIN 46(R), however the Company has a controlling financial interest and the ability to control Kansas City as managing member. Therefore, this entity is consolidated by the Company and the outside interests are reflected as minority interests in the accompanying Consolidated Financial Statements.

Village at Stonebriar LLC

On July 9, 2007, the Company, through a wholly owned subsidiary, entered into an agreement with third parties (together referred to herein as the “Class A Members”) to form a joint venture to be known as the Village at Stonebriar LLC (“Stonebriar”).  Stonebriar acquired two tracts of land located in Plano, Texas, and intends to develop and construct a commercial retail shopping center on that land in three phases.  The total cost of acquiring and developing the land is expected to be approximately $55,000 for the first two phases of the project, and approximately $66,000 for the third phase of the project. Stonebriar has entered into an approximately $59,800 loan with an unaffiliated thirty party to fund the costs of acquiring and developing the first two phases of the project.  This loan bears interest based on a floating rate of thirty-day LIBOR plus 200 basis points per annum and matures on September 10, 2010.

As of September 30, 2007, the Company had contributed $20,000 to Stonebriar.  The Company may be required to contribute an additional $11,300 to the Stonebriar if the Class A Members determine that an additional contribution is necessary to complete the project.  The Class A Members have contributed their rights, title and interest related to this development project.

The Company’s capital contribution will entitle it to a preferred distribution equal to 12% per annum.  After the Company has received its preferred distribution and each member has been repaid in connection with any loans that it made to the venture, each of the Class A Members will receive 50% of the remaining net cash from the venture’s operations.  Stonebriar is considered a VIE as defined in FIN 46R, and the Company is considered the primary beneficiary of Stonebriar.  Therefore, this entity is consolidated by the Company and the outside interests are reflected as minority interests in the accompanying Consolidated Financial Statements.

Stone Creek Crossing, L.P.

On September 24, 2007, the Company, through a wholly owned subsidiary, entered into an agreement with Direct Retail, L.L.C. (referred to herein as “Direct Retail”) to form “Stone Creek Crossing GP, L.L.C.,” referred to herein as the

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

September 30, 2007

“general partner.”  Also on September 24, 2007, the general partner, the Company’s subsidiary and S&D Investments 06-4, J.V., an unaffiliated third party (referred to herein as “S&D”), entered into an agreement to form a joint venture to be known as “Stone Creek Crossing, L.P.”  The purpose of the venture is to acquire certain land located in San Marcos, Texas and then to develop and construct a commercial real estate shopping center on that land in two phases.  The venture has a term of ten years.

The total cost of acquiring and developing the land is expected to be approximately $76,100 for both phases of the project. On October 1, 2007, the Company contributed $25,762, or 100% of the capital, to the venture.  Also on October 1, 2007, the venture entered into an approximately $38,600 loan with an unaffiliated third party to fund another portion of the development costs.  This loan bears interest based on a floating rate of thirty-day LIBOR plus 225 basis points per annum, equal to an effective interest rate of 7.37% as of October 1, 2007, and matures on October 1, 2010.  The venture anticipates funding the remaining costs to develop the property by selling certain parcels of the land as well as certain site work reimbursements from Target Corporation and J.C. Penny Properties, Inc.

The venture is required to pay the Company a 11% cumulative return on our capital contribution until the aggregate capital contribution has been reduced to zero; and thereafter, to S&D. The general partner will manage the business of the venture, and all of the individual management duties have been specifically delegated to Direct Retail, except for major decisions.

Other

The Company has ownership interests of 67% to 80% in LLCs which own eleven shopping centers.  These entities are considered VIEs as defined in FIN 46(R), and the Company is considered the primary beneficiary of each LLC.  Therefore, these entities are consolidated by the Company.  The LLC agreements contain a put/call provision which grants the right to the outside owners and the Company to require the LLCs to redeem the ownership interests of the outside owners during future periods. These put/call agreements are embedded in the LLC agreement and are accounted for in accordance with EITF 00-04 “Majority Owner’s Accounting for a Transaction in the Shares of a Consolidated Subsidiary and a Derivative Indexed to the Minority Interest in that Subsidiary.”  Because the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLCs are treated as 100% owned subsidiaries by the Company with the amount due the outside owners reflected as a financing and included within other financings in the accompanying Consolidated Financial Statements.  Interest expense is recorded on these liabilities in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements.

Unconsolidated entities

Under the equity method of accounting, the net equity investment of the Company and the Company’s share of net income or loss from the unconsolidated entity are reflected on the consolidated balance sheets and the consolidated statements of operations.

Net Lease Strategic Assets Fund L.P.

On August 10, 2007, the Company entered into a newly-formed joint venture with The Lexington Master Limited Partnership (“LMLP”) and LMLP GP LLC, each an affiliate of Lexington Realty Trust (NYSE: “LXP”), referred to herein as “Lexington,” to form Net Lease Strategic Assets Fund L.P. (“Net Lease”).  The purpose of the joint venture is to acquire a diverse portfolio of properties, including office and industrial buildings, call centers and manufacturing properties. The venture will have a term of seven years, subject to a two-year extension.  As of September 30, 2007, the Company had not made any contribution to the venture.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

September 30, 2007

On November 5, 2007, the Company and Lexington, agreed to amend certain terms of Net Lease.  Under the amended terms of the venture, the Company initially will contribute approximately $250,000 to the venture and LMLP will contribute approximately $3,000 for capital expenditures.  Net Lease intends to acquire fifty-three primarily single-tenant net leased assets from Lexington and its subsidiaries, referred to herein as the “Initial Properties,” for an aggregate purchase price of $940,000 (including the assumption of non-recourse first mortgage financing totaling $450,100 secured by certain of the assets). The Initial Properties contain an aggregate of more than eight million net rentable square feet, and are located in twenty-eight states. The Company and LMLP intend to invest an additional $127,500 and $22,500, respectively, in the venture to acquire additional specialty single-tenant “triple-net” leases generally with ten year average remaining terms.  A “triple-net” lease is a lease requiring the tenant to pay, in addition to rent, all taxes, insurance and maintenance expenses that arise from use of the property. Assuming mortgage financing of 70% of acquisition cost, the venture anticipates acquiring up to $1,400,000 of assets during the investment period.  The purchase of each of the Initial Properties is subject to satisfaction of conditions precedent to closing, including obtaining certain consents and waivers, the continuing financial solvency of the tenants and certain other customary conditions. Accordingly, there is no assurance that these acquisitions will be completed by the venture.  If the venture does not complete the acquisitions of the Initial Properties, the Company will not make its initial contribution. In lieu of the venture negotiating with third party lenders to borrow or assume additional monies to purchase the Initial Properties, LMLP also will contribute an amount not to exceed $216,200 toward the acquisition of the Initial Properties in exchange for a preferred equity interest in the venture.  As the Initial Properties are refinanced or sold, the venture will pay LMLP an amount equal to 125% of its preferred equity contribution allocated to that asset until the entire amount allocated to that asset has been repaid, provided that any unpaid portion of our 9% preferred return first is paid to us.  Any portion of LMLP’s preferred equity contribution that remains outstanding after the sale or refinancing of the Initial Properties is required to be repaid on November 5, 2017.

The Company’s investment of $250,000 will entitle us to a preferred dividend equal to 9% per annum, paid quarterly.  After the Company has received its preferred dividend, LMLP will be entitled to receive (1) a 6.5% return on its preferred equity contribution, (2) a 9% return on all other contributions, which for these purposes are equal to its $22,500 investment plus 15% of the equity value of any asset contributed to the venture and (3) preferred distributions until the point at which the entire amount of its preferred equity is redeemed.  Next, the Company and LMLP, respectively, will be entitled to receive distributions until the point at which the Company has received distributions equal to the amount of capital the Company has invested (excluding, with respect to LMLP, its preferred equity contribution), which will include any acquisition fees that the Company has paid.  After the capital has been returned, the Company and LMLP will be entitled to certain incentive distributions.

The general partner of the venture, LMLP GP LLC, will manage the day-to-day operations of the venture.  However, certain “major decisions,” such as: acquiring any assets other than the Initial Properties; selling or disposing of any asset in which the venture holds a direct or indirect interest, except in accordance with the right of first offer and buy/sell provisions discussed below; financing or refinancing any asset in which the venture holds a direct or indirect interest, or incurring debt secured by these assets; or winding up or dissolving the venture, will require the approval of four members of the venture’s executive committee, which is comprised of three members designated by LMLP and two members designated by the Company.

The venture will pay Inland Mortgage Brokerage Corporation, an affiliate of our Business Manager (“IMBC”), a debt placement fee in connection with obtaining first mortgage financing secured by certain of the venture’s assets. The debt placement fee paid to IMBC will be equal to 0.20% of the original principal amount of each first mortgage financing secured by an asset less any other fees the venture is required to pay to a mortgage broker for obtaining the financing.

If the venture does not complete the acquisition of at least thirty-five of the Initial Properties by March 1, 2008, the venture will be dissolved and any properties owned by the venture at that time will be sold, and the proceeds distributed as described above.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

September 30, 2007

If, during the term of the venture, the Company or LMLP desire to sell its interest in the venture or cause the venture to sell a certain asset, the Company or LMLP, as the case may be, must first offer the interest or asset to the other partner, and, if the other partner does not accept the terms and price offered, the Company or LMLP may sell the interest or asset to a third party for on terms equal to or greater than those offered to the other partner.  Similarly, the Company or LMLP may offer to purchase from the other partner certain or all of the venture’s assets in accordance with specific provisions forth in the venture agreement.

Cobalt Industrial REIT II

On June 29, 2007, the Company entered into a shareholders agreement with Cobalt Industrial REIT II, referred to herein as “Cobalt”, a private REIT, and an affiliate of Cobalt Capital Partners, L.P., referred to herein as “Cobalt Partners”. Cobalt acquires, develops and redevelops industrial properties located in major metropolitan markets in the United States. Under the shareholders agreement the Company has committed to invest, over a thirty-month period through a wholly-owned subsidiary, Inland American Cobalt Investors, L.L.C., up to $149,000 in shares of common beneficial interest. Cobalt Partners will manage Cobalt’s day-to-day affairs subject to the oversight of a “board of trust managers” comprised of seven members, including one member that the Company has the right to designate for election by Cobalt’s stockholders.

Cobalt was initially formed on December 22, 2006 by its advisor and other investors not including Inland American Cobalt Investors, L.L.C.  Cobalt intends to acquire its properties over a three-year period with the total duration not to exceed eight years plus two one-year extensions, referred to herein as the “Holding Period.”  The Company’s investment gives it the right to a preferred dividend equal to 9% per annum, as well as a preference in the event of any liquidation, dissolution or winding up of Cobalt.  Upon the expiration or earlier termination of the Holding Period, Cobalt and the Advisor will cause Cobalt to commence the orderly liquidation of the assets in accordance with the shareholders agreement.  Throughout the Holding Period, the Company will also have the right to dispose of its shares in accordance with the provision of the shareholders agreement.

Cobalt is not considered a VIE as defined in FIN 46(R), however, the Company does have significant influence over, but does not control, Cobalt.  The Company’s partner manages the day-to-day operations of the properties and holds key management positions.  Therefore, this entity is not consolidated by the Company and the equity method of accounting is used to account for this investment.  As of September 30, 2007, the Company invested $35,283 into Cobalt.

Lauth Investment Properties, LLC

On June 8, 2007, the Company entered into a joint venture agreement with Lauth Investment Properties, LLC, referred to herein as “LIP,” an affiliate of the Lauth Group, Inc., a privately held developer and contractor, to form LIP Holdings, LLC, or “LIP Holdings,” for the purpose of funding the development and ownership of up to $1,000,000 of real estate projects in the office, distribution, retail, healthcare and mixed-use markets.  Under the joint venture agreement, the Company will invest up to $253,000 in exchange for the Class A Participating Preferred Interests of LIP Holdings. An initial investment of $80,400 was made at closing to recapitalize eight stabilized properties to fund certain ongoing development projects.

The remainder of the initial proceeds will be used to fund several development projects that are in various stages of completion.  In addition, the Company anticipates making investments of up to $25,000 per quarter between now and December 31, 2008. The Company’s investment will entitle it to a preferred dividend, to be paid on a quarterly basis, equal to 9.5% per annum, as well as a preference in the event of any liquidation, dissolution or winding up of LIP Holdings.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

September 30, 2007

LIP is not considered a VIE as defined in FIN 46(R), however the Company does have significant influence over, but does not control, LIP; therefore LIP is not consolidated by the Company and the equity method of accounting is used to account for this investment.  As of September 30, 2007, the Company invested $132,184 into LIP.

D.R. Stephens Institutional Fund, LLC

On April 27, 2007, the Company entered into a joint venture agreement with a venture known as the D. R. Stephens Institutional Fund, LLC (the “Fund”).  The Fund has been formed to acquire and redevelop or reposition industrial and research and development oriented properties located initially in the San Francisco Bay and Silicon Valley areas.  Under the joint venture agreement the Company will invest approximately $90,000 representing approximately 90% ownership.  The Company is entitled to a preferred return on its “unreturned capital contribution” equal to 8.5% per annum, on a cumulative basis, compounding quarterly prior to any distributions being paid to the joint venture partner.  The Fund will terminate no later than April 27, 2014 unless extended by the members, for not more than two successive one year periods.

The Fund is not considered a VIE as defined in FIN 46(R), however, the Company does have significant influence over, but does not control, the Fund.  The Company’s partner manages the day-to-day operations of the properties and holds key management positions.  Therefore, the Fund is not consolidated by the Company and the equity method of accounting is used to account for this investment.  As of September 30, 2007, the Company had invested $40,956 into the Fund.

Winston Unconsolidated Entities

Through the acquisition of Winston, the Company acquired an interest in a joint venture, New Stanley Associates, LLP (“Stanley”), with Stanley Holdings, LLC that owns the Stanley Hotel in Estes Park, CO.  The Company currently owns a 60% interest in both Stanley, which owns the hotel, and New Stanley Associates Lessee, LLC, which leases the hotel from Stanley.   Stanley is not considered a VIE as defined in FIN 46(R), however the Company does have significant influence over, but does not control, Stanley; therefore Stanley is not consolidated by the Company and the equity method of accounting is used to account for this investment.  As of September 30, 2007, the Company had invested $9,256 into Stanley.

Through the acquisition of Winston, the Company acquired an interest in a joint venture, Chapel Hill Hotel Associates, LLC (“Chapel Hill”), with Chapel Hill Investments, LLC.  The Company currently owns a 48.78% interest in both Chapel Hill, which owns the Chapel Hill, NC Courtyard by Marriott, and Chapel Hill Lessee Company, LLC, which leases the hotel. The Company has also invested $1,150 in exchange for a preferred equity interest in Chapel Hill.  The Company’s preferred investment bears interest at 30-day LIBOR plus 5.885%.  Chapel Hill is not considered a VIE as defined in FIN 46(R), however the Company does have significant influence over, but does not control, Chapel Hill; therefore Chapel Hill is not consolidated by the Company and the equity method of accounting is used to account for this investment.  As of September 30, 2007, the Company had invested $9,529 into Chapel Hill.

Through the acquisition of Winston, the Company acquired an interest in a joint venture,  Marsh Landing Hotel Associates, LLC (“Marsh Landing”), with Marsh Landing Investments, LLC.   The Company currently owns a 49% interest in both Marsh Landing, which owns the Ponte Vedra, Florida Hampton Inn, and Marsh Landing Lessee Company, LLC, which leases the hotel from Marsh Landing. Marsh Landing is not considered a VIE as defined in FIN 46(R), however the Company does have significant influence over, but does not control, Marsh Landing; therefore Marsh Landing is not consolidated by the Company and the equity method of accounting is used to account for this investment.  As of September 30, 2007, the Company had invested $4,762 into Marsh Landing.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

September 30, 2007

Through the acquisition of Winston, the Company acquired an interest in a joint venture, Jacksonville Hotel Associates, LLC (“Jacksonville”), with Skyline Hotel Investors, LLC (“Skyline”).  Jacksonville is building a 120-room Courtyard by Marriott in Jacksonville, FL for approximately $15,100.  Jacksonville plans to open the hotel in the fourth quarter of 2007.  The Company owns a 48% interest in both Jacksonville, which will own the 120-room Courtyard by Marriott, and Jacksonville Lessee Company, LLC, which will lease the hotel from Jacksonville.  Jacksonville is not considered a VIE as defined in FIN 46(R), however the Company does have significant influence over, but does not control, Jacksonville; therefore Jacksonville is not consolidated by the Company and the equity method of accounting is used to account for this investment.  As of September 30, 2007, the Company had invested $2,688 into Jacksonville.

On September 20, 2007, the Company entered into a joint venture agreement with CCC Homewood Hotel Investors to form Inland CCC Homewood Hotel LLC (“Homewood”).  The Company will have a 95% interest in Homewood.  Homewood has entered into a separate joint venture agreement, with B&B Hotel, LLC, to form Homewood Hotel Associates LLC (“Homewood Hotel”) for the purpose of developing a 111 room hotel in Homewood, Alabama.  Homewood will have an 83% interest in Homewood Hotel.  As of September, 30, 2007 Homewood Hotel has acquired a land parcel for future development of the hotel and the Company had invested $1,402 into Homewood. Homewood is not considered a VIE as defined in FIN 46(R), however the Company does have significant influence over, but does not control, Homewood; therefore Homewood is not consolidated by the Company and the equity method of accounting is used to account for this investment.

Feldman Mall Properties, Inc.

On April 10, 2007, the Company entered into an agreement to purchase up to 2,000,000 shares of series A preferred stock of Feldman Mall Properties, Inc. (NYSE: FMP) (“Feldman”), a self-administered and self-managed real estate investment trust that focuses on acquiring and renovating underperforming or distressed shopping malls.  Pursuant to the agreement with Feldman, the Company has agreed to purchase series A preferred stock at a price of $25.00 per share, for a total investment of $50,000.  The Company was required to purchase and did purchase 600,000 shares of the series A preferred stock by April 30, 2007.  The Company must purchase the remaining shares of the series A preferred stock by April 10, 2008.  As of September 30, 2007, the Company had purchased 600,000 shares of the Feldman series A preferred stock.

The series A preferred stock has no stated maturity and has a liquidation preference of $25.00 per share (the “Liquidation Preference”).  Distributions will accumulate at 6.85% of the Liquidation Preference, payable at Feldman’s regular distribution payment dates.  If approved by a vote of the majority of Feldman’s common stockholders, the Company may convert its shares of series A preferred stock, in whole or in part, into Feldman’s common stock after September 30, 2009, at an initial conversion ratio of 1:1.77305 (the “Conversion Rate” representing an effective conversion price of $14.10 per share of Feldman’s common stock).  Feldman has agreed to seek approval to convert the series A preferred stock into common stock. Furthermore, the series A preferred stock grants the Company one seat on the Board of Directors of Feldman. This investment is recorded in investment in unconsolidated entities on the Consolidated Balance Sheet and the preferred return is recorded in equity in earnings of unconsolidated entities on the Consolidated Statement of Operations.

Because the Company has the ability to significantly influence Feldman through a seat on the Board of Directors of Feldman, the Company’s investment in common stock of Feldman is retrospectively accounted for under the equity method of accounting. Such investment in common stock was previously accounted for as an investment in marketable securities. As a result of the retrospective application of the equity method to the investment in Feldman common shares, certain amounts as of December 31, 2006 were adjusted as follows: investment in marketable securities was decreased by $15,989, investment in unconsolidated entities was increased by $15,482, total assets decreased by $507, accumulated distributions in excess of net income (loss) was increased by $681, accumulated other comprehensive income was decreased by $1,188 and total stockholders’ equity decreased by $507. The 2006 amounts for the statement of operations

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

September 30, 2007

and other comprehensive income were adjusted as follows: for the three and nine months ended September 30, 2006, interest and dividend income were decreased by $292 and $833 and the equity in earnings of unconsolidated entities was increased (decreased) by $(170) and $1,990, respectively, unrealized gain (loss) on investment securities was increased by $1,213 and $974, respectively, and net income (loss) applicable to common shares increased by $0.00 and $0.02, respectively.

Under Accounting Principles Board (APB) Opinion No. 18 (“The Equity Method of Accounting for Investments in Common Stock”), the Company evaluates its equity method investments for impairment indicators.  The valuation analysis considers the investment positions in relation to the underlying business and activities of the Company’s investment.  Based on recent net losses and declines in the common stock price of Feldman, the Company has recognized a $5,109 impairment loss on its investment in unconsolidated entities.

Insurance Captive

The Company is a member of a limited liability company formed as an insurance association captive (the “Insurance Captive”), which is owned in equal proportions by the Company and two other related REITs sponsored by the Company’s sponsor, Inland Real Estate Corporation and Inland Western Retail Real Estate Trust, Inc. and serviced by an affiliate of the Business Manager, Inland Risk and Insurance Management Services Inc.  The Insurance Captive was formed to initially insure/reimburse the members’ deductible obligations for the first $100 of property insurance and $100 of general liability insurance.  The Company entered into the Insurance Captive to stabilize its insurance costs, manage its exposures and recoup expenses through the functions of the captive program.  This entity is considered to be a VIE as defined in FIN 46(R) and the Company is not considered the primary beneficiary.  This investment is accounted for utilizing the equity method of accounting.

(2)  Summary of Significant Accounting Policies

The accompanying Consolidated Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

The Company considers FASB Interpretation No. 46(R) (Revised 2003): “Consolidation of Variable Interest Entities - An Interpretation of ARB No. 51” (“FIN 46(R)”), EITF 04-05: “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights,” and SOP 78-9: “Accounting for Investments in Real Estate Ventures,” to determine the method of accounting for each of its partially-owned entities.  In instances where the Company determines that a joint venture is not a VIE, the Company first considers EITF 04-05.  The assessment of whether the rights of the limited partners should overcome the presumption of control by the general partner is a matter of judgment that depends on facts and circumstances. If the limited partners have either (a) the substantive ability to dissolve (liquidate) the limited partnership or otherwise remove the general partner without cause or (b) substantive participating rights, the general partner does not control the limited partnership and as such overcome the presumption of control by the general partner and consolidation by the general partner.

Certain reclassifications have been made to the 2006 financial statements to conform to the 2007 presentations.  In the opinion of management, all adjustments (consisting only of normal recurring adjustments, except as otherwise noted) necessary for a fair presentation of the financial statements for the interim periods have been made.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

September 30, 2007

In accordance with Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” or SFAS No. 144, the Company performs an analysis to identify impairment indicators to ensure that the investment property’s carrying value does not exceed its fair value.  The valuation analysis performed by the Company is based upon many factors which require difficult, complex or subjective judgments to be made.  Such assumptions include projecting vacancy rates, rental rates, operating expenses, lease terms, tenant financial strength, economy, demographics, property location, capital expenditures and sales value among other assumptions to be made upon valuing each property.  This valuation is sensitive to the actual results of any of these uncertain factors, either individually or taken as a whole.  Based upon the Company’s judgment, no impairment was warranted as of September 30, 2007.

The Company classifies its investment in securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the security until maturity.  All securities not included in trading or held-to-maturity are classified as available-for-sale. Investment in securities at September 30, 2007 and December 31, 2006 consists of common stock investments that are classified as available-for-sale securities and are recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of other comprehensive income until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. A decline in the market value of any available-for-sale security below cost that is deemed to be other than temporary, results in a reduction in the carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. In accordance with Statement of Financial Accounting Standards No. 115 “Accounting for Certain Investments in Debt and Equity Securities,” or SFAS No. 115 and EITF 03-1, The Meaning of Other-than-temporary Impairment and Its Application to Certain Investments, for an impaired security the Company considers whether it has the ability and intent to hold the investment for a time sufficient to allow for any anticipated recovery in market value and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and duration of the impairment, changes in value subsequent to year end and forecasted performance of the investee.

Notes receivable are considered for impairment in accordance with SFAS No. 114: Accounting by Creditors for Impairment of a Loan.  Pursuant to SFAS No. 114, a note is impaired if it is probable that the Company will not collect on all principal and interest contractually due.  The impairment is measured based on the present value of expected future cash flows discounted at the note’s effective interest rate.  The Company does not accrue interest when a note is considered impaired.  When ultimate collectibility of the principal balance of the impaired note is in doubt, all cash receipts on the impaired note are applied to reduce the principal amount of the note until the principal has been recovered and are recognized as interest income thereafter.  Based upon the Company’s judgment, no notes receivable were impaired as of September 30, 2007.

The application of the Statement of Financial Accounting Standard, No. 141 “Business Combinations,” or SFAS No. 141, and Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangible Assets,” or SFAS No. 142, resulted in the recognition upon acquisition of additional intangible assets and liabilities relating to real estate acquisitions during the nine months ended September 30, 2007 and September 30, 2006. The portion of the purchase price allocated to acquired above market lease costs and acquired below market lease costs are amortized on a straight line basis over the life of the related lease as an adjustment to rental income and over the respective renewal period for below market lease costs with fixed rate renewals. Amortization pertaining to the above market lease costs of $1,686 and $220 was applied as a reduction to rental income for the nine months ended September 30, 2007 and September 30, 2006, respectively.  Amortization pertaining to the below market lease costs of $1,858 and $384 was applied as an increase to rental income for the nine months ended September 30, 2007 and September 30, 2006, respectively.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

September 30, 2007

The portion of the purchase price allocated to acquired in-place lease intangibles is amortized on a straight line basis over the life of the related lease. The Company incurred amortization expense pertaining to acquired in-place lease intangibles of $34,311 and $7,278 for the nine months ended September 30, 2007 and September 30, 2006, respectively.

The portion of the purchase price allocated to customer relationship value is amortized on a straight line basis over the life of the related lease.  As of September 30, 2007, no amount has been allocated to customer relationship value.

The following table presents the amortization during the next five years related to the acquired in-place lease intangibles, acquired above market lease costs and the below market lease costs for properties owned at September 30, 2007.

	2007	2008	2009	2010	2011	Thereafter
Amortization of:
Acquired above market lease costs	$(687)	(2,449)	(2,020)	(1,877)	(1,550)	(4,777)

Acquired below market lease costs	817	2,807	2,663	2,595	2,511	29,979

Net rental income Increase	$130	358	643	718	961	25,202

Acquired in-place lease Intangibles	$15,605	52,875	44,655	39,894	34,296	131,406

Acquisitions of businesses are accounted for using purchase accounting as required by Statement of Financial Accounting Standards 141 (SFAS 141) Business Combinations. The assets and liabilities of the acquired entities are recorded by the Company using the fair value at the date of the transaction. Any additional amounts are allocated to intangible assets and goodwill as required, based on the remaining purchase price in excess of the fair value of the tangible assets acquired and liabilities assumed. The Company amortizes identified intangible assets that are determined to have finite lives which are based on the period over which the assets are expected to contribute directly or indirectly to the future cash flows of the business acquired. Intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized if the carrying amount of an intangible asset, including the related real estate when appropriate, is not recoverable and the carrying amount exceeds the estimated fair value. As of September 30, 2007 and December 31, 2006, the carrying amounts of identified intangible assets resulting from the acquisition of a business were $2,868 and $0, respectively. Such amounts are included in “other assets” on the consolidated balance sheets. No amounts have been allocated to goodwill as of September 30, 2007 and December 31, 2006, respectively.

Restricted escrows primarily consist of cash held in escrow comprised of lenders’ restricted escrows of $5,651 and earnout escrows of $14,477.  Earnout escrows are established upon the acquisition of certain investment properties for which the funds may be released to the seller when certain space has become leased and occupied.

Restricted cash and offsetting liability consist of funds received from investors that have not been executed to purchase shares and funds contributed by sellers held by third party escrow agents pertaining to master leases, tenant improvements and other closing items.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

September 30, 2007

Concentration of credit risk with respect to accounts receivable is limited due to the large number of tenants comprising the Company’s rental revenue.  One tenant, AT&T, Inc., accounted for 17% of consolidated rental revenues for the nine months ended September 30, 2007.  This concentration of revenues by one tenant increases the Company’s risk associated with nonpayment by this tenant.  In an effort to reduce risk, the Company performs ongoing credit evaluations of its larger tenants.  No amounts remain unpaid as of September 30, 2007.

The estimated fair value of the Company’s mortgage debt was $1,872,268 and $1,047,064 as of September 30, 2007 and December 31, 2006, respectively. The Company estimates the fair value of its mortgages payable by discounting the future cash flows of each instrument at rates currently offered to the Company for similar debt instruments of comparable maturities by the Company’s lenders. The carrying amount of the Company’s other financial instruments approximate fair value because of the relatively short maturity of these instruments.

The Company adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109.”  This Interpretation defines a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  The Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.  This Interpretation is effective for fiscal years beginning after December 15, 2006.  Adoption of this Interpretation did not have a material effect on the Company’s financial statements.

In March 2006, FASB Emerging Issues Task Force issued Issue 06-03 (“EITF 06-03”), “How Sales Taxes Collected From Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement.”  A consensus was reached that entities may adopt a polity of presenting sales taxes in the income statement on either a gross or net basis.  If taxes are significant, an entity should disclose its policy of presenting taxes.  The guidance is effective for periods beginning after December 15, 2006.  The Company presents sales net of sales taxes.  Adoption on January 1, 2007 did not have an effect on the Company’s policy related to sales taxes and therefore, did not have an effect on the Company’s consolidated financial statements.

(3)  Transactions with Related Parties

As of September 30, 2007 and December 31, 2006, the Company had incurred $508,337 and $178,012 of offering costs, respectively, of which $483,739 and $159,357, respectively, was paid or accrued to related parties. In accordance with the terms of the offerings, the Business Manager has guaranteed payment of all public offering expenses (excluding sales commissions and the marketing contribution and the due diligence expense allowance) in excess of 4.5% of the gross offering proceeds or all organization and offering expenses (including selling commissions) which together exceed 15% of gross offering proceeds.  As of September 30, 2007 and December 31, 2006, the offering costs for the initial offering did not exceed the 4.5% and 15% limitations.  The Company anticipates that second offering costs will not exceed these limitations upon completion of the offering. Any excess amounts at the completion of the offering will be reimbursed by the Business Manager.

The Business Manager and its related parties are entitled to reimbursement for salaries and expenses of employees of the Business Manager and its related parties relating to the offerings.  In addition, a related party of the Business Manager is entitled to receive selling commissions, and the marketing contribution and due diligence expense allowance from the Company in connection with the offerings.  Such costs are offset against the stockholders’ equity accounts. Such costs totaled $324,382 and $80,736 for the nine months ended September 30, 2007 and 2006, of which $3,184 and $3,557 was unpaid as of September 30, 2007 and December 31, 2006, respectively, and are included in the offering costs described above.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

September 30, 2007

The Business Manager and its related parties are entitled to reimbursement for general and administrative expenses of the Business Manager and its related parties relating to the Company’s administration.  Such costs are included in general and administrative expenses to related parties, professional services to related parties, and acquisition cost expenses to related parties, in addition to costs that were capitalized pertaining to property acquisitions.  For the nine months ended September 30, 2007 and 2006, the Company reimbursed $6,750 and $2,940 of these costs, respectively, of which $2,565 and $2,390 remained unpaid as of September 30, 2007 and December 31, 2006, respectively.

A related party of the Business Manager provides loan servicing to the Company for an annual fee.  Such costs are included in general and administrative expenses to related parties on the Consolidated Statement of Operations.  Effective May 1, 2007, the agreement allows for fees totaling 225 dollars per month, per loan for the Company and 200 dollars per month, per loan for MB REIT.  For the nine months ended September 30, 2007 and 2006, fees totaled $114 and $30, respectively, none of which remained unpaid as of September 30, 2007 and December 31, 2006.

The Company pays a related party of the Business Manager 0.2% of the principal amount of each loan placed for the Company.  Such costs are capitalized as loan fees and amortized over the respective loan term.  During the nine months ended September 30, 2007 and 2006, the Company paid loan fees totaling $1,445 and $1,186 respectively, to this related party.  None remained unpaid as of September 30, 2007 and December 31, 2006.

After the Company’s stockholders have received a non-cumulative, non-compounded return of 5% per annum on their “invested capital,” the Company will pay its Business Manager an annual business management fee of up to 1% of the “average invested assets,” payable quarterly in an amount equal to 0.25% of the average invested assets as of the last day of the immediately preceding quarter.  For these purposes, “invested capital” means the original issue price paid for the shares of the common stock reduced by prior distributions from the sale or financing of properties.  For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of assets, including lease intangibles, invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and loans secured by real estate assets, including amounts invested in REITs and other real estate operating companies, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period.  The Company will pay this fee for services provided or arranged by the Business Manager, such as managing day-to-day business operations, arranging for the ancillary services provided by other related parties and overseeing these services, administering bookkeeping and accounting functions, consulting with the board, overseeing  real estate assets and providing other services as the board deems appropriate.  This fee terminates if the Company acquires the Business Manager.  Separate and distinct from any business management fee, the Company also will reimburse the Business Manager or any related party for all expenses that it, or any related party including the sponsor, pays or incurs on its behalf including the salaries and benefits of persons employed by the Business Manager or its related parties and performing services for the Company except for the salaries and benefits of persons who also serve as one of the executive officers of the Company or as an executive officer of the Business Manager.  For any year in which the Company qualifies as a REIT, its Business Manager must reimburse it for the amounts, if any, by which the total operating expenses paid during the previous fiscal year exceed the greater of: 2% of the average invested assets for that fiscal year; or 25% of net income for that fiscal year, subject to certain adjustments described herein.  For these  purposes, items such as organization and offering expenses, property expenses, interest payments, taxes, non-cash charges, any incentive fees payable to the Business Manager and acquisition fees and expenses are excluded from the definition of total operating expenses.  For the nine months ended September 30, 2007, our average invested assets were $5,387,420 and our operating expenses, as defined, were $20,930 or 0.39% of average invested assets.  The Company incurred fees of $9,000 and $1,200 for the nine months ended September 30, 2007 and September 30, 2006, respectively, of which none remained unpaid as of September 30, 2007 and December 31, 2006.  The Business Manager has agreed to waive all fees allowed but not taken, except for the $9,000 and $1,200 paid for the nine months ended September 30, 2007 and 2006.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

September 30, 2007

The Company pays the Business Manager a fee for services performed in connection with acquiring a controlling interest in a REIT or other real estate operating company.  Acquisition fees, however, are not paid for acquisitions solely of a fee interest in property.  The amount of the acquisition fee is equal to 2.5% of the aggregate purchase price paid to acquire the controlling interest and is capitalized as part of the purchase price of the company.  The Company incurred fees of $20,120 for the nine months ended September 30, 2007, of which $4,500 remained unpaid as of September 30, 2007.  No fees were incurred for the nine months ended September 30, 2006 and no fees remained unpaid as of December 31, 2006.

The property manager, an entity owned principally by individuals who are related parties of the Business Manager, is entitled to receive property management fees up to 4.5% of gross operating income (as defined), for management and leasing services.  In addition, the property manager is entitled to receive an oversight fee of 1% of gross operating income (as defined) in operating companies purchased by the Company.  The Company incurred and paid property management fees of $11,046 and $2,946 for the nine months ended September 30, 2007 and 2006. The fees have been recorded in property operating expenses to related parties on the Consolidated Statement of Operations for the nine months ended September 30, 2007 and 2006, respectively.  None remained unpaid as of September 30, 2007 and December 31, 2006.

The Company established a discount stock purchase policy for related parties and related parties of the Business Manager that enables the related parties to purchase shares of common stock at either $8.95 or $9.50 a share depending on when the shares are purchased.  The Company sold 2,014,147 and 160,416 shares to related parties and recognized an expense related to these discounts of $1,268 and $141 for the nine months ended September 30, 2007 and 2006, respectively.

The Company pays a related party of the Business Manager to purchase and monitor its investment in marketable securities.  The Company incurred expenses totaling $1,588 and $565 during the nine months ended September 30, 2007 and 2006, respectively, of which $413 and $1,521 remained unpaid as of September 30, 2007 and December 31, 2006, respectively.  Such costs are included in general and administrative expenses to related parties on the Consolidated Statement of Operations.

As of September 30, 2007, the Company owed funds to related parties of the Business Manager in the amount of $7,666 for reimbursement of general and administrative costs, monies paid on the Company’s behalf and acquisition fees.

(4)  Notes Receivable

The Company’s notes receivable balance of $258,027 as of September 30, 2007 consisted of six installment notes from unrelated parties that mature on various dates through May 2012 and seven installment notes assumed in the Winston acquisition.  The notes are secured by mortgages on vacant land and shopping center and hotel properties and guaranteed by the owners.  Interest only is due each month at rates ranging from 7.1864% to 13.27% per annum.  For the nine months ended September 30, 2007 and September 30, 2006, the Company recorded interest income from notes receivable of $12,195 and $35, respectively, which is included in the interest and dividend income on the Consolidated Statement of Operations.

(5)  Investment Securities

Investment in securities of $299,232 at September 30, 2007 consists of preferred and common stock investments in other REITs which are classified as available-for-sale securities and recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of comprehensive income until realized.  Of the investment securities held on September 30, 2007, the Company has accumulated other comprehensive income (loss) of $(15,903), which includes gross unrealized losses of $20,936.  All such unrealized losses on investments have been in an unrealized loss position for less than twelve months and such investments have a related fair value of $195,886 as of September 30, 2007.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

September 30, 2007

Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis.  During the three and nine months ended September 30, 2007 and 2006, the Company realized gains of $12,767 and $18,788 and $1,351 and $1,973, respectively, on the sale of shares. The Company’s policy for assessing recoverability of its available-for-sale securities is to record a charge against net earnings when the Company determines that a decline in the fair value of a security drops below the cost basis and believes that decline to be other-than-temporary.  During the three and nine months ended September 30, 2007, the Company recorded a write-down of $5,316 and $6,184 for other-than-temporary declines on certain available-for-sale securities, which is included as a component of realized gain on securities, net on the Consolidated Statement of Operations.  No write-downs were recorded for the three and nine months ended September 30, 2006.  Dividend income is recognized when earned. During the three and nine months ended September 30, 2007 and 2006, dividend income of $6,228 and $14,259 and $2,100 and $4,099, respectively, was recognized and is included in interest and dividend income on the Consolidated Statement of Operations.

The Company has purchased a portion of its investment securities through a margin account. As of September 30, 2007, the Company has recorded a payable of $121,788 for securities purchased on margin. This debt bears a variable interest rate of the London InterBank Offered Rate (“LIBOR”) plus 50 basis points. At September 30, 2007, this rate was 6.133%. Interest expense in the amount of $1,939 and $4,027 and $877 and $1,666 was recognized in interest expense on the Consolidated Statement of Operations for the three and nine months ended September 30, 2007 and 2006, respectively.

(6)  Stock Option Plan

The Company has adopted an Independent Director Stock Option Plan (the “Plan”) which, subject to certain conditions, provides for the grant to each independent director of an option to acquire 3,000 shares following his or her becoming a director and for the grant of additional options to acquire 500 shares on the date of each annual stockholders’ meeting. The options for the initial 3,000 shares are exercisable as follows: 1,000 shares on the date of grant and 1,000 shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $8.95 per share. The subsequent options will be exercisable at the fair market value of a share on the last business day preceding the annual meeting of stockholders as determined under the Plan. During the nine months ended September 30, 2007 and 2006, the Company issued 2,500 and 17,500 options to its independent directors, respectively.  As of September 30, 2007 and December 31, 2006, there were a total of 20,000 and 17,500 options issued, of which none had been exercised or expired. The per share weighted average fair value of options granted was $0.44 on the date of the grant using the Black Scholes option-pricing model.   During the nine months ended September 30, 2007 and 2006, the Company recorded $2 and $4, respectively, of expense related to stock options.

(7) Leases

Master Lease Agreements

In conjunction with certain acquisitions, the Company received payments under master lease agreements pertaining to certain non-revenue producing spaces at the time of purchase, for periods ranging from three months to three years after the date of purchase or until the spaces are leased.  As these payments are received, they are recorded as a reduction in the purchase price of the respective property rather than as rental income.  The amount of such payments received was $341 and $157 during the nine months ended September 30, 2007 and 2006, respectively.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

September 30, 2007

Operating Leases

Minimum lease payments to be received under operating leases, excluding lodging properties and rental income under master lease agreements and assuming no expiring leases are renewed, are as follows:

	Minimum Lease
	Payments
2007	$261,469	*
2008	301,073
2009	288,346
2010	272,028
2011	251,243
Thereafter	1,652,799

Total	$3,026,958

* For the twelve month period from January 1, 2007 through December 31, 2007.

The remaining lease terms range from one year to 38 years.  Pursuant to the lease agreements, certain tenants are required to reimburse the Company for some or their entire pro rata share of the real estate taxes, operating expenses and management fees of the properties.  Such amounts are included in tenant recovery income.  “Net” leases require tenants to pay a share, either prorated or fixed, of all, or a majority, of a particular property’s operating expenses, including real estate taxes, special assessments, utilities, insurance, common area maintenance and building repairs, as well as base rent or percentage rent payments.  The majority of the revenue from the Company’s properties consists of rents received under long-term operating leases.  Some leases provide for the payment of fixed base rent paid monthly in advance, and for the reimbursement by tenants to the Company for the tenant’s pro rata share of certain operating expenses including real estate taxes, special assessments, insurance, utilities, common area maintenance, management fees, and certain building repairs paid by the landlord and recoverable under the terms of the lease.  Under these leases, the landlord pays all expenses and is reimbursed by the tenant for the tenant’s pro rata share of recoverable expenses paid.  Certain other tenants are subject to net leases which provide that the tenant is responsible for fixed based rent as well as all costs and expenses associated with occupancy.  Under net leases where all expenses are paid directly by the tenant rather than the landlord, such expenses are not included in the Consolidated Statements of Operations.  Under net leases where all expenses are paid by the landlord, subject to reimbursement by the tenant, the expenses are included within property operating expenses and reimbursements are included in tenant recovery income on the Consolidated Statements of Operations.

Ground Leases

The Company leases land under noncancelable operating leases at certain of the properties expiring in various years from 2020 to 2084.  Ground lease rent is recorded on a straight-line basis over the term of each lease.  For the nine months ended September 30, 2007 and 2006, ground lease rent was $516 and $161, respectively.  Minimum future rental payments to be paid under the ground leases are as follows:

	Minimum Lease
	Payments
2007	$576	*
2008	577
2009	578
2010	584
2011	585
Thereafter	32,394

Total	$35,294

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

September 30, 2007

* For the twelve month period from January 1, 2007 through December 31, 2007.

(8) Mortgages and Margins Payable

Mortgage loans outstanding as of September 30, 2007 were $1,989,618 and had a weighted average interest rate of 5.51%.  Properties with a net carrying value of $3,083,373 at September 30, 2007 and related tenant leases are pledged as collateral. As of September 30, 2007, scheduled maturities for the Company’s outstanding mortgage indebtedness had various due dates through April 2037.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

September 30, 2007

	2007	2008	2009	2010	2011	Thereafter
Maturing debt :
Fixed rate debt (mortgage loans)	––	––	––	161,000	79,541	1,684,803
Variable rate debt (mortgage loans)	––	––	––	28,027	14,423	21,824

Weighted average interest rate on debt:
Fixed rate debt (mortgage loans)	––	––	––	5.00%	5.06%	5.51%
Variable rate debt (mortgage loans)	––	––	––	7.22%	7.33%	7.27%

Some of the mortgage loans require compliance with certain covenants, such as debt service ratios, investment restrictions and distribution limitations.  As of September 30, 2007, the Company was in compliance with such covenants.

The debt maturity excludes mortgage discounts associated with debt assumed at acquisition of which $2,446 and $3,520, net of accumulated amortization, was outstanding at September 30, 2007 and December 31, 2006.

During the third quarter of 2007 based on language related to material adverse change in the market contained in certain of our blind rate lock agreements lenders did not honor outstanding rate lock agreements we had with them on future unidentified property acquisitions.  Due to these circumstances, the Company expensed approximately $5.0 million dollars in rate lock deposits and breakage fees.  These costs are included in interest expense in the consolidated statement of operations for the three and nine months ended September 30, 2007.

The Company has purchased a portion of its securities through margin accounts.  As of September 30, 2007, the Company has recorded a payable of $121,789 for securities purchased on margin.  This debt bears a variable interest rate of LIBOR plus 50 basis points.  At September 30, 2007, this rate was equal to 6.133%.

 (9) Income Taxes

Deferred Tax Liability

For the state of Texas “margin tax”, which is considered an income-based tax, the Company has recorded a net deferred tax liability of $1,506 and $1,393 as of September 30, 2007 and December 31, 2006, respectively, and deferred income tax expense (benefit) related to temporary differences of $113 and $(104) for the nine  months ended September 30, 2007 and 2006, respectively.  The Company recorded a current tax liability and income tax expense of $374 as of and for the nine months ended September 30, 2007.  The remaining $1,011 of expense relates to other state and local taxes for the nine months ended September 30, 2007.  The Company has estimated its deferred income tax expense tax using the effective Texas margin tax rate of 1%.

Deferred Tax Asset

The Company’s Taxable REIT Subsidiaries (TRS) are subject to federal and state income taxes.  As of September 30, 2007, the TRS’ have cumulative future income tax deductions of approximately $22,176 consisting of accumulated net operating losses and lease acquisition costs expensed for GAAP purposes, but amortizable for tax purposes.  The gross

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

September 30, 2007

deferred tax asset associated with these future tax deductions is approximately $8,272.  The TRS’ have recorded a valuation allowance equal to $4,275 of the gross deferred tax asset due to the uncertainty of realizing the benefit of the net operating loss and lease acquisition costs asset which is recorded in other assets on the consolidated balance sheet. For the three and nine months ended September 30, 2007, the Company recorded federal, state and local tax expense of $805 related to the TRS federal taxable income of $2,356 before income tax expense. The Company has estimated its income tax expense using a combined federal and state rate of 38%.

The components of the deferred taxes recognized in the accompanying consolidated balance sheets at September 30, 2007 are as follows:

2007
Deferred tax assets:
Net operating loss	$4,820
Lease acquisition costs	3,452

8,272
Valuation allowance	(4,275)

Net realizable deferred tax asset	$3,997

Net operating loss carryforwards for federal and state income tax purposes amounting to $3,843, $7,725, and $1,355 expire in 2023, 2024 and 2025, respectively.

(10)  Segment Reporting

The Company has five business segments: Office, Retail, Industrial, Lodging and Multi-family.  The Company evaluates segment performance primarily based on net property operations.  Net property operations of the segments do not include interest expense, depreciation and amortization, general and administrative expenses, minority interest expense or interest and other investment income from corporate investments.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

September 30, 2007

The following table summarizes net property operations income by segment for the three months ended September 30, 2007.

	Total	Office	Retail	Industrial	Lodging	Multi- Family

Property rentals	$73,493	$24,750	$33,799	$10,865	$––	$4,079
Straight-line rents	3,104	1,519	818	767	––	––
Amortization of acquired above and below market leases, net	97	(161)	353	(95)	––	––
Total rentals	$76,694	$26,108	$34,970	$11,537	$––	$4,079

Tenant recoveries	15,440	6,901	7,756	783	––	––
Other income	2,587	1,330	746	9	––	502
Lodging operating income	46,883	––	––	––	46,883	––
Total revenues	$141,604	$34,339	$43,472	$12,329	$46,883	$4,581

Operating expenses	$56,652	$10,122	$13,235	$1,377	$29,687	$2,231
Total operating expenses	56,652	10,122	13,235	1,377	29,687	2,231

Net property operations	$84,952	$24,217	$30,237	$10,952	$17,196	$2,350

Depreciation and amortization	$(50,857)
Business manager management fee	$(4,500)
General and administrative	$(6,124)
Interest and other investment income	$26,949
Interest expense	$(34,264)
Income tax expense	$(1,685)
Other income	$7,246
Equity in earnings of unconsolidated entities	$2,647
Impairment on investment in unconsolidated entities	$(5,109)
Minority interest	$(2,284)

Net income applicable to common shares	$16,971

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

September 30, 2007

The following table summarizes net property operations income by segment for the three months ended September 30, 2006.

	Total	Office	Retail	Industrial	Lodging	Multi- Family

Property rentals	$26,442	$10,956	$14,610	$406	$––	$470
Straight-line rents	1,280	680	579	21	––	––
Amortization of acquired above and below market leases, net	325	(84)	409	––	––	––
Total rentals	$28,047	$11,552	$15,598	$427	$––	$470

Tenant recoveries	6,382	2,232	4,113	37	––	––
Other income	698	300	347	––	––	51
Lodging operating income	––	––	––	––	––	––
Total revenues	$35,127	$14,084	$20,058	$464	$––	$521

Operating expenses	$9,618	$3,768	$5,511	$61	$––	$278
Total operating expenses	9,618	3,768	5,511	61	––	278

Net property operations	$25,509	$10,316	$14,547	$403	$––	$243

Depreciation and amortization	$(13,546)
Business manager management fee	$(1,200)
General and administrative	$(1,296)
Interest and other investment income	$6,343
Interest expense	$(9,566)
Income tax benefit	$104
Other income	$963
Equity in earnings (loss) of unconsolidated entities	$(170)
Minority interest	$(6,687)

Net income applicable to common shares	$454

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

September 30, 2007

The following table summarizes net property operations income by segment for the nine months ended September 30, 2007.

	Total	Office	Retail	Industrial	Lodging	Multi- Family

Property rentals	$183,150	$68,699	$78,069	$28,220	$––	$8,162
Straight-line rents	8,636	4,090	2,297	2,249	––	––
Amortization of acquired above and below market leases, net	25	(553)	815	(237)	––	––
Total rentals	$191,811	$72,236	$81,181	$30,232	$––	$8,162

Tenant recoveries	41,144	18,088	21,360	1,696	––	––
Other income	11,527	4,466	1,487	4,776	––	798
Lodging operating income	46,883	––	––	––	46,883	––
Total revenues	$291,365	$94,790	$104,028	$36,704	$46,883	$8,960

Operating expenses	$96,292	$27,557	$31,343	$3,495	$29,687	$4,210
Total operating expenses	96,292	27,557	31,343	3,495	29,687	4,210

Net property operations	$195,073	$67,233	$72,685	$33,209	$17,196	$4,750

Depreciation and amortization	$(113,771)
Business manager management fee	$(9,000)
General and administrative	$(13,712)
Interest and other investment income	$64,922
Interest expense	$(73,165)
Income tax expense	$(2,303)
Other income	$12,858
Equity in earnings of unconsolidated entities	$3,398
Impairment on investment in unconsolidated entities	$(5,109)
Minority interest	$(7,078)

Net income applicable to common shares	$52,113

Balance Sheet Data:
Real estate assets, net	$4,940,623	$1,240,853	$1,999,060	$754,330	$734,528	$211,852
Capital expenditures	9,540	1,625	1,561	––	6,317	37
Non-segmented assets	1,972,644
Total assets	$6,922,807

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

September 30, 2007

The following table summarizes net property operations income by segment for the nine months ended September 30, 2006.

	Total	Office	Retail	Industrial	Lodging	Multi- Family

Property rentals	$58,686	$24,618	$31,848	$1,119	$––	$1,101
Straight-line rents	2,770	1,470	1,240	60	––	––
Amortization of acquired above and below market leases, net	613	(104)	717	––	––	––
Total rentals	$62,069	$25,984	$33,805	$1,179	$––	$1,101

Tenant recoveries	11,040	2,386	8,543	111	––	––
Other income	845	308	423	––	––	114
Lodging operating income	––	––	––	––	––	––
Total revenues	$73,954	$28,678	$42,771	$1,290	$––	$1,215

Operating expenses	$16,740	$4,625	$11,436	$172	$––	$507
Total operating expenses	16,740	4,625	11,436	172	––	507

Net property operations	$57,214	$24,053	$31,335	$1,118	$––	$708

Depreciation and amortization	$(30,495)
Business manager management fee	$(1,200)
General and administrative	$(3,812)
Interest and other investment income	$13,221
Interest expense	$(18,814)
Income tax expense	$(1,558)
Other income	$2,200
Equity in earnings of unconsolidated entities	$1,990
Minority interest	$(19,119)

Net loss	$(373)

Balance Sheet Data:
Real estate assets, net	$1,711,678	$794,095	$876,181	$23,057	$––	$18,345
Capital expenditures	6	––	6	––	––	––
Non-segmented assets	641,505
Total assets	$2,353,189

The Company does not derive any of its consolidated revenue from foreign countries and has one major tenant, AT&T, Inc., which individually accounted for 17% and 28% of the Company’s consolidated rental revenues for the nine months ended September 30, 2007 and September 30, 2006, respectively.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

September 30, 2007

(11)  Earnings (loss) per Share

Basic earnings (loss) per share (“EPS”) are computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period (the “common shares”).  Diluted EPS is computed by dividing net income (loss) by the common shares plus shares issuable upon exercising options or other contracts. As a result of the net income for the nine months ended September 30, 2007 and the net loss incurred for the nine months ended September 30, 2006, diluted weighted average shares outstanding do not give effect to common stock equivalents as to do so would be anti-dilutive because of a net loss or immaterial because of the immaterial number of common stock equivalents.

The basic and diluted weighted average number of common shares outstanding was 353,783,448 and 47,631,587 for the nine months ended September 30, 2007 and 2006.

(12)  Commitments and Contingencies

The Company has closed on several properties which have earnout components, meaning the Company did not pay for portions of these properties that were not rent producing.  The Company is obligated, under certain agreements, to pay for those portions when the tenant moves into its space and begins to pay rent.  The earnout payments are based on a predetermined formula. Each earnout agreement has a time limit regarding the obligation to pay any additional monies.  If at the end of the time period allowed certain space has not been leased and occupied, the Company will own that space without any further obligation. Based on pro forma leasing rates, the Company may pay as much as $24,237 in the future as vacant space covered by earnout agreements is occupied and becomes rent producing.

The Company has entered into interest rate and treasury rate lock agreements with lenders to secure interest rates on mortgage debt on properties the Company owns or will purchase in the future.  The deposits are applied as credits to the mortgage funding as they occur.  As of September 30, 2007, the Company has approximately $3,647 of rate lock deposits outstanding.  The agreements locked interest rates ranging from 5.620% to 6.340% on approximately $350,233 in principal and locked the 5 year treasury rate of 4.676% on $50,000 of principal.

As of September 30, 2007, the Company had outstanding commitments to purchase approximately $2,500,000 of real estate properties (including the Apple assets as described in Note 13) through March 31, 2008 and fund approximately $500,000 into joint ventures or mortgage notes.  The Company intends on funding these acquisitions with cash on hand of approximately $879,000, anticipated capital raised through our second offering of approximately $1,015,000 (net of offering costs) through March 31, 2008 and financing proceeds from assuming debt related to some of the acquisitions or financings that have been rate locked for specific identified properties that the Company has purchased or are included in the amount above of $1,520,000.  There can be no assurance that the Company will raise the capital from its second offering or that lenders will honor their lending commitments.

Over the next seven years, the Company is required to fund up to approximately $619,000 into its joint ventures.

(13)  Subsequent Events

The Company paid distributions of $24,887 to its stockholders in October 2007.

The Company issued 22,373,373 shares of common stock and repurchased 99,640 shares of common stock through the Company’s share repurchase program from October 1, 2007 through November 7, 2007, resulting in a total of 519,123,206 shares of common stock outstanding. As of November 7, 2007, subscriptions for a total of 506,345,182 shares were received, resulting in total gross offering proceeds of approximately $4,977,000 and an additional 12,778,024 shares were issued pursuant to the DRP for $121,391 of additional gross proceeds.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

September 30, 2007

On October 16, 2007, the Company granted 3,000 shares to Thomas Glavin, an Independent Director appointed to the Board of Directors on October 16, 2007.

The Company has acquired the following properties during the period October 1, 2007 through November 7, 2007.  The respective acquisitions are summarized in the table below.

Date Acquired	Property	Year Built	Purchase Price ($ )	Gross Leasable Area (Sq. Ft.)	Major Tenants
10/10/07	Penn Park Oklahoma City, OK	2004-2005	40,000	231,140	Marshalls, Circuit City Ross, Mardels, Michaels

10/15/07	Hilton Garden Inn-Chelsea New York, NY	2007	55,000	N/A	N/A

10/19/07	Streets of Cranberry Cranberry Township, PA	2006	38,731	107,500	Old Navy

10/26/07	Bradley-Union Venture Westchester, OH	1999	64,800	970,168	Cornerstone Brands, Inc.

10/29/07	Cityville Carlisle (land) Dallas, TX	N/A	3,968	2.276 acres	N/A

The Company is obligated under earnout agreements to pay additional funds after certain tenants move into the applicable vacant space and begin paying rent.  During the period from October 1, 2007 through November 7, 2007, the Company funded earnouts totaling $3,530 at three of the existing properties and the Company’s joint venture partner contributed an earnout of $433 into the joint venture.

The mortgage debt financings obtained subsequent to September 30, 2007, are detailed in the list below.

Date Funded	Property	Annual Interest Rate	Maturity Date	Principal Borrowed ($)
10/10/07	Penn Park *	5.880%	11/01/17	31,000
10/10/07	Encino Canyon Apartments	5.870%	11/01/17	12,000
10/12/07	Bradley Portfolio - Pool C	6.343%	11/01/17	38,315
10/17/07	Seven Palms Apartments	5.620%	11/01/17	18,750
10/19/07	Streets of Cranberry *	LIBOR + 1.50%	04/01/11	24,425
10/26/07	Bradley - Union Venture *	5.540%	01/01/13	38,421

* Assumed at Acquisition

During the month of October, the Company funded $12,589 to the D.R. Stephens Institutional Fund, LLC.

On October 1, 2007, the Company funded $26,362 into the Stone Creek Crossing joint venture.

On October 1, 2007, the Company paid off its note receivable participation of $10,369 to Inland Real Estate Corporation.

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

September 30, 2007

On October 22, 2007, the Company purchased an additional 800,000 shares of preferred Series A stock in Feldman Mall Properties for an investment of $20,000.

On October 30, 2007, the Company funded $12,408 into the LIP joint venture.

In connection with the Company’s acquisition of Winston, on July 1, 2007, the Company incurred an acquisition fee, payable to the Business Manager, equal to approximately $19,793, or 2.5% of the aggregate purchase price paid to acquire Winston.  The Company paid its Business Manager approximately $15,293 in cash on September 24, 2007 and issued 450,000 shares of common stock, valued at $10.00 per share, on October 19, 2007 in full payment of this fee.

Acquisition of Apple Hospitality Five, Inc.  On October 5, 2007, the Company consummated the merger among its wholly-owned subsidiary, Inland American Orchard Hotels, Inc. (“Acquisition Sub”), and Apple Hospitality Five, Inc., referred to herein as “Apple.” Apple, was a public, non-listed real estate investment trust headquartered in Richmond, Virginia, who owned upscale, extended-stay and select-service lodging properties and other limited-service lodging properties.  At the time of the merger Apple owned twenty-seven hotels, including eleven Residence Inn by Marriott hotels, nine Courtyard by Marriott hotels, one SpringHill Suites by Marriott hotel, four Homewood Suites by Hilton hotels and two Hilton Garden Inn hotels. The hotels are located in fourteen states and, in aggregate, consist of 3,439 rooms.

Apple’s daily lodging operations are managed under various management agreements with third party property managers Marriott International, Inc. (“Marriott”), Hilton Hotels Corporation (“Hilton”) and Western International, Inc. (“Western”).

Except for nine Marriott brand hotels managed by Western, Apple’s Marriott brand hotels are managed by Marriott or its affiliates pursuant to management agreements that provide Apple access to Marriott’s intellectual property and proprietary sales and reservation system.  These management agreements typically have an initial term of thirty years, and permit either party to renew the agreement for an additional thirty years. The agreements generally provide for payment of base management fees, calculated annually based on a percentage of revenue, incentive management fees over a priority return (as defined in the management agreements), system fees and marketing fees. Additionally, these agreements permit Apple to terminate the agreements if Marriot does not achieve certain operating results.

Western manages five of Apple’s Residence Inn hotels and four of Apple’s Courtyard by Marriott hotels. The agreements governing the management of these hotels provide that Apple will pay Western management fees, calculated as a percent of revenue, as well as incentive management fees if Western achieves certain operating results.  The management agreements have a term of five years and permit Apple to terminate the agreements if Western does not achieve certain operating results.  Separate franchise agreements with Marriott provide access to Marriott’s intellectual property and proprietary sales and reservation system for these hotels.

Hilton, or one of its affiliates, manages the day-to-day operations of Apple’s Homewood Suites and Hilton Garden Inn hotels. The management agreements for these hotels provide that Apple will pay Hilton management fees, calculated as a percentage of revenue.  Apple also pays Hilton a fee, calculated as a percentage of suite revenue, for franchise licenses to operate as a Homewood Suites by Hilton or a Hilton Garden Inn and to participate in its reservation system.

Pursuant to the merger agreement,  Apple merged with and into Acquisition Sub, with Acquisition Sub continuing as the surviving entity of the merger, and each share of common stock of Acquisition Sub was converted into one share of common stock of the surviving entity of the merger.  Additionally, each issued and outstanding unit of Apple, equal to a share of Apple’s common stock and a share of Series A preferred stock (together, a “Unit”), and share of Apple Series B convertible preferred stock, on an as-converted basis, other than any dissenting shares, was converted into, and cancelled in exchange for $14.05 in cash.  Each option to purchase the Units was converted into, and cancelled in exchange for, a

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

September 30, 2007

cash payment equal to the product of: (1) number of Units subject to the option and (2) the difference between $14.05 and the exercise price set forth in the option.  The total merger consideration was approximately $678,000, less cash owned by Apple of approximately $79,000.

The merger agreement required the Company to indemnify any former directors, officers, employees and agents of Apple and its subsidiaries who had been entitled to indemnification under Apple’s charter or bylaws, to the same extent that these persons previously were entitled to indemnification, for actions or omissions occurring at or prior to the effective time of the merger.  Additionally, the surviving entity of the merger obtained for a period of six years after the effective time of the merger, “run-off” or “tail” director and officer liability coverage for the directors and officers of Apple and its subsidiaries.

L Street Marketplace, LLC.  On October 16, 2007, the Company, through a wholly owned subsidiary, entered into a joint venture with 120-L, L.L.C. (“120-L”), an unaffiliated third party, to form a joint venture to be known as “L Street Marketplace, LLC.”  The purpose of the joint venture is to develop a 275,000 square foot retail center located at 120 Street and L Street, in Omaha, Nebraska, known as the L Street Marketplace.  120-L contributed the land on which the project will be developed to the venture.  The land was appraised as having a market value of approximately $6.1 million.  The total cost of developing the land is expected to be approximately $55,800.  The Company has contributed $7 million to the venture.  The venture has entered into an approximately $49,300 loan with an unaffiliated third party to fund the remaining portion of the development costs.  This loan bears interest at a rate of 6.90% per annum, and matures on October 31, 2010.  In the event that the Company and 120-L determine that additional funds are needed for the pre-development activities related to the property, the Company and 120-L may jointly agree to contribute additional funds.

RLJ Urban Lodging Master, LLC.  The Company has entered into a merger agreement with RLJ Urban Lodging Master, LLC (referred to herein as “Lodging Master”) and RLJ Urban Lodging REIT, LLC and RLJ Urban Lodging REIT (PF#1), LLC, which together own all of the membership interests of Lodging Master, referred to herein as the “sellers,” to acquire Lodging Master.  On October 16, 2007, the Company notified Lodging Master and the sellers that the Company intends to proceed with the merger.  If the merger is completed, Lodging Master will merge with and into the Company’s wholly-owned subsidiary (referred to herein as “Acquisition Sub”), with Acquisition Sub continuing as the surviving entity of the merger.  All of the membership interests of Lodging Master, representing all of its equity securities, will be converted into, and cancelled in exchange for, the right to receive the purchase price, which will be equal to $900,000 in the aggregate, consisting of $474,000 in cash, including amounts in the Escrow Deposit described below, plus Lodging Master’s existing indebtedness totaling $385,000 and $41,000 in new indebtedness ultimately secured by Lodging Master’s assets, each as described in more detail below.  The purchase price will be subject to further adjustment as described in the merger agreement.  If the closing conditions set forth in the merger agreement are satisfied or waived prior to January 31, 2008, the Company expects to close no later than January 31, 2008, but not earlier than January 1, 2008.

The merger agreement was originally entered into as of August 12, 2007 but provided the Company with the right to terminate for any reason within twenty-three days in its sole discretion without any obligation on its part.  The agreement was subsequently amended as of September 5, 2007 to extend this termination right through 5:00 p.m. eastern time on September 10, 2007, as of September 13, 2007 to extend this termination right through 5:00 p.m. eastern time on October 15, 2007 and again as of October 15, 2007 to extend this termination right through 5:00 p.m. eastern time on October 16, 2007.  The Company further amended the agreement on October 16, 2007 to amend certain terms and conditions, as described herein.  Upon signing the original agreement, the Company deposited $10,000 into escrow.  Following the execution of the September 13, 2007 amendment, on September 14, 2007, the Company directed the escrow agent to disburse $500 of this escrow deposit to the sellers as a non-refundable down payment of the purchase price.  Except as described herein, the remaining $9,000 of this deposit would have been fully refunded if the Company had terminated the agreement prior to October 16, 2007.  However, on October 16, 2007, the Company notified the sellers of its intention to

INLAND AMERICAN REAL ESTATE TRUST, INC.
(A Maryland Corporation)

Notes To Consolidated Financial Statements

(continued)

(Dollar amounts in thousands, except per share amounts)

September 30, 2007

proceed with the merger and on October 17, 2007, the Company deposited an additional $35,000 into the escrow for a total deposit of $44,000, referred to herein as the “Escrow Deposit.”  Except in certain circumstances described below, the Escrow Deposit is non-refundable; however, if the Company completes the transaction, the Escrow Deposit as well as the $500 previously disbursed to the sellers will be credited against the final purchase price.  The purchase price is subject to further adjustment based on the proration of certain items described in the merger agreement.  Items incurred at each hotel property, such as taxes, payables, revenue from operations as well as wages and salaries will be prorated as of the closing date in a manner similar to the way these items would be prorated in an asset purchase or sale and the purchase price will be adjusted by an amount equal to such prorations.  The Company also will be responsible for all of the costs associated with improvements that may be required by certain franchisors of brands under which certain of the properties owned by Lodging Master operate; however, the purchase price will be reduced by $5,000 at closing to cover a portion of these costs.  The Company also will be responsible for certain closing costs.  The Company anticipates that the adjustments will increase the purchase price by approximately $18,000.

The merger agreement, as amended on October 16, 2007, describes the existing indebtedness that the Company expects to retain at the closing of the merger as well as the new indebtedness that the Company intends to incur in connection with the merger.  The existing indebtedness consists of three groups of existing loans secured by Lodging Master’s hotels.  First, the Company intends to seek the consent of various lenders to retain five secured loans, with an aggregate original loan amount of $125,300, on their original terms.  These loans mature from July 2010 to October 2015 and bear interest at fixed rates ranging from 5.41% to 6.93%.  Second, the Company intends to seek the consent of Capmark Finance, Inc., referred to herein as “Capmark,” to retain approximately $162,900 in loans and related interest rate swap agreements.  Each of the ten loans in this group has an initial term of twelve months, with one option to renew for an additional twelve months.  The Capmark loans bear interest at rates ranging from 30-day LIBOR plus 1.40% to 30-day LIBOR plus 1.75%.  As of June 30, 2007, the Capmark loans bore interest at rates ranging from 5.54% to 7.07%.  In connection with the retention of this group of loans, the Company would pay Capmark a fee equal to 1% of the retained loan amount.  Finally, the Company intends to seek the consent of Wells Fargo Real Estate Group, referred to herein as “Wells Fargo,” to retain six loans and their related interest rate swap agreements, with an aggregate loan amount of $96,600.  The Company would retain the Wells Fargo loans on their original terms.  These loans mature from November 2007 to June 2010, with two one-year renewal options, and bear interest at rates ranging from LIBOR plus 1.60% to LIBOR plus 2.5%.  As of June 30, 2007, the Wells Fargo loans bore interest at rates ranging from 5.75% to 6.94%.  In connection with retaining the Wells Fargo loans, the Company would pay Wells Fargo a fee equal to 0.25% of the aggregate balance of these loans.  The retention of the three groups of loans on the terms summarized above is a condition of our obligations to complete the merger and is contingent upon certain conditions, and the Company has not entered into a binding agreement or commitment with any of these lenders.

Inland American Real Estate Trust, Inc.

Pro Forma Consolidated Balance Sheet

September 30, 2007

(unaudited)

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the acquisitions had occurred on September 30, 2007.

This unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at September 30, 2007, nor does it purport to represent our future financial position. Pro forma adjustments have been made for the properties that were either purchased subsequent to September 30, 2007, or are expected to be purchased. The pro forma adjustments were made for Penn Park, Streets of Cranberry, Bradley-Union Venture, Cityville Carlisle, Hilton Garden Inn Chelsea, Courtyard by Marriott-Richmond, VA, The Woodlands Waterway Marriott Hotel & Convention Center, the SunTrust Bank Portfolio I and 72 properties in the SunTrust Bank Portfolio II and the Company’s acquisition of the RLJ Urban Lodging Fund and Apple Hospitality Five, Inc.  The Company considers the properties that are not yet purchased as of January 15, 2008, but are expected to be purchased, to be the remaining 144 properties in the SunTrust Bank Portfolio II and the Company acquisition of the RLJ Urban Lodging Fund to be probable under Rules 3-14 and 3-05 of Regulation S-X, respectively.

Inland American Real Estate Trust, Inc.

Pro Forma Consolidated Balance Sheet

September 30, 2007

(unaudited)

(Dollar amounts in thousands, except per share amounts)

	Historical	Other Pro Forma Adjustments	Apple Historical	Apple Adjustments	RLJ Historical	RLJ Adjustments
	(A)	(B)	(C)	(D)	(Q)	(R)	Pro Forma
Assets
Net investment properties (E) (G) (M) (S)	$4,749,553	1,040,323	349,028	185,161	602,426	305,368	7,231,859
Assets held for sale	—	—	—	—	—	—	—
Cash and cash equivalents (L) (N) (T)	879,476	48,643	83,395	(283,013)	15,238	(496,779)	246,960
Restricted cash	16,101	—	5,546	—	10,121	—	31,768
Restricted escrows	20,128	—	—	—	—	—	20,128
Investment in marketable securities	299,232	—	—	—	—	—	299,232
Investment in unconsolidated joint ventures (K)	263,037	197,000	—	—	—	—	460,037
Accounts and rents receivable, net	34,075	—	5,155	—	7,060	—	46,290
Notes receivable (J)	258,027	11,000	—	—	—	—	269,027
Due from related parties	257	—	—	—	—	—	257
Acquired in-place lease intangibles and customer relationship value (net of accumulated amortization)(E) (G)	318,731	47,578	—	—	—	—	366,309
Acquired above market lease intangibles (net of accumulated amortization) (E)(G)	13,360	—	—	—	—	—	13,360
Loan fees, leasing fees and loan fee deposits (net of accumulated amortization) (P) (W)	23,142	(2,724)	—	—	1,783	(1,783)	20,418
Other assets (I)	47,688	(4,338)	1,032	—	3,388	—	47,770

Total assets	$6,922,807	1,337,482	444,156	(97,852)	640,016	(193,194)	9,053,415

Liabilities and Stockholders’ Equity
Mortgages and notes payable (E) (N) (U)	2,108,961	625,611	4,497	338,503	417,060	7,694	3,502,326
Accounts payable	19,498	—	3,304	—	18,820	—	41,622
Accrued offering costs	5,062	—	—	—	—	—	5,062
Accrued interest payable	1,982	—	—	—	2,375	226	4,583
Tenant improvement payable	2,092	—	—	—	—	—	2,092
Accrued real estate taxes	30,504	—	—	—	—	—	30,504
Distributions payable	24,887	—	—	—	—	—	24,887
Security deposits	3,004	—	—	—	—	—	3,004
Prepaid rental income and recovery income and other liabilities	31,528	—	—	—	647	—	32,175

Inland American Real Estate Trust, Inc.

Pro Forma Consolidated Balance Sheet

September 30, 2007

(unaudited)

(Dollar amounts in thousands, except per share amounts)

	Historical	Other Pro Forma Adjustments	Apple Historical	Apple Adjustments	RLJ Historical	RLJ Adjustments
	(A)	(B)	(C)	(D)	(Q)	(R)	Pro Forma
Acquired below market lease intangibles (net of accumulated amortization) (E) (G)	41,372	—	—	—	—	—	41,372
Restricted cash liability	16,101	—	—	—	—	—	16,101
Other financings	59,773	—	—	—	—	—	59,773
Due to related parties	7,666	—	—	—	—	—	7,666
Deferred income tax	1,506	—	—	—	—	—	1,506

Total liabilities	2,353,936	625,611	7,801	338,503	438,902	7,920	3,772,673

Minority interests	288,113	—	—	—	—	—	288,113

Preferred stock (O) (V)	—	—	32,006	(32,006)	57	(57)	—
Common stock (F)	497	75	—	—	—	—	572
Additional paid-in capital (net of offering costs for pro forma) (F) (O) (V)	4,446,907	711,796	443,666	(443,666)	107,685	(107,685)	5,158,703
Accumulated distributions in excess of net income (H) (O) (V)	(150,743)	—	(39,317)	39,317	95,195	(95,195)	(150,743)
Accumulated other comprehensive income (V)	(15,903)	—	—	—	(1,823)	1,823	(15,903)

Total stockholders’ equity	4,280,758	711,871	436,355	(436,355)	201,114	(201,114)	4,992,629

Total liabilities and stockholders’ equity	$6,922,807	1,337,482	444,156	(97,852)	640,016	(193,194)	9,053,415

See accompanying notes to pro forma consolidated balance sheet.

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Balance Sheet

September 30, 2007

(unaudited)

(Dollar amounts in thousands, except per share amounts)

(A)                        The historical column represents the Company’s Consolidated Balance Sheet as of September 30, 2007 as filed with the Securities Exchange Commission on Form 10-Q.

(B)                          The other pro forma adjustments column include adjustments related to our acquisitions which is detailed below as follows:

	The Woodlands Waterway Marriott Hotel & Convention Center	Sun Trust Portfolio I & II	Other Acquisitions	Pro-Forma Adjustments
Net investment properties	$137,101	695,654	207,568	1,040,323

Acquired in-place lease intangibles and customer relationship value (net of accumulated amortization)	—	36,546	11,032	47,578
Mortgages and notes payable	75,400	359,800	190,411	625,611

(C)                          The Apple Historical column represents Apple Hospitality Five, Inc.’s Consolidated Balance Sheet as of September 30, 2007.

(D)                         Represents adjustments to record the merger of Apple Hospitality Five, Inc.

(E)                           The pro forma adjustments reflect the acquisition or anticipated acquisition of the following properties by the Company and its consolidated joint ventures. The Company is obligated under earnout agreements to pay for certain tenant space in its existing properties after the tenant moves into its space and begins paying rent. The mortgages payable represent mortgages obtained from a third party. No pro forma adjustment has been made for prorations or other closing costs as the amounts are not significant.

	Acquisition	Mortgage
	Price	Payable
Purchases
Bradley Portfolio - Union Venture	$64,853	$38,421
Penn Park	39,979	31,000
Streets of Cranberry	35,400	24,425
Cityville Carlisle	3,968	—
The Woodlands Waterway Marriott Hotel & Convention Center	137,101	75,400
SunTrust Bank Portfolio I & II	732,200	359,800
Hilton Garden Inn Chelsea	55,000	—
Courtyard by Marriott-Richmond, VA	19,400	—
Bradley Portfolio	—	38,315
Encino Canyon Apartments	—	12,000
Gainesville Hilton	—	27,500
Seven Palms Apartments	—	18,750
Total	$1,087,901	$625,611

Allocation of net investments in properties :

Land	$555,439
Building and improvements	484,884
Acquired in-place lease intangibles and customer relationship value	47,578
Total	$1,087,901

Allocations are preliminary and subject to change.

(F)                            Additional offering proceeds of $808,754, net of additional offering costs of $96,883, are reflected as received as of September 30, 2007 based on offering proceeds actually received as of January 15, 2008. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

(G)                           Acquired intangibles represent above and below market leases and the difference between the property valued with the existing in-place leases and the property valued as if vacant. The value of the acquired intangibles will be amortized over the lease term. Allocations are preliminary and subject to change.

(H)                         No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised by the Company.

(I)                               Change in Other assets of $4,338 represents advance purchase deposits applied to the purchase price of properties purchased as described in (E).

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Balance Sheet

September 30, 2007

(unaudited)

(Dollar amounts in thousands, except per share amounts)

(J)                             The pro forma adjustments to notes receivable consist of fundings on a new  note to an unrelated party totaling $11,000 with an annual interest rate of 30 day LIBOR plus 3.50%.

(K)                         Adjustment to Investment in unconsolidated joint ventures consists of additional fundings to the Lauth Investment Properties, LLC joint venture, the Cobalt Industrial REIT II joint venture, and D.R. Stephens Institutional Fund, LLC joint venture, and additionally includes fundings to our new unconsolidated joint venture, Net Lease Strategic Assets Fund L.P. and L Street Marketplace LLC.

(L)                           Pro forma cash proceeds of $246,960 represent the aggregate cash proceeds received from the issuance of equity and mortgage financings through January 15, 2008 less the proforma net acquisition price of investments in real estate and other ventures.

(M)                      The $185,161 adjustment represents the difference between the purchase of approximately $349,028 of Apple’s real estate assets at the historical cost and the estimated fair market value of such assets. To the extent the fair value of net assets acquired is less than the purchase price, additional amounts could be allocated to identifiable intangible assets and/or goodwill and amounts are subject to change based on final valuation of the real estate acquired and purchase price allocation.

(N)                          Pro forma cash adjustment of $(283,013) represents cash paid to Apple for distribution to its shareholders in the amount of $(621,516) in accordance with the definitive merger agreement including $14.05 per common stock unit and transaction costs of approximately $30,000 less the placement of new debt in the amount of $343,000 at an annual interest rate of 6.5%. Approximately $15,000 of the transaction costs are payable to an affiliate as a acquisition fee.

(O)                         Elimination of Apple equity accounts consistent with the purchase method of accounting.

(P)                           Change in loan fees, leasing fees and loan fee deposits (net of accumulated amortization) of $2,724 represents loan fee deposits applied to the mortgage debt financing as described in (E).

(Q)                         The RLJ Historical column represents the RLJ Urban Lodging Fund Combined Consolidated Balance Sheet as of September 30, 2007. The Company is purchasing a subsidiary of the RLJ Lodging Fund. Substantially all of the balances and activity of the RLJ Urban Lodging Fund are those of the entity which is being purchased. All balances and activity related to the portion of the RLJ Urban Lodging Fund that is not being purchased have been eliminated in the RLJ Adjustments column, as described in Notes (S), (T), (U), (V), and (W).

(R)                          Represents adjustments to record the merger of the RLJ Urban Lodging Fund anticipated to occur in mid-February 2008.

(S)                           The $305,368 adjustment represents the difference between the purchase of approximately $602,426 of RLJ’s real estate assets at the historical cost and the estimated fair market value of such assets. To the extent the fair value of net assets acquired is less than the purchase price, additional amounts could be allocated to identifiable intangible assets and/or goodwill and amounts are subject to change based on final valuation of the real estate acquired and purchase price allocation. This allocation is preliminary and subject to change once the merger has been completed.

(T)                           Pro forma cash adjustment of $496,779 represents $481,541 paid to RLJ in accordance with the definitive merger agreement and $15,238 in cash of the entity which was not acquired in the purchase.

(U)                         Represents net adjustments to reflect only the mortgage debt that is to be assumed by the Company in the acquisition of RLJ of approximately $384,000. We will not assume the debt on one property in the amount of $28,280, however, we plan on placing new debt in the amount of $41,000 on this property. In addition, we will not assume the amount of the $5,026 credit facility. RLJ debt is assumed to be at fair value for purposes of purchase price allocation. This allocation is preliminary and subject to change.

(V)                           Elimination of RLJ equity accounts consistent with the purchase method of accounting.

(W)                     Write off of RLJ’s deferred financing costs which are not assigned any value in the allocation of the merger acquisition cost. This allocation is preliminary and subject to change.

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations

For the nine months ended September 30, 2007

(unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented to give effect to the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Consolidated Statement of Operations and the company acquisitions of RLJ Urban Lodging Fund, Apple Hospitality Five, Inc. and Winston Hotels as though they occurred on January 1, 2006 or the date significant operations commenced. Pro Forma adjustments have been made for Penn Park, Bradley-Union Venture, Cityville Carlisle, Hilton Garden Inn Chelsea, Courtyard by Marriott-Richmond, VA, The Woodlands Waterway Marriott Hotel & Convention Center, the SunTrust Bank Portfolio I and 72 properties in the SunTrust Bank Portfolio II, the Company’s acquisition of the RLJ Urban Lodging Fund and Apple Hospitality Five, Inc., and for properties purchased during the first, second and third quarters of 2007. The Company considers the properties that are not yet purchased as of January 15, 2008, but are expected to be purchased, to be the remaining 144 properties in the SunTrust Bank Portfolio II and the Company’s acquisition of the RLJ Urban Lodging Fund as probable under Rules 3-14 and 3-05 of Regulation S-X, respectively.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the nine months ended September 30, 2007, nor does it purport to represent our future results of operations.

Inland American Real Estate Trust, Inc.

Pro Forma Consolidated Statement of Operations

For the nine months ended September 30, 2007 (unaudited)

 (Amounts in thousands, except per share amounts)

				Winston
			Winston	Hotels		Apple		RLJ
		Pro Forma	Hotels	Merger	Apple	Merger	RLJ	Merger
	Historical	Adjustments	Historical	Adjustments	Historical	Adjustments	Historical	Adjustments
	(A)	(B)	(E)	(F)	(C)	(D)	(T)	(U)	Pro Forma
Rental income (H)	$191,811	95,829	—	—	—	—	—	—	287,640
Tenant recovery income	41,144	9,364	—	—	—	—	—	—	50,508
Other property income	11,527	—	—	—	—	—	—	—	11,527
Hotel operating income (Q)	46,883	37,987	95,422	—	100,918	(12,497)	118,421	—	387,134

Total income	291,365	143,180	95,422	—	100,918	(12,497)	118,421	—	736,809

General and administrative expenses (Q) (X)	13,712	—	17,026	—	1,777	(75)	952	(321)	33,071
Property operating expenses (K)	41,675	18,439	—	—	—	—	—	—	60,114
Hotel operating expense (Q) (S)	27,224	25,755	80,285	(20,000)	60,060	(7,278)	68,893	—	234,939
Real estate taxes	27,393	—	—	—	—	—	5,834	—	33,227
Depreciation and amortization (H) (I) (P) (V)	113,771	38,413	12,372	4,767	9,989	7,606	16,841	13,059	216,818
Business manager management fee (G)	9,000	—	—	—	—	—	—	—	9,000

Total expenses	232,775	82,607	109,683	(15,233)	71,826	253	92,520	12,738	587,169

Operating income (loss)	58,590	60,573	(14,261)	15,233	29,092	(12,750)	25,901	(12,738)	149,640

Loss on extinguishment of debt	—	—	(3,882)	—	—	—	—	—	(3,882)
Loss on sale of note receivable	—	—	(5,322)	—	—	—	—	—	(5,322)
Interest and dividend income (O) (W)	64,922	—	3,061	—	—	—	524	(524)	67,983
Other income	254	—	—	—	—	—	776	—	1,030
Interest expense (L) (M) (Y) (Z)	(73,165)	(33,409)	(7,449)	—	(358)	(15,435)	(18,785)	(677)	(149,278)
Preferred share expense (R)	—	—	—	—	(31,982)	31,982	—	—	—
Equity in earnings of unconsolidated entities	3,398	—	1,384	—	—	—	—	—	4,782
Fee income from unconsolidated joint ventures	—	—	127	—	—	—	—	—	127
Impairment of investment in unconsolidated entities	(5,109)	—	—	—	—	—	—	—	(5,109)
Realized gain on securities (N)	12,604	—	—	(248)	—	—	—	—	12,356

Income (loss) before income tax and minority interest	61,494	27,164	(26,342)	14,985	(3,248)	3,797	8,416	(13,939)	72,327

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations

For the nine months ended September 30, 2007 (unaudited)

(Amounts in thousands, except per share amounts)

				Winston
			Winston	Hotels		Apple		RLJ
		Pro Forma	Hotels	Merger	Apple	Merger	RLJ	Merger
	Historical	Adjustments	Historical	Adjustments	Historical	Adjustments	Historical	Adjustments
	(A)	(B)	(E)	(F)	(C)	(D)	(T)	(U)	Pro Forma

Income tax expense	(2,303)	—	(979)	—	—	—	—	—	(3,282)
Minority interest	(7,078)	(74)	1,213	—	—	—	—	—	(5,939)

Net income (loss) applicable to common shareholders	$52,113	27,090	(26,108)	14,985	(3,248)	3,797	8,416	(13,939)	63,106

Weighted average number of shares of common stock outstanding, basic and diluted (J)	353,783,448								576,399,800

Net income per share, basic and diluted (J)	.15								.11

See accompanying notes to pro forma consolidated statement of operations.

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations

For the nine months ended September 30, 2007 (unaudited)

(Amounts in thousands, except per share amounts)

(A)               The historical information represents the consolidated historical statement of operations of the Company for the nine months ended September 30, 2007 as filed with the Securities Exchange Commission.

(B)                 Total pro forma adjustments for acquisitions consummated as of October 1, 2007 are as though the properties were acquired January 1, 2006. No pro forma adjustments were made for Parkway Centre North Outlot B, Wickes Furniture, Lakewood Phase II, Spring Town Center III, Gravois Dillon Phase II, Inland American Communities, University House at UAB (14th Street)-Birmingham, Streets of Cranberry, McKinney Towne Center Outlots, Hilton Garden Inn Chelsea and Legacy Crossing as the properties were completed in 2007 and there were no significant operations prior to the Company’s acquisition.

Unaudited combined gross income and direct operating expenses presented from January 1, 2006 through the date of acquisition is based on information provided by the Seller for the following properties:

Bradley Portfolio	Pavilions at Hartman Heritage	Worldgate Plaza
ProLogis Properties	Villages at Kitty Hawk	Shops at Riverstone
Shallotte Commons	Northwest Marketplace	Schneider Electric
Six Pines Portfolio	Lakeport Commons	The Market at Hamilton
The Landings at Clear Lake	Citizens Portfolio	Chesapeake Commons
Gravois Dillon I & II	Washington Park Plaza	Crossroads at Chesapeake
Fields Apartment Homes	AT&T – Cleveland	Waterford Place at Shadow
Middleburg Crossings	Lord Salisbury Center	Creek Ranch Apartments
Penn Park	Persis National Portfolio	Courtyard by Marriott-Richmond, VA
Encino Canyon Apartments Atlas Cold Storage Portfolio	Forest Plaza Seven Palms Apartments	Hilton University of Florida Hotel & Convention Center-Gainesville
SunTrust Bank Portfolio I Cityville Carlisle	SunTrust Bank Portfolio II	The Woodlands Waterway Marriott Hotel & Convention Center

The pro forma adjustments are composed of the following adjustments:

	The Woodlands
	Waterway
	Marriott Hotel &			Pro Forma
	Convention	Sun Trust	Other	Adjustments
	Center	Portfolio I & II	Acquisitions	(B)
Rental income	$—	39,469	56,360	95,829
Tenant recovery income	—	—	9,364	9,364
Hotel operating income	23,587	—	14,400	37,987

Total income	23,587	39,469	80,124	143,180

Property operating expenses	1,061	1,776	15,602	18,439
Hotel operating expense	16,011	—	9,744	25,755
Depreciation and amortization	3,135	8,610	26,668	38,413

Total expenses	20,207	10,386	52,014	82,607

Operating income	3,380	29,083	28,110	60,573

Interest expense	(3,665)	(16,210)	(13,534)	(33,409)

Income (loss) before income tax and minority interest	(285)	12,873	14,576	27,164

Minority interest	—	—	(74)	(74)

Net income (loss) applicable to common shareholders	$(285)	12,873	14,502	27,090

(C)                The historical information represents the consolidated historical statement of operations of Apple Hospitality Five, Inc. for the nine months ended September 30, 2007.

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations

For the nine months ended September 30, 2007 (unaudited)

(Amounts in thousands, except per share amounts)

(D)                Represents adjustments to record the merger of Apple Hospitality Five, Inc., which was consummated on October 5, 2007.

(E)                  The historical information represents the consolidated historical statement of operations income (loss) from continuing operations of Winston Hotels for the six months ended June 30, 2007.

(F)                  Represents adjustments to record the merger of Winston Hotels, which was consummated on July 1, 2007.

(G)                No pro forma adjustment has been made related to the business manager management fee as it is assumed that a greater fee would not have been paid as a result of the purchase of these additional properties.

(H)               Buildings and improvements will be depreciated on a straight-line basis based upon estimated useful lives of 30 years for building and improvements, 15 years for site improvements and 5 years for furniture, fixtures, and equipment. That portion of the purchase price that is allocated to above or below lease intangibles will be amortized on a straight-line basis over the life of the related leases as an adjustment to rental income. Other leasing costs, tenant improvements, in-place lease intangibles and customer relationship values will be amortized on a straight-line basis over the life of the related leases as a component of amortization expense. For the Apple Hospitality’s, Winston Hotels and RLJ Urban Lodging Fund mergers, the purchase price allocation for pro forma financial statement purposes, are preliminary and may be subject to change subsequent to the completion of the mergers.

(I)                    To reflect depreciation expense for Winston Hotels acquisition using a 30 year life for building and a five year life for furniture, fixtures, and equipment based upon the preliminary purchase price allocation. The adjustment is calculated as follows:

Adjusted value of real estate assets	$750,171
Less: Non-depreciable real estate assets	(65,637)
Depreciable real estate assets	$684,534

Depreciation expense for six months	$17,139
Less: Depreciation recorded by Winston Hotels	(12,372)
Depreciation expense adjustment	$4,767

The allocation of the fair market value of real estate assets between building and improvement and non-depreciable real estate, principally land, is preliminary and based upon estimates. To the extent the fair value of net assets acquired is less than the purchase price, additional amounts could be allocated to identifiable intangible assets and/or goodwill and depreciation and amortization may change.

(J)                    The pro forma weighted average shares of common stock outstanding for the nine months ended September 30, 2007 was calculated assuming all shares sold to purchase each of the properties were issued on January 1, 2006.

(K)                Management fees are calculated as 4.5% of gross revenues pursuant to the management agreement and are included in property operating expenses. For the nine months ended September 30, 2007, pro forma property operating expenses included incremental management fees of $6,443.

(L)                  IARETI has ownership interests in LLC’s which own the eight shopping centers in the Ahold Portfolio, Stop N Shop Hyde, Parkway Centre North, Parkway Centre North Outlot Building B, The Market at Hamilton and Streets of Cranberry. These entities are considered VIE’s and IARETI is considered the primary beneficiary, therefore, these entities are consolidated. Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLC’s are treated as 100% owned subsidiary by IARETI with the amount due the outside owners reflected as a financing and included within other financings. Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements. For the nine months ended September 30, 2007, the pro forma interest expense included other financing interest expense of $900.

Inland American Real Estate Trust, Inc.

Notes to Pro Forma Consolidated Statement of Operations

For the nine months ended September 30, 2007 (unaudited)

(Amounts in thousands, except per share amounts)

(M)             The pro forma adjustments relating to incremental interest expense were based on the following debt terms:

	Principal	Interest	Maturity
	Balance	Rate	Date
Bradley Portfolio (1)	34,479	5.9480%	07/01/2017
Bradley Portfolio (2)	10,500	5.6600%	11/01/2025
Bradley Portfolio (3)	39,534	5.5400%	01/01/2013
ProLogis Properties	32,450	5.5200%	06/01/2017
Shallotte Commons	6,078	5.7650%	06/01/2012
Washington Park Plaza	30,600	5.9200%	05/11/2016
Chesapeake Commons	8,900	5.3810%	06/01/2012
Crossroads at Chesapeake	11,200	5.4050%	06/01/2012
Fields Apartment Homes	18,700	5.3229%	06/01/2017
Schneider Electric	11,000	5.7610%	06/01/2012
Six Pines Portfolio	158,500	5.4100%	06/01/2017
The Market at Hamilton	7,893	5.7700%	06/01/2012
Gravois Dillon I	12,630	5.4950%	07/01/2017
Worldgate Plaza	59,950	5.5240%	07/01/2017
C&S Portfolio	82,500	5.4809%	04/01/2037
State Street Market	10,450	5.6230%	03/11/2012
Northwest Marketplace	19,965	5.5570%	07/01/2017
Pavilions at Hartman Heritage	23,450	5.5950%	07/01/2017
Waterford Place at Shadow Creek Ranch Apartments	16,500	5.5100%	07/11/2017
Penn Park	31,000	5.8800%	01/02/2017
Forest Plaza	2,264	5.7500%	04/01/2015
Villages of Kitty Hawk	11,550	5.6860%	09/01/2017
AT&T - Cleveland	29,242	6.1300%	08/11/2037
Lord Salisbury Center	12,600	5.4460%	09/01/2017
The Woodlands Waterway Marriott Hotel & Convention Center	75,400	6.5000%	12/01/2017
SunTrust Bank Portfolio I	281,200	5.2700%	01/01/2009
SunTrust Bank Portfolio II	78,600	5.9800%	01/01/2018
Bradley-Union Venture	38,421	5.5400%	01/01/2013
Encino Canyon Apartments	12,000	5.8700%	11/01/2017
Seven Palms Apartments	18,750	5.6200%	11/01/2017
Gainesville Hilton	27,500	6.5000%	02/01/2018

(N)                Represents the elimination of realized gain on Winston Hotels common stock sold by the Company.

(O)                No pro forma adjustment has been made to interest income for the notes receivable additions.

(P)                  To reflect depreciation expense for Apple acquisition using a 30 year life for building and a five year life for furniture, fixtures, and equipment based upon the preliminary purchase price allocation. The adjustment is calculated as follows:

Adjusted value of real estate assets	$534,189
Less: Non-depreciable real estate assets	(80,128)
Depreciable real estate assets	$454,061

Depreciation expense for nine months	$17,595
Less: Depreciation recorded by Apple	(9,989)
Depreciation expense adjustment	$7,606

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations

For the nine months ended September 30, 2007 (unaudited)
(Amounts in thousands, except per share amounts)

The allocation of the fair market value of real estate assets between building and improvement and non-depreciable real estate, principally land, is preliminary and based upon estimates. To the extent the fair value of net assets acquired is less than the purchase price additional amounts could be allocated to identifiable intangible assets and/or goodwill and depreciation and amortization may change.

(Q)                Pro forma adjustments represent operations and reduction in Apple’s advisory fee for the property sold subsequent to September 30, 2007.

(R)                 The adjustment of $31,982 represents the elimination of Apple’s Series B preferred share expense. The Series B preferred shareholders were paid off prior to the Company’s acquisition.

(S)                  The adjustment of $(20,000) represents the elimination of Winston Hotel’s termination fee expense in accordance with the definitive merger agreement.

(T)                 The historical information represents the combined consolidated historical statement of operations income from continuing operations of the RLJ Urban Lodging Fund for the nine months ended September 30, 2007. The Company is purchasing a subsidiary of the RLJ Lodging Fund. Substantially all of the balances and activity of the RLJ Lodging Fund are those of the entity which is being purchased. All balances and activity related to the portion of the RLJ Lodging Fund that is not being purchased have been eliminated in the RLJ Merger Adjustments column.

(U)                Represents adjustments to record the merger of the RLJ Urban Lodging Fund anticipated to occur in mid-February 2008.

(V)                 To reflect depreciation expense for RLJ acquisition using a 30 year life for building and a five year life for furniture, fixtures, and equipment based upon the preliminary purchase price allocation. The adjustment is calculated as follows:

Adjusted value of real estate assets	$907,794
Less: Non-depreciable real estate assets	(136,169)
Depreciable real estate assets	$771,625

Depreciation expense for nine months	$29,900
Less: Depreciation recorded by RLJ	(16,841)
Depreciation expense adjustment	$13,059

The allocation of the fair market value of real estate assets between building and improvement and non-depreciable real estate, principally land, is preliminary and based upon estimates. To the extent the fair value of net assets acquired is less than the purchase price additional amounts could be allocated to identifiable intangible assets and/or goodwill and depreciation and amortization may change.

(W)            Represents the adjustment for interest income on cash of the entity not assumed by the Company in the purchase of the RLJ Urban Lodging Fund.

(X)                The RLJ Urban Lodging Fund adjustment relates to deal pursuit costs written-off in the period.

(Y)                 The pro forma adjustments relating to Apple’s interest expense were based on the placement of new debt in the amount of approximately $343,000 on the hotels at an interest rate of 6.5%.

(Z)                 The pro forma adjustments relating to RLJ Urban Lodging Fund’s interest expense were based on assumed debt of approximately $384,000. Of the assumed debt, approximately $124,200 is subject to fixed interest rates ranging from 5.41% to 6.93% and $259,800 is subject to variable interest rates that are effectively fixed by swap rate agreements. At the time of the merger, we will be placing approximately $41,000 of new financing on one of the hotels at an estimated interest rate of 6.40%.

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2006
(unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented to give effect to the acquisition of the properties indicated in Notes B and C of the Notes to the Pro Forma Consolidated Statement of Operations and the Company acquisition of the RLJ Urban Lodging Fund, Apple Hospitality Five, Inc. and Winston Hotels as though they occurred on January 1, 2006 or the date significant operations commenced. Pro Forma adjustments have been made for the Bradley Portfolio - Union Venture, Penn Park, The Woodlands Waterway Marriott Hotel & Convention Center, the SunTrust Bank Portfolio I and 72 properties in the SunTrust Bank Portfolio II, Cityville Carlisle, Hilton Garden Inn Chelsea, Courtyard by Marriott-Richmond,VA, the Company’s acquisition of the RLJ Urban Lodging Fund, Apple Hospitality Five, Inc. and Winston Hotels and for properties purchased during 2006 and the first, second and third quarters of 2007. The Company considers the properties that are not yet purchased as of January 15, 2008, but are expected to be purchased to be the remaining 144 properties in the SunTrust Bank Portfolio II and the company acquisition of the RLJ Urban Lodging Fund as probable under Rules 3-14 and 3-05 of Regulation S-X, respectively. No pro forma adjustments were made for Brooks Corner, The Plaza at Eagle’s Landing, Parkway Centre North I, Parkway Centre North – Outlot Building B, The Shops at Sherman Plaza, New Forest Crossing II, Wickes Furniture, Spring Town Center III, Legacy Crossing, Gravois Dillon-Phase II, Inland American Communities, University House at UAB (14th Street)-Birmingham, McKinney Towne Center Outlots, Streets of Cranberry or Lakewood Phase II as the properties were completed in 2006 or 2007 and there were no significant operations prior to the Company’s acquisition.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 2006, nor does it purport to represent our future results of operations.

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2006 (unaudited)
(Amounts in thousands, except per share amounts)

					Winston
				Winston	Hotels		Apple		RLJ
		Pro Forma	Pro Forma	Hotels	Merger	Apple	Merger	RLJ	Merger
	Historical	Adjustments	Adjustments	Historical	Adjustments	Historical	Adjustments	Historical	Adjustments
	(A)	(B)	(C)	(F)	(G)	(D)	(E)	(R)	(S)	Pro Forma
Rental income (I)	$98,419	101,828	154,257	—	—	—	—	—	—	354,504
Tenant recovery income	21,547	12,397	30,684	—	—	—	—	—	—	64,628
Other property income	3,236	—	—	—	—	—	—	—	—	3,236
Hotel operating income (Q)	—	30,642	19,048	165,883	—	125,369	(14,830)	129,453	—	455,565

Total income	123,202	144,867	203,989	165,883	—	125,369	(14,830)	129,453	—	877,933

General and administrative expenses (Q) (V)	7,613	—	—	11,343	—	3,274	(200)	1,122	(155)	22,997
Business manager management fee (H)	2,400	—	—	—	—	—	—	—	—	2,400
Property operating expenses (L)	20,951	23,578	41,993	—	—	—	—	—	—	86,522
Hotel operating expenses (Q)	—	18,419	12,890	99,206	—	75,607	(10,938)	78,805	—	273,989
Real estate taxes	11,840		—	7,016	—	—	—	6,420	—	25,276
Depreciation and amortization (I) (J) (P) (T)	49,681	41,229	77,022	22,056	12,222	12,856	10,604	17,737	21,831	265,238

Total expenses	92,485	83,226	131,905	139,621	12,222	91,737	(534)	104,084	21,676	676,422

Operating income (loss)	30,717	61,641	72,084	26,262	(12,222)	33,632	(14,296)	25,369	(21,676)	201,511

Loss on extinguishment of debt	—	—	—	(3,961)	—	—	—	—	—	(3,961)
Interest, dividend and other income (O) (U)	23,289	—	—	8,694	—	185	—	599	(324)	32,443
Other income (expense)	(28)	—	—	—	—	241	—	1,641	—	1,854
Interest expense (M) (N) (W) (X)	(31,553)	(42,451)	(53,682)	(17,553)	—	(292)	(22,295)	(21,719)	(2,522)	(192,067)
Equity in earnings of unconsolidated entities	13	—	—	86	—	—	—	—	—	99
Fee income from unconsolidated joint ventures	—	—		227	—	—	—	—	—	227
Realized gain on securities	4,096	—	—	—	—	—	—	—	—	4,096

Net income (loss) before income taxes and minority interest	26,534	19,190	18,402	13,755	(12,222)	33,766	(36,591)	5,890	(24,522)	44,202

Inland American Real Estate Trust, Inc.
Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2006 (unaudited)
(Amounts in thousands, except per share amounts)

					Winston
				Winston	Hotels		Apple		RLJ
		Pro Forma	Pro Forma	Hotels	Merger	Apple	Merger	RLJ	Merger
	Historical	Adjustments	Adjustments	Historical	Adjustments	Historical	Adjustments	Historical	Adjustments
	(A)	(B)	(C)	(F)	(G)	(D)	(E)	(R)	(S)	Pro Forma

Income tax expense	(1,393)	—	—	(1,890)	—	—	—	—	—	(3,283)
Minority interest	(24,010)	—	(1,326)	(733)	—	—	—	—	—	(26,069)

Net income (loss) applicable to common shareholders	$1,131	19,190	17,076	11,132	(12,222)	33,766	(36,591)	5,890	(24,522)	14,850

Weighted average number of shares of common stock outstanding, basic and diluted (K)	68,374,630									576,399,800

Net income per share, basic and diluted (K)	.02									.03

See accompanying notes to pro forma consolidated statement of operations.

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2006 (unaudited)

(Amounts in thousands, except per share amounts)

(A)      The historical information represents the consolidated historical statement of operations of the Company for the year ended December 31, 2006 as filed with the Securities Exchange Commission.

(B)        Total pro forma adjustments for expected acquisitions and acquisitions consummated as of October 1, 2007 by the Company and its consolidated joint ventures are as though the properties were acquired January 1, 2006.

Audited combined income and operating expenses as prepared in accordance with Rules 3-05 and 3-14 of Regulation S-X includes the following acquired properties:

Shops at Riverstone
Six Pines Portfolio
Worldgate Plaza
Lakeport Commons
Persis National Portfolio
The Woodlands Waterway Marriott Hotel &
Convention Center

Pavilions at Hartman Heritage
ProLogis Properties
Waterford Place at Shadow Creek Ranch
Fields Apartment Homes
Penn Park

Financial information of the respective tenants has been provided for the following real estate properties that will be leased to a single tenant on a long-term basis immediately after its acquisition under a net lease:

SunTrust Bank Portfolio I	SunTrust Bank Portfolio II

The selected financial data for SunTrust Bank Portfolio I and II can be located within the Index to Financial Statements at page  F-iii.

The pro forma adjustments are composed of the following adjustments:

	The Woodlands
	Waterway
	Marriott Hotel			Pro Forma
	& Convention	Sun Trust	Other	Adjustments
	Center	Portfolo I & II	Acquisitions	(B)
Rental income	$—	52,625	49,203	101,828
Tenant recovery income	—	—	12,397	12,397
Hotel operating income	30,642	—	—	30,642

Total income	30,642	52,625	61,600	144,867

Property operating expenses	1,378	2,368	19,832	23,578
Hotel operating expense	18,419	—	—	18,419
Depreciation and amortization	4,192	11,512	25,525	41,229

Total expenses	23,989	13,880	45,357	83,226

Operating income	6,653	38,745	16,243	61,641

Interest expense	(4,901)	(20,641)	(16,909)	(42,451)

Income (loss) before income tax and minority interest	1,752	18,104	(666)	19,190

Minority interest	—	—	—	—

Net income (loss) applicable to common shareholders	$1,752	18,104	(666)	19,190

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2006 (unaudited)
(Amounts in thousands, except per share amounts)

(C)        Total pro forma adjustments for acquisitions consummated as of October 1, 2007 are as though the properties were acquired January 1, 2006. No pro forma adjustments were made for Brooks Corner, The Plaza at Eagle’s Landing, Parkway Centre North I, Parkway Centre North – Outlot Building B, The Shops at Sherman Plaza, New Forest Crossing II, Wickes Furniture, Spring Town Center III, Lakewood Phase II, Gravois Dillon-Phase II, Inland American Communities, Streets of Cranberry, University House at UAB (14th Street)-Birmingham, McKinney Towne Center Outlots, Hilton Garden Inn Chelsea or Legacy Crossing as the properties were completed in 2006 and 2007 and there were no significant operations prior to the Company’s acquisition.

Unaudited combined gross income and direct operating expenses presented from January 1, 2006 through December 31, 2006 is based on information provided by the Seller for the following properties:

Southgate Apartments	The Market at Hilliard	Washington Mutual
Canfield Plaza	Dulles Executive Plaza	Hyde Park Stop N Shop
Shakopee Shopping Center	IDS Center	Lakewood Mall I
Ahold Portfolio	Bradley Portfolio	New Quest Portfolio
Lincoln Mall	Lincoln Village	(properties purchased in 2006)
Monadnock Marketplace	Chesapeake Commons	Buckhorn Plaza
Thermo Process Systems	Crossroads at Chesapeake Commons	AT&T – St. Louis
Fabyan Randall	The Market at Hamilton	Schneider Electric
State Street Market	The Landings at Clear Lake	C & S Portfolio
Shallotte Commons	AT&T – Cleveland	Citizens Portfolio
Northwest Marketplace	Villages of Kitty Hawk	Washington Park Plaza
Gravois Dillon I	Middleburg Crossings	Lord Salisbury Center
Forest Plaza	High Ridge Park I & II	Encino Canyon Apartments
Atlas Cold Storage Portfolio Cityville Carlisle	Seven Palms Apartments Courtyard by Marriott-Richmond, VA	Hilton University of Florida Hotel and Convention Center-Gainesville
SunTrust Bank Portfolio I	SunTrust Bank Portfolio II

(D)       The historical information represents the consolidated historical statement of operations of Apple Hospitality Five, Inc. for the year ended December 31, 2006 as filed with the Securities Exchange Commission.

(E)         Represents adjustments to record the merger of Apple Hospitality Five, Inc.

(F)         The historical information represents Winston Hotel’s consolidated historical statement of operations for the year ended December 31, 2006 as filed with the Securities Exchange Commission.

(G)        Represents adjustments to record the merger of Winston Hotels.

(H)       No pro forma adjustment has been made related to the business manager management fee as it is assumed that a greater fee would not have been paid as a result of the purchase of these additional properties.

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2006 (unaudited)
(Amounts in thousands, except per share amounts)

(I)            Buildings and improvements will be depreciated on a straight-line basis based upon estimated useful lives of 30 years for building and improvements, 15 years for site improvements and 5 years for furniture, fixtures and equipment. That portion of the purchase price that is allocated to above or below lease intangibles will be amortized on a straight-line basis over the life of the related leases as an adjustment to rental income. Other leasing costs, tenant improvements, in-place lease intangibles and customer relationship values will be amortized on a straight-line basis over the life of the related leases as a component of amortization expense. For the RLJ Urban Lodging Fund, Winston Hotels and Apple Hospitality’s mergers, the purchase price allocation for pro forma financial statement purposes are preliminary and may be subject to change subsequent to the completion of the mergers.

(J)           To reflect depreciation expense for Winston Hotels acquisition using a 30 year life for building and a five year life for furniture, fixtures, and equipment based upon the preliminary purchase price allocation. The adjustment is calculated as follows:

Adjusted value of real estate assets	$750,171
Less: Non-depreciable real estate assets	(65,637)
Depreciable real estate assets	$684,534

Depreciation expense for twelve months	$34,278
Less: Depreciation recorded by Winston Hotels	(22,056)
Depreciation expense adjustment	$12,222

The allocation of the fair market value of real estate assets between building and improvement and non-depreciable real estate, principally land, is preliminary and based upon estimates. To the extent the fair value of net assets acquired is less than the purchase price additional amounts could be allocated to identifiable intangible assets and/or goodwill and depreciation and amortization may change.

(K)       The pro forma weighted average shares of common stock outstanding for the year ended December 31, 2006 was calculated assuming all shares sold to purchase each of the properties were issued on January 1, 2006.

(L)         Management fees are calculated as 4.5% of gross revenues pursuant to the management agreement and are included in property operating expenses. For the twelve months ended December 31, 2006, pro forma property operating expenses included incremental management fees of $15,574.

(M)    IARETI has ownership interests in LLC’s which own or will own in the future the eight shopping centers in the Ahold Portfolio and Stop N Shop Hyde Park, The Market at Hamilton and Streets of Cranberry. These entities are considered VIE’s and IARETI is considered the primary beneficiary, therefore, these entities are consolidated. Since the outside ownership interests are subject to a put/call arrangement requiring settlement for a fixed amount, the LLC’s are treated as 100% owned subsidiary by IARETI with the amount due the outside owners reflected as a financing and included within other financings. Interest expense is recorded on the liability in an amount generally equal to the preferred return due to the outside owners as provided in the LLC agreements. For the twelve months ended December 31, 2006, the interest expense included other financing interest expense of $1,069.

(N)       The pro forma adjustments relating to incremental interest expense were based on the following debt terms:

	Principal	Interest	Maturity
	Balance	Rate	Date
Sherman Town Center	38,449	4.9500%	07/01/2014
Spring Town Center I & II	7,629	4.8700%	01/01/2015
Eldridge Lakes Town Center	7,504	4.8800%	12/01/2014
CyFair Town Center	5,673	4.8300%	12/01/2014
Hyde Park Stop N Shop	8,100	5.2450%	02/01/2013
Lakewood Mall I	11,715	6.0100%	04/01/2024
Monadnock Marketplace	26,785	4.8800%	03/01/2013
Thermo Process Facility	8,201	5.2400%	03/11/2031
Southgate Apartments	10,725	5.4130%	05/01/2016
Shakopee Center	8,800	5.3000%	07/01/2011

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2006 (unaudited)
(Amounts in thousands, except per share amounts)

Ahold Portfolio 1	41,456	5.1400%	08/11/2011
Ahold Portfolio 2	35,497	5.1700%	08/01/2013
Canfield Plaza	7,575	5.2200%	09/01/2013
Fabyan Randall Plaza	13,400	5.3750%	11/01/2013
Dulles Executive Office Plaza	68,750	5.8510%	09/01/2016
IDS Center	161,000	5.0000%	01/10/2010
Bradley Portfolio (1)	227,430	6.1130%	11/01/2016
Bradley Portfolio (2)	10,500	5.6627%	11/01/2025
Bradley Portfolio (3)	39,534	5.5400%	01/01/2013
Lincoln Mall	33,835	5.0000%	09/01/2013
Buckhorn Plaza	9,025	5.9930%	12/01/2016
The Market at Hilliard	11,220	5.9630%	12/01/2016
State Street Market	10,450	5.6230%	03/11/2012
ProLogis Properties	32,450	5.5200%	06/01/2017
Shallotte Commons	6,078	5.7650%	06/01/2012
Washington Park Plaza	30,600	5.9200%	05/11/2016
Chesapeake Commons	8,900	5.3810%	06/01/2012
Crossroads at Chesapeake	11,200	5.4050%	06/01/2012
Fields Apartment Homes	18,700	5.3229%	06/01/2017
Schneider Electric	11,000	5.7610%	06/01/2012
Six Pines Portfolio	158,500	5.4100%	06/01/2017
The Market at Hamilton	7,893	5.7700%	06/01/2012
Lakeview Technology Center I	14,470	4.9000%	02/11/2011
Bridgeside Point	17,325	5.2000%	02/11/2031
Triangle Center	23,600	4.8300%	03/01/2011
Lincoln Village	22,035	5.3210%	12/01/2016
Washington Mutual	20,115	5.9430%	12/01/2016
AT&T-St. Louis	112,695	5.3430%	01/01/2037
C&S Portfolio	82,500	5.4800%	04/01/2037
Gravois Dillon I	12,630	5.4950%	07/01/2017
Worldgate Plaza	59,950	5.2700%	07/01/2017
Northwest Marketplace	19,965	5.5570%	07/01/2017
Pavilions at Hartman Heritage	23,450	5.5950%	07/01/2017
Waterford Place at Shadow Creek Ranch Apartments	16,500	5.5100%	07/11/2017
Penn Park	31,000	5.8800%	01/05/2007
Forest Plaza	2,264	5.7500%	04/01/2015
High Ridge Park I & II	8,700	5.6200%	05/01/2015
Villages at Kitty Hawk	11,550	5.6860%	09/01/2017
AT&T - Cleveland	29,242	6.1300%	08/11/2037
Lord Salisbury Center	12,600	5.4460%	09/01/2017
The Woodlands Waterway Marriott Hotel & Convention Center	75,400	6.5000%	12/01/2017
SunTrust Bank Portfolio I	281,200	5.2700%	01/01/2009
SunTrust Bank Portfolio II	78,600	5.9800%	01/01/2018
Bradley-Union Venture	38,421	5.5400%	01/01/2013
Encino Canyon Apartments	12,000	5.8700%	11/01/2017
Seven Palms Apartments	18,750	5.6200%	11/01/2017
Gainesville Hilton	27,500	6.5000%	02/01/2018

(O)            No pro forma adjustment has been made to interest income for the notes receivable additions.

Inland American Real Estate Trust, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2006 (unaudited)
(Amounts in thousands, except per share amounts)

(P)         To reflect depreciation expense for Apple acquisition using a 30 year life for building and a five year life for furniture, fixtures, and equipment based upon the preliminary purchase price allocation. The adjustment is calculated as follows:

Adjusted value of real estate assets	$534,189
Less: Non-depreciable real estate assets	(80,128)
Depreciable real estate assets	$454,061

Depreciation expense for twelve months	$23,460
Less: Depreciation recorded by Apple	(12,856)
Depreciation expense adjustment	$10,604

The allocation of the fair market value of real estate assets between building and improvement and non-depreciable real estate, principally land, is preliminary and based upon estimates. To the extent the fair value of net assets acquired is less than the purchase price additional amounts could be allocated to identifiable intangible assets and/or goodwill and depreciation and amortization may change.

(Q)            Pro forma adjustments represent operations and the reduction in Apple’s advisory fee for the property sold subsequent to June 30, 2007.

(R)        The historical information represents the RLJ Urban Lodging Fund’s combined consolidated historical statement of operations income (loss) from continuing operations for the year ended December 31, 2006. The Company is purchasing a subsidiary of the RLJ Lodging Fund. Substantially all of the balances and activity of the RLJ Lodging Fund are those of the entity which is being purchased. All balances and activity related to the portion of the RLJ Lodging Fund that is not being purchased have been eliminated in the RLJ Merger Adjustments column.

(S)         Represents adjustments to record the merger of the RLJ Urban Lodging Fund anticipated to occur in mid-February 2008.

(T)        To reflect depreciation expense for the RLJ Urban Lodging Fund acquisition using a 30 year life for building and a five year life for furniture, fixtures, and equipment based upon the preliminary purchase price allocation. The adjustment is calculated as follows:

Adjusted value of real estate assets	$907,794
Less: Non-depreciable real estate assets	(136,169)
Depreciable real estate assets	$771,625

Depreciation expense for twelve months	$39,568
Less: Depreciation recorded by RLJ	(17,737)
Depreciation expense adjustment	$21,831

The allocation of the fair market value of real estate assets between building and improvement and non-depreciable real estate, principally land, is preliminary and based upon estimates. To the extent the fair value of net assets acquired is less than the purchase price additional amounts could be allocated to identifiable intangible assets and/or goodwill and depreciation and amortization may change.

(U)            Represents the adjustment for interest income on cash of the entity not assumed by the Company in the purchase of the RLJ Urban Lodging Fund.

(V)             The RLJ adjustment relates to deal pursuit costs written-off in the period.

(W)        The pro forma adjustments relating Apple’s interest expense were based on the placement of new debt in the amount of approximately $343,000 on the hotels at an estimated interest rate of 6.50%.

(X)            The pro forma adjustments relating to RLJ Urban Lodging Fund’s interest expense were based on assumed debt of approximately $384,000. Of the assumed debt, approximately $124,200 is subject to fixed interest rates ranging from 5.41% to 6.93% and $259,800 is subject to variable interest rates that are effectively fixed by swap rate agreements. At the time of the merger, we will be placing approximately $41,000 of new financing on one of the hotels at an estimated interest rate of 6.40%.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Apple Hospitality Five, Inc.

We have audited the accompanying consolidated balance sheets of Apple Hospitality Five, Inc. (the “Company”) as of December 31, 2006 and 2005, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2006. Our audits also included the financial statement schedule listed in the Index of Item 15. These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Apple Hospitality Five, Inc. at December 31, 2006 and 2005, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2006, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ ERNST & YOUNG LLP

Richmond, Virginia

March 7, 2007

Apple Hospitality Five, Inc.

Consolidated Balance Sheets
(in thousands, except share data)

	December 31, 2006	December 31, 2005
ASSETS
Investment in hotels, net of accumulated depreciation of $36,688 and $23,934, respectively	$398,461	$401,732
Cash and cash equivalents	747	1,082
Restricted cash-furniture, fixtures and other escrows	4,423	4,277
Due from third party managers, net	4,021	3,157
Other assets, net	156	3,199

TOTAL ASSETS	$407,808	$413,447

LIABILITIES
Notes payable-secured	$4,497	$4,575
Accounts payable and accrued expenses	3,295	1,986

TOTAL LIABILITIES	7,792	6,561
SHAREHOLDERS’ EQUITY
Preferred stock, authorized 15,000,000 shares; none issued and outstanding	—	—
Series A preferred stock, no par value, authorized 200,000,000 shares; outstanding 45,202,535 and 45,226,571 shares, respectively	—	—
Series B convertible preferred stock, no par value, authorized 240,000 shares; issued and outstanding 240,000 shares	24	24
Common stock, no par value, authorized 200,000,000 shares; outstanding 45,202,535 and 45,226,571 shares, respectively	443,553	443,722
Distributions greater than net income	(43,561)	(36,860)

TOTAL SHAREHOLDERS’ EQUITY	400,016	406,886

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$407,808	$413,447

See notes to consolidated financial statements.

Apple Hospitality Five, Inc.

Consolidated Statements of Operations
(in thousands, except per share data)

	Year ended	Year ended	Year ended
	December 31, 2006	December 31, 2005	December 31, 2004
Revenues:
Suite revenue	$117,470	$102,329	$83,588
Other revenue	7,899	7,084	6,672

Total revenue	125,369	109,413	90,260

Expenses:
Operating expense	29,322	27,797	23,533
Hotel administrative expense	10,464	9,575	7,884
Sales and marketing	8,570	7,434	6,263
Utilities	5,441	5,051	3,942
Repair & maintenance	5,515	5,081	4,268
Franchise fees	2,616	1,835	1,325
Management fees	5,579	4,657	3,711
Taxes, insurance and other	8,100	6,970	6,095
General and administrative	3,274	2,807	2,086
Depreciation expense	12,856	11,187	9,452

Total expenses	91,737	82,394	68,559

Operating income	33,632	27,019	21,701
Other	241	—	—
Interest income	185	524	825
Interest expense	(292)	(397)	(404)

Net income	$33,766	$27,146	$22,122

Basic and diluted income per common share	$0.75	$0.60	$0.50

Weighted average shares outstanding—basic and diluted	45,100	45,198	44,524
Distributions declared per common share	$0.90	$0.88	$0.88

See notes to consolidated financial statements.

Apple Hospitality Five, Inc.

Consolidated Statements of Shareholders’ Equity
(in thousands)

			Class B
	Common Stock		Convertible Stock		Distributions	Total
	Number of		Number of		Greater than	Shareholders’
	Shares	Amount	Shares	Amount	Net income	Equity

Balance at January 1, 2004	36,300	$355,989	240	$24	$(7,419)	$348,594

Net proceeds from the sale of common shares	9,372	92,514	—	—	—	92,514
Common shares issued through reinvestment of distributions	523	5,755				5,755
Common shares redeemed	(775)	(8,433)	—	—	—	(8,433)
Net income	—	—	—	—	22,122	22,122
Cash distributions declared to shareholders ($.88 per share)	—	—	—	—	(38,928)	(38,928)

Balance at December 31, 2004	45,420	445,825	240	24	(24,225)	421,624

Common shares issued through reinvestment of distributions	1,060	11,645	—	—	—	11,645
Common shares redeemed	(1,253)	(13,748)	—	—	—	(13,748)
Net income	—	—	—	—	27,146	27,146
Cash distributions declared to shareholders ($.88 per share)	—	—	—	—	(39,781)	(39,781)

Balance at December 31, 2005	45,227	443,722	240	24	(36,860)	406,886

Common shares issued through reinvestment of distributions	1,147	12,614	—	—	—	12,614
Common shares redeemed	(1,171)	(12,840)	—	—	—	(12,840)
Stock options granted	—	57	—	—	—	57
Net income	—	—	—	—	33,766	33,766
Cash distributions declared to shareholders ($.90 per share)	—	—	—	—	(40,467)	(40,467)

Balance at December 31, 2006	45,203	$443,553	240	$24	$(43,561)	$400,016

See notes to consolidated financial statements.

Apple Hospitality Five, Inc.

Consolidated Statements of Cash Flows
(in thousands)

	Year ended	Year ended	Year ended
	December 31, 2006	December 31, 2005	December 31, 2004
Cash flow provided by operating activities:
Net income	$33,766	$27,146	$22,122
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	12,856	11,187	9,452
Stock option expense	57	—	—
Other non-operating income	(241)	—	—
Changes in operating assets and liabilities, net of amounts acquired/assumed:
Due from third party manager	(864)	(393)	(747)
Debt service and other escrows	47	15	37
Other assets	79	(432)	(110)
Accrued expenses	1,308	981	201
Net cash provided by operating activities	47,008	38,504	30,955
Cash flow used in investing activities:
Cash paid in acquisition of hotels	—	(28,983)	(65,175)
Proceeds from sale of airplane	2,852	—	—
Decrease in cash paid for future acquisitions	—	846	322
Capital improvements	(9,231)	(6,542)	(1,043)
Net decrease (increase) in cash restricted for property improvements	(193)	582	(1,097)
Net cash used in investing activities	(6,572)	(34,097)	(66,993)
Cash flow from (used in) financing activities
Net proceeds from issuance of common stock	12,614	11,645	98,269
Redemptions of common stock	(12,840)	(13,748)	(8,433)
Repayment of secured notes payable	(78)	(71)	(60)
Cash distributions paid to shareholders	(40,467)	(39,781)	(38,928)
Net cash provided by (used in) financing activities	(40,771)	(41,955)	50,848
Increase (decrease) in cash and cash equivalents	(335)	(37,548)	14,810
Cash and cash equivalents, beginning of period	1,082	38,630	23,820
Cash and cash equivalents, end of period	$747	$1,082	$38,630
Supplemental information:
Interest paid	$577	$397	$370

See notes to consolidated financial statements.

Notes to Consolidated Financial Statements

Note 1

General Information and Summary of Significant Accounting Policies

Organization

Apple Hospitality Five, Inc. (the “Company”) is a Virginia corporation, formed on September 20, 2002, with the first investor closing under its best-efforts offering commencing on January 3, 2003. The offering concluded on March 18, 2004. The accompanying consolidated financial statements include the accounts of the Company along with its subsidiaries. All significant intercompany transactions and balances have been eliminated.

The Company owns 28 hotels and is operated as and has annually elected to be taxed as a real estate investment trust (“REIT”). The REIT Modernization Act, effective January 1, 2001, permits a REIT to establish taxable businesses to conduct certain previously disallowed business activities. The Company has formed wholly-owned taxable REIT subsidiaries, and has leased all of its hotels to these subsidiaries (collectively, the “Lessee”).

Cash and Cash Equivalents

Cash equivalents include highly liquid investments with original maturities of three months or less. The fair market value of cash and cash equivalents approximate their carrying value. Cash equivalents are placed with high credit quality institutions and the balances may at times exceed federal depository insurance limits.

Investment in Hotels and Related Depreciation

The hotels are stated at cost, net of depreciation, and include real estate brokerage commissions paid to Apple Suites Realty Group, Inc. (“ASRG”) (a related party owned by Glade M. Knight, Chairman of the Company). Repair and maintenance costs are expensed as incurred while significant improvements, renovations, and replacements are capitalized. Depreciation is computed using the straight-line method over estimated useful lives of the assets, which are 39 years for buildings, 10 years for major improvements and three to seven years for furniture and equipment.

The Company considers expenditures to be capital in nature based on the following criteria: (1) for a single asset, the cost must be at least $500, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; (2) for group purchases of 10 or more identical assets, the unit cost for each asset must be at least $50, including all normal and necessary costs to place the asset in service, and the useful life must be at least one year; and (3) for major repairs to buildings, the repair must be at least $2,500 and the useful life of the asset must be substantially extended.

The Company records impairment losses on hotel properties used in operations if indicators of impairment are present, and the undiscounted cash flows estimated to be generated by the respective properties are less than their carrying amount. Impairment losses are measured as the difference between the asset’s fair value less cost to sell, and its carrying value. No impairment losses have been recorded to date.

Revenue Recognition

Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or utilizes the hotel’s services.

Comprehensive Income

The Company recorded no comprehensive income for the years ended December 31, 2006, 2005 and 2004 other than net income.

Notes to Consolidated Financial Statements—(Continued)

Earnings Per Common Share

Basic earnings per common share is computed based upon the weighted average number of shares outstanding during the year. Diluted earnings per share is calculated after giving effect to all potential common shares that were dilutive and outstanding for the year. There were no potential common shares with a dilutive effect at December 31, 2006, 2005 and 2004; therefore, basic and diluted earnings per share were equal for the periods presented. Series B convertible preferred shares are not included in earnings per common share calculations until such time the Series B convertible preferred shares are converted to common shares (see Note 4).

Federal Income Taxes

As a REIT, the Company receives a deduction for its distributions to shareholders and is required to distribute 90% of its earnings and profits. Earnings and profits will differ from income reported for financial reporting purposes primarily due to the differences for federal income tax purposes in the estimated useful lives used to compute depreciation. The Company’s distributions are taxable to its shareholders to the extent the distribution is characterized as ordinary income. The characterization of 2006 distributions of $0.90 per share for tax purposes was 95% ordinary income and 5% return of capital and 2005 distributions of $0.88 per share for tax purposes was 71% ordinary income and 29% return of capital (unaudited).

The Lessee, as a taxable REIT subsidiary of the Company, is subject to federal and state income taxes. The taxable REIT subsidiary incurred a financial reporting and taxable loss for the years ended December 31, 2006, 2005 and 2004 and therefore did not have any federal tax expense. No operating loss benefit has been recorded in the consolidated balance sheet since realization is uncertain. The total net operating loss carry-forward for federal income tax purposes was approximately $8.9 million at December 31, 2006 and $6.9 million at December 31, 2005. The net operating losses expire beginning in 2023. There are no material differences between the book and tax basis of the Company’s assets.

Sales and Marketing Costs

Sales and marketing costs are expensed when incurred. These costs represent the expense for franchise advertising and reservation systems under the terms of the hotel management agreements and general and administrative expenses that are directly attributable to advertising and promotion.

Stock Incentive Plans

Effective January 1, 2006, the Company adopted Financial Accounting Standards Board (“FASB”) Statement No. 123 (revised 2004), Share-Based Payment, which is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation and elected the modified prospective transition method. Accordingly, no prior year amounts have been restated. Statement 123 (R) supersedes APB Opinion No. 25 Accounting for Stock Issued to Employees, (elected by the Company prior to 2006), and amends FASB Statement No. 95, Statement of Cash Flows. Generally, the approach in Statement 123 (R) is similar to the approach described in Statement 123. However, Statement 123 (R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. During 2006 approximately 60,000 directors’ stock options were issued and share based expense of approximately $57,000 was recorded.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

Notes to Consolidated Financial Statements—(Continued)

Summary of Significant Recent Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109. This interpretation requires that income tax positions recognized in an entity’s tax returns have a more-likely-than-not chance of being sustained prior to recording the related tax benefit in the financial statements. Tax benefits would be derecognized if information became available which indicated that it was more-likely-than-not that the position would not be sustained. The Company will adopt this interpretation in the first quarter of 2007. The Company is currently evaluating the impact, if any, of this interpretation.

Note 2

Investments in Hotels

At December 31, 2006, the Company owned 28 hotels which were acquired during 2005, 2004 and 2003. Twenty-two of the hotels are Marriott brands of which 11 are Residence Inn by Marriott, nine of the hotels are Courtyard by Marriott, one hotel is a Marriott Suites and one hotel is a SpringHill Suites. The other six are Hilton brand hotels of which four are Homewood Suites by Hilton and two are Hilton Garden Inns. The hotels are located in fifteen states.

Investment in hotels consisted of the following at December 31 (in thousands):

	2006	2005
Land	$76,798	$76,798
Building and Improvements	333,737	328,244
Furniture, Fixtures and Equipment	24,614	20,624
	435,149	425,666
Less Accumulated Depreciation	(36,688)	(23,934)
Investments in Hotels, net	$398,461	$401,732

Notes to Consolidated Financial Statements—(Continued)

Acquisitions

As of December 31, 2006, the Company owned the following 28 hotels:

City	State	Franchise/Brand	Date Acquired	Gross Purchase Price	# of Guestrooms
Tucson	Arizona	Courtyard	October 2003	$12,500,000	153
Tucson	Arizona	Residence Inn	December 2004	12,000,000	120
Cypress	California	Residence Inn	May 2003	19,000,000	155
Colorado Springs	Colorado	Homewood Suites	February 2003	12,300,000	127
Danbury	Connecticut	SpringHill Suites	August 2003	11,500,000	106
Tampa	Florida	Hilton Garden Inn	September 2003	12,250,000	95
Baton Rouge	Louisiana	Homewood Suites	February 2003	7,000,000	115
Las Vegas	Nevada	Marriott Suites	October 2003	42,500,000	278
Lebanon	New Jersey	Courtyard	August 2003	15,000,000	125
Cranbury	New Jersey	Residence Inn	May 2003	11,000,000	108
Somerset	New Jersey	Residence Inn	May 2003	13,000,000	108
Albuquerque	New Mexico	Homewood Suites	February 2003	12,900,000	151
Westbury	New York	Hilton Garden Inn	December 2003	19,000,000	140
Hauppauge	New York	Residence Inn	May 2003	18,500,000	100
Solon	Ohio	Homewood Suites	September 2003	10,050,000	86
Nashville	Tennessee	Residence Inn	June 2003	8,800,000	168
Addison	Texas	Courtyard	October 2003	15,600,000	176
Harlingen	Texas	Courtyard	October 2003	10,000,000	114
Houston	Texas	Courtyard	October 2003	15,000,000	153
Houston	Texas	Courtyard	August 2004	11,000,000	100
Houston	Texas	Residence Inn	August 2004	13,200,000	120
Fort Worth	Texas	Courtyard	March 2004	10,500,000	92
Brownsville	Texas	Residence Inn	October 2003	11,300,000	102
Dallas Fort Worth	Texas	Residence Inn	October 2003	11,000,000	100
Houston Westchase	Texas	Residence Inn	January 2003	14,300,000	120
Park Central	Texas	Residence Inn	October 2003	13,900,000	139
Merrifield	Virginia	Courtyard	August 2005	27,925,000	206
Federal Way	Washington	Courtyard	September 2004	16,900,000	160
				$407,925,000	3,717

Substantially all of the purchase price for all of the hotels was funded by the Company’s best efforts offering of Units. The Company leased all of its hotels to wholly-owned taxable REIT subsidiaries (collectively, the “lessee”) under master hotel lease agreements.

No goodwill or intangible assets were recorded in connection with any of the acquisitions.

Note 3

Notes Payable and Credit Agreements

In conjunction with the acquisition of eight operating hotels in October 2003, the Company assumed debt with the Harlingen hotel in the approximate amount of $4,850,000 which is secured by a first mortgage on the hotel. The loan matures on June 1, 2011. As of December 31, 2006, the outstanding principal balance for this loan was approximately $4.5 million. The annual interest rate is 8.5% and payments of principal and interest are

Notes to Consolidated Financial Statements—(Continued)

due in monthly installments. The amount due each month is $39,053. The loan is amortized for a period of twenty-five years and a balloon payment in the amount of $4.1 million is due on June 1, 2011. At the request of the lender, the Company formed new subsidiaries to serve as the owner and lessee for this hotel, and caused these subsidiaries to be “special purpose entities.” To qualify as special purpose entities, these subsidiaries have organizational documents that impose certain requirements on them while the loan is outstanding. In particular, these subsidiaries must maintain separate legal identities and must limit their activities to dealing with the hotel that secures the loan.

The aggregate amounts of principal payable under the Company’s promissory note, for the five years subsequent to December 31, 2006 are as follows (in thousands):

2007	$84
2008	91
2009	100
2010	109
2011	4,113
$4,497

In January 2006, the Company entered into a $10 million revolving line of credit (one-year maturity). The line bears interest based on LIBOR or the prime lending rate and is used for working capital needs. The line of credit was renewed in January 2007 for an additional year.

Note 4

Shareholders’ Equity

The Company registered its Units (each Unit consists of one common share and one Series A preferred share) on Registration Statement Form S-11 (File No. 333-100044) filed with the Securities and Exchange Commission on December 3, 2002. The Company began its best-efforts offering of its Units, no par value, the same day the Registration Statement was declared effective by the Securities and Exchange Commission. The managing underwriter was David Lerner Associates, Inc. All of the Units were sold for the Company’s account. The Company concluded its best efforts offering on March 18, 2004.

The Series A preferred shares have no voting rights and no conversion rights. In addition, the Series A preferred shares are not separately tradable from the common shares to which they relate. The Series A preferred shares have no distribution rights except a priority distribution upon the sale of the Company’s assets. The priority distribution will be equal to $11.00 per Series A preferred share, and no more, before any distribution will be made to the holders of any other shares. Upon that distribution, the Series A preferred shares will have no other distribution rights.

The Company currently has 240,000 Series B convertible preferred shares issued and outstanding, which are owned by the Company’s Chairman and Chief Executive Officer. There are no dividends payable on the Series B convertible preferred shares. Holders of more than two-thirds of the Series B convertible preferred shares must approve any proposed amendment to the Articles of Incorporation that would adversely affect the Series B convertible preferred shares. Upon liquidation of the Company, the holder of the Series B convertible preferred shares is entitled to a priority liquidation payment. However, the priority liquidation payment to the holder of the Series B convertible preferred shares is junior to the holders of the Series A preferred shares distribution rights. The holder of a Series B convertible preferred share is entitled to a liquidation payment of $11 per number of common shares into which each Series B convertible preferred share would convert. In the event that the liquidation of the Company’s assets results in proceeds that exceed the distribution rights of the Series A

Notes to Consolidated Financial Statements—(Continued)

preferred shares and the Series B convertible preferred shares, the remaining proceeds will be distributed between the common shares and the Series B convertible preferred shares, on an as converted basis. The Series B convertible preferred shares are convertible into Units upon and for 180 days following the occurrence of either of the following events: (1) substantially all of the Company’s assets, stock or business is transferred as a going concern, whether through exchange, merger, consolidation, lease, share exchange or otherwise, other than a sale of assets in liquidation, dissolution or winding up of the Company’s business; or (2) the Company’s common shares are listed on any securities exchange or quotation system or in any established market.

Upon the occurrence of either triggering event and for purposes of determining the liquidation payment due to each holder of a Series B convertible preferred share, each Series B convertible preferred share is convertible into 12.11423 Units. No additional consideration is due upon the conversion of the Series B convertible preferred shares. If the Company terminates or fails to renew the Advisory Agreement with AFA, the Series B convertible preferred shares will be entitled to dividend distributions and voting rights on an as converted basis. In this event, the liquidation preference of the Series A preferred shares will continue.

Expense related to the issuance of the 240,000 Series B convertible preferred shares to Mr. Knight will be recognized at such time when the number of common shares to be issued for conversion of the Series B shares can be reasonably estimated and the event triggering the conversion of the Series B shares to common shares occurs. The expense will be measured as the difference between the fair value of the common stock for which the Series B shares can be converted and the amounts paid for the Series B shares. The beneficial conversion feature at December 31, 2005, assuming a conversion event had occurred, would be approximately 2.9 million common shares, which based upon the sales price of the Company’s shares at $11 per share would result in approximately $32 million of expense.

During the first quarter of 2004, the Company instituted a dividend reinvestment plan. The purpose of the plan is to provide the Company’s shareholders with a convenient and inexpensive way to increase their investment in the Company by reinvesting their dividends to purchase additional Units. As of December 31, 2006, 2.7 million Units have been reinvested representing $30.0 million in proceeds to the Company through the plan. During 2006, 1.1 million Units were reinvested, representing $12.6 million in proceeds to the Company.

The Company has instituted a share redemption program to provide its shareholders who have held their Units for at least one year with the benefit of limited interim liquidity, by presenting for redemption all or any portion of their Units at any time and in accordance with certain procedures. Once this time limitation has been met, the Company may, subject to certain conditions and limitations, redeem the Units presented for redemption for cash, to the extent that the Company has sufficient funds available to fund the redemption. If Units are held for the required one-year period, the Units may be redeemed for a purchase price equal to the lesser of: (1) $11.00 per unit; or (2) the purchase price per Unit that was actually paid for the Units. The board of directors reserves the right, in its sole discretion, at any time and from time to time, to waive the one-year holding period, reject any request for redemption, change the purchase price for redemptions or otherwise amend the terms of, suspend, or terminate the share redemption program. Redemption of Units, when requested, will be made quarterly on a first-come, first-served basis. As of December 31, 2006, the Company has redeemed $35.0 million representing 3.2 million Units. During 2006, the Company redeemed $12.8 million, representing 1.2 million Units.

The Company’s articles of incorporation authorize issuance of up to 15 million additional preferred shares. No preferred shares other than the Series A preferred shares and the Series B convertible preferred shares (discussed above) have been issued. The Company believes that the authorization to issue additional preferred shares benefits the Company and its shareholders by permitting flexibility in financing additional growth, giving the Company additional financing options in corporate planning and in responding to developments in business, including financing of additional acquisitions and other general corporate purposes. Having authorized preferred

Notes to Consolidated Financial Statements—(Continued)

shares available for issuance in the future gives the Company the ability to respond to future developments and allows preferred shares to be issued without the expense and delay of a special shareholders’ meeting. At present, the Company has no specific financing or acquisition plans involving the issuance of additional preferred shares and the Company does not propose to fix the characteristics of any series of preferred shares in anticipation of issuing preferred shares other than the Series A preferred shares and Series B convertible preferred shares discussed above. The Company cannot now predict whether or to what extent, if any, additional preferred shares will be used or if so used what the characteristics of a particular series may be. The voting rights and rights to distributions of the holders of common shares will be subject to the prior rights of the holders of any subsequently-issued preferred shares. Unless otherwise required by applicable law or regulation, the preferred shares would be issuable without further authorization by holders of the common shares and on such terms and for such consideration as may be determined by the board of directors. The preferred shares could be issued in one or more series having varying voting rights, redemption and conversion features, distribution (including liquidating distribution) rights and preferences, and other rights, including rights of approval of specified transactions. A series of preferred shares could be given rights that are superior to rights of holders of common shares and a series having preferential distribution rights could limit common share distributions and reduce the amount holders of common shares would otherwise receive on dissolution.

Note 5

Stock Incentive Plans

On January 2, 2003, the Board of Directors approved a Non-Employee Directors Stock Option Plan (the “Directors Plan”) whereby directors, who are not employees of the Company or affiliates, automatically receive options to purchase stock for five years from the adoption of the plan. Under the Directors Plan, the number of Units authorized for issuance is equal to 45,000 plus 1.8% of the number of Units sold in excess of 4,761,905 Units. This plan currently relates to the initial public offering of 45,670,995 Units; therefore, the maximum number of Units authorized under the Directors Plan is currently 781,364. The options expire 10 years from the date of grant.

On January 2, 2003, the Board of Directors approved an Incentive Stock Option Plan (the “Incentive Plan”) whereby incentive awards may be granted to certain employees of the Company or affiliates. The maximum number of Units that can be issued under the Incentive Plan is 1,927,045. As of December 31, 2006, no options have been issued under the plan.

Both plans generally provide, among other things, that options be granted at exercise prices not lower than the market value of the Units on the date of grant. The optionee has up to 10 years from the date on which the options first become exercisable to exercise the options. In 2006, 2005 and 2004 the Company granted 59,590, 50,715 and 36,388 options to purchase shares under the Directors Plan and granted no options under the Incentive Plan. All options vested on the date of issuance. Activity in the Company’s share option plan during 2006, 2005 and 2004 is summarized in the following table:

	2006	2005	2004
Outstanding, beginning of year:	121,343	70,628	34,240
Granted	59,590	50,715	36,388
Exercised	—	—	—
Expired or canceled	—	—	—
Outstanding, end of year:	180,933	121,343	70,628
Exercisable, end of year:	180,933	121,343	70,628
The weighted-average exercise price:	$11.00	$11.00	$11.00

Notes to Consolidated Financial Statements—(Continued)

Beginning January 1, 2006, the Company adopted FASB Statement 123 (R) under the modified prospective transition method and recorded $57,000 of stock based expense for the 59,590 options issued.

Prior to January 1, 2006, the Company used the intrinsic value method, as defined by APB 25, to account for stock-based compensation. This method required compensation expense to be recognized for the excess of the quoted market price of the stock at the grant date or the measurement date over the amount an employee must pay to acquire the stock.

Note 6

Management Agreements

Except for nine Marriott brand hotels that are managed by Western International, Inc. (“Western”), the Company’s Marriott brand hotels are subject to management agreements under which Marriott or its affiliates (the “Manager”) manages the hotels and provides access to the Company to Marriott’s intellectual property and proprietary sales and reservation system, generally for an initial term of 30 years with renewal terms at the option of the Manager and the Company of up to an additional 30 years. The agreements generally provide for payment of base management fees, which are calculated annually and are a percentage of sales, incentive management fees over a priority return (as defined in the management agreements), system fees and marketing fees. Additionally, these agreements have termination provisions for the Company if certain operating results are not achieved. During the years ended December 31, 2006, 2005 and 2004, the Company incurred approximately $701 thousand, $332 thousand and $425 thousand in incentive management fees.

Western manages five of the Company’s Residence Inn hotels and four of the Company’s Courtyard by Marriott hotels. These hotels are given access to Marriott’s intellectual property and proprietary sales and reservation system under franchise agreements with Marriott. Western manages day-to-day operations of these hotels and charges management fees for this function, which are calculated as a percent of revenue. Each hotel is also subject to incentive management fees, if certain levels of operating profit are reached. For the year ended December 31, 2006, the Company incurred $41,000 in incentive management fees. In 2005 and 2004, the Company did not incur incentive management fees. These management agreements are for a term of five years and include a provision for early termination if certain results and conditions are not met.

Hilton, or one of its affiliates, manages day-to-day operations of the Company’s Homewood Suites and Hilton Garden Inn hotels. Hilton charges fees for this function, which are calculated as a percentage of revenue. Hilton also charges a fee, calculated as a percentage of suite revenue, for franchise licenses to operate as a Homewood Suites by Hilton or a Hilton Garden Inn and to participate in its reservation system. The terms of these management agreements and franchise agreements range from 15 to 20 years.

During the years ended December 31, 2006, 2005 and 2004, the Company incurred approximately $8.2 million, $6.5 million and $5.0 million associated with these agreements.

Note 7

Related Parties

The Company has significant transactions with related parties. These transactions cannot be construed to be arms length, and the results of the Company’s operations may be different if these transactions were conducted with non-related parties.

The Company has contracted with ASRG to provide brokerage services for the acquisition and disposition of the Company’s real estate assets. In accordance with the contract, ASRG is paid a fee of 2% of the gross purchase price of any acquisitions or gross sale price of any dispositions of real estate investments, subject to certain conditions. These acquisition fees are capitalized as part of the purchase price of the hotels. There were

Notes to Consolidated Financial Statements—(Continued)

no acquisitions or dispositions during 2006; therefore, there were no costs incurred with ASRG during 2006. Total payments to date to ASRG for services under the terms of this contract were approximately $8.2 million, which have been capitalized as a part of the purchase price of the hotels.

Effective January 3, 2003, the Company contracted with Apple Hospitality Five Advisors, Inc. (“AFA”), which in turn subcontracts with Apple Suites Advisors, Inc. (“ASA”), a subsidiary of Apple Hospitality Two, Inc., to advise and provide day-to-day management services for the Company and due-diligence services on acquisitions. In accordance with the contract, the Company pays AFA a fee equal to .1% to .25% of total equity contributions received by the Company in addition to certain reimbursable expenses. AFA in turn pays that total amount to ASA. For the years ended December 31, 2006, 2005 and 2004 , the Company incurred and paid advisory and other reimbursable expenses of approximately $2.4 million, $1.7 million and $1.0 million under this agreement. These amounts are included in general and administrative expense.

AFA and ASRG are 100% owned by Mr. Glade M. Knight, the Company’s Chairman. ASA is a wholly-owned subsidiary of Apple Hospitality Two, Inc. Mr. Knight also serves as the Chairman and CEO of Apple Hospitality Two, Inc., a hospitality REIT, Apple REIT Six, Inc., a diversified REIT and Apple REIT Seven, Inc., a diversified REIT. The Company’s Board of Directors has members that are also on the Board of Directors of Apple Hospitality Two, Inc., Apple REIT Six, Inc., or Apple REIT Seven, Inc.

Note 8

Pro Forma Information (Unaudited)

The following unaudited pro forma information for the year ended December 31, 2004 is presented as if the hotel acquisitions occurred on January 1, 2004. The pro forma information does not purport to represent what the Company’s results of operations would actually have been if such transactions, in fact, had occurred on January 1, 2004, nor does it purport to represent the results of operations for future periods.

(In thousands, except per share data)	Year ended December 31, 2004
Hotel revenues	$94,987
Net income	$23,341
Net income per share basic and diluted	$0.52

The pro forma information reflects adjustments for actual revenues and expenses of the 5 hotels acquired in 2004 for the respective period owned prior to acquisition by the Company. Net income has been adjusted as follows: (1) depreciation has been adjusted based on the Company’s basis in the hotels; (2) advisory expenses have been adjusted based on the Company’s contractual arrangements; and (3) common stock raised during 2004 to purchase these hotels has been adjusted to reflect issuances as of January 1, 2004.

Note 9

Other Assets

On May 17, 2006, the Company sold its Lear jet for approximately $2.9 million. The disposal resulted in a gain of approximately $241,000.

Note 10

Subsequent Events

During January 2007, the Company paid distributions in the amount of $3.4 million. Of that amount, $2.2 million was paid out in cash dividends and $1.2 million was reinvested into additional Units of the Company.

Notes to Consolidated Financial Statements—(Continued)

During February 2007, the Company paid distributions in the amount of $3.4 million. Of that amount, $2.2 million was paid out in cash dividends and $1.2 million was reinvested into additional Units of the Company.

During January 2007, the Company redeemed 322,563 Units representing approximately $3.5 million, under its Share Redemption Program.

In January 2007, the Company extended the term of its $10 million revolving line of credit for an additional year. The other terms of the line of credit remain the same.

Apple Hospitality Two, Inc. entered into a definitive merger agreement in February 2007 with an unrelated third party. The transaction is subject to numerous due diligence items and shareholder approval. If the merger is completed as anticipated during the second quarter of 2007, the Company would become self-advised. By becoming self-advised the Company plans on terminating its advisory agreement with AFA and ASRG and retaining the employees it currently utilizes through its relationship with Apple Hospitality Two, Inc. The Company would incur no incremental cost by retaining the employees, the Company would eliminate its annual advisory fee (approximately $1.2 million in 2006) and eliminate a potential fee of 2% per transaction on the sale of any properties. The termination does trigger dividend and voting rights for the Series B convertible preferred shares, which requires the Company to record the value of those shares at the time of termination. The Company is currently analyzing the amount of this expense and does anticipate it to be a material item.

APPLE HOSPITALITY FIVE, INC.

Apple Hospitality Five, Inc.

Consolidated Balance Sheets (unaudited)

(in thousands, except share data)

	September 30, 2007	December 31, 2006
ASSETS
Investment in hotels, net of accumulated depreciation of $43,499 and $36,688, respectively	$349,028	$398,461
Cash and cash equivalents	83,395	747
Restricted cash-furniture, fixtures and other escrows	5,546	4,423
Due from third party managers, net	5,155	4,021
Other assets, net	1,032	156

TOTAL ASSETS	$444,156	$407,808

LIABILITIES
Notes payable	$4,497	$4,497
Accounts payable and accrued expenses	3.304	3,295

TOTAL LIABILITIES	7,801	7,792
SHAREHOLDERS’ EQUITY
Preferred stock, authorized 15,000,000 shares; none issued and outstanding	—	—
Series A preferred stock, no par value, authorized 200,000,000 shares; outstanding 45,205,980 and 45,202,535 shares, respectively	—	—
Series B convertible preferred stock, no par value, authorized 240,000 shares; issued and outstanding 240,000 shares	32.006	24
Common stock, no par value, authorized 200,000,000 shares; outstanding 45,205,980 and 45,202,535 shares, respectively	443.666	443,553
Distributions greater than net income	(39,317)	(43,561)

TOTAL SHAREHOLDERS’ EQUITY	436,355	400,016

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$444,156	$407,808

See notes to consolidated financial statements.

Apple Hospitality Five, Inc.

Consolidated Statement of Operations (unaudited)

(in thousands, except per share data)

Nine months ended September 30, 2007

Revenues:
Suite revenue	$94,741
Other revenue	6,177

Total revenue	100,918
Expenses:
Operating expense	22,720
Hotel administrative expense	8,056
Sales and marketing	6,647
Utilities	4,245
Repair & maintenance	5,104
Franchise fees	2,209
Management fees	5,233
Taxes, insurance and other	5,537
General and administrative	1,777
Transaction advisory expense	309
Depreciation expense	9,989

Total expenses	71,826

Operating income	29,092
Series B convertible preferred share expense	(31,982)
Interest expense, net	(358)

Net income (loss)	(3,248)
Preferred stock dividends	220

Net income (loss) applicable to common shareholders	$(3,028)

Basic and diluted income per common share applicable to common shareholders	$(.07)

Weighted average shares outstanding - basic and diluted Distributions declared per common share	45,115

See notes to consolidated financial statements.

Apple Hospitality Five, Inc.

Consolidated Statement of Cash Flows (unaudited)

(in thousands)

Nine months ended September 30, 2007

Cash flow from operating activities:
Net loss	(3,028)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation	9,989
Series B convertible preferred share expense	31,982
Stock option expense	72
Changes in operating assets and liabilities:
Due from third party managers	(1,134)
Other assets	(876)
Accrued expenses	9

Net cash from operating activities	37,014

Cash flow used in investing activities:
Sale of property	87,500
Capital improvements	(10,392)

Net cash provided by investing activities	77,108

Cash flow used in financing activities:
Net proceeds from issuance of common stock	7,218
Redemptions of common stock	(7,154)
Cash distributions paid to shareholders	(31,538)

Net cash used in financing activities	(31,474)

Increase in cash and cash equivalents	82,648
Cash and cash equivalents, beginning of period	747

Cash and cash equivalents, end of period	$83,395

See notes to consolidated financial statements.

Notes to Consolidated Financial Statements

Note 1

General Information and Summary of Significant Accounting Policies

Organization

Apple Hospitality Five, Inc. (the “Company”), a Virginia corporation, was formed on September 20, 2002, and its first investor closing was on January 3, 2003. The Company completed its best-efforts offering on March 18, 2004. The accompanying consolidated financial statements include the accounts of the Company along with its subsidiaries. All significant intercompany transactions and balances have been eliminated.

Income Taxes

Effective January 1, 2007, the Company adopted FASB (“Financial Accounting Standards Board”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109.” This interpretation requires that income tax positions recognized in an entity’s tax returns have a more-likely-than-not chance of being sustained prior to recording the related tax benefit in the financial statements. Tax benefits would be derecognized if information became available which indicated that it was more-likely-than-not that the position would not be sustained. This interpretation did not have a material impact on the Company’s results of operations or statement of financial position.

Earnings Per Common Share

In May 2007 due to the termination by the Company of its advisory agreements with Apple Five Advisors, Inc. and Apple Suites Realty Group, the dividend rights, on an as converted basis, of the Series B convertible preferred shares were triggered. As a result, beginning in June 2007, the Series B convertible shares will receive dividends on an as converted basis when distributions are made to common shareholders. For basic earnings per share purposes, net income or loss applicable to common shareholders is divided by the weighted average number of shares outstanding during the period. For diluted earnings per share purposes, net income or loss available to common shareholders is divided by the weighted average number of shares outstanding after giving effect to all potential common shares that were dilutive and outstanding for the period. Because of the net loss applicable to common shareholders for the three and nine months ended September 30, 2007, the impact of the Series B convertible preferred shares on an as converted basis had an anti-dilutive affect and therefore are not included in the weighted average shares outstanding for the nine months ended September 30, 2007.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

Note 2

Notes payable

In January 2007, the Company extended the term of its $10 million revolving line of credit for an additional year. The other terms of the line of credit remain the same.

Note 3

Shareholders’ Equity

The Company has a Unit Redemption Program to provide limited interim liquidity to its shareholders. Redemption of Units, when requested, is made quarterly on a first-come, first-served basis. Shareholders may request redemption of Units for a purchase price equal to the lesser of: (1) the purchase price per Unit that the shareholder actually paid for the Unit; or (2) $11.00 per Unit. The Company reserves the right to change the purchase price of redemptions, reject any request for redemption, or otherwise amend the terms of, suspend, or terminate the Unit Redemption Program.

During 2004, the Company instituted a dividend reinvestment plan to its shareholders. The plan provides a convenient and cost effective way to increase shareholder investment in the Company by reinvesting dividends to purchase additional Units of the Company. The uses of the proceeds from this plan may include purchasing Units under the Company’s Unit Redemption Program, enhancing properties, satisfying financing obligations and other expenses, increasing working capital, funding various corporate operations, and acquiring hotels. The Company has registered 7 million shares for potential issuance under the plan.

The Company’s termination of its advisory agreements with affiliates, Apple Five Advisors, Inc. and Apple Suites Realty Group, in May 2007, triggered dividend and voting rights for the Company’s Series B preferred shares on an as converted basis. In conjunction with this event, the Company recorded a non-cash charge of $32.0 million to reflect the estimated fair market value of these shares.

Note 4

Related Parties

The Company has significant transactions with related parties. These transactions cannot be construed to be arm’s length and the results of the Company’s operations may be different if these transactions were conducted with non-related parties.

On May 24, 2007, the Company became self-advised as it terminated its advisory agreement with Apple Five Advisors, Inc. (“AFA”) and terminated its brokerage agreement with Apple Suites Realty Group, Inc. (“ASRG”). AFA and ASRG had been utilizing employees of an affiliated company Apple Hospitality Two, Inc. to provide the advisory and other services. On May 23, 2007, Apple Hospitality Two, Inc. completed a merger with an unrelated third party and was no longer able to provide these services. As a result, the Company retained the employees that had been providing these services and became self advised. The Company eliminated its annual advisory fee paid to AFA of approximately $1.2 million and eliminated a potential fee of 2% per transaction on the sale or purchase of any properties.  The termination of this advisory agreement in May 2007 triggered dividend and voting rights for the Company’s Series B convertible preferred shares on an as converted basis, and the Company recorded a non-cash charge of $32.0 million in the second quarter of 2007.

Effective May 24, 2007, through a wholly-owned subsidiary, Apple Fund Management, LLC, the Company now provides support services to Apple Suites Realty Group, Inc. (“ASRG”), Apple Six Advisors, Inc. (“A6A”), Apple REIT Six, Inc., Apple Seven Advisors, Inc. (“A7A”), Apple REIT Seven, Inc., Apple Eight Advisors, Inc. (“A8A”), and Apple REIT Eight, Inc. A6A provides day to day advisory and real estate due diligence services to Apple REIT Six, Inc. A7A provides day to day advisory and real estate due diligence services to Apple REIT Seven, Inc., and A8A provides day to day advisory and real estate due diligence services to Apple REIT Eight, Inc. ASRG, A6A, A7A and A8A are 100% owned by Mr. Glade Knight, the Company’s Chairman and Chief Executive Officer. ASRG provides real estate brokerage services to Apple REIT Six, Inc., Apple REIT Seven, Inc., and Apple REIT Eight, Inc. Each of these companies has agreed to reimburse the Company for its costs in providing these services. Mr. Knight is Chairman and Chief Executive Officer of Apple REIT Six Inc, Apple REIT Seven, Inc., and Apple REIT Eight, Inc. Additionally, the Company’s Board of Directors has members that are also on the Board of Directors of Apple REIT Six, Inc., Apple REIT Seven, Inc. or Apple REIT Eight, Inc.

Note 5

Subsequent Event

On October 4, 2007, the Company repaid the mortgage note payable in the amount of $4,497.

On October 5, 2007, the Company completed its merger with Inland American Real Estate Trust, Inc.

Winston Hotels, Inc.

Unaudited Consolidated Financial Statements

June 30, 2007

WINSTON HOTELS, INC.

WINSTON HOTELS, INC.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	June 30, 2007	December 31, 2006
ASSETS
Land	$59,670	$59,803
Buildings and improvements	429,468	430,968
Furniture and equipment	68,763	66,745
Operating properties	557,901	557,516
Less accumulated depreciation	145,618	140,826
	412,283	416,690
Properties under development and land for development	9,501	11,748
Net investment in hotel properties	421,784	428,438

Assets held for sale	6,000	10,327
Corporate furniture, fixtures and equipment, net	488	551
Cash	70,527	7,822
Accounts receivable, net	2,258	2,723
Notes receivable	15,966	52,146
Investment in joint ventures	3,938	4,209
Deferred expenses, net	5,296	9,490
Prepaid expenses and other assets	18,329	14,135
Deferred tax asset	10,466	10,367
Total assets	$555,052	$540,208

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY

Lines of credit	$—	$7,850
Mortgage loans	235,721	231,694
Accounts payable and accrued expenses	26,637	21,479
Contingent liability (Note 2)	20,000	—
Distributions payable	1,840	6,413
Total liabilities	284,198	267,436

Minority interest	15,503	13,804

Shareholders’ equity:
Preferred stock, Series B, $.01 par value, 5,000 shares authorized, 3,680 shares issued and outstanding (liquidation preference of $93,840)	37	37
Common stock, $.01 par value, 50,000 shares authorized, 29,415 and 29,191 shares issued and outstanding at June 30, 2007 and December 31, 2006, respectively	294	292
Additional paid-in capital	352,713	351,274
Distributions in excess of earnings	(97,693)	(92,635)
Total shareholders’ equity	255,351	258,968
Total liabilities, minority interest and shareholders’ equity	$555,052	$540,208

See Notes to the Consolidated Financial Statements

WINSTON HOTELS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

Three Months Ended June 30,	2007	2006
Operating revenue:
Rooms	$47,212	$39,106
Food and beverage	3,329	2,881
Other operating departments	1,563	1,575
Joint venture fee income	59	51
Total operating revenue	52,163	43,613
Hotel operating expenses:
Rooms	8,779	7,797
Food and beverage	2,315	2,046
Other operating departments	1,239	1,046
Undistributed operating expenses:
Property operating expenses	9,447	7,785
Real estate taxes and property and casualty insurance	2,230	1,908
Franchise costs	3,243	2,707
Maintenance and repair	2,183	1,960
Management fees	2,443	1,559
General and administrative	10,698	2,498
Termination fee	20,000	—
Depreciation	5,819	4,987
Amortization	416	514
Total operating expenses	68,812	34,807
Operating income (loss)	(16,649)	8,806

Extinguishment of debt	(3,610)	(3,961)
Interest and other income	1,341	2,020
Interest expense	(3,553)	(4,938)
Income (loss) before allocation to minority interests, income taxes, and equity in income of unconsolidated joint ventures	(22,471)	1,927
Loss allocation to minority interest in Partnership	1,079	54
Income allocation to minority interest in consolidated joint ventures	(316)	(353)
Income tax expense	(968)	(967)
Equity in income of unconsolidated joint ventures	80	41
Income (loss) from continuing operations	(22,596)	702
Discontinued operations:
Income from discontinued operations	162	1,384
Gain on sale of discontinued operations	2,098	3,479
Loss on impairment of asset held for sale	(1,999)	—
Income (loss) before gain on sale of properties	(22,335)	5,565
Gain on sale of properties, less applicable income tax	14,107	—
Net income (loss)	(8,228)	5,565
Preferred stock distribution	(1,840)	(1,840)
Net income (loss) available to common shareholders	$(10,068)	$3,725
Basic weighted average number of common shares outstanding	28,988	26,479
Diluted weighted average number of common shares outstanding	28,988	26,479
Income (loss) per common share basic and diluted:
Loss from continuing operations and gain from sale of properties	$(0.36)	$(0.04)
Income from discontinued operations	0.01	0.18
Net income (loss) available to common shareholders	$(0.35)	$0.14
Per share dividends to common shareholders	$—	$0.15

See Notes to the Consolidated Financial Statements

WINSTON HOTELS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

Six Months Ended June 30,	2007	2006
Operating revenue:
Rooms	$86,825	$72,374
Food and beverage	5,777	4,874
Other operating departments	2,820	2,657
Joint venture fee income	127	103
Total operating revenue	95,549	80,008
Hotel operating expenses:
Rooms	16,682	14,731
Food and beverage	4,235	3,742
Other operating departments	2,187	1,865
Undistributed operating expenses:
Property operating expenses	18,547	15,382
Real estate taxes and property and casualty insurance	4,342	3,624
Franchise costs	5,999	4,958
Maintenance and repair	4,322	3,842
Management fees	3,971	2,852
General and administrative	17,026	5,526
Termination Fee	20,000	—
Depreciation	11,410	9,678
Amortization	962	1,003
Total operating expenses	109,683	67,203
Operating income (loss)	(14,134)	12,805
Extinguishment of debt	(3,882)	(3,961)
Loss on sale of note receivable	(5,322)	—
Interest and other income	3,061	3,406
Interest expense	(7,449)	(9,350)
Income (loss) before allocation to minority interests, income taxes, and equity in income of unconsolidated joint ventures	(27,726)	2,900
Loss allocation to minority interest in Partnership	1,316	88
Income allocation to minority interest in consolidated joint ventures	(103)	(219)
Income tax expense	(979)	(994)
Equity in income of unconsolidated joint ventures	1,384	64
Income (loss) from continuing operations	(26,108)	1,839
Discontinued operations:
Income from discontinued operations	528	2,279
Gain on sale of discontinued operations	12,094	7,728
Loss on impairment of asset held for sale	(1,999)	—
Income (loss) before gain on sale of properties	(15,485)	11,846
Gain on sale of properties, less applicable tax	14,107	—
Net income (loss)	(1,378)	11,846
Preferred stock distribution	(3,680)	(3,680)
Net income (loss) available to common shareholders	$(5,058)	$8,166
Basic weighted average number of common shares outstanding	28,981	26,449
Diluted weighted average number of common shares outstanding	28,981	26,449
Income (loss) per common share basic and diluted:
Loss from continuing operations and gain from sale of properties	$(0.54)	$(0.07)
Income from discontinued operations	0.37	0.38
Net income (loss) available to common shareholders	$(0.17)	$0.31
Per share dividends to common shareholders	$—	$0.30

See Notes to the Consolidated Financial Statements

WINSTON HOTELS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006

(in thousands, except per share amounts)

					Additional	Distributions	Total
	Preferred Stock		Common Stock		Paid-in	In Excess of	Shareholders’
	Shares	Dollars	Shares	Dollars	Capital	Earnings	Equity

Balances at December 31, 2006	3,680	$37	29,191	$292	$351,274	$(92,635)	$258,968
Issuance of shares and other	—	—	224	2	(10)	—	(8)
Restricted stock expense recognition	—	—	—	—	1,449	—	1,449
Distributions ($0.50 per preferred B share)	—	—	—	—	—	(3,680)	(3,680)
Net loss	—	—	—	—	—	(1,378)	(1,378)
Balances at June 30, 2007	3,680	$37	29,415	$294	$352,713	$(97,693)	$255,351

					Additional	Distributions	Total
	Preferred Stock		Common Stock		Paid-in	In Excess of	Shareholders’
	Shares	Dollars	Shares	Dollars	Capital	Earnings	Equity

Balances at December 31, 2005	3,680	$37	26,509	$265	$325,238	$(100,875)	$223,211
Presentation reclassification - SFAS 123R adoption	—	—	(136)	(1)	(1,453)	—	—
Restricted stock expense recognition	—	—	117	1	1,166	—	1,167
Distributions ($0.30 per common share)	—	—	—	—	—	(8,041)	(8,041)
Distributions ($1.00 per preferred B share)	—	—	—	—	—	(3,680)	(3,680)
Net income	—	—	—	—	—	11,846	11,846
Balances at June 30, 2006	3,680	$37	26,490	$265	$324,951	$(100,750)	$224,503

WINSTON HOTELS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in thousands)

Six Months Ended June 30,	2007	2006
Cash flows from operating activities:
Net income (loss)	$(1,378)	$11,846
Adjustments to reconcile net income to net cash provided by operating activities:
Income allocation to minority interest	(758)	395
Income allocation to minority interest in consolidated joint ventures	103	219
Depreciation	11,593	10,955
Amortization	1,065	1,135
Deferred income tax (benefit) expense	(99)	762
Extinguishment of debt	3,333	3,961
Loss on sale of note receivable	5,322	—
Loss on impairment of asset held for sale	2,087	—
Gain on sale of hotel properties	(12,094)	(8,103)
Equity in income of unconsolidated joint ventures	(1,384)	(64)
Distributions from joint ventures	442	50
Unearned compensation amortization	1,449	1,155
Changes in assets and liabilities:
Accounts receivable	465	218
Prepaid expenses and other assets	(4,194)	1,636
Accounts payable and accrued expenses	4,785	(820)
Net cash provided by operating activities	10,737	23,345
Cash flows from investing activities:
Investment in hotel properties	(18,497)	(23,995)
Proceeds from state historic tax credits	2,923	—
Proceeds from sale of hotel properties	25,694	23,282
Issuance of notes receivable	(3,530)	(21,685)
Collection and sale of notes receivable	34,633	26
Distributions from (investment in) unconsolidated joint ventures	1,214	(7,516)
Purchase of restricted marketable securities	—	(64,578)
Franchise and loan origination costs	(141)	(473)
Net cash provided by (used in) investing activities	42,296	(94,939)
Cash flows from financing activities:
Termination fee advance	20,000	—
Net decrease in lines of credit	(7,850)	(91,100)
Proceeds from mortgage loans	17,457	187,775
Payment of mortgage loans	(13,430)	(12,317)
Distributions to shareholders	(8,058)	(11,677)
Distributions to minority interest in partnership	(195)	(390)
Contributions from (distributions to) minority interest in consolidated joint ventures	1,811	(160)
Fees paid in connection with financing activities	(63)	(4,316)
Net cash provided by financing activities	9,672	67,815
Net increase (decrease) in cash	62,705	(3,779)
Cash at beginning of period	7,822	15,047
Cash at end of period	$70,527	$11,268

See Notes to the Consolidated Financial Statements

1.     ORGANIZATION

Winston Hotels, Inc. (the “Company”), headquartered in Raleigh, North Carolina, owns and develops hotel properties directly and through joint ventures, provides and acquires hotel loans, and provides hotel development and asset management services.  The Company conducts substantially all of its operations through its consolidated operating partnership, WINN Limited Partnership (the “Partnership”).  The Company and the Partnership (together with the Partnership’s wholly owned subsidiaries) are collectively referred to as the “Company”.  As of June 30, 2007, the Company’s ownership interest in the Partnership was 95.77% (See Note 4).  The Company operates so as to qualify as a real estate investment trust (“REIT”) for federal income tax purposes under Sections 853-860 of the Internal Revenue Code of 1986, as amended.

As of June 30, 2007, the Company owned or was invested in 50 hotel properties in 18 states, having an aggregate of 6,782 rooms.  This included 42 wholly owned properties with an aggregate of 5,748 rooms, a 41.7% ownership interest in a joint venture that owned one hotel with 121 rooms, a 60% ownership interest in a joint venture that owned one hotel with 138 rooms, a 49% ownership interest in a joint venture that owned one hotel with 118 rooms, a 48.78% ownership interest in a joint venture that owned one hotel with 147 rooms, a 13.05% ownership interest in a joint venture that owned three hotels with an aggregate of 387 rooms, and a 0.21% ownership interest in a joint venture that owned one hotel with 123 rooms for which substantially all of the profit or loss generated by the joint venture is allocated to the Company.  As of June 30, 2007, the Company also had $16 million in loan receivables from owners of several hotels.  The Company does not hold an ownership interest in any of the hotels for which it has provided debt financing.

The Company has elected to be taxed as a REIT.  The Company believes that it qualifies for taxation as a REIT and, with certain exceptions, the Company will not be subject to tax at the corporate level on its taxable income that is distributed to the shareholders of the Company.  A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute at least 90% of its annual taxable income.  Failure to qualify as a REIT will render the Company subject to federal income tax (including any applicable minimum tax) on its taxable income at regular corporate rates and distributions to the shareholders in any such year will not be deductible by the Company.

Under the REIT Modernization Act of 1999 (the “RMA”), which became effective January 1, 2001, a REIT is permitted to lease hotels to wholly owned taxable REIT subsidiaries of the REIT (“TRS Lessees”).  The Company has formed two taxable REIT subsidiaries, Barclay Hospitality Services Inc. (“Barclay Hospitality”) and Barclay Holding, Inc. (“Barclay Holding”) (collectively, “Barclay”).  As of June 30, 2007, 41 of the Company’s 42 wholly owned hotels were operated under leases with Barclay Hospitality.  The remaining wholly owned hotel, the Hampton Inn & Suites Baltimore Inner Harbor in Maryland, was leased to an entity owned 0.1% by Barclay Holding.  One joint venture hotel, the Chapel Hill, NC Courtyard by Marriott, was leased to an entity owned 48.78% by Barclay Holding.  A second joint venture hotel, the Ponte Vedra, FL Hampton Inn, was leased to an entity owned 49% by Barclay Holding.  A third joint venture hotel, the Stanley Hotel in Estes Park, CO, was leased to an entity owned 60% by Barclay Holding.  A fourth joint venture hotel, the Kansas City, MO Courtyard by Marriott, was leased directly to Barclay Holding.  A fifth joint venture hotel, the Akron, OH Hilton Garden Inn, was leased to an entity owned 41.7% by Barclay Holding.  The remaining three joint venture hotels, the West Des Moines, IA Fairfield Inn & Suites, the Houston, TX SpringHill Suites and the West Des Moines, IA SpringHill Suites by Marriott were leased to entities owned 13.05% by Barclay Holding.

To qualify as a REIT, the Company cannot operate hotels.  The Company’s taxable REIT subsidiaries engage hotel management companies to operate the hotels under management contracts.  Under these management contracts, the Company’s third-party managers have direct control of the daily operations of the Company’s hotels.  As of June 30, 2007, Alliance Hospitality Management, LLC managed 39 of the Company’s 50 hotels, Marriott International managed six hotels, Concord Hospitality Enterprises Company managed three hotels, and Promus Hotels, Inc., an affiliate of Hilton Hotels Corporation, and GHG-Stanley Management, LLC each managed one hotel.  Marriott reports the operating results for the hotels it manages on a fiscal year consisting of thirteen four-week periods.  Therefore, for the six Marriott-managed hotels, the Company’s fiscal year will reflect twelve weeks of operations for each of the first three quarters of the year and sixteen weeks for the fourth quarter of the year.  Therefore, in any given quarterly period, period-over-period results will have different ending dates for the Marriott managed hotels.

2.              MERGER

On February 21, 2007, the Company entered into a definitive agreement and plan of merger with affiliates of Och-Ziff Real Estate and Norge Churchill, Inc. (“Och-Ziff”).  On March 8, 2007, the Company received an unsolicited offer from Inland American Real Estate Trust, Inc. (“Inland”) to acquire all of the outstanding common stock of the Company for $15.00 per share, together with all of the common units of the Partnership for $15.00 per unit.  On March 27, 2007, the Company received a letter from Inland confirming their prior offer to acquire the Company’s common stock and the Partnership’s common units, and also providing that Inland would acquire all of the Company’s 8.00% Series B Cumulative preferred stock (“Series B Preferred Stock”).  On April 2, 2007, in connection with the decision by the Board of Directors and the independent Special Committee of the Board of Directors of the Company to enter into an agreement and plan of merger with Inland, the Company terminated its agreement and plan of merger with Och-Ziff (“Och-Ziff Merger Agreement”).  On April 2, 2007, the Company entered into an agreement and plan of merger (the “Merger Agreement”) with Inland and Inland American Acquisition (Winston), LLC, a wholly-owned Subsidiary of Inland (“IAA” and together with Inland, “Inland”).

In connection with executing the Merger Agreement, the Company expensed and paid Wilbur Acquisition Holding Company, LLC a total of $20.0 million in satisfaction of termination fees and reimbursement of expenses relating to the termination of the Och-Ziff Merger Agreement.  Pursuant to the terms of the Merger Agreement, Inland reimbursed the Company for the $20.0 million payment.  The Company was required to repay Inland in the event the merger with Inland was not consummated.  Accordingly, this amount is reflected as a contingent liability as of June 30, 2007.  In connection with executing the Merger Agreement, the Company agreed to pay at a future date, severance and retention payments to employees totaling $8.1 million.  These payments will be included in the total cost of acquiring the Company and have not been expensed in the accompanying financial statements.

Pursuant to the Merger Agreement, on July 1, 2007 (i) the Company merged with and into IAA, with IAA continuing as the surviving entity (the “Merger”), and (ii) Inland purchased one hundred (100) common units of partnership interest in the Partnership for a purchase price of one hundred dollars, whereby Inland became a limited partner of the Partnership.  Under the terms of the Merger Agreement, at the Effective Time:

a.                         each common unit of the Partnership was converted into one validly issued, fully paid and nonassessable common unit of the surviving entity of the merger;

b.                        each share of the Company’s common stock issued and outstanding immediately prior to the Effective Time (other than shares owned by the Company, Inland and their respective subsidiaries) was converted into, and cancelled in exchange for, the right to receive an amount in cash to be paid by Inland equal to $15.00, without interest (the “Common Share Merger Consideration”);

c.                         each share of the Company’s Series B Preferred Stock, issued and outstanding immediately prior to the Effective Time, was converted into, and cancelled in exchange for, the right to receive an amount in cash to be paid by Inland equal to the sum of (i) $25.38 per share plus (ii) any accrued and unpaid dividends as of the Effective Time including the $0.50 Series B preferred stock dividend for the second quarter to shareholders of record as of June 29, 2007;

d.                        each partnership interest in the Partnership that was not specifically designated as a Series B preferred unit, issued and outstanding immediately prior to the Effective Time, was converted into, and cancelled in exchange for, the right to receive an amount in cash equal to $15 per unit, multiplied by a conversion factor (as defined in the Amended and Restated Agreement of Limited Partnership of the Partnership), which was one (1); and

e.                         the Company was released from its contingent obligation to repay Inland the $20 million advanced on the termination fees.

The foregoing description of certain terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed with the United States Securities and Exchange Commission (“SEC”) on April 3, 2007.

3.              BASIS OF PRESENTATION AND ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited consolidated financial statements reflect, in the opinion of management, all adjustments necessary for a fair statement of the results for the interim periods presented.  All such adjustments are of a normal and recurring nature.  Due to the seasonality of the hotel business, the information for the three and six months ended June 30, 2007 and 2006 is not necessarily indicative of the results for a full year.   These consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements included within the Registration Statement on Form S-11 of Inland American Real Estate Trust, Inc.  The year-end Consolidated Balance Sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America (“GAAP”).

Principles of Consolidation

The consolidated financial statements are prepared in accordance with GAAP.  The consolidated financial statements include the accounts of Winston Hotels, Inc., the Partnership, the Partnership’s wholly owned subsidiaries, and joint ventures which were consolidated in accordance with the provision of Financial Accounting Standards Board (“FASB”) Interpretation No. 46 (revised December 2003) “Consolidation of Variable Interest Entities” (“FIN 46R”).  All significant inter-company balances and transactions have been eliminated.

Accounting for Long-Lived Assets

Investment in Hotel Properties.  Hotel properties are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the assets of between 5 and 10 years for furniture, fixtures and equipment, and between 30 and 40 years for buildings and improvements.  Upon disposition, both the assets and accumulated depreciation accounts are relieved and the related gain or loss is credited or charged to the income statement.  The Company expenses repairs and maintenance costs of the hotels as they are incurred.  During the six months ended June 30, 2007 and 2006, the Company capitalized interest of $405 and $935, respectively, related to hotels under development or major renovation.

Impairment.  The Company evaluates the potential impairment of its individual long-lived assets, principally its wholly owned hotel properties and the hotel properties in which it owns an interest through consolidated joint ventures, in accordance with Statement of Financial Accounting Standards (“SFAS”)  No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”).  The Company records an impairment charge when it believes an investment in a hotel has been impaired such that the Company’s estimate of future undiscounted cash flows, together with its estimate of an anticipated liquidation amount, would not recover the then current carrying value of the investment in the hotel property, or when the Company classifies a property as “held for sale” and the carrying value exceeds fair market value.  The Company considers many factors and makes certain subjective assumptions when making this assessment, including but not limited to, general market and economic conditions, operating results over the past several years, the performance of similar properties in the same market, and expected future operating results based on a variety of assumptions.  Changes in market conditions or poor operating results of underlying investments could adversely impact the Company’s assumptions regarding future undiscounted cash flows and anticipated liquidation amounts therefore requiring an immediate material impairment charge.  Further, the Company currently owns certain hotels for which the carrying value exceeds current market value.  Other than the impairment charge discussed below, the Company does not believe an impairment charge for any of these hotels is appropriate at this time since the Company’s forecast of each hotel’s future undiscounted cash flows, together with its estimated liquidation amount, exceeds the current carrying value of each of these hotels.  Should the Company approve a plan to sell any of the hotels for which the carrying value exceeds fair market value, an impairment charge would be required at that time and could be material in the aggregate.

The Company prepares an impairment analysis quarterly based on facts and circumstances existing at the end of each quarter.  In accordance with SFAS 144, the Company recorded a $2.0 million (net of allocation to minority interest) non-cash impairment charge in the second quarter of 2007 relating to the Orlando, FL Comfort Suites.  The non-cash impairment charge represents an adjustment to reduce the carrying value of the aforementioned hotel to the estimated sales price, net of estimated selling costs.  The Company’s estimated sales price was based management’s current best estimate of the fair market value. The remaining hotel, the Orlando, FL Comfort Suites, is being actively marketed by the Company for sale.  Should the Company complete a sale of the remaining hotel, there can be no assurance that the net proceeds from a sale will equal the Company’s carrying value, in which case an additional impairment charge may be necessary at that time.

Recently Issued Accounting Standards

Refer to Note 10 for information regarding the Company’s implementation of the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FAS No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in income taxes.

In September 2006, the FASB released SFAS 157, “Fair Value Measurements” (“SFAS 157”).  This statement defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.  SFAS 157 clarifies the exchange price notion in the fair value definition to mean the price that would be received to sell the asset or paid to transfer the liability (an exit price), not the price that would be paid to acquire the asset or received to assume the liability (an entry price).  This statement also clarifies that market participant assumptions should include assumptions about risk, should include assumptions about the effect of a restriction on the sale or use of an asset and should reflect its nonperformance risk (the risk that the obligation will not be fulfilled).  Nonperformance risk should include the reporting entity’s credit risk.  SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007.  Due to the Company’s merger with Inland on July 1, 2007 (see Note 2), the Company will not issue separate financial statements for the periods affected by SFAS 157.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”).  SFAS 159 expands opportunities to use fair value measurement in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007.

Due to the Company’s merger with Inland on July 1, 2007 (see Note 2), the Company will not issue separate financial statements for the periods affected by SFAS 159.

In June 2007, the American Institute of Certified Public Accountants (“AICPA”) released SOP 07-1, “Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies” (“SOP 07-1”), which provides guidance for determining whether specialized industry accounting principles should be retained by a parent company in consolidation or by an investor that has the ability to exercise significant influence over an investment company and applies the equity method of accounting to its investment in the entity.  In addition, SOP 07-1 includes certain disclosure requirements for parent companies and equity method investors in investment companies that retain investment company accounting in the parent company’s consolidated financial statements or the financial statements of an equity method investor.  SOP 07-1 is effective for financial statements issued for fiscal years beginning after December 15, 2007.  Due to the Company’s merger with Inland on July 1, 2007 (see Note 2), the Company will not issue separate financial statements for the periods affected by SOP 07-1.

4.              MINORITY INTEREST IN PARTNERSHIP

Certain hotel properties have been acquired, in part, by the Partnership, through the issuance of units of limited partnership interest in the Partnership to third parties.  This equity interest in the Partnership held by these limited partners represents the Company’s minority interest.  The Company’s minority interest is: (i) increased or decreased by its pro-rata share of the net income or net loss, respectively, of the Partnership; (ii) decreased by distributions; (iii) decreased by redemption of limited partnership units for cash or the Company’s common stock; and (iv) adjusted to equal the net equity of the Partnership multiplied by the limited partners’ ownership percentage immediately after each issuance of units and/or common stock of the Company through an adjustment to additional paid-in capital.  Income (loss) is allocated to minority interest based on the weighted average percentage ownership throughout the period.

The Company is the general partner of, and as of June 30, 2007, owned a 95.77% ownership interest in the Partnership.  The remaining 4.23% interest in the Partnership was owned by Hubbard Realty of Winston-Salem, Inc. (0.21%), Cary Suites, Inc. (3.32%), WJS – Perimeter, Inc. (0.36%), and Charles M. Winston (0.34%).  Hubbard Realty of Winston-Salem, Inc. is owned by parties unrelated to the Company.  Mr. Robert W. Winston, III, Chief Executive Officer of the Company, is the sole officer and director of Cary Suites.  Cary Suites is a corporation owned 29.1% by Mr. Robert Winston, 20.8% by his wife, 15.75% by each of his parents, 17.9% by trusts for the benefit of his children, and 0.7% by his sister.  Mr. Robert Winston’s father is Mr. Charles M. Winston, Chairman of the Company’s Board of Directors (“the Board”).  Mr. Charles Winston serves as a director and owns a 33.33% ownership interest in WJS – Perimeter, Inc.  The remaining 66.67% ownership interest in WJS – Perimeter, Inc. is owned by parties unrelated to the Company.  Minority interest in the Partnership as of June 30, 2007 and December 31, 2006 was $7,129 and $7,345, respectively.

5.              CONCENTRATION RISK

The Company’s investments are all concentrated within the hotel industry.  The Company’s current investment strategy is to acquire or develop premium-limited service, extended-stay, mid-scale, upscale, upper upscale and, in certain cases, full-service hotels either directly or through joint ventures, and to originate and acquire mortgage loans and other instruments such as mezzanine loans to hotel owners and operators.  At present, all of the Company’s owned hotels or hotels with respect to which the Company has provided debt financing are located within the United States.  Accordingly, adverse conditions in the hotel industry will have a material adverse effect on the Company’s operating and investment revenues and cash available for distribution to shareholders.

At June 30, 2007, 23 out of the Company’s 42 wholly owned hotels were located in the six eastern seaboard states ranging from Maryland to Florida, including 13 hotels located in North Carolina.  Adverse events in these areas, such as economic recessions, hurricanes or other natural disasters, could cause a loss of revenues from these hotels, which could have a greater adverse effect on the Company as a result of its concentration of assets in this area.  The Company’s geographic concentration also exposes it to risks of oversupply and competition in its principal markets.

In addition, the Company expects to originate or acquire additional hotel loans that are not typically collateralized by a first mortgage.  These types of loans involve a higher degree of risk than long-term senior mortgage loans collateralized by income-producing real property due to a variety of factors, including the loan being entirely uncollateralized or, if collateralized, becoming uncollateralized as a result of foreclosure by the senior lender.  The Company may not recover some or all of its investment in these loans.  In addition, these loans may have higher loan-to-value ratios than conventional mortgage loans resulting in less equity in the property and increasing the risk of loss of principal.

6.              DISCONTINUED OPERATIONS

In April 2007, the Brunswick, GA Hampton Inn was sold for net proceeds of $6.1 million, resulting in a net gain of $2.2 million in the second quarter of 2007.  As of March 31, 2007, this hotel was included in assets held for sale.  In March 2007, the Tinton Falls, NJ Holiday Inn was sold for net proceeds of $14.6 million, resulting in a net gain of $8.1 million.  In February 2007, the Abingdon, VA Holiday Inn Express was sold for net proceeds of $5.0 million, resulting in a net gain of $2.4 million.  As of December 31, 2006, the Abingdon, VA Holiday Inn Express hotel was included in assets held for sale.  In November 2006, the Winston Salem, NC Courtyard by Marriott was sold for net proceeds of $9.7 million, resulting in a net gain of $2.8 million.  In August 2006, the Alpharetta, GA Homewood Suites was sold for net proceeds of $9.7 million, resulting in a net gain of $3.3 million.  In July 2006, the Company sold the West Springfield, MA Hampton Inn for net proceeds of $9.5 million, resulting in a net gain of $3.9 million.  In June 2006, the Company sold the Boone, NC Hampton Inn for net proceeds of $4.9 million, resulting in a net gain of $2.2 million.  In April 2006, the Company sold the Wilmington, NC Comfort Inn for net proceeds of $5.7 million, resulting in a net gain of $1.0 million.  The Company sold the Southlake, GA Hampton Inn in March 2006 for net proceeds of $8.5 million, resulting in a net gain of $4.4 million.

In accordance with SFAS 144, the Company recorded an additional $2.0 million (net of allocation to minority interest) non-cash impairment charge in the second quarter of 2007 relating to the Orlando, FL Comfort Suites.  The non-cash impairment charge represents an adjustment to reduce the carrying value of the aforementioned hotel to the estimated sales price, net of estimated selling costs.  The Company’s estimated sales price was based on management’s current best estimate of the fair market value.  The remaining hotel, the Orlando, FL Comfort Suites, is being actively marketed by the Company for sale.  Should the Company complete a sale of the remaining hotel, there can be no assurance that the net proceeds from a sale will equal the Company’s carrying value, in which case an additional impairment charge may be necessary at that time.

The operating results for these hotels are included in discontinued operations in the statements of operations until their sale date.  The Company has elected not to allocate interest expense to the results of the discontinued operations in accordance with SFAS 144.  The inclusion of additional hotels in discontinued operations resulted in certain reclassifications to the financial statement amounts for the three and six months ended June 30, 2006.  Condensed financial information of the results of operations for the hotels included in discontinued operations is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Total revenue	$1,124	$7,597	$4,186	$15,192
Total expenses	984	6,170	3,800	13,037
Income from hotel operations	140	1,427	386	2,155
Allocation to minority interest in Partnership-income from discontinued operations	(7)	(65)	(23)	(108)
Gain on sale of discontinued operations	104	3,648	10,542	8,103
Allocation to minority interest in Partnership- gain on sale of discontinued operations	(93)	(169)	(535)	(375)
Loss on impairment of assets held for sale	88	—	88	—
Income tax benefit	29	22	165	232
Income from discontinued operations	$261	$4,863	$10,623	$10,007

7.              HOTEL DEVELOPMENT AND ACQUISITION

Developments

Downtown Raleigh.  In April 2007, the Company purchased a 0.73-acre vacant site in downtown Raleigh, N.C.  for $2.6 million on which it plans to build a high-rise, mixed-use development that will include a 120-room Hampton Inn and Suites, an 80-room aloft hotel and approximately 5,000 square feet of retail and restaurant space.  The high-rise may also include up to 250 residential condominiums.  Pending city planning, permitting and other required government approvals, construction is expected to begin in the first quarter of 2008.

Raleigh Aloft.  During November 2006, the Company purchased a parcel of land for $0.6 million adjacent to its Hilton Garden Inn near the Raleigh Durham airport to build its first aloft hotel.  The cost of the 151-room aloft is expected to be approximately $18.5 million.  The Company expects to break ground on the wholly owned hotel during the fourth quarter of 2007 with an expected opening date during the fourth quarter of 2008.

Roanoke Residence Inn.  In 2006, the Company began construction on a wholly owned, 79-room Residence Inn in Roanoke, VA, with a planned opening in the 2007 fourth quarter.  The cost of the Residence Inn is expected to be approximately $10.7 million.  The Company is funding part of the project’s cost through a first mortgage loan (See Note 12).  As of June 30, 2007, the Company had invested approximately $7.0 million in this project.

Wilmington Hilton Garden Inn.  In March 2007, the Company opened a 119-room Hilton Garden Inn hotel in the Mayfaire Town Center development in Wilmington, NC.  As of June 30, 2007, the Company had invested approximately $12.5 million in this project.

Joint Venture Developments.  During the 2006 fourth quarter, the Company broke ground on a 22-room, $3.4 million expansion of the Chapel Hill, NC Courtyard by Marriott hotel.  The project is scheduled for completion in the 2007 fourth quarter.  The property is owned by a joint venture in which the Company holds a 48.78% equity interest (See Note 8).  As of June 30, 2007, the Company had invested approximately $1.9 million in this project.  The Company is also building a 120-room Courtyard by Marriott in Jacksonville, FL, the estimated cost of which is $15.1 million.  The property is owned by a joint venture in which the Company holds a 48 % equity interest (See Note 8).

Acquisitions

Potential Acquisition of Two New York Hotels

In August 2006, the Company announced that it had entered into definitive agreements to acquire two hotels under construction in New York City (one each in the Tribeca and Chelsea sections of Manhattan) for a purchase price of $55 million each.  The Tribeca hotel experienced construction delays and the Company pursued legal action against the seller.  As of June 30, 2007, the lawsuit has been settled with the seller and the seller paid the Company $16 million, which netted to a gain of $14.7 million, in June 2007 which is included in gain on sale of properties, less applicable income tax in the unaudited consolidated statements of operations for three and six months ended June 30, 2007.  As a result, the Company has agreed to terminate the contract to acquire the Tribeca hotel.   The Company has been approved by Hilton Hotels Corporation for a Hilton Garden Inn franchise for the Hilton Garden Inn Chelsea.  The Hilton Garden Inn Chelsea is expected to open in the fourth quarter of 2007.

8.              SUMMARIZED FINANCIAL STATEMENT INFORMATION FOR JOINT VENTURES

As of June 30, 2007, the Company was invested in ten hotels through joint ventures, which included nine operating hotels and one hotel under development.  The Company consolidates all voting interest entities in which it owns a controlling voting interest and all variable interest entities (“VIE”) for which it is the primary beneficiary in accordance with FIN 46R.  As a result, the Company consolidated the balance sheets and the results of operations for six of the hotels it has invested in through joint ventures.  The Company’s investments in the remaining four joint venture hotels are not consolidated and instead are accounted for under the equity method.

Consolidated Joint Ventures

Operating Hotels

During 2005, the Company formed a joint venture, Gateway Hotel Associates, LLC (“Gateway Hotel Associates”), with DeHoff Development Company to build a 121-room Hilton Garden Inn at Gateway Corporate Park, adjacent to the Akron-Canton Airport in Ohio.  The hotel opened on November 2, 2006.  The Company currently owns a 41.7% interest in both Gateway Hotel Associates, which owns the hotel, and Gateway Hotel Associates Lessee, LLC (“Gateway Hotel Lessee”), which leases the hotel from Gateway Hotel Associates.  In addition, the Company has made a preferred equity investment of $2.2 million in Gateway Hotel Associates.  The Company’s preferred investment bears interest at 30-day LIBOR plus 11% per annum.  The joint venture funded a portion of the development costs with borrowings under a mortgage loan (See Note 12).  Pursuant to FIN 46R, this joint venture is considered to be a VIE and the Company is considered to be the primary beneficiary.  Accordingly, the results of operations and the balance sheet of this joint venture are consolidated in the Company’s consolidated financial statements pursuant to FIN 46R and all inter-company accounts are eliminated.

During 2005, the Company entered into a joint venture, New Stanley Associates, LLLP (“Stanley Associates”), with Stanley Holdings, LLC to acquire the Stanley Hotel in Estes Park, CO.  The joint venture acquired the Stanley Hotel on August 5, 2005 and simultaneously closed on a $13.0 million first mortgage loan to finance the acquisition (See Note 12).  The Company currently owns a 60% interest in both Stanley Associates, which owns the hotel, and New Stanley Associates Lessee, LLC (“Stanley Lessee”), which leases the hotel from Stanley Associates.  Pursuant to FIN 46R, these joint ventures are considered to be VIE’s and the Company is considered to be the primary beneficiary.  Accordingly, the results of operations and the balance sheet of these joint ventures are consolidated in the Company’s consolidated financial statements pursuant to FIN 46R and all inter-company accounts are eliminated.

During 2005, the Company entered into a joint venture, 131 East Redwood (Tenant) LLC, with Redwood Center, LLC and Chevron TCI, Inc.  The Company currently owns a 0.1% interest in the joint venture.  The joint venture leases the Hampton Inn & Suites Baltimore Inner Harbor hotel in Maryland from the Company.  Pursuant to FIN 46R, this joint venture is considered to be a VIE.  Excluding a priority payment and administrative fee totaling $120 per year payable to Chevron, TCI, Inc., the Company receives nearly all of the remaining net operating results from the operations of the hotel, and is therefore the primary beneficiary of this joint venture.  Accordingly, the results of operations and the balance sheet of this joint venture are consolidated in the Company’s consolidated financial statements pursuant to FIN 46R and all inter-company accounts are eliminated.

During 2004, the Company formed a joint venture, Winston Kansas City, LP, with U.S. Bancorp Community Development Corporation (“US Banc”) to acquire a historic residential building in Kansas City, MO.  The property, which underwent extensive renovations in connection with its conversion into a 123-room Courtyard by Marriott hotel, opened on April 20, 2006.  The joint venture funded a portion of the development costs with borrowings under a mortgage loan (See Note 12).  The Company currently owns a 0.21% interest in Winston Kansas City, LP, which owns the hotel, and a 100% interest in Barclay Holding, which leases the hotel from Winston Kansas City, LP.  Pursuant to FIN 46R, this joint venture is considered to be a VIE.  Excluding a 2% priority payment return on US Banc’s investment, substantially all of the profit or loss generated by the joint venture is allocated to the Company,   and the Company is therefore the primary beneficiary of this joint venture.  Accordingly, the results of operations and the balance sheet of this joint venture are consolidated in the Company’s consolidated financial statements pursuant to FIN 46R and all inter-company accounts are eliminated.

During 2003, the Company entered into a joint venture, Chapel Hill Hotel Associates, LLC (“Chapel Hill Hotel Associates”), with Chapel Hill Investments, LLC to develop and own hotel properties.  The Company currently owns a 48.78% interest in both Chapel Hill Hotel Associates, which owns the Chapel Hill, NC Courtyard by Marriott, and Chapel Hill Lessee Company, LLC (“Chapel Hill Lessee”), which leases the hotel.    The Company has also invested $1.2 million in exchange for a preferred equity interest in Chapel Hill Hotel Associates.  The Company’s preferred investment bears interest at 30-day LIBOR plus 5.885%.  Chapel Hill Investments, LLC,  which owns a 51.22% interest of both Chapel Hill Hotel Associates and Chapel Hill Lessee, is owned 52% by Charles M. Winston, Chairman of the Board, and his brother James H. Winston, a former member of the Board, collectively, and 48% by three other unaffiliated owners collectively.  Pursuant to FIN 46R, these joint ventures are considered to be VIE’s and the Company is considered to be the primary beneficiary.  Accordingly, the results of operations and the balance sheet of these joint ventures are consolidated in the Company’s consolidated financial statements pursuant to FIN 46R and all inter-company accounts are eliminated.

During 2000, the Company entered into a joint venture, Marsh Landing Hotel Associates, LLC (“Marsh Landing Hotel Associates”), with Marsh Landing Investments, LLC to develop and own hotel properties.  The Company currently owns a 49% interest in both Marsh Landing Hotel Associates, which owns the Ponte Vedra, FL Hampton Inn, and Marsh Landing Lessee Company, LLC (“Marsh Landing Lessee”), which leases the hotel from Marsh Landing Hotel Associates.  Marsh Landing Investments, LLC, which owns 51% interest of both Marsh Landing Hotel Associates and Marsh Landing Lessee, is owned by Mr. Charles M. Winston, Chairman of the Board, and his brother Mr. James H. Winston, a former member of the Board.  Pursuant to FIN 46R, these joint ventures are considered to be VIE’s and the Company is considered to be the primary beneficiary.  Accordingly, the results of operations and the balance sheets of these joint ventures are consolidated in the Company’s consolidated financial statements pursuant to FIN 46R and all inter-company accounts are eliminated.

Unconsolidated Joint Ventures

Hotel Under Development

During 2006, the Company entered into a joint venture, Jacksonville Hotel Associates, LLC (“Jacksonville Hotel Associates”), with Skyline Hotel Investors, LLC (“Skyline”) to develop and own hotel properties.  Jacksonville Hotel Associates plans to build a 120-room Courtyard by Marriott in Jacksonville, FL for approximately $15.1 million.  The total equity investment in Jacksonville Hotel Associates is expected to be approximately $5.3 million.  Jacksonville Hotel Associates expects to fund the remainder of the development costs with borrowings under a mortgage loan.  Jacksonville Hotel Associates entered into a five-year construction-to-permanent first mortgage loan for $9.8 million, at a variable interest rate of 30-day LIBOR plus 2.6%.  Interest is added to the principal balance during construction.  The loan will require interest only payments through July 1, 2010 at which time principal and interest payments will start based on a 25-year amortization schedule.  Jacksonville Hotel Associates plans to open the hotel in the fourth quarter of 2007.  The Company owns a 48% interest in both Jacksonville Hotel Associates, which will own the 120-room Courtyard by Marriott, and Jacksonville Lessee Company, LLC (“Jacksonville Lessee”), which will lease the hotel from Jacksonville Hotel Associates.  Skyline owns a 52% interest in each of Jacksonville Hotel Associates and Jacksonville Lessee.  Pursuant to FIN 46R, these joint ventures were not considered to be VIE’s.  The results of operations and the balance sheet of these joint ventures are not consolidated in the Company’s consolidated financial statements, but instead are accounted for under the equity method of accounting.  As of June 30, 2007, Jacksonville Hotel Associates had total assets of $9.7 million, liabilities of $4.5 million and stockholders’ equity of $5.3 million.  As of December 31, 2006, total assets and stockholders’ equity of Jacksonville Hotel Associates were each approximately $4.6 million.  As of June 30, 2007 and December 31, 2006, the Company held equity of approximately $2.5 million in Jacksonville Hotel Associates.

Operating Hotels

During the fourth quarter of 2002, the Company formed a joint venture (the “Charlesbank Venture”) with Boston-based Charlesbank Capital Partners, LLC (“Charlesbank”).  The Company owns 15% of the Charlesbank Venture and Charlesbank owns 85%.  The Charlesbank Venture focuses on acquisitions that the partners believe have turnaround or upside potential and can benefit from additional capital and aggressive asset management, which often includes renovating, repositioning, rebranding and/or a change in management.  The Charlesbank Venture invested in four hotels through a joint venture (“WCC Project Company LLC”) comprised of Concord Hospitality Enterprises Company (“Concord”) and the Charlesbank Venture.  Concord owns a 13% interest in the projects acquired by WCC Project Company LLC, while the Charlesbank Venture owns 87%, so that the Company has an indirect 13.05% ownership interest in WCC Project Company LLC.  In December 2005, the joint venture sold one of the four hotels.  As of December 31, 2005, the Company held approximately $6.9 million in cash from the hotel sale that was distributed to the other partners in the unconsolidated joint venture in January 2006.

The Charlesbank Venture invested in another hotel through a joint venture (“WNC Project Company LLC”) comprised of Shelton III Hotel Equity LLC, owned by New Castle Hotels LLC (“New Castle”) and the Charlesbank Venture.  New Castle owns a 13% interest in WNC Project Company LLC, while the Charlesbank Venture owns 87%, so that the Company has an indirect 13.05% ownership interest in WNC Project Company LLC.  In March 2007, WNC Project Company LLC sold this hotel and the Company received a $1.7 million distribution, $0.4 million of which was a return of capital, and an allocation of $1.3 million of the related gain, which is included in equity in income of unconsolidated joint ventures on the accompanying Consolidated Statements of Operations for the six months ended June 30, 2007.  In August 2007, WCC Project Company sold the three remaining hotels and received a $5.2 million distribution.  The Company is currently in the process of finalizing the distribution on investment and the related gain allocation.

During 2006, the Company formed four joint ventures to lease the three hotels from WCC Project Company LLC and the one hotel from WNC Project Company LLC.  The ownership structure for the lessee joint ventures is the same as the structure for the hotel ownership joint ventures.

The Company’s carrying amount of its investment in the WCC Project Company LLC joint venture differs from its share of the partnership equity reported in the balances of the unconsolidated joint venture due to the Company’s cost of its investment in excess of the historical net book values.  The additional basis is allocated to depreciable assets and depreciation is recognized on a straight-line basis over 30 years.  The Company accounts for its investment in these hotels under the equity method of accounting.  Therefore, results of operations and the balance sheets of these hotels are not consolidated in the Company’s consolidated financial statements.

Under the terms of the operating agreement for each joint venture, the Company and its venture partner each must approve all major decisions, including refinancing or selling the respective hotels, making loans, changes in partners’ interests, entering into material contracts, purchasing or acquiring assets, and approving operating and capital expenditure budgets.  The following tables set forth a summary of the balance sheet and statement of operations for all joint ventures for which operations have begun, including the Company’s share related to the Charlesbank Venture as of June 30, 2007 and December 31, 2006 and for the three and  six months ended June 30, 2007 and 2006:

	June 30, 2007	December 31, 2006
Gross fixed assets	$28,593	$41,418
Accumulated depreciation	(3,923)	(4,860)
Other assets	3,604	3,653
Total assets	28,274	40,211

Miscellaneous liabilities	4,592	4,847
Mortgage loans:
Ten-year loan collateralized by West Des Moines Fairfield Inn and Suites hotel, matures February 2013, with a 20-year amortization period, at an interest rate of 30-day LIBOR plus 3%.	2,718	2,760

Five-year loan collateralized by Houston Springhill Suites hotel, matures October 2009, with a 20-year amortization period, at a fixed rate of 6.57% for $4.8 million of the original note, and a variable interest rate of 30-day LIBOR plus 3.8% for the remaining $4.9 million of the original note.	9,048	9,210

Five-year loan collateralized by West Des Moines Springhill Suites hotel, matures July 2010, with a 20-year amortization period, at an interest rate of 90-day LIBOR plus 3.5%.	4,546	4,598

Five-year loan collateralized by Shelton Courtyard by Marriott hotel, matures February 2007 with two additional one year extensions, interest only, at an interest rate of 30-day LIBOR plus 3.35%.	—	9,000
Total liabilities	20,904	30,415
Equity	7,370	9,796
Company’s share of equity	1,108	1,534
Company’s additional basis	142	145
Investment in joint ventures	$1,250	$1,679

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenue	$2,757	$4,270	$6,612	$8,117
Hotel department expenses	(697)	(2,305)	(1,839)	(4,415)
Management fees	(83)	(142)	(214)	(286)
Undistributed and fixed expenses	(1,307)	(1,425)	(3,867)	(2,776)
Gain on sale of hotel	—	—	10,100	—
Hotel net income	670	398	10,792	640
Charlesbank Venture’s 87% share of net income	583	346	9,389	557
Corporate charges	(38)	(56)	(141)	(108)
Charlesbank Venture net income	545	290	9,248	449
Winston’s 15% share of Charlesbank Venture net income	81	42	1,387	67
Amortization of investment true-up	(1)	(1)	(3)	(3)

Equity in income of unconsolidated joint ventures	$80	$41	$1,384	$64

9.              NOTES RECEIVABLE

The Company provides mezzanine and first-mortgage financing to third-party owners of hotels.  The Company does not hold an ownership interest in any of these hotels.  These loan arrangements are considered to be variable interests in the entities that own the hotels, all of which are VIEs.  However, the Company is not considered to be the primary beneficiary for any of these VIEs.  Therefore, the Company will not consolidate the results of operations of these hotels.  The Company does not have any additional lending commitments to these specific VIEs, except as disclosed below

Notes receivable as of	June 30, 2007	December 31, 2006
$1.1 million mezzanine loan collateralized by the ownership interest in the entity that owns the Hilton Garden Inn in Atlanta (Sugarloaf) GA; matured December 2006; interest rate of 30-day LIBOR plus 7.36%, with interest-only payments through maturity, with additional interest of 2% of gross monthly revenues until maturity, paid off in January 2007.	$—	$1,080

$2.4 million mezzanine loan collateralized by the ownership interest in the entity that owns the Sheraton hotel in Atlantic Beach, NC; matures February 2009; interest rate of 60-day LIBOR (with a 2% floor) plus 9%, with interest-only payments through maturity, with additional interest of 2% of outstanding principal balance accruing monthly, paid off in May 2007.	—	2,400

$6.0 million mezzanine loan collateralized by the ownership interest in the entity that owns the LaPosada de Santa Fe Resort in Santa Fe, NM; matures December 2007; interest rate of 30-day LIBOR plus 9%, with interest only payments until maturity, paid off in August 2007.	6,000	6,000

$1.4 million first mortgage loan collateralized by the Comfort Inn in Greenville, SC; matures January 2010; interest rate of prime plus 1.5%, with fixed principal payments of $6 plus interest until maturity; paid off in May 2007.	—	1,294

$3.4 million mezzanine loan collateralized by the ownership interest in the entity that owns the Hampton Inn & Suites in Albany, NY; matures August 2011; interest rate of 30-day LIBOR plus 9.41%, with interest only payments until maturity, with additional interest of 4% accruing monthly until maturity, paid in May 2007.	—	3,375

Notes receivable as of	June 30, 2007	December 31, 2006
$2.8 million in B-notes purchased for $2.3 million; collateralized by second mortgages on the SpringHill Suites and TownePlace Suites in Boca Raton, FL and the TownePlace Suites in Fort Lauderdale, FL; matures September 2011; effective interest rate of 9.3% (and a yield to maturity of 11.7%), interest and principal payments.	2,342	2,338

$14.0 million from four mezzanine loans collateralized by senior participation interests in four loans to Walton Street Capital, which owns four Marriott Renaissance hotels; matures October 2008 with two one-year extensions; interest rate of 30-day LIBOR plus 4.5%, with interest only payments until maturity, one of the four loans was paid off in December 2006, another was paid off in January 2007, and the remaining two were paid off in April 2007.	—	11,250

$2.3 million B-note, of a $12 million total loan amount for a 140-room Hilton Garden Inn under construction in Columbia, SC; collateralized by a second mortgage on the hotel project; interest rate of 90-day LIBOR plus 6.12% during the construction period with a 6.00% accrual, and 90-day LIBOR plus 5.87% during year one with a 6.00% accrual and 90-day LIBOR plus 7.87% for years two through five of the permanent loan with a 4.00% accrual; funded ratably over the construction period.	2,243	2,250

$1.7 million “B” note for a 122-room Hilton Garden Inn under construction in Tuscaloosa, AL; collateralized by a second mortgage on the hotel project; interest rate of 90-day LIBOR plus 7.63% during the construction period with an incremental 3.29% accrual; thereafter the interest rate is 90-day LIBOR plus 7.43%, with an incremental 3.29% accrual during the first year only; the accrual is due upon maturity, which is five years from the date the property opens to the general public; funded ratably over the construction period.	1,770	1,318

$2.2 million five-year “B” note for a 101-room Hampton Inn & Suites under construction in Murfreesboro, TN; interest rate of 30-day LIBOR plus 6.05%, with an additional 3.86% accrual per annum; payments are interest only during construction of the hotel and the first 12 months of hotel operations and thereafter include principal payments based on a 25-year amortization period; funded ratably over the construction period.	1,967	533

$20.3 million “B” note as part of a $66 million senior note to fund the $91.5 million refinance and refurbishment of the Lady Luck casino and adjacent hotel in Las Vegas, NV; interest at a fixed rate of 12.63% for two years with two one-year extensions, sold February 2007.	—	20,308

$2.2 million mezzanine loan collateralized by the ownership interest in the entity that owns the Homewood Suites in Denver, CO; interest rate of 30-day LIBOR plus 7.50%; funded ratably over the construction period.	990	—

$1.2 million “B” note, as part of a total $7.8 million financing, collateralized by a 104-room Holiday Inn Express under construction in Webster, NY, construction-to-five-year permanent loan, interest at 90-day LIBOR plus approximately 7.00%, with an additional 3.94% of the original principal balance accruing until the loan is paid in full; funded ratably over the construction period.	654	—

Total notes receivable	$15,966	$52,146

Total interest receivable and deposit related to notes	$421	$1,759

At June 30, 2007 and December 31, 2006, 30-day LIBOR was 5.32%.  At June 30, 2007 and December 31, 2006, 60-day LIBOR was 5.34% and 5.35%, respectively.  At June 30, 2007 and December 31, 2006, 90-day LIBOR was 5.36%.  At June 30, 2007 and December 31, 2006, the prime interest rate was 8.25%.

The Company purchased the junior participation interest in the Lady Luck Loan for $20.3 million pursuant to a Participation Agreement with the senior participant, dated May 5, 2006 (the “Participation Agreement”).  On February 20, 2007, the parties to the Participation Agreement entered into a Put Agreement (the “Put Agreement”), whereby the parties established a put option that permitted the Company, at any time within seven calendar days of the execution of the Put Agreement, at its sole option, to sell its junior participation interest to the senior participant in the Lady Luck Loan.  The Put Agreement was entered into in connection with Och-Ziff Merger Agreement negotiations with Wilbur Acquisition Holding Company, LLC.  Upon exercise of the Company’s put option, the senior participant was obligated to purchase from the Company the junior participation interest in its entirety for a purchase price of approximately $15.2 million.  The Company exercised this put option on February 21, 2007.  Accordingly, the Company recognized a loss of approximately $5.3 million, including the put fee and accrued, unpaid interest, during the six months ended June 30, 2007 as a result of this sale.  Management did not consider this note to be impaired as of December 31, 2006 and accordingly no loss was recognized at December 31, 2006.

10.       INCOME TAXES

The Company files income tax returns in the U.S. federal jurisdiction and various state jurisdictions.  With few exceptions, the Company is no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before 2003.  The Company is currently under examination by various states for sales and use tax,  including Connecticut for the years 2002-2005, Texas for the years 2002-2006 and North Carolina for the years 2003-2004 and North Carolina for income tax for the years 2002-2004. The Company adopted the provisions of FIN 48 on January 1, 2007.  The Company believes it has no material exposures.  Therefore, both before and after the adoption of FIN 48 no reserves for uncertain income tax positions have been recorded.  In addition, the Company did not record a cumulative effect adjustment related to the adoption of FIN 48. The Company’s policy is that it recognizes interest related to unrecognized tax benefits in interest expense and penalties in operating expenses.

The income tax expense for the three months ended June 30, 2007 included federal income tax expense of $841 and a state income tax expense of $99.  The income tax expense for the six months ended June 30, 2007 included federal income tax expense of $729 and state income tax expense of $86.  The income tax expense for the three months ended June 30, 2006 included federal income tax expense of $518 and  state income tax expense of $61.  The income tax expense for the six months ended June 30, 2006 included federal income tax expense of $682 and state income tax expense of $80. These tax expenses were calculated using an effective tax rate of 38% applied to the net income of Barclay.  The Company believes that Barclay will generate sufficient future taxable income to realize its deferred tax asset.

11.       EARNINGS PER SHARE

Net income per common share is computed by dividing net income applicable to common shareholders by the weighted-average number of common shares outstanding during the period.  Net income per common share assuming dilution is computed by dividing net income available to common shareholders, plus income allocated to minority interest, by the weighted-average number of common shares assuming dilution during the period.  Weighted average number of common shares assuming dilution includes common shares and dilutive common share equivalents, including redeemable limited partnership units, stock options, and unvested stock grants.  The following is a reconciliation of the amounts used in calculating basic and fully diluted income per common share for the three and six months ended June 30, 2007 and 2006:

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Income (loss) from continuing operations	$(22,596)	$702	$(26,108)	$1,839
Less: preferred stock distributions	(1,840)	(1,840)	(3,680)	(3,680)

Loss from continuing operations available to common shareholders	$(24,436)	$(1,138)	$(29,788)	$(1,841)
Income from discontinued operations	$261	$4,863	$10,623	$10,007
Gain on sale of properties, less applicable income tax	$14,107	$—	14,107	$—
Net income available to common shareholders	$(10,068)	$3,725	$(5,058)	$8,166
Weighted average number of common shares basic and diluted	28,988	26,479	28,981	26,449
Earnings per share – basic and diluted
Loss from continuing operations, and gain on sale of properties available to common shareholders	$(0.36)	$(0.04)	$(0.54)	$(0.07)
Income from discontinued operations	$0.01	$0.18	$0.37	$0.38
Net income available to common shareholders	$(0.35)	$0.14	$(0.17)	$0.31

The potential common shares (represented by minority interest, outstanding stock options and stock grants) for the three and six months ended June 30, 2006 totaled 1,370,937 and 1,404,767, respectively.  For the three and six months ended June 30, 2006 there were 10,000 stock options, 375,190 and 320,345 unvested stock grants, respectively, and 1,298,480 minority interest units outstanding, which were antidilutive and are not included in the calculation of diluted (loss) per share.

The potential common shares (represented by minority interest, outstanding stock options and stock grants) for the three and six months ended June 30, 2007 totaled 1,439,855 and 1,475,018.  For the three and six months ended June 30, 2007 there were 10,000 stock options, 371,950 and 427,253 unvested stock grants, respectively, and 1,298,480 minority interest units outstanding, which were antidilutive and are not included in the calculation of diluted (loss) per share.

Pursuant to the merger agreements with Och-Ziff and Inland (see Note 2), the Company was prohibited from paying common dividends in each of the first and second quarters of 2007.  During the first and second quarters of 2007, the Company declared a quarterly cash dividend of $0.50 per Series B preferred share.  For the first and second quarters of 2006, the Company declared quarterly cash dividends of $0.15 per common share and $0.50 per Series B preferred share.

12.       CREDIT FACILITIES AND MORTGAGE LOANS

Credit Facilities

On March 11, 2005, the Company through its wholly owned subsidiary, Winston SPE II, LLC (“SPE II”), entered into a $215 million credit facility (the “GE Line”) with General Electric Capital Corporation (“GECC”).  In June 2007, the  Company terminated the GE Line. At June 30, 2007 and December 31, 2006 the balance under this facility was $0 and $1.1 million, respectively.

In October 2004, the Company entered into a $50 million master repurchase agreement with Marathon Structured Finance Fund, L.P. (“Marathon”).  Under the agreement, the Company sold assets to Marathon and agreed to repurchase those assets on a certain date.  In February 2007, the Company terminated this master repurchase agreement.

In November 2005, the Company entered into an $8.4 million credit facility with Marathon.  The facility was originally collateralized by four existing mezzanine loans with an aggregate carrying value of $14.0 million.  In December 2006, one of the mezzanine loans and the related portion of the facility were paid off.  Therefore, at December 31, 2006 the balance under this facility was $6.8 million.  In January 2007, another of the mezzanine loans and the related portion of the facility were paid off.  In April 2007, the remaining two mezzanine loans and the related portion of the facility were paid off, bringing the balance to $0 and closing the facility.

Mortgage Loans

The Company’s mortgage loans consisted of the following:

	June 30, 2007	December 31, 2006
Collateralized by wholly-owned hotels

Sixteen ten-year CMBS loans collateralized by 16 hotels, at a fixed interest rate of 5.94%, interest only for four years, thereafter interest and principal payments based on a 30-year amortization period.	$176,000	$176,000

Five-year first mortgage loan collateralized by the Homewood Suites hotel in Princeton, NJ, at a variable interest rate of 90-day LIBOR plus 1.75%, principal and interest payments starting on May 1, 2007, (paid off April 2007).	—	9,868

Five-year recourse construction-to-permanent first mortgage loan for $9.0 million, collateralized by the Hilton Garden Inn hotel which opened during March 2007 in Wilmington, NC, at a variable interest rate of 30-day LIBOR plus 1.8%, interest added to principal during construction, (paid off May 2007).	—	3,156

Five-year construction-to-permanent first mortgage loan for $7.0 million, collateralized by the Residence Inn hotel under construction in Roanoke, VA, at a variable interest rate of 30-day LIBOR plus 1.5%, interest added to principal during construction, principal and interest payments starting after the final construction disbursement.	1,330	—

Collateralized by consolidated joint venture hotels (See Note 8)

Five-year loan collateralized by the Chapel Hill Courtyard by Marriott hotel matures March 8, 2010, at a fixed interest rate of 7.51%, with interest and principal payments based on a 20-year amortization period.	8,581	8,694

Ten-year loan collateralized by the Ponte Vedra Hampton Inn hotel, matures February 1, 2011, at a variable interest rate of 30-day LIBOR plus 3%, with interest and principal payments.	4,610	4,659

Five-year loan collateralized by the Stanley hotel matures August 11, 2010, with a 10-year amortization period, at a fixed interest rate of 6.19%, with interest and principal payments.	12,578	12,696

Five-year first mortgage loan collateralized by the Courtyard by Marriott hotel in Kansas City, MO, matures November 1, 2011, at a variable interest rate of 90-day LIBOR plus 1.75%, principal and interest payments based on a 20-year amortization period.	10,752	10,879

Five-year first mortgage loan collateralized by the Hilton Garden Inn hotel in Akron, OH, at a variable interest rate of 90-day LIBOR plus 1.75%, principal and interest payments starting on May 1, 2007.	7,870	5,742

Seven year first mortgage loan collateralized by the Hampton Inn & Suites hotel in Baltimore, MD at a variable interest rate of 30 day LIBOR plus 1.5%. Interest only for five years, thereafter interest and principal payments beginning on August 1, 2012	14,000	—

Total	$235,721	$231,694

At June 30, 2007 and December 31, 2006 30-day LIBOR was 5.32%.  At June 30, 2007 and December 31, 2006 90-day LIBOR was 5.36%.  The combined aggregate maturities of mortgage loans for the remainder of 2007 through 2011 and thereafter, in millions, are approximately $.5, $1.2, $1.3, $21.7, $22.8 and $193.8.  Construction-to-permanent notes will not have final payment schedules until they become permanent.  The maturities noted above show the expected maturity date for these notes to be the year that the construction note is expected to convert to the permanent note.

13.       SEGMENT REPORTING

The Company presently operates in two business segments within the hotel lodging industry: Hotel Ownership and Hotel Financing.  Hotel Ownership refers to owning hotels directly or through joint ventures and includes the Company’s and it’s joint ventures’ development activities.  Hotel Financing refers to owning hotel-related loans through origination or acquisition.  The Company does not allocate certain corporate-level accounts to its operating segments, including corporate general and administrative expenses, interest and other income unrelated to notes receivable and minority interest in the Partnership. Interest expense related to hotel acquisition and development activities is allocated to Hotel Ownership and interest expense related to funding hotel-related loans is allocated to Hotel Financing. Aside from the Company’s portfolio of notes receivable and related interest receivable, all assets of the Company relate to the Hotel Ownership segment.  In addition, all capital expenditures incurred by the Company relate to the Hotel Ownership segment.  Financial information related to the Company’s reportable segments for the three and six months ended June 30, 2007 and 2006 was as follows:

Three Months Ended June 30, 2007:

	Hotel	Hotel
	Ownership	Financing	Corporate	Consolidated
Operating revenues	$52,163	$—	$—	$52,163
Operating expenses	(31,879)	(1)	(10,697)	(42,577)
Termination Fee	(20,000)	—	—	(20,000)
Depreciation and amortization	(6,235)	—	—	(6,235)
Extinguishment of debt	—	—	(3,610)	(3,610)
Interest and other income	—	888	453	1,341
Interest expense	(3,178)	(375)	—	(3,553)
Income (loss) before allocation to minority interest in Partnership, allocation to minority interest in consolidated joint ventures, income taxes, and equity in loss of unconsolidated joint ventures	(9,129)	512	(13,854)	(22,471)
Loss allocation to minority interest in Partnership	—	—	1,079	1,079
Loss allocation to minority interest in consolidated joint ventures	(316)	—	—	(316)
Income tax expense	(968)	—	—	(968)
Equity in income of unconsolidated joint ventures	80			80
Income (loss) from continuing operations	$(10,333)	$512	$(12,775)	$(22,596)
Income from discontinued operations				261
Gain on sale of properties	14,107			14,107
Net loss				$(8,228)

Total assets	$538,665	$16,387	$—	$555,052

Three Months Ended June 30, 2006:

	Hotel	Hotel
	Ownership	Financing	Corporate	Consolidated
Operating revenues	$43,613	$—	$—	$43,613
Operating expenses	(26,808)	(1)	(2,497)	(29,306)
Depreciation and amortization	(5,501)	—	—	(5,501)
Extinguishment of debt	—	—	(3,961)	(3,961)
Interest and other income	—	1,825	195	2,020
Interest expense	(3,933)	(1,005)	—	(4,938)
Income (loss) before allocation to minority interest in Partnership, allocation to minority interest in consolidated joint ventures, income taxes, and equity in income of unconsolidated joint ventures	7,371	819	(6,263)	1,927
Loss allocation to minority interest in Partnership	—	—	54	54
Loss allocation to minority interest in consolidated joint ventures	(353)	—	—	(353)
Income tax expense	(967)	—	—	(967)
Equity in income of unconsolidated joint ventures	41	—	—	41
Income (loss) from continuing operations	$6,092	$819	$(6,209)	$702
Income from discontinued operations				4,863
Net income				$5,565

Total assets	$546,627	$61,113	$—	$607,740

Six Months Ended June 30, 2007:

	Hotel	Hotel
	Ownership	Financing	Corporate	Consolidated
Operating revenues	$95,549	$—	$—	$95,549
Operating expenses	(60,285)	(3)	(17,023)	(77,311)
Termination Fee	(20,000)	—	—	(20,000)
Depreciation and amortization	(12,372)	—	—	(12,372)
Extinguishment of debt	—	—	(3,882)	(3,882)
Loss on sale of note receivable	—	(5,322)	—	(5,322)
Interest and other income	—	2,388	673	3,061
Interest expense	(6,278)	(1,171)	—	(7,449)
Loss before allocation to minority interest in Partnership, allocation to minority interest in consolidated joint ventures, income taxes, and equity in loss of unconsolidated joint ventures	(3,386)	(4,108)	(20,232)	(27,726)
Loss allocation to minority interest in Partnership	—	—	1,316	1,316
Loss allocation to minority interest in consolidated joint ventures	(103)	—	—	(103)
Income tax expense	(979)	—	—	(979)
Equity in income of unconsolidated joint ventures	1,384			1,384
Income (loss) from continuing operations	$(3,084)	$(4,108)	$(18,916)	$(26,108)
Income from discontinued operations				10,623
Gain on sale of properties	14,107			14,107
Net loss				$(1,378)

Total assets	$538,665	$16,387	$—	$555,052

Six Months Ended June 30, 2006:

	Hotel	Hotel
	Ownership	Financing	Corporate	Consolidated
Operating revenues	$80,008	$—	$—	$80,008
Operating expenses	(50,996)	(1)	(5,525)	(56,522)
Depreciation and amortization	(10,681)	—	—	(10,681)
Extinguishment of debt	—	—	(3,961)	(3,961)
Interest and other income	—	3,068	338	3,406
Interest expense	(7,724)	(1,626)	—	(9,350)
Income (loss) before allocation to minority interest in Partnership, allocation to minority interest in consolidated joint ventures, income taxes, and equity in income of unconsolidated joint ventures	10,607	1,441	(9,148)	2,900
Loss allocation to minority interest in Partnership	—	—	88	88
Loss allocation to minority interest in consolidated joint ventures	(219)	—	—	(219)
Income tax expense	(994)	—	—	(994)
Equity in income of unconsolidated joint ventures	64	—	—	64
Income (loss) from continuing operations	$9,458	$1,441	$(9,060)	$1,839
Income from discontinued operations				10,007
Net income				$11,846

Total assets	$546,627	$61,113	$—	$607,740

14.       STOCK INCENTIVE PLAN

The Winston Hotels, Inc. Stock Incentive Plan (the “Plan”) permits the grant of incentive or nonqualified stock options, stock appreciation rights, stock awards and performance shares to eligible participants.  Stock options and stock awards are granted upon approval of the Compensation Committee of the Board and generally are subject to vesting over a period of four years.

Share Awards

The Plan allows the Company to grant shares of restricted common stock to executives and employees.  Long-term incentives for executive compensation, which generally take the form of restricted stock awards, are provided primarily pursuant to the Plan, which is administered by the Compensation Committee.  Awards of restricted stock under the Plan are based on comparisons to incentives offered among a peer group of REITs.  The restricted shares generally vest 20% immediately and 20% on the anniversary of the grant date over each of the next four years.  Compensation expense, which is based on the closing sale price for the Company’s common stock on the grant date, is recognized over the applicable vesting period, with corresponding increases in common stock and additional paid-in capital.  As a result of the adoption of SFAS No. 123R, which revises SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees” (“SFAS 123R”), on a prospective basis, the Company will not show unearned restricted shares as a negative component of shareholders’ equity; rather, such amounts will be included in the determination of common stock and additional paid-in capital presented in the Consolidated Balance Sheets.  A summary of the status of unearned restricted shares under the Plan as of June 30, 2007 and changes since December 31, 2006 are presented below:

	Number of Shares (in thousands)	Weighted Average Grant-Date Fair Value Per Share	Fair Value
Non-vested at December 31, 2006	246	$10.10	$2,484
Granted	224	$13.66	$3,054
Vested	(119)	$12.16	$(1,449)
Forfeited	—	$—	—
Non-vested at June 30, 2007	351	$11.67	$4,089

The Company’s compensation costs under the stock-based compensation plan were $1,449 and $1,156 for the six months ended June 30, 2007 and 2006, respectively.  Of these compensation costs, approximately $473 and $150 were capitalized for the six months ended June 30, 2007 and 2006, respectively, as investment in hotel properties in accordance with the provisions of FASB 67 “Accounting for Costs and Initial Rental Operations of Real Estate Projects”.

On January 1, 2007, the Company issued 1,125 shares to employees and on January 29, 2007, the Company issued 222,543 shares to executives.  The stock price on the grant date was $13.76 and $13.66, respectively. All unvested shares as of July 1, 2007 vested as a result of the change in control.  See Note 2.

15.       COMMITMENTS AND CONTINGENCIES

Merger

See Note 2 for commitments and contingencies related to the Merger.

Lawsuit related to Och-Ziff Merger

On February 21, 2007, the Company entered into the Och-Ziff Merger Agreement.  On March 5, 2007, a lawsuit styled Whitney v. Winston Hotels, Inc., et al. (Case No. 07-CVS-3449), was filed in Superior Court in Wake County, North Carolina, naming the Company, the individual members of the Company’s board of directors, Wilbur Acquisition Holding Company, LLC (“Wilbur Acquisition”) and its wholly-owned subsidiary (“Wilbur Subsidiary”) formed for the purpose of effecting the proposed merger, as defendants.  On April 2, 2007, the Company entered into the Merger Agreement.

On April 5, 2007, the Company filed a notice of designation requesting that the lawsuit be designated as a mandatory complex business case and moved to the North Carolina Business Court.  This request was granted on April 11, 2007.  On May 2, 2007, the plaintiff filed an amended complaint in Superior Court in Wake County, North Carolina naming Inland and IAA as defendants in addition to those defendants set forth above.  The lawsuit seeks class action status and generally alleges that members of the Company’s board of directors breached fiduciary duties to the Company’s shareholders by entering into each of the merger agreements, and that Wilbur Acquisition, Wilbur Subsidiary, Inland and IAA aided and abetted the other defendants’ alleged fiduciary breaches.  The lawsuit seeks a variety of equitable and injunctive relief, including enjoining defendants from completing the merger, enjoining solicitation of proxies through the dissemination of the proxy statement, declaring the termination fee for not completing the merger to be unfair and enjoining the payment of such fee, and awarding pre-and post judgment interest, attorney’s fees, expert fees and other costs incurred by the plaintiffs.  The Company denies the allegations of the lawsuit and intends to vigorously defend the action.

Legal Action Related to Tribeca Hotel

In August 2006, the Company announced that it had entered into a definitive agreement to acquire a hotel property under construction in the Tribeca area of New York City.  As previously disclosed, the project experienced a delay in construction and, as a result, the Company pursued legal action against the seller of the property.  As of June 30, 2007, the lawsuit has been settled with the seller and the seller paid the Company $16 million, which netted to a gain of $14.7 million in June 2007.  As a result, the Company will not acquire the Tribeca hotel.

Various Legal Actions

In addition to the aforementioned litigation, the Company is presently subject to various lawsuits, claims and proceedings arising in the ordinary course of business, none of which, if the outcome is determined to be unfavorable to the Company, are expected to have a material adverse effect on its cash flows, financial condition or results of operations.

Franchise Agreements

Of the 50 hotels in which the Company holds an ownership interest, 49 are operated under franchises from nationally recognized franchisors including Marriott International, Inc., Hilton Hotels Corporation, Intercontinental Hotels Group PLC, (formerly Six Continents PLC) and Choice Hotels International.  The Company anticipates that most of the additional hotel properties in which it invests will be operated under franchise licenses.  Franchisors provide a variety of benefits for franchisees including national advertising, publicity and other marketing programs designed to increase brand awareness, training of personnel, continuous review of quality standards and centralized reservation systems.

The hotel franchise licenses generally specify certain management, operational, record keeping, accounting, reporting and marketing standards and procedures with which the Company must comply.  The franchise licenses obligate the Company to comply with the franchisors’ standards and requirements with respect to training of operational personnel, safety, insurance, the types of services and products ancillary to guest room services that may be provided, display of signs, and the type, quality, and age of furniture, fixtures and equipment included in guest rooms, lobbies and other common areas.

The franchise agreements provide for termination, at the franchisor’s option, upon the occurrence of certain events, including the Company’s failure to pay royalties and fees or perform its other covenants under the franchise agreement, bankruptcy, abandonment of the franchise, commission of a felony, assignment of the franchise without the consent of the franchisor, or failure to comply with applicable law or maintain applicable standards in the operation and condition of the relevant hotel.  The franchise agreements will not renew automatically upon expiration.  The 49 hotels’ franchise licenses, including eight joint venture hotels, will expire as follows:

Year of Expiration	Number of Hotels
2007	1
2008	2
2009	2
2010	1
2011	1
2012	2
2013	4
2014	1
2015	1
2016	2
2017	10
2018	3
2019	6
2020	1
2022	3
2023	1
2024	3
2025	1
2026	1
2027	2
2031	1

The Company received written notification from a franchisor that the franchise license agreements for three of its hotels, which expire in January 2008, March 2009 and November 2010, will not be renewed.  The franchisor has notified the Company that it will not extend any of the three franchise licenses beyond the end of 2007 due to the Merger.  The Company may decide to change the brand of the hotels prior to the expiration date.  The expiration of these licenses is not expected to have a material impact on the Company’s results of operations in the future.  There can be no assurance that other licenses will be renewed upon the expiration thereof.  Such future non-renewals could have a material adverse effect on the Company.

The Company’s franchisors periodically inspect the Company’s hotels to ensure that they meet certain brand standards primarily pertaining to the condition of the property and its guest service scores.  As of June 30, 2007, the Company was not in default at any hotels for product improvement issues and/or low guest service scores. The failure by the Company to cure any future defaults at multiple properties and the potential subsequent terminations of franchise agreements by its franchisors related to these defaults could have a material adverse effect on the Company’s financial statements and/or results of operations.

RLJ Urban Lodging Fund, L.P. and RLJ

Urban Lodging Fund (P.F. #1), L.P.

Combined Consolidated Financial Statements

For the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004

Page(s)
Report of Independent Auditors	F-110

Combined Consolidated Financial Statements

Combined Consolidated Balance Sheets as of December 31, 2006 and 2005	F-111

Combined Consolidated Statements of Operations for the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004	F-112

Combined Consolidated Statements of Changes in Partners’ Equity (Deficit) for the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004	F-113

Combined Consolidated Statements of Cash Flows for the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004	F-114

Notes to Combined Consolidated Financial Statements	F-115 through F-137

Report of Independent Auditors

To the Partners of

RLJ Urban Lodging Fund, L.P. and RLJ

Urban Lodging Fund (P.F. #1), L.P.

In our opinion, the accompanying combined consolidated balance sheets and the related combined consolidated statements of operations, of changes in partners’ equity (deficit) and of cash flows present fairly, in all material respects, the financial position of RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F.#1), L.P. (collectively the “RLJ Funds”) at  December 31, 2006 and 2005, and the results of their operations and their cash flows for the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the RLJ Funds’ management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
McLean, VA
March 23, 2007

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Combined Consolidated Balance Sheets
December 31, 2006 and 2005

(Dollars in thousands)

	December 31,
	2006	2005
Assets
Investment in hotel properties, net	$514,732	$550,454
Hotels held for sale or sold	328	9,264
Cash and cash equivalents	20,023	15,657
Restricted cash reserves	8,897	5,904
Hotel receivables, net of allowance of $35 and $191, respectively respectively	3,184	5,514
Deferred financing costs, net	2,059	2,481
Prepaid expenses and other assets	4,851	6,018
Total assets	$554,074	$595,292
Liabilities and Partners’ Equity
Borrowings under credit facility	$1,696	$9,500
Mortgage loans	350,196	363,699
Liabilities of hotels held for sale or sold	156	408
Accounts payable and accrued expense	15,826	16,819
Advance deposits	372	233
Accrued interest	1,711	1,822
Total liabilities	369,957	392,481
Partners’ Equity
Partners’ capital	96,435	200,666
Series A preferred shares, no par value, 12.5%, 220 shares authorized, authorized, issued and outstanding	57	57
Accumulated other comprehensive income	1,084	1,860
Retained earnings	86,541	228

Total partners’ equity	184,117	202,811

Total liabilities and partners’ equity	$554,074	$595,292

The accompanying notes are an integral part of these combined consolidated financial statements.

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Combined Consolidated Statements of Operations

For the years ended December 31, 2006 and 2005 and

for the period from August 26, 2004 through December 31, 2004

(Dollars in thousands)

	For the years ended December 31,		For the period from August 26, 2004 through December 31,
	2006	2005	2004
Revenue
Hotel operating revenue
Room revenue	$108,854	$35,318	$768
Food and beverage revenue	15,569	8,719	537
Other operating department revenue	5,030	1,823	51
Total hotel operating revenue	129,453	45,860	1,356
Other income	1,543	559	—
Total revenue	130,996	46,419	1,356
Expense
Hotel operating expense
Room	23,771	8,777	281
Food and beverage	11,726	6,793	441
Other direct	2,772	804	25
Other indirect	40,536	15,149	434
Total hotel operating expense	78,805	31,523	1,181
Depreciation and other amortization	17,737	5,414	205
Real estate and personal property tax, ground rent and insurance	6,420	2,239	74
General and administrative	1,122	766	100
Organization costs	—	—	857
Total operating expense	104,084	39,942	2,417
Operating income	26,912	6,477	(1,061)
Other income	98	(58)	—
Interest income	599	194	—
Interest expense	(21,719)	(8,397)	(483)
Income (loss) before discontinued operations	5,890	(1,784)	(1,544)
Income from discontinued operations including 2006 gain on sale of $76,418	80,437	3,685	(116)
Net income	86,327	1,901	(1,660)
Distributions to preferred shareholders	(14)	(13)	—
Net income available to partners	$86,313	$1,888	$(1,660)

The accompanying notes are an integral part of these combined consolidated financial statements.

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Combined Consolidated Statements of Changes in Partners’ Equity (Deficit)
For the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004 (Dollars in thousands)

	Partners’ capital	Preferred shares	Accumulated other comprehensive income	Retained earnings (deficit)	Total partners’ equity (deficit)

Balance at August 26, 2004	$—	$—	$—	$—	$—
Unrealized gain on interest rate derivatives	—	—	359	—	359
Net loss	—	—	—	(1,660)	(1,660)
Balance at December 31, 2004	$—	$—	$359	$(1,660)	$(1,301)

Components of comprehensive income:
Net income	—	—	—	1,901	1,901
Net unrealized gain on interest rate derivatives	—	—	1,501	—	1,501
Total comprehensive income			1,860		3,402
Partners’ contributions	204,227	—	—	—	204,227
Partners’ distributions	(3,561)	—	—	—	(3,561)
Issuance of preferred shares, net of offering costs of $53	—	57	—	—	57
Distributions to preferred shareholders	—	—	—	(13)	(13)
Balance at December 31, 2005	$200,666	$57	$1,860	$228	$202,811

Components of comprehensive income:
Net income	—	—	—	86,327	86,327
Reclassification adjustment for gains included in net income	—	—	98	—	98
Net unrealized loss on interest rate derivatives	—	—	(874)	—	(874)
Total comprehensive income			1,084		85,551
Partners’ contributions	53,200	—	—	—	53,200
Partners’ distributions	(157,431)	—	—	—	(157,431)
Distributions to preferred shareholders	—	—	—	(14)	(14)
Balance at December 31, 2006	$96,435	$57	$1,084	$86,541	$184,117

The accompanying notes are an integral part of these combined consolidated financial statements.

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Combined Consolidated Statements of Cash Flows
For the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004 (Dollars in thousands)

	For the year ended December 31,		For the period From August 24 Through December 31
	2006	2005	2004
Cash flows from operating activities
Net income (loss)	$86,327	$1,901	$(1,660)
Adjustments to reconcile net income to cash flow provided by (used in) operating activities
Gain on sale of properties	(76,418)	—	—
Depreciation and amortization	20,189	8,879	422
Amortization of deferred financing costs	1,545	665	62
Unrealized gain (loss) on interest rate swaps	(98)	58	—
Changes in assets and liabilities:
Hotel receivables, net	2,878	(3,102)	(222)
Prepaid expenses and other Assets	895	1,326	(1,427)
Accounts payable and accrued expenses	(3,844)	(6,814)	677
Due to affiliates	—	(41)	41
Funding of real estate tax and insurance escrows	(598)	(1,038)	—
Proceeds of real estate tax and insurance escrows	4,447	1,817	—
Advance deposits	348	(78)	48
Accrued interest	433	1,228	540
Net cash flow provided by (used in) operating activities	36,104	4,801	(1,519)
Cash flows from investing activities
Acquisition of hotel properties, net of cash acquired	(88,652)	(408,209)	(122,126)
Improvements and additions to hotel properties	(35,670)	(5,360)	(206)
Proceeds from sale of properties	225,980	—	—
Funding of restricted cash reserves	(17,661)	(3,492)	(99)
Proceeds from restricted cash reserves	10,498	482	—
Net cash flow provided by (used in) investing activities	94,495	(416,579)	(122,431)
Cash flows from financing activities
Borrowings under credit facility	82,645	139,150	49,975
Repayment under credit facility	(90,449)	(179,625)	—
Proceeds from mortgage loans	98,276	266,712	77,700
Payment of mortgage principal	(111,778)	(29)	—
Proceeds from partner contributions	53,200	204,227	—
Payment of limited partner distributions	(157,431)	(3,561)	—
Net proceeds from issuance of preferred shares	—	57	—
Payment of preferred shareholder distributions	(14)	(13)	—
Payment of deferred financing costs	(682)	(2,085)	(1,123)
Net cash flow (used in) provided by financing activities	(126,233)	424,833	126,552
Net change in cash and cash equivalents	4,366	13,055	2,602
Cash and cash equivalents, beginning of period	15,657	2,602	—
Cash and cash equivalents, end of period	$20,023	$15,657	$2,602

The accompanying notes are an integral part of these combined consolidated financial statements.

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements
For the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004 (Dollars in

thousands, except per share data)

1.              Organization

RLJ Urban Lodging Funds (the “RLJ Funds”) comprises RLJ Urban Lodging Fund, L.P. (the “Initial Fund”), which was formed in the state of Delaware on August 26, 2004, and RLJ Urban Lodging Fund (P.F. #1), L.P. (the “Parallel Fund”), which was formed in the state of Delaware on November 4, 2004. The General Partner of the RLJ Funds is RLJ Capital Partners, LLC (the “General Partner”), a Delaware corporation. The RLJ Funds will continue until October 22, 2011, unless sooner dissolved pursuant to the terms of the Partnership Agreements or by operation of law. The terms of the partnerships may be extended one year by the General Partner with the consent of the limited partners.

The RLJ Funds were formed to acquire, own, hold for investment and ultimately dispose of upscale, focused or limited-service hotels and compact full-service hotels serving urban markets in the United States of America, Canada and Puerto Rico. The Parallel Fund was organized to operate identically to the Initial Fund, sharing ratably in all investments. The Initial Fund and the Parallel Fund are separate companies that do not have ownership interest in each other; however, through their respective wholly-owned subsidiaries, they jointly own a 100% interest in RLJ Urban Lodging Master, LLC (the “Master Company”).

The Initial Fund owns a 100% interest in RLJ Urban Lodging REIT, LLC (the “Initial REIT”). The Initial REIT is a real estate investment trust (“REIT”) as defined in the Internal Revenue Code (the “Code”). The Parallel Fund owns a 100% interest in RLJ Urban Lodging REIT (P.F. #1), LLC (the “Parallel REIT”). The Parallel REIT is a real estate investment trust as defined in the Code. The Initial REIT and the Parallel REIT are collectively referred to as the “Investment REITs.”

Each investment made by the RLJ Funds is made through the Investment REITs. The Investment REITs make investments through the Master Company, which was organized in the state of Delaware on November 16, 2004. The Initial REIT and the Parallel REIT each own a percentage of the Master Company in proportion to the capital contributions made to the Initial Fund and the Parallel Fund, respectively. Together, the Investment REITs own a 100% interest in the Master Company. Substantially all of the RLJ Funds’ and Investment REITs’ assets are held by, and all of their operations are conducted through, the Master Company or a wholly-owned subsidiary of the Master Company.

The RLJ Funds had no operations prior to October 22, 2004, at which time the Amended and Restated Limited Partnership Agreement of RLJ Urban Lodging Fund, L.P. (the “LP Agreement”) became effective. On December 1, 2004, the Amended and Restated Limited Partnership Agreement of RLJ Urban Lodging Fund, L.P. (P.F. #1) (the “LP PF1 Agreement”) became effective. Collectively, both agreements are referred to as the “LP Agreements.” On December 17, 2004, March 31, 2005 and April 5, 2005 (final close), the Initial Fund completed subsequent closings, admitting additional limited partners to the partnership.

As of December 31, 2006, the RLJ Funds owned interests in 18 hotels with 3,364 suites/rooms located in Alabama, Arizona, Colorado, Georgia, Illinois, Maryland, Massachusetts, New York, Ohio, Texas and the District of Columbia. The RLJ Funds, through wholly-owned subsidiaries, own 100% equity interests in all of the hotels. All of the hotels are leased to the Master Company’s taxable REIT subsidiary, RLJ Urban Lodging REIT Sub, Inc. (the “REIT Sub”), or a wholly-owned subsidiary of the REIT Sub. Each hotel is leased under a participating lease that provides for rental payments equal to the greater of (i) a base rent or

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements
For the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004 (Dollars in

thousands, except per share data)

(ii) a percentage rent based on hotel revenues. An independent hotel operator manages each hotel. Lease revenue from the REIT Sub and its wholly-owned subsidiaries is eliminated in consolidation.

2.              Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The combined consolidated financial statements include the accounts of the RLJ Funds and their wholly-owned subsidiaries (the Investment REITs, the Master Company and its subsidiaries and the REIT Sub and its subsidiaries). All significant inter-company balances and transactions have been eliminated in consolidation.

The Initial Fund and the Parallel Fund are separate entities that do not have ownership interest in each other but are under the common control of the General Partner and, likewise, the Initial REIT and the Parallel REIT are separate companies that do not have ownership interest in each other. The consolidated financial statements of the Initial Fund and the Parallel Fund have been combined based on their common control and to provide useful information regarding the combined and shared businesses and operations of the RLJ Funds.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and the amounts of contingent assets and liabilities at the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Approximately 99% to 100% of the RLJ Funds’ revenue comprises hotel operating revenue, such as room revenue, food and beverage revenue and revenue from other hotel operating departments (such as telephone, parking and business centers). These revenues are recorded net of any sales and occupancy taxes collected from guests. All rebates or discounts are recorded as a reduction in revenue, and there are no material contingent obligations with respect to rebates and discounts offered by the hotels. All revenues are recorded on an accrual basis as earned. Appropriate allowances are made for doubtful accounts and are recorded as bad debt expense. Cash received prior to guest arrival is recorded as an advance from the guest and recognized as revenue at the time of occupancy. The remaining revenue is from guaranteed payments pursuant to certain management agreements. For the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004, the RLJ Funds earned approximately $1.5 million, $559 and zero, respectively, from Marriott International related to certain provisions in the management agreement for the Residence Inn by Marriott Boston/Cambridge hotel that guarantees a certain return to the RLJ Funds for a three year period ending in November, 2008.

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements
For the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004 (Dollars in

thousands, except per share data)

Incentive payments received pursuant to entry into management agreements are deferred and amortized into income over the life of the respective agreements. For the year ended December 31, 2005, the RLJ Funds received incentive payments of approximately $3.3 million related to purchasing hotels and entering into or amending management agreements with Marriott International for management of the Residence Inn by Marriott Boston/Cambridge and the Residence Inn Poughkeepsie hotels, which will be recognized over the remaining terms of the management agreements. As of December 31, 2006 and 2005, the amounts remaining to be recognized are $3.1 million and $3.3 million, respectively. The RLJ Funds received no incentive payments during the year ended December 31, 2006.

Fair Value of Financial Instruments

Fair value is determined by using available market information and appropriate valuation methodologies. The RLJ Funds’ financial instruments include cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, borrowings under the credit facility, mortgage loans, swaps and caps. Due to their short maturities, cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are carried at amounts that reasonably approximate fair value. As borrowings under the credit facility and the variable rate mortgages bear interest at variable market rates, carrying values approximate market value at December 31, 2006 and 2005. Fair value of interest rate swaps and caps are estimated at amounts that the RLJ Funds would receive or pay to terminate the agreements at the reporting dates, taking into consideration interest rates and the credit worthiness of the counter parties. At December 31, 2006 and 2005, the market value of the fixed rate mortgages approximated fair value as the interest rates associated with the borrowings approximated the market rate available for similar types of borrowing arrangements for the RLJ Funds.

Investment in Hotel Properties

Hotel acquisitions consist almost exclusively of land, building, furniture, fixtures and equipment and inventory. The RLJ Funds allocate the purchase price among these asset classes based on their respective fair values in accordance with Statement of Financial Accounting Standards, or SFAS, 141, “Business Combinations.” When the RLJ Funds acquire properties, they acquire them for use. The only intangible assets typically acquired consist of miscellaneous operating agreements, all of which are short-term in nature and which are at market rates. The RLJ Funds do not generally acquire any significant in-place leases or other intangible assets (e.g., management agreements, franchise agreements or trademarks) when hotels are acquired. In conjunction with the acquisition of a hotel, the RLJ Funds typically negotiate new franchise and management agreements with the selected brand and manager.

The RLJ Funds’ investments in hotel properties are carried at cost and are depreciated using the straight-line method over estimated useful lives of 40 years for buildings and improvements and three to five years for furniture, fixtures and equipment. Maintenance and repairs are expensed and major renewals or improvements are capitalized. Upon the sale or disposition of a fixed asset, the asset and related accumulated depreciation are removed from the accounts and the related gain or loss included in operations.

The RLJ Funds review the carrying value of each hotel whenever events or changes in circumstances indicate that a hotel’s carrying value may not be recoverable. If facts or circumstances support the possibility of impairment, the RLJ Funds will estimate the undiscounted future cash flows, without

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements
For the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004 (Dollars in

thousands, except per share data)

interest charges, of the specific hotel and determine if the investment in such hotel is recoverable based on the undiscounted future cash flows. If impairment is indicated, an adjustment will be made to the carrying value of the hotel to reflect the hotel at fair value. The RLJ Funds do not believe that there are any facts or circumstances indicating impairment of any of their investments in hotels.

The RLJ Funds consider each individual hotel to be an identifiable component of the business. In accordance with SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the RLJ Funds do not consider a hotel as “held for sale” until it is probable that the sale will be completed within one year and the other requisite criteria for such classification have been met. Once a hotel is designated as “held for sale” the operations for that hotel are included in discontinued operations.

The RLJ Funds do not depreciate hotel assets so long as they are classified as “held for sale.” Upon designation of a hotel as being “held for sale,” and quarterly thereafter, the RLJ Funds review the carrying value of the hotel and, as appropriate, adjust its carrying value to the lesser of depreciated cost or fair value, less cost to sell, in accordance with SFAS 144. Any such adjustment in the carrying value of a hotel classified as “held for sale” is reflected in discontinued operations. The RLJ Funds include in discontinued operations the operating results of those hotels that are classified as “held for sale” or that have been sold.

Cash and Cash Equivalents

All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

Restricted Cash Reserves

All cash that is required to be maintained in a reserve escrow account by a management agreement and/or a mortgage agreement for replacement of furniture, fixtures and equipment and funding of real estate taxes and insurance is considered to be restricted cash reserves.

Deferred Financing Fees

Deferred financing fees relate to costs incurred to obtain long-term financing of hotel properties. Deferred financing fees are recorded at cost and are amortized using the straight-line method, which approximates the effective interest method, over the respective terms of the mortgage loans that are collateralized by the hotel properties and over the term of the credit facility and are included as a component of interest expense. For the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004, respectively, $1.5 million, $665 and $62 of amortization expense was recorded as a component of interest expense. Additionally, any remaining deferred financing fees from previous debt at the time that debt is extinguished and/or refinanced are reclassified to interest expense at the time of the extinguishment/ refinancing. During 2006, $326 of deferred financing costs relating to the extinguishment and/or refinancing of debt was reclassified to interest expense. Accumulated amortization at December 31, 2006 and 2005 was approximately $1.6 million and $728, respectively.

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements
For the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004 (Dollars in

thousands, except per share data)

Comprehensive Income

In connection with the RLJ Funds’ adoption of SFAS 133, the RLJ Funds apply the provisions of SFAS 130 “Reporting Comprehensive Income,” which requires reporting and displaying certain information related to comprehensive income. Comprehensive income includes net income and other comprehensive income. Other comprehensive income is comprised of unrealized gains and losses resulting from hedging activities.

Advertising Costs

The RLJ Funds expense advertising costs as incurred. Advertising expense, exclusive of advertising expense related to discontinued operations, was $613, $135 and $40 for the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004, respectively, and is included in other indirect hotel operating expense.

Pre-acquisition Costs

The RLJ Funds incur pre-acquisition costs during their review of potential property acquisitions, including legal fees, architectural costs, environmental reviews and market studies. These costs are included in prepaid expenses and other current assets until the property is either acquired or the deal is abandoned. Pre-acquisition costs related to properties that are acquired are reclassified to investment in hotel properties at the time of acquisition. Pre-acquisition costs related to deals that are abandoned are expensed to general and administrative expense at the time of abandonment.

Derivative/Financial Instruments

In the normal course of business, the RLJ Funds are exposed to the effects of interest rate changes. As of December 31, 2006, approximately 1.4% of the RLJ Funds’ borrowings were subject to variable rates. The RLJ Funds limit the risks associated with interest rate changes by following the RLJ Funds’ established risk management policies and procedures, including the use of derivatives. The RLJ Funds utilize derivative financial instruments to manage, or hedge, interest rate risk. The RLJ Funds attempt to require that hedging derivative instruments be effective in reducing the interest rate risk exposure that they are designated to hedge. This effectiveness is essential in order to qualify for hedge accounting. Instruments that meet these hedging criteria are formally designated as hedges at the inception of the derivative contract. When the terms of an underlying transaction are modified, or when the underlying hedged item ceases to exist, all changes in the fair value of the instrument are marked-to-market with changes in value included in net income each period until the instrument matures.

The RLJ Funds utilize a variety of borrowing vehicles including a credit facility and medium and long-term financings. To reduce the RLJ Funds susceptibility to interest rate variability, the RLJ Funds use interest rate instruments, typically interest rate swaps, to convert a portion of variable rate debt to fixed rate debt. Interest rate differentials that arise under these swap contracts are recognized in interest expense over the life of the contracts. Interest rate swap agreements contain a credit risk that counterparties may be unable to fulfill the terms of the agreement. The RLJ Funds have minimized that risk by evaluating the creditworthiness of our counterparties, who are limited to major banks and financial institutions, and we do not anticipate nonperformance by the counterparties.

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements
For the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004 (Dollars in

thousands, except per share data)

Gains and losses on swap agreements determined to be effective hedges are reported in other comprehensive income and are reclassified to earnings in the period in which earnings are affected by the underlying hedged item. The ineffective portion of all hedged items is recognized in earnings in the current period. At December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004, the effective aggregate fair value of approximately $1.1 million, $1.9 million and $359, respectively, of the swap agreements was recorded in the accompanying combined consolidated financial statements in prepaid expenses and other assets.

Distributions

The RLJ Funds are required to make quarterly distributions to the General Partner and limited partners in accordance with the LPAgreements. Distributable proceeds are apportioned among the General Partner and the limited partners in proportion to their respective percentage interests and then distributed to each partner (i) first, to partners until each has received a hurdle return of 9%, (ii) second, to partners until each partners’ respective unreturned invested equity is reduced to zero, and (iii) thereafter 80% to limited partners and 20% to the General Partner. As of December 31, 2006, an aggregate of approximately $161.0 million had been distributed to partners.

The RLJ Funds, through wholly-owned subsidiaries, make distributions to preferred shareholders semi-annually on June 30 and December 31 each year. As of December 31, 2006, an aggregate of approximately $27 had been distributed to preferred shareholders.

Allocation of Profits and Losses

Profits and losses of the RLJ Funds are allocated to the General Partner and limited partners in accordance with the LPAgreements. Profits and losses are apportioned among the General Partner and the limited partners in proportion to their respective percentage interests (i) first, to partners until each has received a hurdle return of 9%, (ii) second, to partners until each partners’ respective unreturned invested equity is reduced to zero, and (iii) thereafter 80% to limited partners and 20% to the General Partner.

Income Taxes

The Investment REITs have elected to be taxed as real estate investment trusts under Sections 856 through 860 of the Internal Revenue Code commencing with their taxable years ended December 31, 2004. To qualify as a REIT, each Investment REIT must meet a number of organizational and operational requirements, including a requirement that they currently distribute at least 90% of their adjusted taxable income to their owners. The Investment REITs’ current intention is to adhere to these requirements and maintain the qualification for taxation as REITs. As REITs, the Investment REITs generally are not subject to federal corporate income tax on that portion of net income that is currently distributed to owners. If the Investment REITs fail to qualify for taxation as a REIT in any taxable year, they will be subject to federal income taxes at regular corporate rates (including any applicable alternative minimum tax) and may not be able to qualify as a REIT for four subsequent taxable years. Even if the Investment REITs qualify for taxation as REITs, the Investment REITs may be subject to certain state and local taxes on their income and property, and to federal income and excise taxes on their undistributed taxable income.

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements
For the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004 (Dollars in

thousands, except per share data)

Taxable income from non-REIT activities managed through taxable REIT subsidiaries is subject to federal, state and local income taxes. As a wholly-owned taxable REIT subsidiary of the Master Company, the REIT Sub is required to pay income taxes at the applicable rates.

The Initial Fund and the Parallel Fund have made no provision for federal or state income taxes (other than the provisions consolidated from wholly-owned subsidiaries), since the profits and losses are reported by the individual partners.

Recently Issued Accounting Pronouncements

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109,” (“FIN 48”) effective for fiscal years beginning after December 15, 2006. FIN 48 clarifies the accounting for uncertainty in tax positions. FIN 48 requires financial statement recognition of the impact of a tax position when it is more likely than not, based on its technical merits, that the position will be sustained upon examination and the cumulative effect of the change in accounting principle is to be recorded as an adjustment to opening retained earnings. The RLJ Funds are currently evaluating the effect of adopting FIN 48.

In September 2006, the FASB issued Statement of Financial Accounting Standard No. 157, “Fair Value Measurement,” (“SFAS 157”) effective for fiscal years beginning after November 15, 2007. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS 157 does not require any new fair value measurements. The RLJ Funds do not believe adoption of SFAS 157 will have a material impact on the RLJ Funds’ financial position, results of operations or cash flows.

3.              Acquisition of Hotel Properties

On November 4, 2004, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 220-room Doubletree Hotel Washington, D.C. (formerly the Washington terrace Hotel), located near Scott Circle in Washington, D.C., for a total cost of approximately $44.7 million.  Davidson Hotel Company has been engaged to manage the hotel.  The acquisition was financed using borrowings on the credit facility and proceeds from a $27.5 million mortgage agreement.

On November 4, 2004, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 200-room Residence Inn Anaheim Resort Area, located in Garden Grove, California, for a total cost of approximately $37 million and a 100% interest in the 192-room Residence Inn San Diego-Mission Valley, located in San Diego, California, for a total costs of approximately $40.7 million.  Both hotels were purchased from subsidiaries of RLJ Development, LLC, a related party.  RLJ Development, LLC purchased both properties on September 22, 2004 with the intent of selling these properties to the RLJ Funds as soon as practical, in accordance with terms and conditions of the LP Agreements.  Tarsadia Hotels has been engaged to manage and operate the hotels.  The RLJ Funds assumed the existing $51.7 million mortgage loan and financed the remainder of the purchase with borrowings on the credit facility. On April 20, 2005, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 140-room Courtyard by Marriott Fort Meade at National Business Park for a total cost of approximately $22.2 million. The hotel is located in Annapolis Junction, Maryland, in close proximity to the Baltimore Washington International Airport. Hospitality Partners

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements
For the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004  (Dollars in

thousands, except per share data)

has been engaged to manage the hotel. The acquisition was financed using borrowings on the credit facility and proceeds from a $14.4 million mortgage loan agreement.

On June 14, 2005, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 230-room Hilton Suites Anaheim/Orange hotel for a total cost of approximately $22.7 million. The hotel is located in Orange, California. Tarsadia Hotels has been engaged to manage the hotel. The acquisition was financed using borrowings on the credit facility and proceeds from a $13.7 million mortgage loan agreement.

On June 14, 2005, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 226-room Hilton Suites Phoenix hotel for a total cost of approximately $31.2 million. The hotel is located in Phoenix, Arizona. Hilton Hotels Corporation has been engaged to manage the hotel. The acquisition was financed using borrowings on the credit facility and proceeds from a $23.2 million mortgage loan agreement.

On June 14, 2005, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 216-room Embassy Suites Hotel Cleveland-Beachwood for a total cost of approximately $18.7 million. The hotel is located in Beachwood, Ohio. Davidson Hotels has been engaged to manage the hotel. The acquisition was financed using borrowings on the credit facility and proceeds from a $15.5 million mortgage loan agreement.

On June 15, 2005, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 287-room Atlanta Marriott Century Center hotel for a total cost of approximately $11.3 million. The hotel is located in Atlanta, Georgia. Marriott International has been engaged to manage the hotel. The acquisition was financed using borrowings on the credit facility. Effective September 9, 2005, the RLJ Funds, through wholly-owned subsidiaries, entered into a mortgage loan agreement of approximately $7.7 million.

On June 29, 2005, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 113-room Marriott Chicago at Medical District/UIC hotel for a total cost of approximately $19.8 million. The hotel is located in Chicago, Illinois. Davidson Hotels has been engaged to manage the hotel. The acquisition was financed using borrowings on the credit facility. Effective July 7, 2005, the RLJ Funds, through a wholly-owned subsidiary, entered into a $13.0 million mortgage loan agreement.

On August 17, 2005, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 99-room Lincoln Suites hotel for a total cost of approximately $9.0 million. The hotel is located in Washington, D.C. Hospitality Partners has been engaged to manage the hotel. The acquisition was financed using borrowings on the credit facility.

On September 15, 2005, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 300-room Hilton Garden Inn Washington, D.C. Downtown for a total cost of approximately $88.1 million. The hotel is located in Washington, D.C. Urgo Hotels has been engaged to manage the hotel. The acquisition was financed using proceeds from a $61.0 million mortgage loan agreement.

On September 28, 2005, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 188-suite Residence Inn Inner Harbor for a total cost of approximately $40.0 million. The hotel is located in the Inner Harbor East Area of Baltimore, Maryland. Urgo Hotels has been engaged to manage

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements
For the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004  (Dollars in

thousands, except per share data)

the hotel. The acquisition was financed by assuming the $19.3 million existing debt and borrowings on the credit facility.

On October 6, 2005, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 223-room Embassy Suites Hotel Baltimore-North for a total cost of approximately $17.4 million. The hotel is located in Hunt Valley, Maryland. Hilton Hotels Corporation has been engaged to manage the hotel. The acquisition was financed using borrowings on the credit facility. Effective October 26, 2005, the RLJ Funds, through a wholly-owned subsidiary, entered into a mortgage loan agreement for approximately $11.2 million.

On October 7, 2005, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 122-room Courtyard Birmingham Downtown UAB for a total cost of approximately $15.9 million. The hotel is located adjacent to the University of Alabama at Birmingham in Birmingham, Alabama. Noble Investment Group has been engaged to manage the hotel. The acquisition was financed using borrowings on the credit facility. Effective October 17, 2005, the RLJ Funds, through a wholly-owned subsidiary, entered into a mortgage loan agreement for $10.5 million.

On October 28, 2005, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 309-room Hilton Ontario Airport hotel for a total cost of approximately $41.5 million. The hotel is located just over a mile from the Ontario International Airport in Ontario, California. Tarsadia Hotels has been engaged to manage the hotel. The acquisition was financed using borrowings on the credit facility and proceeds from a mortgage loan agreement for approximately $27.5 million.

On November 4, 2005, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 221-room Residence Inn by Marriott Boston/Cambridge hotel for a total cost of approximately $65.2 million. The hotel is located adjacent to the Massachusetts Institute of Technology, in Cambridge Massachusetts. Marriott International has been engaged to manage the hotel. The acquisition was financed using borrowings on the credit facility and proceeds from a $44.0 million mortgage loan agreement.

On November 16, 2005, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 128-room Residence Inn Poughkeepsie hotel for a total cost of approximately $20.2 million. The hotel is located in Poughkeepsie, New York on the Hudson River, midway between New York City and Albany, New York. Marriott International has been engaged to manage the hotel. The acquisition was financed using borrowings on the credit facility. Effective November 29, 2005, the RLJ Funds, through a wholly-owned subsidiary, entered into a mortgage loan agreement for approximately $13.4 million.

On December 2, 2005, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 148-room Hampton Inn & Suites Denver Downtown hotel for a total cost of approximately $18.3 million. The hotel is located in Denver, Colorado. Stonebridge Realty Advisors, Inc. has been engaged to manage the hotel. The acquisition was financed using borrowings on the credit facility and proceeds from a mortgage loan agreement of approximately $11.9 million.

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements
For the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004  (Dollars in

thousands, except per share data)

On February 1, 2006, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 154-room Hilton Garden Inn Colorado Springs hotel for a total cost of approximately $12.6 million, excluding financing fees. The hotel is located in Colorado Springs, Colorado. White Lodging Services was engaged to manage the hotel. The acquisition was financed using proceeds from a mortgage loan of approximately $8.9 million that is collateralized by the hotel and borrowings on the credit facility.

On March 16, 2006, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 155-room Doubletree Guest Suites Atlanta-Galleria hotel for a total cost of approximately $11.6 million, excluding financing fees. The hotel is located in Atlanta, Georgia. Noble Investment Group was engaged to manage the hotel. The acquisition was financed using proceeds from a mortgage loan of approximately $7.6 million that is collateralized by the hotel and borrowings on the credit facility.

On May 22, 2006, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 162-room Homewood Suites Near the Galleria hotel for a total cost of approximately $23.6 million, excluding financing fees. The hotel is located in Houston, Texas. White Lodging Services was engaged to manage the hotel. The acquisition was financed using proceeds from a mortgage loan of approximately $15.5 million that is collateralized by the hotel and borrowings on the credit facility.

On July 26, 2006, the RLJ Funds, through a wholly-owned subsidiary, acquired a 100% interest in the 158-room Boston/Medford AmeriSuites hotel for a total cost of approximately $16.1 million, excluding financing fees. The hotel is located in Medford, Massachusetts. The hotel is undergoing conversion to a Hyatt Place hotel, which is expected to complete by mid- 2007. Select Hotels Group, LLC, an affiliate of Hyatt Hotels, was engaged to manage the hotel. The acquisition was financed using borrowings on the credit facility.

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements
For the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004  (Dollars in

thousands, except per share data)

On August 28, 2006, the RLJ Funds, through a wholly-owned subsidiary, acquired a 100% interest in the 203-room Courtyard Fort Worth Downtown/Blackstone hotel for a total cost of approximately $26.0 million, excluding financing fees. The hotel is located in Fort Worth, Texas. Marriott International was engaged to manage the hotel. The acquisition was financed using proceeds from a mortgage loan of approximately $16.1 million that is collateralized by the property and borrowings on the credit facility.

The combined allocation of the total costs to the acquired assets based on their fair values was as follows:

	December 31,
	2006	2005
Land	$12,792	$61,666
Building	72,240	356,947
Furniture, fixtures, and equipment	4,969	22,100
Assets acquired	$90,001	$440,713

4.              Discontinued Operations

Effective December 8, 2005, the RLJ Funds, through wholly-owned subsidiaries, entered into a purchase and sale agreement to sell the Lincoln Suites hotel, which was acquired in August of 2005, with expected net sales proceeds of approximately $14.5 million. The asset was classified as held for sale at that time because sale was expected to occur within one year, and accordingly depreciation was suspended. Total revenues related to the asset of approximately $300 and $1.7 million, respectively, comprised primarily of hotel operating revenues, and loss before income tax expense related to the asset of $21, $482 and zero, respectively, for the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004 are included in discontinued operations. Prior year amounts in the statements of operations have been reclassified to conform with the current presentation. On February 7, 2006, the RLJ Funds, through wholly-owned subsidiaries, sold the Lincoln Suites hotel for $14.5 million, resulting in a gain of approximately $5.4 million.

Effective July 21, 2006, the RLJ Funds, through wholly-owned subsidiaries, entered into a purchase and sale agreement to sell the Residence Inn Anaheim Resort Area, the Residence Inn San Diego-Mission Valley, the Hilton Suites Anaheim/Orange and the Hilton Ontario Airport with expected net sale proceeds of approximately $215.0 million. The assets were classified as held for sale at that time because sale was expected to occur within one year, and accordingly depreciation was suspended. Total revenues related to the assets of approximately $32.8 million, $26.0 million and $1.2 million, respectively, comprised primarily of hotel operating revenues, and income (loss) before income tax expense related to the assets of $4.0 million, $3.2 million and $(116), respectively, for the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004 are included in discontinued operations. As of December 31, 2006, the balances in assets and liabilities of hotels held for sale or sold include the remaining accounts receivables and trade payables related to these hotels. Prior year amounts

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements
For the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004  (Dollars in

thousands, except per share data)

in the statements of operations have been reclassified to conform with the current presentation. On October 4, 2006, the RLJ Funds, through wholly-owned subsidiaries, sold the Residence Inn Anaheim Resort Area, the Residence Inn San Diego-Mission Valley, the Hilton Suites Anaheim/Orange and the Hilton Ontario Airport for $215.0 million, resulting in a gain of approximately $71.0 million.

The RLJ Funds allocate interest expense to discontinued operations for debt that is to be assumed or required to be repaid as a result of the disposal transaction. The RLJ Funds allocated $4.7 million, $3.9 million and $272 in interest expense to discontinued operations for the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004, respectively.

5.              Investment in Hotel Properties

Investment in hotel properties as of December 31, 2006 and 2005 consisted of the following:

	December 31,
	2006	2005
Land	$71,827	$79,054
Buildings and improvements	408,724	447,128
Furniture, fixtures and equipment	57,503	33,459
Accumulated depreciation	538,054	559,641
	(23,322)	(9,187)
Investment in hotel properties, net	$514,732	$550,454

Total depreciation expense, including depreciation related to discontinued operations, for the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004  was $20.2 million, $8.7 million and $422, respectively.

6.              Long-Term Debt

Credit facility

The RLJ Funds, through wholly-owned subsidiaries, maintain a credit facility that provided for maximum borrowings of up to $125.0 million. Effective April 28, 2006 and September 25, 2006, the RLJ Funds reduced the maximum borrowings allowed to $65.0 million and $45.0 million, respectively. The credit facility is collateralized by the partners’ committed and uncalled capital of the RLJ Funds and is guaranteed by the RLJ Funds. The credit facility matured on October 27, 2006. Effective September 25, 2006, the RLJ Funds exercised their option to extend the credit facility for one additional year, extending the credit facility maturity date to October 27, 2007.

Borrowings under the credit facility bear interest at variable rates equal to the London InterBank Offered Rate plus a margin of 0.875%. For the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004, the weighted average interest rate for borrowings under the credit facility was approximately 6.0%, 4.1% and 3.1%, respectively. The RLJ Funds incurred interest expense related to the credit facility of approximately $572, $1.6 million and $177 for the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004, respectively. Additionally, there is an unused commitment fee of 0.175% of the unused portion of the credit facility. The RLJ Funds incurred an unused commitment fee of approximately $120, $78 and $13 for the years ended December 31, 2006 and 2005 and for the period from August 26, 2004

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements
For the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004  (Dollars in

thousands, except per share data)

through December 31, 2004, respectively. At December 31, 2006 and 2005, respectively, the RLJ Funds had approximately $1.7 million and $9.5 million in outstanding borrowings under the credit facility and approximately $40.6 million and $47.0 million available for borrowing.

Mortgage Loans

As of December 31, 2006 and 2005, the RLJ Funds are subject to the following mortgage loans:

						Principal
		Interest Rate at				Balance at
		December 31,		Date of	Maturity	December 31,
Property	Lender	2006		Borrowing	Date	2006	2005
Residence Inn Anaheim Resort Area	Wells Fargo	n/a		n/a	n/a	$—	$24,525
Residence Inn San Diego-Mission Valley	Wells Fargo	n/a		n/a	n/a	—	27,175
Doubletree Hotel Washington D.C.	Wells Fargo	5.75	% (i)(vi)	4/4/2004	11/4/2007	26,702	26,067
Courtyard Fort Meade at National Business Park	Wells Fargo	6.84	% (i) (viii)	4/20/2005	4/20/2008	14,400	14,400
Hilton Suites Anaheim/Orange	Capmark	n/a		n/a	n/a	—	13,700
Hilton Suites Phoenix	Capmark	5.40	% (vii)	6/14/2005	7/1/2010	23,200	23,200
Embassy Suites Hotel Cleveland-Beachwood	Capmark	5.40	% (vii)	6/14/2005	7/1/2010	15,500	15,500
Marriott Chicago at Medical District/UIC	Capmark	5.50	% (i) (v)	7/7/2005	7/7/2008	13,000	13,000
Atlanta Marriott Century Center	Wells Fargo	6.50	% (ii) (v)	9/9/2005	9/1/2008	16,705	7,731
Hilton Garden Inn Downtown Washington D.C.	Capmark	5.45	% (v)	9/15/2005	9/15/2015	61,000	61,000
Hampton Inn & Suites Denver Downtown	Capmark	6.69	% (i) (v)	12/2/2005	1/9/2009	11,880	11,880
Residence Inn Inner Harbor	Capmark	6.11	% (iii) (v)	7/19/2006	8/9/2008	28,280	19,288
Courtyard Birmingham Downtown UAB	Wachovia Securities	6.45	% (ix)	10/14/2005	10/17/2008	10,500	10,500
Embassy Suites Hotel Baltimore-North	Wells Fargo	6.61	% (iv) (v)	10/26/2005	10/26/2008	12,991	11,213
Hilton Ontario Airport	Wells Fargo	n/a		n/a	n/a	—	27,170
Residence Inn Poughkeepsie	Capmark	6.20	% (i) (v)	11/6/2005	12/9/2008	13,350	13,350
Residence Inn by Marriott Boston/Cambridge	Capmark	6.70	% (i) (v)	10/4/2005	11/4/2008	44,000	44,000
Hilton Garden Inn Colorado Springs	Capmark	5.99	% (v)	2/1/2006	3/1/2011	8,850	—
Doubletree Guest Suites Atlanta-Galleria	Wells Fargo	6.94	% (i) (v)	3/16/2006	3/16/2009	7,712	—
Homewood Suites Near the Galleria	Capmark	7.00	% (i) (v)	5/22/2006	5/22/2009	15,500	—
Boston/Medford AmeriSuites	Capmark	7.10	% (i) (v)	8/11/2006	8/11/2009	10,610	—
Courtyard Fort Worth Downtown/Blackstone	Capmark	6.93%		8/25/2006	12/1/2013	16,016	—
						$350,196	$363,699

(i)	Variable interest rate that is effectively fixed by a swap agreement.
(ii)	Variable interest rate; $7.3 million is effectively fixed by a swap agreement
(iii)	Variable interest rate; $10.5 million is effectively fixed by a swap agreement
(iv)	Variable interest rate; $11.2 million is effectively fixed by a swap agreement
(v)	Monthly interest only with no principal reductions
(vi)	Monthly interest only payments through 2006; quarterly principal payments due thereafter
(vii)	Monthly interest only payments through July 2007; monthly principal payments due thereafter
(viii)	Monthly interest only payments through June 2008; quarterly principal payments due thereafter
(ix)	Monthly interest only payments through September 2010; monthly principal payments due thereafter

Each mortgage loan is collateralized by the respective property, and all of the mortgage loans allow for prepayment without penalty after the first 12 to 60 months of the term.

As of December 31, 2006, future minimum principal payments on mortgage notes are as follows:

2007	$27,010
2008	153,586
2009	46,088
2010	38,975
2011	9,308
Thereafter	75,229
$350,196

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements
For the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004  (Dollars in

thousands, except per share data)

Each mortgage agreement is subject to customary financial covenants. As of December 31, 2006 and 2005, the RLJ Funds were in compliance with all required debt covenants and related amendments.

7.              Commitments and Contingencies

Ground Leases

The Courtyard Birmingham Downtown UAB hotel and the Atlanta Century Center hotel are subject to ground leases with terms extending out to 2033 and 2058, respectively. Ground lease expense for the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004 was $150, $199 and zero, respectively. Future minimum ground lease payments are as follows:

2007	$104
2008	104
2009	104
2010	104
2011	104
Thereafter	3,006
$3,526

Restricted Cash Reserves

The RLJ Funds are obligated to maintain reserve funds for capital expenditures at the hotels (including the periodic replacement or refurbishment of furniture, fixtures and equipment) as determined pursuant to the management agreements and/or mortgage agreements. The management agreements and/or mortgage agreements require the RLJ Funds to reserve restricted cash ranging from 2% to 5% of the individual hotel’s revenues and maintain the reserves in restricted cash reserve escrows. Amounts will be capitalized as incurred. Any unexpended amounts will remain the property of the RLJ Funds upon termination of the management agreements. Additionally, some mortgage agreements require the RLJ Funds to reserve restricted cash for the periodic payment of real estate taxes and insurance. As of December 31, 2006 and 2005, respectively, approximately $8.9 million and $5.9 million was available in restricted cash reserves for future capital expenditures, real estate taxes and insurance.

Management Agreements

The RLJ Funds’ hotel properties are operated pursuant to long-term agreements with terms ranging from five to 40 years, with nine management companies, including Davidson Hotel Company (three hotels), Hilton Hotels Corporation (two hotels), Hospitality Partners (one hotel), Marriott International (four hotels), Noble Investment Group (two hotels), Urgo Hotels (two hotels), Select Hotels Group, LLC, an affiliate of Hyatt Hotels (one hotel), Stonebridge Realty Advisors (one hotel) and White Lodging Services (two hotels). Each management company receives a base management fee generally between 2.0% and 7.0% of hotel revenues. The management companies are also eligible to receive an incentive management fee, if hotel operating income, as defined in the management agreements, exceeds certain thresholds. The incentive management fee is generally calculated as a percentage of hotel operating income after the RLJ Funds have received a priority return on their investment in the hotel. Total management fee expense for the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004 was $5.1 million, $2.2 million $34, respectively and is included in other indirect operating expense.

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements
For the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004  (Dollars in

thousands, except per share data)

Franchise Agreements

As of December 31, 2006, 12 of the RLJ Funds’ 18 hotels are operated under franchise agreements. The remaining six hotels, including the Hilton Suites Phoenix, Atlanta Marriott Century Center, Embassy Suites Hotel Baltimore-North, Residence Inn by Marriott Boston/Cambridge, Residence Inn Poughkeepsie and Courtyard Fort Worth Downtown/Blackstone are managed by Hilton Hotels Corporation or Marriott International. The management agreements for these hotels allow the property to operate under the respective brand. Pursuant to the franchise and management agreements, the RLJ Funds pay a royalty fee, generally between 2.0% and 5.5% of room revenues, plus additional fees for marketing, central reservation systems and other franchisor costs that amount to between 2.0% and 10.0% of room revenues from the hotels. Total franchise fee expense for the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004 was $8.1 million, $3.1 million and $11, respectively and is included in other indirect operating expense.

Completion Commitment

The RLJ Funds, through wholly-owned subsidiaries, are subject to approximately $1.3 million in completion guarantees with a mortgage holder guarantying the payment of certain future hotel renovations. The RLJ Funds anticipate that these hotel renovations will be complete and the guarantees will be terminated by early 2008.

Litigation

Neither the RLJ Funds nor any of its subsidiaries are currently involved in any regulatory or legal proceedings that management believes will have a material adverse effect on the financial position, operations or liquidity of the RLJ Funds.

8.              Partners’ Equity

Partners’ Capital

As of December 31, 2006, partners had made aggregate capital contributions of approximately $257.4 million. In addition, $8.6 million of advisory fees, which reduce limited partner capital commitments, have been paid by the limited partners to the General Partner (see note 10). Accordingly, 84.3% of total capital commitments have been deployed. As of December 31, 2006, the RLJ Funds had made aggregate distributions to partners of approximately $161.0 million.

As of December 31, 2006 and 2005, the General Partner had a capital account balance of $186 and $335, respectively.

Series A Preferred Shares

On January 19, 2005, the Investment REITs (through the Initial REIT and the Parallel REIT) completed two private offerings of 110 shares each (220 shares in the aggregate) of 12.5% cumulative non-voting preferred shares for an aggregate amount of $110. The shares have no par value and have a liquidation value of $500 per share. Dividends are paid semi-annually on June 30 and December 31. The shares are redeemable by the Initial REIT and the Parallel REIT, respectively, for the liquidation value plus

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements
For the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004  (Dollars in

thousands, except per share data)

accumulated and unpaid dividends plus, if redeemed before 2010, a redemption premium of up to $100 per share. After deducting underwriting discounts and commissions and other offering costs, the Investment REITs raised aggregate net proceeds of approximately $57.

As of December 31, 2006, an aggregate of approximately $27 had been distributed to preferred shareholders.

9.              Financial Instruments: Derivatives and Hedging

The RLJ Funds employ interest rate swaps to hedge against interest rate fluctuations. Unrealized gains and losses are reported in other comprehensive income with no effect recognized in earnings as long as the characteristics of the swap and the hedged item are closely matched. The ineffective portion of all hedges is recognized in earnings in the current period. As of December 31, 2006 and 2005, the RLJ Funds have entered into the following interest rate swaps:

				Fair Value at
				December 31,
Hedge Type	Value	Interest Rate	Maturity	2006	2005
Swap-cash flow	$51,700	3.38%	10/1/2007	$—	$1,218
Swap-cash flow	27,500	3.25%	11/4/2007	501	750
Swap-cash flow	14,400	4.46%	4/20/2008	134	84
Swap-cash flow	13,000	4.04%	7/1/2008	215	217
Swap-cash flow	25,000	4.87%	7/19/2008	88	(58)
Swap-cash flow	3,280	5.66%	7/19/2008	(29)	n/a
Swap-cash flow	14,280	4.67%	9/1/2008	116	21
Swap-cash flow	7,120	4.50%	9/1/2008	71	40
Swap-cash flow	10,500	4.70%	10/7/2008	69	5
Swap-cash flow	13,910	4.71%	10/26/2008	90	3
Swap-cash flow	27,495	4.75%	10/28/2008	—	(27)
Swap-cash flow	44,000	4.99%	11/4/2008	58	(335)
Swap-cash flow	6,180	4.86%	11/28/2008	22	(28)
Swap-cash flow	11,500	4.99%	12/7/2008	13	(88)
Swap-cash flow	7,500	5.14%	3/9/2009	(27)	n/a
Swap-cash flow	15,500	5.25%	5/1/2009	(85)	n/a
Swap-cash flow	10,600	5.33%	8/11/2009	(112)	n/a
	$303,465			$1,124	$$1,802

As of December 31, 2006 and 2005, there was approximately $1.1 million and $1.9 million, respectively, in unrealized gains included in accumulated other comprehensive income, a component of shareholders’ equity, related to interest rate hedges that are effective in offsetting the variable cash flows. For the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004, there was approximately $98 in unrealized gains, $58 in unrealized losses and zero, respectively, recognized in earnings related to hedges that were ineffective in offsetting the variable cash flows.

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements
For the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004  (Dollars in

thousands, except per share data)

Over time, the unrealized gains and losses reported in accumulated other comprehensive income/loss will be reclassified to earnings. The unrealized gains and losses are reclassified to earnings during the same period the associated hedged items are also recognized in earnings. For the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004, the RLJ Funds reclassified $1.7 million, $280 and $99, respectively, of accumulated other comprehensive income to earnings as interest expense in conjunction with interest rate swaps. The RLJ Funds anticipate reclassifying approximately $1.5 million of the unrealized gains to interest expense over the next twelve months.

10.       Organization Costs

During 2004, the RLJ Funds incurred $857 of organization costs in direct connection with the formation of the RLJ Funds. These fees include legal and accounting fees, document preparation fees, personnel expenses and other expenses customary to the formation of a partnership. Organization costs are expensed in the year incurred and therefore have a one-time negative impact on net income. The following is a reconciliation of net loss to net loss excluding the effect of one-time organization costs for the period from inception (August 26, 2004) to December 31, 2004:

Net loss	$(1,489)
One-time organization costs	857
Net loss excluding the effect of one-time organization costs	$(632)

11.       Advisory Fees

Pursuant to the terms of the LPAgreements, the General Partner is entitled to receive annual advisory fees directly from the limited partners in consideration for the General Partner providing and managing the day-to-day operations and expenditures of the RLJ Funds, as specifically detailed in the LP Agreements. Total advisory fees due to the General Partner from limited partners for the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004 were approximately $3.9 million, $3.9 million and $752, respectively. As of December 31, 2006, all current advisory fees due had been paid. As the combined consolidated financial statements of the RLJ Funds do not include the transactions of the General Partner or any limited partners, none of the advisory fee income, advisory fee expense, advisory fee receivable or advisory fee payable is reflected in these financial statements.

12.       Related Party Transactions

During 2005, the RLJ Funds paid RLJ Development, LLC, an affiliate of the General Partner, $41 to satisfy the related party obligation from the previous year.

During the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004, the RLJ Funds, through wholly-owned subsidiaries, incurred management and franchise fees of approximately $6.0 million, $2.3 million and $86, respectively, to affiliates of Marriott International, a related party through its limited partnership interest. As of December 31, 2006 and 2005,

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements
For the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004  (Dollars in

thousands, except per share data)

the RLJ Funds had amounts due from affiliates of Marriott International of $1.0 million and $162, respectively.

During the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004, the RLJ Funds, through wholly-owned subsidiaries, incurred management and franchise fees of approximately $7.0 million, $1.0 million and zero, respectively, to affiliates of Hilton Hotels Corporation, a related party through its limited partnership interest. As of December 31, 2006 and 2005, the RLJ Funds owed affiliates of Hilton Hotels Corporation $238 and $131, respectively.

As of December 31, 2006, no employment, service, maintenance or reimbursable contracts exist between the RLJ Funds and any related party.

13.       Income Taxes

The Investment REITs have elected to be taxed as REITs under Sections 856 through 860 of the Code, commencing with their taxable years ended December 31, 2004. To qualify as a REIT, the Investment REITs must meet a number of organizational and operational requirements, including a requirement that they currently distribute at least 90% of their adjusted taxable income to their owners. The Investment REITs’ current intention is to adhere to these requirements and maintain the Investment REITs’  qualification for taxation as REITs. As REITs, the Investment REITs generally will not be subject to federal corporate income tax on that portion of net income that is currently distributed to shareholders. If the Investment REITs fail to qualify for taxation as REITs in any taxable year, they will be subject to federal income taxes at regular corporate rates (including any applicable alternative minimum tax) and may not be able to qualify as REITs for four subsequent taxable years. Even if the Investment REITs qualify for taxation as REITs, the Investment REITs may be subject to certain state and local taxes on their income and property, and to federal income and excise taxes on their undistributed taxable income.

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements
For the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004  (Dollars in

thousands, except per share data)

Taxable income from non-REIT activities managed through taxable REIT subsidiaries is subject to federal, state and local income taxes. The REIT Sub is a wholly-owned taxable REIT subsidiary of the RLJ Funds and, as such, is required to pay income taxes at the applicable rates.

The following schedule reconciles GAAP net income and tax basis income for the Investment REITs for the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004:

			For the period from August
	For the years ended		26, 2004 through
	December 31,		December 31,
	2006	2005	2004
Consolidated GAAP net income	$86,327	$1,901	$(1,660)
Add: REIT Sub’s GAAP net loss	4,570	1,657	475
Add: RLJ Funds GAAP net loss	8	3	870
Investment REIT’s net income	90,905	3,561	(315)
Add: investment REIT’s book depreciation and amortization	10,912	6,327	345
Less: Investment REIT’s tax depreciation and amortization	(10,787)	(5,900)	(233)
Other book/tax differences, net	(161)	32	(19)
Adjusted taxable income subject to the 90% distribution requirement	$90,869	$4,020	$(222)

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements
For the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004  (Dollars in

thousands, except per share data)

The following is a reconciliation between cash distributions paid on preferred shares and to the RLJ Funds and the dividends paid deduction for the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004:

	For the years ended December 31,		For the period from August 26, 2004 through December 31,
	2006	2005	2004
Cash distributions to RLJ Funds	$157,431	$3,561	—
Cash dividends paid on preferred shares	14	13	—
Dividends paid in 2006, deducted in 2005	—	446	—

Dividends paid deduction	$157,445	$4,020	—

For federal income tax purposes, the cash distributions paid to the preferred shareholders and to the RLJ Funds may be characterized as ordinary income, return of capital (generally non-taxable) or capital gains.

The following characterizes partner distributions made to the RLJ Funds and per preferred share for the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004:

					For the period from August 26, 2004 through
	For the years ended December 31,				December 31,
	2006		2005		2004
	$	%	$	%	$	%
Partner distributions
Ordinary income	$14,116	9%	$4,007	100%	$—	—
Return of capital	66,570	42%	—	—	—	—
Capital gains	76,745	49%	—	—	—
	$157,431	100%	$4,007	100%	$—	—
Preferred distributions
Ordinary income	1	9%	13	100%	—	—
Return of capital	6	42%	—	—	—	—
Capital gains	7	49%	—	—	—	—
	$14	100%	$13	100%	$—	—

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements
For the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004  (Dollars in

thousands, except per share data)

The following is a reconciliation of the deferred tax asset as of December 31, 2006 and 2005:

	For the years ended December 31,
	2006	2005
Temporary differences
Property and equipment	$(527)	$92
Intangible asset	(1,055)	(1,133)
Prepaid expenses	(262)	(253)
Allowance for doubtful accounts	114	74
Incentive and vacation accrual	331	158
Inventory basis difference	6	14
Deferred revenue	1,214	1,159
Net operating loss carryforwards	3,188	1,015
Valuation allowance	3,009	1,126
	(3,009)	(1,126)
Net deferred tax asset	$—	$—

The ability to carry forward the net operating losses will expire in 2024 and 2026 if not utilized by then. Management cannot reasonably estimate the likelihood that the deferred tax net assets will be realized before termination of the RLJ Funds and therefore has recorded a valuation allowance for the entire balance of the net deferred tax asset.

A reconciliation of the statutory Federal tax provision (benefit) to our income tax provision (benefit) is as follows (in thousands):

			Period from
	Year Ended	Year Ended	August 26,
	December 31, 2006	December 31, 2005	December 31, 2004
Statutory Federal tax provision (benefit) (@34%)	$(2,649)	$(991)	$(1,443)
State income tax provision (benefit), net of Federal tax benefit 4.62%	(360)	(135)	(196)
Valuation Allowance	3,009	1,126	1,639
Income tax provision (benefit)	$—	$—	$—

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements
For the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004  (Dollars in

thousands, except per share data)

As a result of the acquisition of the Hilton Garden Inn Downtown Washington D.C., the RLJ Funds may realize a future tax benefit associated with tax goodwill in excess of book goodwill associated with the acquisition. In accordance with FAS 109, “Accounting for Income Taxes,” that tax benefit may create additional book goodwill of up to $1.2 million to the extent that realization of the future benefit from the excess tax deductible goodwill is considered more likely than not to be realized. The RLJ Funds will only recognize the benefit when realized on future tax returns and will apply the benefit first to reduce book goodwill associated with the acquisition to zero and second to reduce income tax expense.

14.       Comprehensive Income

For the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004, comprehensive income (loss) was approximately $85.6 million, $3.4 million and $(1.3) million, respectively. As of December 31, 2006, 2005 and 2004, the RLJ Funds’ accumulated other comprehensive income was approximately $1.1 million, $1.9 million and $359, respectively. The accumulated other comprehensive income was entirely due to the RLJ Funds’ unrealized gains on its interest rate derivative instruments. For the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004, the RLJ Funds reclassified $1.7 million, $280 and $99, respectively, of accumulated other comprehensive income to interest expense.

15.       Supplemental Information to Statements of Cash Flows

	For the years ended		For the period from August 26, 2004 through
	December 31,		December 31,
	2006	2005	2004
Interest paid	$21,830	$10,398	$153
Supplemental non-cash transactions:
In conjunction with the hotel acquisitions, the RLJ Funds assumed the following assets and liabilities:
Purchase of real estate	$90,001	$440,713	122,371
Other assets	1,576	9,108	1,128
Other liabilities	(2,925)	(22,296)	(1,373)
Mortgages assumed with acquisitions	—	(19,316)	—

Acquisition of hotel properties	$88,652	$408,209	$122,126

In conjunction with the hotel dispositions, the RLJ Funds disposed of the following assets and liabilities:
Sale of real estate	$149,989	$—	$—
Other assets	652	—	—
Other liabilities	(1,079)	—	—
Gain on sale of properties	76,418	—	—
Disposition of hotel properties	$225,980	$—	$—
Capital Expenditures in Accounts Payable	$—	$—	$15
Change in fair market value of interest rate swaps	$(874)	$1,501	$359

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements
For the years ended December 31, 2006 and 2005 and for the period from August 26, 2004 through December 31, 2004  (Dollars in

thousands, except per share data)

16.       Subsequent Events

On January 18, 2007, the RLJ Funds issued a capital call notice to partners calling an aggregate contribution of $975 in advisory fees for the first quarter of 2007 payable to the General Partner.

On February 14, 2007, the RLJ Funds distributed an aggregate of $14.0 million to partners.

RLJ Urban Lodging Fund, L.P. and
RLJ Urban Lodging Fund (P.F. #1), L.P.

Combined Consolidated Financial Statements

As of September 30, 2007 and December 31, 2006, and for the nine month ended September 30, 2007 and 2006

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

As of September 30, 2007 and December 31, 2006, and for the nine months ended September 30, 2007 and 2006

Page(s)

Combined Consolidated Financial Statements (unaudited)

Combined Consolidated Balance Sheets as of September 30, 2007 and December 31, 2006	F-140

Combined Consolidated Statements of Operations for the nine months ended September 30, 2007 and 2006	F-141

Combined Consolidated Statement of Changes in Partners’ Equity for the nine months ended September 30, 2007	F-142

Combined Consolidated Statements of Cash Flows for the nine months ended September 30, 2007 and 2006	F-143

Notes to Combined Consolidated Financial Statements	F-144 through F-152

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Combined Consolidated Balance Sheets (Unaudited)

September 30, 2007 and December 31, 2006

(Dollars in thousands)

	September 30,	December 31,
	2007	2006
Assets
Investment in hotel properties, net	$602,426	$514,732
Assets of hotels sold	—	328
Cash and cash equivalents	15,238	20,023
Restricted cash reserves	10,121	8,897
Hotel receivables, net of allowance of $35 and $35, respectively	7,060	3,184
Deferred financing costs, net	1,783	2,059
Prepaid expenses and other assets	3,388	4,851
Total assets	$640,016	$554,074
Liabilities and Partners’ Equity
Borrowings under credit facility	$5,026	$1,696
Mortgage loans	412,034	350,196
Liabilities of hotels sold	—	156
Accounts payable and accrued expenses	18,820	15,823
Advance deposits	644	372
Accrued interest	2,375	1,711
Preferred distributions payable	3	3
Total liabilities	438,902	369,957

Partners’ Equity
Partners’ capital	107,685	96,435
Series A preferred shares, no par value, 12.5%, 220 shares authorized, issued and outstanding	57	57
Accumulated other comprehensive income (loss)	(1,823)	1,084
Retained earnings	95,195	86,541
Total partners’ equity	201,114	184,117

Total liabilities and partners’ equity	$640,016	$554,074

The accompanying notes are an integral part of the combined consolidated financial statements.

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Combined Consolidated Statements of Operations (Unaudited)

For the nine months ended September 30, 2007 and 2006

(Dollars in thousands)

	For the nine months ended
	September 30,
	2007	2006
Revenue
Hotel operating revenue
Room revenue	$101,770	$78,204
Food and beverage revenue	12,231	11,014
Other operating department revenue	4,420	3,796
Total hotel operating revenue	118,421	93,014

Other income	811	1,136
Total revenue	119,232	94,150
Expense
Hotel operating expense
Room	20,850	16,964
Food and beverage	9,309	8,489
Other direct	2,270	1,961
Other indirect	36,464	29,015
Total hotel operating expense	68,893	56,429

Depreciation and other amortization	16,841	12,440
Real estate and personal property tax, ground rent and insurance	5,834	4,844
General and administrative	952	759
Total operating expense	92,520	74,472

Operating income	26,712	19,678

Other income/(expense)	(35)	18
Interest income	524	308
Interest expense	(18,785)	(15,707)

Income before discontinued operations	8,416	4,297

Income from discontinued operations including 2006 gain on sale of $5.4M	248	9,709

Net income	8,664	14,006

Distributions to preferred shareholders	(10)	(10)

Net income available to partners	$8,654	$13,996

The accompanying notes are an integral part of the combined consolidated financial statements.

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Combined Consolidated Statement of Changes in Partners’ Equity (Unaudited)

For the nine months ended September 30, 2007

(Dollars in thousands)

	Partners’ capital	Preferred shares	Accumulated other comprehensive income (loss)	Retained earnings	Total partners’ equity
Balance at December 31, 2006	$96,435	$57	$1,084	$86,541	$184,117

Components of comprehensive income:
Net income	—	—	—	8,664	8,664
Reclassification adjustment for losses included in net income	—	—	(35)	—	(35)
Net unrealized loss on interest rate derivatives	—	—	(2,872)	—	(2,872)
Total comprehensive income					5,757
Partners’ contributions	36,650	—	—	—	36,650
Partners’ distributions	(25,400)	—	—	—	(25,400)
Distributions to preferred shareholders	—	—	—	(10)	(10)
Balance at September 30, 2007	$107,685	$57	$(1,823)	$95,195	$201,114

The accompanying notes are an integral part of the combined consolidated financial statements.

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Combined Consolidated Statements of Cash Flows (Unaudited)

For the nine months ended September 30, 2007 and 2006

(Dollars in thousands)

	For the nine months ended
	September 30,
	2007	2006
Cash flows from operating activities:
Net income	$8,664	$14,006
Adjustments to reconcile net income to cash flow provided by operating activities
Gain on sale of property	—	(5,351)
Depreciation and amortization	16,841	14,913
Amortization of deferred financing costs	828	956
Unrealized loss/(gain) on interest rate swaps	35	(18)
Changes in assets and liabilities:
Hotel receivables, net	(3,702)	(280)
Prepaid expenses and other assets	(848)	1,132
Accounts payable and accrued expenses	2,754	(3,202)
Preferred distributions payable	—	3
Funding of real estate tax and insurance escrows, net	(193)	(341)
Advance deposits	220	580
Accrued interest	664	361
Net cash flow provided by operating activities	25,263	22,759
Cash flows from investing activities:
Acquisition of hotel properties, net of cash acquired	(89,536)	(88,212)
Pre-acquisition costs	—	(140)
Improvements and additions to hotel properties	(15,340)	(27,843)
Proceeds from sale of properties	—	14,383
Funding of restricted cash reserves, net	(1,031)	(3,546)
Net cash flow used in investing activities	(105,907)	(105,358)
Cash flows from financing activities:
Borrowings under credit facility	56,195	77,645
Repayments under credit facility	(52,865)	(80,886)
Proceeds from mortgage loans	62,589	77,634
Payment of mortgage principal	(751)	(400)
Proceeds from partner contributions	36,650	45,475
Payment of limited partner distributions	(25,400)	(34,432)
Payment of preferred shareholder distributions	(7)	(7)
Payment of deferred financing costs	(552)	(1,076)
Net cash flow provided by financing activities	75,859	83,953
Net change in cash and cash equivalents	(4,785)	1,354
Cash and cash equivalents, beginning of period	20,023	15,657
Cash and cash equivalents, end of period	$15,238	$17,011

The accompanying notes are an integral part of the combined consolidated financial statements.

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements (Unaudited)

For the nine months ended September 30, 2007 (Dollars in thousands, except per share data)

1.              Organization

RLJ Urban Lodging Funds (the “RLJ Funds”) comprises RLJ Urban Lodging Fund, L.P. (the “Initial Fund”), which was formed in the state of Delaware on August 26, 2004, and RLJ Urban Lodging Fund (P.F. #1), L.P. (the “Parallel Fund”), which was formed in the state of Delaware on November 4, 2004. The General Partner of the RLJ Funds is RLJ Capital Partners, LLC (the “General Partner”), a Delaware corporation. The RLJ Funds will continue until October 22, 2011, unless sooner dissolved pursuant to the terms of the Partnership Agreements or by operation of law. The terms of the partnerships may be extended one year by the General Partner with the consent of the limited partners.

The RLJ Funds were formed to acquire, own, hold for investment and ultimately dispose of upscale, focused or limited-service hotels and compact full-service hotels serving urban markets in the United States of America, Canada and Puerto Rico. The Parallel Fund was organized to operate identically to the Initial Fund, sharing ratably in all investments. The Initial Fund and the Parallel Fund are separate companies that do not have ownership interest in each other; however, through their respective wholly-owned subsidiaries, they jointly own a 100% interest in RLJ Urban Lodging Master, LLC (the “Master Company”).

The Initial Fund owns a 100% interest in RLJ Urban Lodging REIT, LLC (the “Initial REIT”). The Initial REIT is a real estate investment trust (“REIT”) as defined in the Internal Revenue Code (the “Code”). The Parallel Fund owns a 100% interest in RLJ Urban Lodging REIT (P.F. #1), LLC (the “Parallel REIT”). The Parallel REIT is a real estate investment trust as defined in the Code. The Initial REIT and the Parallel REIT are collectively referred to as the “Investment REITs.”

Each investment made by the RLJ Funds is made through the Investment REITs. The Investment REITs make investments through the Master Company, which was organized in the state of Delaware on November 16, 2004. The Initial REIT and the Parallel REIT each own a percentage of the Master Company in proportion to the capital contributions made to the Initial Fund and the Parallel Fund, respectively. Together, the Investment REITs own a 100% interest in the Master Company. Substantially all of the RLJ Funds’ and Investment REITs’ assets are held by, and all of their operations are conducted through, the Master Company or a wholly-owned subsidiary of the Master Company.

The RLJ Funds had no operations prior to October 22, 2004, at which time the Amended and Restated Limited Partnership Agreement of RLJ Urban Lodging Fund, L.P. (the “LP Agreement”) became effective. On December 1, 2004, the Amended and Restated Limited Partnership Agreement of RLJ Urban Lodging Fund, L.P. (P.F. #1) (the “LP PF1 Agreement”) became effective. Collectively, both agreements are referred to as the “LP Agreements.” On December 17, 2004, March 31, 2005 and April 5, 2005 (final close), the Initial Fund completed subsequent closings, admitting additional limited partners to the partnership.

As of September 30, 2007, the RLJ Funds owned interests in 22 hotels with 4,061 suites/rooms located in Alabama, Arizona, Colorado, Georgia, Illinois, Maryland, Massachusetts, New Jersey,  New York, Ohio, Texas and the District of Columbia. The RLJ Funds, through wholly-owned subsidiaries, own 100% equity interests in all of the hotels. All of the hotels are leased to the Master

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements (Unaudited)

For the nine months ended September 30, 2007 (Dollars in thousands, except per share data)

Company’s taxable REIT subsidiary, RLJ Urban Lodging REIT Sub, Inc. (the “REIT Sub”), or a wholly-owned subsidiary of the REIT Sub. Each hotel is leased under a participating lease that provides for rental payments equal to the greater of (i) a base rent or (ii) a percentage rent based on hotel revenues. Lease revenue from the REIT Sub and its wholly-owned subsidiaries is eliminated in consolidation. An independent hotel operator manages each hotel.

2.              Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The combined consolidated financial statements include the accounts of the RLJ Funds and their wholly-owned subsidiaries (the Investment REITs, the Master Company and its subsidiaries and the REIT Sub and its subsidiaries). All significant inter-company balances and transactions have been eliminated in consolidation.

The Initial Fund and the Parallel Fund are separate entities that do not have ownership interest in each other but are under the common control of the General Partner and, likewise, the Initial REIT and the Parallel REIT are separate companies that do not have ownership interest in each other. The consolidated financial statements of the Initial Fund and the Parallel Fund have been combined based on their common control and to provide useful information regarding the combined and shared businesses and operations of the RLJ Funds.

The accompanying combined consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Accordingly, certain disclosures accompanying annual financial statements prepared in accordance with GAAP are omitted. In the opinion of management, all adjustments, consisting solely of normal recurring accruals, necessary for the fair statement of the accompanying combined consolidated financial statements have been included.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and the amounts of contingent assets and liabilities at the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recently Issued Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The objective of the guidance is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS 159 is effective for the first fiscal year beginning after November 15, 2007.  The RLJ Funds do not believe adoption of SFAS 159 will have a material impact on the RLJ Funds’ results of operations or cash flows.

In June 2007, the American Institute of Certified Public Accountants (“AICPA”) issued Statement of Position (“SOP”) 07-1, “Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting for Parent Companies and Equity Method Investors for Investments in Investment Companies.” This SOP provides guidance for determining whether an entity is within the

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements (Unaudited)

For the nine months ended September 30, 2007 (Dollars in thousands, except per share data)

scope of the AICPA Audit and Accounting Guide Investment Companies (the “Guide”). Entities that are within the scope of the Guide are required, among other things, to carry their investments at fair value, with changes in fair value included in earnings. The provisions of this SOP as originally proposed are effective on January 1, 2008, however the Financial Accounting Standards Board (“FASB”) has proposed to indefinitely defer the effective date of SOP 07-1, and such deferral is currently pending. The RLJ Funds are currently evaluating this new guidance and have not determined whether they will be required to apply the provisions of the Guide in presenting the financial statements.

3.              Discontinued Operations

Effective December 8, 2005, the RLJ Funds, through wholly-owned subsidiaries, entered into a purchase and sale agreement to sell the Lincoln Suites hotel, which was acquired in August of 2005, with expected net sales proceeds of approximately $14.5 million. The asset was classified as held for sale at that time because sale was expected to occur within one year, and accordingly depreciation was suspended. Total revenues related to the asset of $300, comprised primarily of hotel operating revenues, and loss before income tax expense related to the asset of $51 for the nine months ended September 30, 2006 are included in discontinued operations. On February 7, 2006, the RLJ Funds, through wholly-owned subsidiaries, sold the Lincoln Suites hotel for $14.5 million, resulting in a gain of approximately $5.4 million.

Effective July 21, 2006, the RLJ Funds, through wholly-owned subsidiaries, entered into a purchase and sale agreement to sell the Residence Inn Anaheim Resort Area, the Residence Inn San Diego-Mission Valley, the Hilton Suites Anaheim/Orange and the Hilton Ontario Airport hotels with expected net sale proceeds of approximately $215.0 million. The assets were classified as held for sale at that time because sale was expected to occur within one year, and accordingly depreciation was suspended. Total revenues related to the assets of approximately $31.5 million comprised primarily of hotel operating revenues, and income before income tax expense related to the assets of $4.4 million for the nine months ended September 30, 2006 are included in discontinued operations. Prior year amounts in the statements of operations have been reclassified to conform to the current presentation. On October 4, 2006, the RLJ Funds, through wholly-owned subsidiaries, sold the Residence Inn Anaheim Resort Area, the Residence Inn San Diego-Mission Valley, the Hilton Suites Anaheim/Orange and the Hilton Ontario Airport hotels for $215.0 million, resulting in a gain of approximately $71.0 million.

The RLJ Funds allocate interest expense to discontinued operations for debt that is to be assumed or required to be repaid as a result of the disposal transaction. The RLJ Funds allocated $4.3 million in interest expense to discontinued operations for the nine months ended September 30, 2006. The RLJ Funds allocated no interest expense to discontinued operations during 2007.

4.              Acquisition of Hotel Properties

On June 20, 2007, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 179-room Hilton Garden Inn Burlington hotel for a total cost of approximately $23.2 million.  The hotel is located in Burlington, Massachusetts.  Urgo Hotels has been engaged to manage the hotel.  The acquisition was financed using proceeds from a mortgage of approximately $15.5 million and borrowings on the credit facility.

On June 26, 2007, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 117-room Hilton Garden Inn San Antonio hotel for a total cost of approximately $15.8 million.

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements (Unaudited)

For the nine months ended September 30, 2007 (Dollars in thousands, except per share data)

The hotel is located in San Antonio, Texas.  White Lodging Services has been engaged to manage the hotel.  The acquisition was financed using proceeds from a mortgage of approximately $10.4 million and borrowings on the credit facility.

On July 19, 2007, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 203-room Courtyard Newark Elizabeth hotel for a total cost of $23.3 million. The hotel is located in Elizabeth, New Jersey. Marriott International has been engaged to manage the hotel. The acquisition was financed using proceeds from a mortgage of approximately $16.0 million that is collateralized by the hotel and borrowings on the credit facility.

On July 19, 2007, the RLJ Funds, through wholly-owned subsidiaries, acquired a 100% interest in the 198-room Residence Inn Newark Elizabeth hotel for a total cost of $26.9 million. The hotel is located in Elizabeth, New Jersey. Marriott International has been engaged to manage the hotel. The acquisition was financed using proceeds from a mortgage of $17.7 million that is collateralized by the hotel and borrowings on the credit facility.

5.              Investment in Hotel Properties

Investment in hotel properties as of September 30, 2007 and December 31, 2006, consisted of the following:

	September 30,	December 31,
	2007	2006
Land	$84,547	$71,827
Buildings and improvements	480,458	408,724
Furniture, fixtures and equipment	77,584	57,503
	642,589	538,054
Accumulated depreciation	(40,163)	(23,322)
Investment in hotel properties, net	$602,426	$514,732

Total depreciation expense for the nine months ended September 30, 2007 was approximately $16.8 million and includes an out-of-period revision to reduce depreciation expense by approximately $693,000 to adjust for an incorrect prior period depreciable life assignment for certain hotel improvements.  The Company does not believe this adjustment is material to the combined consolidated financial statements for the nine month period ended September 30, 2007 or the year ended December 31, 2006, and as a result, has not restated its combined consolidated financial statements for the year ended December 31, 2006.

6.              Long-Term Debt

Credit facility

The RLJ Funds, through wholly-owned subsidiaries, maintain a credit facility that provides for borrowings of up to the lesser of (1) $45.0 million or (2) $45 million less (i) 90% of their unfunded equity commitments of included investors and (ii) total outstanding letters of credit exposures and draws. The credit facility is collateralized by the partners’ committed and uncalled capital of the RLJ Funds and is guaranteed by the RLJ Funds. The credit facility matured on October 27, 2006. Effective

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements (Unaudited)

For the nine months ended September 30, 2007 (Dollars in thousands, except per share data)

September 25, 2006, the RLJ Funds exercised their option to extend the credit facility for one additional year, extending the credit facility maturity date to October 27, 2007.

Borrowings under the credit facility bear interest at variable rates equal to the London InterBank Offered Rate (“LIBOR”) plus a margin of 0.875%. For the nine months ended September 30, 2007, the weighted average interest rate for borrowings under the credit facility was approximately 6.2%. For the nine months ended September 30, 2006, the weighted average interest rate for borrowings under the credit facility was approximately 6.0%. The RLJ Funds incurred interest expense related to the credit facility of approximately $562 for the nine months ended September 30, 2007. Interest expense for the nine months ended September 30, 2006, was approximately $478. Additionally, there is an unused commitment fee of 0.175% of the unused portion of the credit facility. The RLJ Funds incurred an unused commitment fee of approximately $39 for the nine months ended September 30, 2007. For the nine months ended September 30, 2006, the unused commitment fee incurred was approximately $103. At September 30, 2007 and December 31, 2006, respectively, the RLJ Funds had approximately $5.0 million and $1.7 million in outstanding borrowings under the credit facility. At September 30, 2007 and December 31, 2006, respectively, the RLJ Funds had approximately $16.5 million and $40.6 million available for borrowing.

Mortgage Loans

As of September 30, 2007 and December 31, 2006, the RLJ Funds are subject to the following mortgage loans:

		Interest rate at				Principal balance at
		September 30,		Date of	Maturity	September 30,	December 31,
Property	Lender	2007		borrowing	date	2007	2006
Doubletree Hotel Washington D.C.	Wells Fargo	5.75	%(i) (vi)	4/4/2004	11/4/2007	$26,398	$26,702
Courtyard Fort Meade at National Business Park	Wells Fargo	6.84	%(i) (viii)	4/20/2005	4/20/2008	14,400	14,400
Hilton Suites Phoenix	Capmark	5.41	%(vii)	6/14/2005	7/1/2010	23,134	23,200
Embassy Suites Hotel Cleveland-Beachwood	Capmark	5.41	%(vii)	6/14/2005	7/1/2010	15,456	15,500
Marriott Chicago at Medical District/UIC	Capmark	5.54	%(i) (v)	7/7/2005	7/7/2008	13,000	13,000
Atlanta Marriott Century Center	Wells Fargo	6.52	%(ii) (v)	9/9/2005	9/1/2008	16,705	16,705
Hilton Garden Inn Downtown Washington D.C.	Wachovia Securities	5.45	%(ix)	9/15/2005	9/15/2015	61,000	61,000
Hampton Inn & Suites Denver Downtown	Capmark	6.69	%(i) (v)	12/2/2005	1/9/2009	11,880	11,880
Residence Inn Inner Harbor	Capmark	6.11	%(i) (v)	7/19/2006	8/9/2008	28,280	28,280
Courtyard Birmingham Downtown UAB	Capmark	6.45	%(iii) (v)	10/14/2005	10/17/2008	10,500	10,500
Embassy Suites Hotel Baltimore-North	Wells Fargo	6.61	%(iv) (v)	10/26/2005	10/26/2008	13,943	12,991
Residence Inn Poughkeepsie	Capmark	6.20	%(i) (v)	11/6/2005	12/9/2008	13,350	13,350
Residence Inn by Marriott Boston/Cambridge	Capmark	6.74	%(i) (v)	10/4/2005	11/4/2008	44,000	44,000
Hilton Garden Inn Colorado Springs	Capmark	5.99	%(v)	2/1/2006	3/1/2011	8,850	8,850
Doubletree Guest Suites Atlanta-Galleria	Wells Fargo	6.94	%(i) (v)	3/16/2006	3/16/2009	9,599	7,712
Homewood Suites Near the Galleria	Capmark	7.00	%(i) (v)	5/22/2006	5/22/2009	15,500	15,500
Hyatt Place Boston/Medford	Capmark	7.10	%(i) (v)	8/11/2006	8/11/2009	10,610	10,610
Courtyard Fort Worth Downtown/Blackstone	Capmark	6.93%		8/25/2006	12/1/2013	15,751	16,016
Hilton Garden Inn Burlington	Wells Fargo	6.93	%(i) (v)	6/10/2007	6/20/2010	15,528	n/a
Hilton Garden Inn San Antonio	Capmark	6.73	%(i) (v)	6/26/2007	6/26/2010	10,420	n/a
Courtyard Newark Elizabeth	Capmark	6.89	%(i) (v)	7/19/2007	8/9/2010	16,030	n/a
Residence Inn Newark Elizabeth	Capmark	6.89	%(i) (v)	7/19/2007	8/9/2010	17,700	n/a
						$412,034	$350,196

(i) Variable interest rate that is effectively fixed by a swap agreement.

(ii) Variable interest rate; $7.3 million is effectively fixed by a swap agreement.

(iii) Variable interest rate; $10.5 million is effectively fixed by a swap agreement.

(iv) Variable interest rate; $11.2 million is effectively fixed by a swap agreement.

(v) Monthly interest only with no principal reductions.

(vi) Monthly interest only payments through 2006; quarterly principal payments due thereafter.

(vii) Monthly interest only payments through July 2007; monthly principal payments due thereafter.

(viii) Monthly interest only payments through June 2008; quarterly principal payments due thereafter.

(ix) Monthly interest only payments through September 2010; monthly principal payments due thereafter.

Each mortgage loan is collateralized by the respective property, and all of the mortgage loans allow for prepayment without penalty after the first 12 to 60 months of the term.

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements (Unaudited)

For the nine months ended September 30, 2007 (Dollars in thousands, except per share data)

Each mortgage agreement is subject to customary financial covenants. As of September 30, 2007 and December 31, 2006, the RLJ Funds were in compliance with all required debt covenants and related amendments.

7.              Commitments and Contingencies

Ground Leases

The Courtyard Birmingham Downtown UAB hotel and the Atlanta Marriott Century Center hotel are subject to ground leases with terms extending out to 2033 and 2058, respectively. Ground lease expense for the nine months ended September 30, 2007 and 2006 was $86 and $59, respectively.

Restricted Cash Reserves

The RLJ Funds are obligated to maintain reserve funds for capital expenditures at the hotels (including the periodic replacement or refurbishment of furniture, fixtures and equipment) as determined pursuant to the management agreements and/or mortgage agreements. The management agreements and/or mortgage agreements require the RLJ Funds to reserve restricted cash ranging from 2% to 5% of the individual hotel’s revenues and maintain the reserves in restricted cash reserve escrows. Amounts will be capitalized as incurred. Any unexpended amounts will remain the property of the RLJ Funds upon termination of the management agreements. Additionally, some mortgage agreements require the RLJ Funds to reserve restricted cash for the periodic payment of real estate taxes and insurance. As of September 30, 2007 and December 31, 2006, respectively, approximately $10.1 million and $8.9 million was available in restricted cash reserves for future capital expenditures, real estate taxes and insurance.

Completion Commitment

The RLJ Funds, through wholly-owned subsidiaries, are subject to approximately $4.3 million in completion guarantees with a mortgage holder guarantying the payment of certain future hotel renovations. The RLJ Funds anticipate that these hotel renovations will be complete and the guarantees will be terminated by late-2008.

Litigation

Neither the RLJ Funds nor any of its subsidiaries are currently involved in any regulatory or legal proceedings that management believes will have a material adverse effect on the financial position, operations or liquidity of the RLJ Funds.

8.              Partners’ Equity

Partners’ Capital

As of September 30, 2007, partners had made aggregate capital contributions of approximately $294.1 million. In addition, $11.5 million of advisory fees, which reduce limited partner capital commitments, have been paid by the limited partners to the General Partner. Accordingly, 96.9% of total capital commitments have been deployed. As of September 30, 2007, the RLJ Funds had made aggregate distributions to partners of approximately $186.4 million.

As of September 30, 2007, the General Partner had a capital account balance of $239.

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements (Unaudited)

For the nine months ended September 30, 2007 (Dollars in thousands, except per share data)

Series A Preferred Shares

On January 19, 2005, the Investment REITs (through the Initial REIT and the Parallel REIT) completed two private offerings of 110 shares each (220 shares in the aggregate) of 12.5% cumulative non-voting preferred shares for an aggregate amount of $110. The shares have no par value and have a liquidation value of $500 per share. Dividends are paid semi-annually on June 30 and December 31. The shares are redeemable by the Initial REIT and the Parallel REIT, respectively, for the liquidation value plus accumulated and unpaid dividends plus, if redeemed before 2010, a redemption premium of up to $100 per share. After deducting underwriting discounts and commissions and other offering costs, the Investment REITs raised aggregate net proceeds of approximately $57.

As of September 30, 2007, an aggregate of approximately $37 had been distributed to or was payable to preferred shareholders.

9.              Financial Instruments: Derivatives and Hedging

The RLJ Funds employ interest rate swaps to hedge against interest rate fluctuations. Unrealized gains and losses are reported in other comprehensive income with no effect recognized in earnings as long as the characteristics of the swap and the hedged item are closely matched. The ineffective portion of all hedges is recognized in earnings in the current period. As of September 30, 2007 and December 31, 2006, the RLJ Funds have entered into the following interest rate swaps:

				Fair Value at
	Notional	Swap		September 30,	December 31,
Hedge type	value	interest rate	Maturity	2007	2006
Swap-cash flow	27,125	3.25%	11/4/2007	$99	$501
Swap-cash flow	14,400	4.46%	4/20/2008	42	134
Swap-cash flow	13,000	4.04%	7/1/2008	82	215
Swap-cash flow	25,000	4.87%	7/19/2008	(20)	88
Swap-cash flow	3,280	5.66%	7/19/2008	(24)	(29)
Swap-cash flow	16,705	4.67%	9/1/2008	10	116
Swap-cash flow	7,120	4.50%	9/1/2008	16	71
Swap-cash flow	10,500	4.70%	10/7/2008	(1)	69
Swap-cash flow	13,910	4.71%	10/26/2008	(6)	90
Swap-cash flow	44,000	4.99%	11/4/2008	(167)	58
Swap-cash flow	6,180	4.86%	11/28/2008	(26)	22
Swap-cash flow	11,500	4.99%	12/7/2008	(51)	13
Swap-cash flow	10,173	5.14%	3/9/2009	(86)	(27)
Swap-cash flow	15,500	5.25%	5/1/2009	(175)	(85)
Swap-cash flow	13,200	5.33%	8/11/2009	(197)	(112)
Swap-cash flow	15,528	5.33%	6/20/2010	(320)	n/a
Swap-cash flow	10,420	5.33%	6/26/2010	(216)	n/a
Swap-cash flow	15,975	5.39%	7/18/2010	(362)	n/a
Swap-cash flow	18,346	5.39%	7/18/2010	(416)	n/a
	$291,862			$(1,818)	$1,124

As of September 30, 2007 and December 31, 2006, there was approximately $1.8 million in unrealized losses and $1.1 million in unrealized gains, respectively, included in accumulated other comprehensive income, a component of shareholders’ equity, related to interest rate hedges that are effective in offsetting the variable cash flows. For the nine months ended September 30, 2007, there was approximately $35 in unrealized losses, recognized in earnings related to hedges that were

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements (Unaudited)

For the nine months ended September 30, 2007 (Dollars in thousands, except per share data)

ineffective in offsetting the variable cash flows.  For the nine months ended September 30, 2006, there was approximately $18 in unrealized gains recognized in earnings related to hedges that were ineffective.

Over time, the unrealized gains and losses reported in accumulated other comprehensive income will be reclassified to earnings. The unrealized gains and losses are reclassified to earnings during the same period the associated hedged items are also recognized in earnings. The RLJ Funds reclassified $1.2 million for the nine months ended September 30, 2007, and $1.3 million for the nine months ended September 30, 2006, of accumulated other comprehensive income to earnings as interest expense in conjunction with interest rate swaps. The RLJ Funds anticipate reclassifying approximately $1.0 million of the unrealized gains to interest expense over the next twelve months.

10.       Advisory Fees

Pursuant to the terms of the LP Agreements, the General Partner is entitled to receive annual advisory fees directly from the limited partners in consideration for the General Partner providing and managing the day-to-day operations and expenditures of the RLJ Funds, as specifically detailed in the LP Agreements. Total advisory fees due to the General Partner from limited partners for the nine months ended September 30, 2007 and 2006 were approximately $2.9 million. As of September 30, 2007, all advisory fees due had been paid. As the combined consolidated financial statements of the RLJ Funds do not include the transactions of the General Partner or any limited partners, none of the advisory fee income, advisory fee expense, advisory fee receivable or advisory fee payable is reflected in these financial statements.

11.       Comprehensive Income/Loss

For the nine months ended September 30, 2007, comprehensive income was approximately $4.2 million. For the nine months ended September 30, 2006, comprehensive income was approximately $14.8 million.  As of September 30, 2007 and December 31, 2006, the RLJ Funds’ accumulated other comprehensive income (loss) was approximately ($1.8) million and $1.1 million, respectively. The accumulated other comprehensive income (loss) was entirely due to the RLJ Funds’ unrealized gains and losses on its interest rate derivative instruments. For the nine months ended September 30, 2007, the RLJ Funds reclassified $1.2 million of accumulated other comprehensive income to interest expense.  For the nine months ended September 30, 2006, the RLJ Funds reclassified $1.3 million of accumulated other comprehensive income to interest expense.

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P.

Notes to Combined Consolidated Financial Statements (Unaudited)

For the nine months ended September 30, 2007 (Dollars in thousands, except per share data)

12.       Supplemental Information to Statements of Cash Flows

	For the nine months ended
	September 30,
	2007	2006

Interest paid	$18,578	$18,835
Supplemental non-cash transactions:

In conjunction with the hotel acquisitions, the RLJ Funds assumed the following assets and liabilities:
Purchase of real estate	$89,195	$90,000
Other assets	477	1,135
Other liabilities	(136)	(2,923)
Acquisition of hotel properties	$89,536	$88,212
In conjunction with the hotel dispositions, the RLJ Funds disposed of the following assets and liabilities:
Sale of real estate	$—	$(8,912)
Other assets	—	(239)
Other liabilities	—	119
Gain on sale of properties	—	(5,351)
Disposition of hotel properties	$—	$(14,383)
Change in fair market value of interest rate swaps	$2,907	$839

13.       Subsequent Events

On October 16, 2007,  the RLJ Funds entered into a merger agreement with Inland American Real Estate Trust, Inc. (“Inland”) to acquire the Master Company for $900.0 million to be paid by Inland as reduced by the Master Company’s existing debt and further adjusted as provided for in the Merger Agreement. Inland intends to assume approximately $383.8 million of Master Company’s existing indebtedness. Inland has paid a $100.0 million deposit against the purchase. This deposit is non-refundable except in certain circumstances. Additionally, the Master Company will give Inland a $5.0 million credit at closing to offset future property improvement costs.  The Company anticipates the transaction to close by February 15, 2008.

On October 17, 2007, the RLJ Funds issued a capital call notice to partners calling an aggregate contribution of $9.9 million, inclusive of $769 in advisory fees, payable to the General Partner.

THE WOODLANDS HOTEL, L.P.

Financial Statements

December 29, 2006

(With Independent Auditors’ Report Thereon)

THE WOODLANDS HOTEL, L.P.

Independent Auditors’ Report

The Partners of
The Woodlands Hotel, L.P.

We have audited the accompanying balance sheet of The Woodlands Hotel, L.P. (the Partnership) as of December 29, 2006 and the related statements of operations, partners’ equity (deficit), and cash flows for the period from January 1, 2006 to December 29, 2006. These financial statements are the responsibility of the management of the Partnership. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Woodlands Hotel, L.P. as of December 29, 2006 and the results of its operations and its cash flows for the period from January 1, 2006 to December 29, 2006, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

/s/ KPMG LLP

Chicago, Illinois

January 14, 2008

THE WOODLANDS HOTEL, L.P.

Balance Sheet

December 29, 2006

Assets

Current assets:
Cash held by hotel manager	$1,066,226
Restricted cash	1,350,422
Accounts receivable, net of allowance for doubtful accounts of $30,962	2,628,511
Inventories	134,956
Other	116,537

Total current assets	5,296,652

Investment in hotel:
Land	1,937,043
Building and improvements	33,958,972
Furniture, fixtures, and equipment	8,586,987
Construction in progress	100,303
44,583,305
Less accumulated depreciation	(7,198,575)

Total investment in hotel property, net of accumulated depreciation	37,384,730

Other assets	5,300
Deferred financing costs, net of accumulated amortization	137,216
Due from affiliate	10,961,331

Total assets	$53,785,229

Liabilities and Partners’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$2,021,310

Total current liabilities	2,021,310
Note payable	50,000,000
Other liabilities	1,972,256

Total liabilities	53,993,566

Commitments and contingencies
Partners’ equity (deficit)	(208,337)

Total liabilities and partners’ equity (deficit)	$53,785,229

See accompanying notes to financial statements.

THE WOODLANDS HOTEL, L.P.

Statement of Operations

Period from January 1, 2006 to December 29, 2006

Department revenues:
Rooms	$14,676,740
Food and beverage	13,332,228
Telephone	191,938
Other	2,440,848
Total department revenues	30,641,754
Department expenses:
Rooms	2,742,830
Food and beverage	8,436,475
Telephone	289,219
Other	772,845
Total department expenses	12,241,369
Operating expenses:
Sales and marketing	1,955,567
General and administrative	2,515,345
Utilities	1,358,300
Repairs and maintenance	1,122,810
Training and relocation	92,789
Insurance and claims expense	256,781
Management fee	1,286,203
Depreciation	2,001,456
Other	1,391,443
Total operating expenses	11,980,694
Operating income	6,419,691
Other expenses:
Interest expense	3,557,058
Amortization of deferred financing costs	666,749
Total other expenses	4,223,807
Net income	$2,195,884

See accompanying notes to financial statements.

THE WOODLANDS HOTEL, L.P.
Statement of Partners’ Equity (Deficit)
Period from January 1, 2006 to December 29, 2006

Deficit – December 31, 2005	$(2,404,221)
Net income	2,195,884
Deficit – December 29, 2006	$(208,337)

See accompanying notes to financial statements.

THE WOODLANDS HOTEL, L.P.
Statement of Cash Flows
Period from January 1, 2006 to December 29, 2006

Cash flows from operating activities:
Net income	$2,195,884
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,668,205
Change in fair market value of interest rate cap	(4)
Changes in assets and liabilities:
Restricted cash	230,848
Accounts receivable, net	(705,479)
Inventories	195,499
Other assets	(108,691)
Accounts payable and accrued expenses	727,686
Other liabilities	(924)
Net cash provided by operating activities	5,203,024
Cash flows from investing activities:
Capital additions to hotel property	(1,806,048)
Additions to furnitures, fixtures, and equipment escrow	(133,484)
Net cash used in investing activities	(1,939,532)
Cash flows from financing activities:
Additions to deferred financing costs	(792,720)
Principal payments on long-term debt	(37,968,744)
Proceeds from long-term debt	50,000,000
Due from affiliate	(13,602,032)
Net cash used in financing activities	(2,363,496)
Net increase in cash held by hotel manager	899,996
Cash held by hotel manager, beginning of period	166,230
Cash held by hotel manager, end of period	$1,066,226
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$3,013,357

See accompanying notes to financial statements.

THE WOODLANDS HOTEL, L.P.

Notes to the Financial Statements

December 29, 2006

(1)                   Organization

The Woodlands Hotel, L.P. (the Partnership) was formed on June 6, 2001 by The Woodlands Land Development Company and The Woodlands Holding Hotel GP, LLC. The Woodlands Land Development Company owns 1% of the Partnership and the Woodlands Holding Hotel GP, LLC owns 99% of the Partnership. The Partnership was formed to construct, own, and operate the Woodlands Waterway Marriott (the Hotel), a 341-room hotel in The Woodlands, Texas, with an attached structured parking garage and adjoining convention center. An independent hotel operator operates the Hotel under an existing management agreement (note 6).

(2)                   Summary of Significant Accounting Policies

(a)	Basis of Presentation

The Partnership is operated on a calendar year basis. However, the Hotel’s fiscal year comprises 52 or 53 weeks, ending on the Friday closest to December 31. The financial statements relate to the period from January 1, 2006 to December 29, 2006, which coincides with the end of period 13 of the Hotel’s fiscal year.

(b)	Cash Held by Hotel Manager

Cash held by hotel manager includes cash of the Partnership held at the hotel level bank accounts maintained by the hotel manager on behalf of the Partnership and includes highly liquid investments with an original maturity date of three months or less.

(c)	Restricted Cash

Restricted cash consists of amounts reserved for interest and capital improvements as required pursuant to the terms of the loan agreement.

(d)	Inventories

Inventories, consisting primarily of food and beverage, are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

(e)	Investment in Hotel Property

Investment in hotel property is stated at cost and is depreciated using the straight-line method over estimated useful lives of 39 years for building, 15 years for improvements, and 5 years for furniture, fixtures, and equipment.

The Partnership capitalizes expenditures for major additions and improvements and charges operating expenses for the cost of current maintenance and repair expenditures, which do not materially improve or extend the life of the respective assets.

THE WOODLANDS HOTEL, L.P.

Notes to the Financial Statements

December 29, 2006

(f)	Impairment of Long-Lived Assets

The Partnership periodically reviews the carrying value of the Hotel for impairment if circumstances exist indicating the carrying value of the investment in the Hotel may not be recoverable. If events or circumstances support the possibility of impairment, the Partnership prepares a projection of the undiscounted future cash flows, without interest charges, of the Hotel to determine if the investment is recoverable. If impairment is indicated, an adjustment will be made to the carrying value of the Hotel to reduce the carrying value to its current fair value. The Partnership does not believe that there are any events or circumstances indicating impairment of its investment in the Hotel at December 29, 2006.

(g)	Revenue Recognition

The Partnership recognizes hotel operating revenue on an accrual basis consistent with the Hotel’s operations.

(h)	Derivatives and Hedging Instruments

The Partnership may use derivative instruments such as interest rate swaps and caps primarily to manage exposure to variability of cash flows to be paid related to interest rate risks inherent in variable rate debt. All of the Partnership’s derivatives are recognized as assets or liabilities on the balance sheet and are recorded at fair value. The Partnership does not enter into derivatives for speculative or trading purposes.

To the extent the Partnership designates a derivative as a hedging instrument, the effective portion of change in the fair value of the derivative would initially be reported in other comprehensive income (loss) and subsequently recognized in the income statement when the hedged transaction affects income. The ineffective portion of the change in the fair value is recognized as interest expense. The Partnership would classify such derivatives as cash flow hedges and formally document all relationships between the hedging instruments and the hedged items, as well as its risk management objectives and strategies for undertaking the hedge transactions and how hedge effectiveness and ineffectiveness will be measured.

To the extent the Partnership does not designate a derivative as a hedging instrument, the change in the fair value of the derivative is reported in current earnings (other income or interest expense).

(i)	Income Taxes

No provision for income taxes has been made as the liability for such taxes is that of the partners of the Partnership. In certain instances, the Partnership may be subject to certain state and local income taxes. For the period from January 1, 2006 to December 29, 2006, no provision for state and local income taxes was required.

(j)	Deferred Financing Costs

Loan fees and costs have been deferred and are being amortized over the term of the loan. Deferred financing costs are shown net of accumulated amortization of $655,504 at December 29, 2006.

THE WOODLANDS HOTEL, L.P.

Notes to the Financial Statements

December 29, 2006

(k)	Use of Estimates

In preparing the financial statements in conformity with U.S. generally accepted accounting principles, management of the Partnership makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(l)	Asset Retirement Obligations

Statement of Financial Accounting Standards (SFAS) No. 143, Accounting for Asset Retirement Obligations, requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of the fair value can be made. During 2005, FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations, was issued, clarifying the required accounting and measurement process for an asset retirement obligation for which settlement is subject to uncertainties that may or may not be within the control of an entity (a conditional asset retirement obligation). In connection with the issuance of this Interpretation, the Partnership evaluated any potential asset retirement obligations including those related to disposal of asbestos-containing materials. Based on this review conducted in the year of acquisition, the Partnership did not identify any significant conditional asset retirement obligations related to the Hotel.

(3)                   Note Payable

On February 28, 2006, the Partnership obtained a loan in the amount of $50,000,000 to fund operations of the Hotel and to pay off a previous construction loan in the amount of $39,000,000, with an average effective rate of 7.3%. The loan is secured by the Hotel and requires monthly installments of interest-only payments at a rate of LIBOR plus 1.9% (7.25% at December 29, 2006) through maturity on March 11, 2007. The loan allows for four one-year extensions of the maturity date if certain conditions are satisfied. The first one-year extension was exercised on March 11, 2007, and the loan was paid off on November 21, 2007.

In connection with the above mentioned loan, the Partnership entered into the following interest rate cap agreement that continued to be in place as of December 29, 2006:

					Fair value of
					interest rate
		Cap rate at			cap at
	Notional	December 29,	Expiration	Cap	December 29,
Instrument	amount	2006	date	premium	2006
Interest rate cap	$50,000,000	5.75%	March 11, 2007	$7,000	4

The interest rate cap agreement was extended by one year with the extension of the above mentioned loan and ended with the payoff of the loan on November 21, 2007.

THE WOODLANDS HOTEL, L.P.

Notes to the Financial Statements

December 29, 2006

The Partnership did not designate the interest rate cap as a hedge under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and, as such, the Partnership recognizes changes in fair value into earnings. For the period from January 1, 2006 to December 29, 2006, the Partnership recognized a gain of $4, which is included in interest expense in the accompanying statement of operations.

(4)                   Due from Affiliate

Certain payments have been made by the Partnership on behalf of an affiliate. Such payments are included in due from affiliate in the accompanying balance sheet.

(5)                   Limited Partnership Agreement

Pursuant to the terms of the Limited Partnership Agreement, The Woodlands Land Development Company and The Woodlands Holding Hotel GP, LLC own 1% and 99%, respectively, of the Partnership. The Partnership shall continue until terminated as provided in the Limited Partnership Agreement. The Limited Partnership Agreement provides that all contributions, distributions of proceeds, and profits and losses be made pro rata in accordance with the partners’ ownership interests.

(6)                   Management Agreement

On July 18, 2001, the Partnership entered into a Management Agreement with Marriott International (Manager). The Management Agreement expires in 2021 with one automatic extension for a period of five years. The Management Agreement requires a base management fee equal to 3% of gross revenues (as defined) and an incentive management fee equal to 20% of available cash (as defined). Pursuant to the terms of the Management Agreement, the Manager provides the Hotel with various services and supplies, including marketing, reservations, construction management, and insurance. The costs incurred relating to these arrangements may have been significantly different had they been provided by an independent third party. The Manager also provides working capital sufficient to fund the day-to-day operations of the Hotel.

Base and incentive management fees were approximately $918,875 and $367,328, respectively, for the period from January 1, 2006 to December 29, 2006, and are included in management fee expense in the accompanying statement of operations.

The Manager is responsible for maintaining the Hotel’s furniture, fixtures, and equipment and making purchases as considered necessary. Pursuant to the Management Agreement, the Partnership is responsible for funding an escrow account (the FF&E Reserve) with 3% of the Hotel’s gross revenue, as defined in the Management Agreement, for capital expenditures and the replacement or refurbishment of furniture, fixtures, and equipment of the Hotel. Upon purchase of furniture, fixtures, and equipment, the Manager requests reimbursement from the FF&E Reserve. At December 29, 2006, the FF&E Reserve balance was approximately $918,875 and is included in cash held by the hotel manager in the accompanying balance sheet.

THE WOODLANDS HOTEL, L.P.

Notes to the Financial Statements

December 29, 2006

(7)                   Employee Benefit Plan

The Manager sponsors and maintains a 401(k) savings plan that full-time employees of the Hotel are offered participation upon completion of one year of service. Employee contributions to the plan are matched by the Manager on a percentage basis up to 6% of employee salaries. The Manager’s contribution for the period from January 1, 2006 to December 29, 2006 was approximately $181,313, which was reimbursed by the Partnership, and was recorded in general and administrative expense in the accompanying statement of operations.

(8)                   Commitments and Contingencies

The nature of the operations of the Hotel exposes it to the risk of claims and litigation in the normal course of its business. Although the outcome of such matters cannot be determined, management believes the ultimate resolution of these matters will not have a material adverse effect on the financial position or operations of the Partnership.

(9)                   Subsequent Event

On November 21, 2007, the Partnership sold the Hotel to an unrelated third party for a gross sale price of $137,000,000.

THE WOODLANDS HOTEL, L.P.

Balance Sheet

As of September 30, 2007 (unaudited)

Assets
Current assets:
Cash	$3,546,000
Accounts receivable, net of allowance for doubtful accounts of $30,962	1,661,000
Inventories	123,000
Other current assets	116,000

Total current assets	5,446,000

Investment in hotel property:
Land	1,937,043
Building and improvements	34,186,436
Furniture, fixtures, and equipment	8,782,761
Construction in progress	343,000

45,248,240

Less accumulated depreciation	(8,572,000)

Total investment in hotel property, net of accumulated depreciation	36,676,240

Other assets	15,000
Due from affiliate	15,014,000

Total assets	$57,151,240

Liabilities and Partners’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$2,453,000

Total current liabilities	2,453,000

Note payable	50,000,000
Other liabilities	1,982,000

Total liabilities	54,435,000

Commitments and contingencies
Partners’ equity (deficit)	2,716,240

Total liabilities and partners’ equity (deficit)	$57,151,240

See accompanying notes to financial statements.

THE WOODLANDS HOTEL, L.P.

Statement of Operations

For the nine month periods ended September 30, 2007 and 2006  (unaudited)

	September 30,
	2007	2006
Department revenues:
Rooms	$12,933,112	$11,367,685
Food and beverage	12,420,067	10,795,034
Telephone	206,779	189,631
Other	1,013,490	577,507

Total department revenues	26,573,448	22,929,857

Department expenses:
Rooms	2,262,218	2,205,978
Food and beverage	7,133,132	6,726,105
Telephone	214,130	196,560
Other	301,737	257,489

Total department expenses	9,911,217	9,386,132

Operating expenses:
Sales and marketing	1,409,758	1,486,835
General and administrative	1,905,757	1,746,237
Utilities	994,870	1,068,363
Repairs and maintenance	926,349	864,572
Training and relocation	71,540	74,220
Insurance and claims expense	96,551	5,978
Management fee	797,203	687,896
Depreciation	1,546,980	1,386,000
Other	1,197,778	1,136,833

Total operating expenses	8,946,806	8,456,934

Operating income	7,715,425	5,086,791

Other expenses:
Interest expense	2,519,955	2,609,000
Franchise tax expense	166,690	3,000
Amortization of deferred financing costs	151,241	449,000
Total other (income) expenses	2,837,886	3,061,000

Net income	$4,877,539	$2,025,791

See accompanying notes to financial statements.

THE WOODLANDS HOTEL, L.P.

Statement of Cash Flows

For the nine month periods ended September 30, 2007 and 2006 (unaudited)

	September 30, 2007	September 30, 2006
Cash flows from operating activities:
Net income	$4,877,539	2,025,791
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,510,641	1,397,245
Changes in assets and liabilities:
Accounts receivable, net	967,511	508,032
Inventories	11,956	190,455
Other assets	(9,163)	(27,858)
Accounts payable and accrued expenses	431,690	(741,151)
Other liabilities	9,744	(227,653)
Net cash provided by operating activities	7,799,918	3,124,861
Cash flows from investing activities:
Restricted cash	1,350,422	0
Capital additions to hotel property	(470,161)	(334,862)
Additions to furnitures, fixtures, and equipment escrow	(194,774)	0
Net cash used in investing activities	685,487	(334,862)
Cash flows from financing activities:
Additions to deferred financing costs	—	(349,000)
Proceeds from mortgage debt	—	50,000,000
Payoff of mortgage debt	—	(37,968,743)
Partnership contributions and distributions (net)	(1,952,962)	(1,156,570)
Due to affiliate	—	(2,640,701)
Due from affiliate	(4,052,669)	(10,316,000)
Net cash used in financing activities	(6,005,631)	(2,431,014)
Net increase in cash held by hotel manager	2,479,774	358,985
Cash held by hotel manager, beginning of period	1,066,226	1,614,015

Cash held by hotel manager, end of period	$3,546,000	1,973,000

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$2,833,000	2,609,000

THE WOODLANDS HOTEL, L.P.

Notes to Financial Statements

For the Nine Month Period Ended September 30, 2007 (unaudited)

(1)       Organization

The Woodlands Hotel, L.P. (the Partnership) was formed on June 6, 2001 by The Woodlands Land Development Company and The Woodlands Holding Hotel GP, LLC. The Woodlands Land Development Company owns 1% of the Partnership and the Woodlands Holding Hotel GP, LLC owns 99% of the Partnership. The Partnership was formed to construct, own, and operate the Woodlands Waterway Marriott (the Hotel), a 341-room hotel in The Woodlands, Texas, with an attached structured parking garage and adjoining convention center. An independent hotel operator operates the Hotel under an existing management agreement (note 6).

(2)       Summary of Significant Accounting Policies

(a)      Basis of Presentation

The Partnership is operated on a calendar year basis. However, the Hotel’s fiscal year comprises 52 or 53 weeks, ending on the Friday closest to December 31. The financial statements relate to the period from January 1, 2007 to October 5, 2007, which coincides with the end of period 10 of the Hotel’s fiscal year.

(b)      Cash Held by Hotel Manager

Cash held by hotel manager includes cash of the Partnership held at the hotel level bank accounts maintained by the hotel manager on behalf of the Partnership and includes highly liquid investments with an original maturity date of three months or less.

(c)      Restricted Cash

Restricted cash consists of amounts reserved for interest and capital improvements as required pursuant to the terms of the loan agreement.

(d)      Inventories

Inventories, consisting primarily of food and beverage, are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

(e)      Investment in Hotel Property

Investment in hotel property is stated at cost and is depreciated using the straight-line method over estimated useful lives of 39 years for building, 15 years for improvements, and 5 years for furniture, fixtures, and equipment.

The Partnership capitalizes expenditures for major additions and improvements and charges operating expenses for the cost of current maintenance and repair expenditures, which do not materially improve or extend the life of the respective assets.

THE WOODLANDS HOTEL, L.P.

Notes to Financial Statements

For the Nine Month Period Ended September 30, 2007 (unaudited)

(f)       Impairment of Long-Lived Assets

The Partnership periodically reviews the carrying value of the Hotel for impairment if circumstances exist indicating the carrying value of the investment in the Hotel may not be recoverable. If events or circumstances support the possibility of impairment, the Partnership prepares a projection of the undiscounted future cash flows, without interest charges, of the Hotel to determine if the investment is recoverable. If impairment is indicated, an adjustment will be made to the carrying value of the Hotel to reduce the carrying value to its current fair value.

(g)      Revenue Recognition

The Partnership recognizes hotel operating revenue on an accrual basis consistent with the Hotel’s operations.

(h)      Derivatives and Hedging Instruments

The Partnership may use derivative instruments such as interest rate swaps and caps primarily to manage exposure to variability of cash flows to be paid related to interest rate risks inherent in variable rate debt. All of the Partnership’s derivatives are recognized as assets or liabilities on the balance sheet and are recorded at fair value. The Partnership does not enter into derivatives for speculative or trading purposes.

To the extent the Partnership designates a derivative as a hedging instrument, the effective portion of change in the fair value of the derivative would initially be reported in other comprehensive income (loss) and subsequently recognized in the income statement when the hedged transaction affects income. The ineffective portion of the change in the fair value is recognized as interest expense. The Partnership would classify such derivatives as cash flow hedges and formally document all relationships between the hedging instruments and the hedged items, as well as its risk management objectives and strategies for undertaking the hedge transactions and how hedge effectiveness and ineffectiveness will be measured.

To the extent the Partnership does not designate a derivative as a hedging instrument, the change in the fair value of the derivative is reported in current earnings (other income or interest expense).

(i)       Income Taxes

No provision for income taxes has been made as the liability for such taxes is that of the partners of the Partnership. In certain instances, the Partnership may be subject to certain state and local income taxes.

(j)       Deferred Financing Costs

Loan fees and costs have been deferred and are being amortized over the term of the loan.

(k)      Use of Estimates

In preparing the financial statements in conformity with U.S. generally accepted accounting principles, management of the Partnership makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

THE WOODLANDS HOTEL, L.P.

Notes to Financial Statements

For the Nine Month Period Ended September 30, 2007 (unaudited)

(l)       Asset Retirement Obligations

Statement of Financial Accounting Standards (SFAS) No. 143, Accounting for Asset Retirement Obligations, requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of the fair value can be made. During 2005, FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations, was issued, clarifying the required accounting and measurement process for an asset retirement obligation for which settlement is subject to uncertainties that may or may not be within the control of an entity (a conditional asset retirement obligation). In connection with the issuance of this Interpretation, the Partnership evaluated any potential asset retirement obligations including those related to disposal of asbestos-containing materials. Based on this review conducted in the year of acquisition, the Partnership did not identify any significant conditional asset retirement obligations related to the Hotel.

(3)      Note Payable

On February 28, 2006, the Partnership obtained a loan in the amount of $50,000,000 to fund operations of the Hotel and to pay off a previous construction loan in the amount of $39,000,000, with an average effective rate of 7.3%. The loan is secured by the Hotel and requires monthly installments of interest-only payments at a rate of LIBOR plus 1.9% (7.25% at December 29, 2006) through maturity on March 11, 2007. The loan allows for four one-year extensions of the maturity date if certain conditions are satisfied. The first one-year extension was exercised on March 11, 2007, and the loan was paid off on November 21, 2007.

In connection with the above mentioned loan, the Partnership entered an interest rate cap agreement that had been extended by one year with the extension of the above mentioned loan and ended with the payoff of the loan on November 21, 2007.

The Partnership did not designate the interest rate cap as a hedge under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and, as such, the Partnership recognizes changes in fair value into earnings.

(4)      Due from Affiliate

Certain payments have been made by the Partnership on behalf of an affiliate. Such payments are included in due from affiliate in the accompanying balance sheet.

THE WOODLANDS HOTEL, L.P.

Notes to Financial Statements

For the Nine Month Period Ended September 30, 2007 (unaudited)

(5)      Limited Partnership Agreement

Pursuant to the terms of the Limited Partnership Agreement, The Woodlands Land Development Company and The Woodlands Holding Hotel GP, LLC own 1% and 99%, respectively, of the Partnership. The Partnership shall continue until terminated as provided in the Limited Partnership Agreement. The Limited Partnership Agreement provides that all contributions, distributions of proceeds, and profits and losses be made pro rata in accordance with the partners’ ownership interests.

(6)      Management Agreement

On July 18, 2001, the Partnership entered into a Management Agreement with Marriott International (Manager). The Management Agreement expires in 2021 with one automatic extension for a period of five years. The Management Agreement requires a base management fee equal to 3% of gross revenues (as defined) and an incentive management fee equal to 20% of available cash (as defined). Pursuant to the terms of the Management Agreement, the Manager provides the Hotel with various services and supplies, including marketing, reservations, construction management, and insurance. The costs incurred relating to these arrangements may have been significantly different had they been provided by an independent third party. The Manager also provides working capital sufficient to fund the day-to-day operations of the Hotel.

The Manager is responsible for maintaining the Hotel’s furniture, fixtures, and equipment and making purchases as considered necessary. Pursuant to the Management Agreement, the Partnership is responsible for funding an escrow account (the FF&E Reserve) with 3% of the Hotel’s gross revenue, as defined in the Management Agreement, for capital expenditures and the replacement or refurbishment of furniture, fixtures, and equipment of the Hotel. Upon purchase of furniture, fixtures, and equipment, the Manager requests reimbursement from the FF&E Reserve.

(7)      Employee Benefit Plan

The Manager sponsors and maintains a 401(k) savings plan that full-time employees of the Hotel are offered participation upon completion of one year of service. Employee contributions to the plan are matched by the Manager on a percentage basis up to 6% of employee salaries.

(8)      Commitments and Contingencies

The nature of the operations of the Hotel exposes it to the risk of claims and litigation in the normal course of its business. Although the outcome of such matters cannot be determined, management believes the ultimate resolution of these matters will not have a material adverse effect on the financial position or operations of the Partnership.

(9)      Subsequent Event

On November 21, 2007, the Partnership sold the Hotel to an unrelated third party for a gross sale price of $137,000,000.

SunTrust Banks, Inc.

We purchased fee simple interests in two portfolios of properties known as the SunTrust Bank Portfolio I consisting of 210 single tenant retail banking facilities and eight office buildings and the SunTrust Bank Portfolio II consisting of 72 single tenant retail banking facilities.  We anticipate purchasing the remaining 144 single tenant retail banking facilities in the SunTrust Bank Portfolion II in March 2008. The properties’ only tenant is an affiliate of SunTrust Banks, Inc., (“STI”), which is subject to net leases in which all the non-financial operating and holding costs of the properties are transferred to the tenant.  We have provided selected financial and operating data below for STI.  STI’s full financial statements have been publicly filed with the Securities and Exchange Commission.  The selected financial and operating data (including footnotes) below has been extracted from STI’s December 31, 2006 Financial and Operational Results.

SELECTED FINANCIAL DATA

(Dollars in millions, except per share and other data)	2006	2005	2004
Summary of Operations
Interest, fees, and dividend income	$9,792.0	$7,731.3	$5,218.4
Interest expense	5,131.6	3,152.3	1,533.2

Net interest income	4,660.4	4,579.0	3,685.2
Provision for loan losses	262.5	176.9	135.6

Net interest income after provision for loan losses	4,397.9	4,402.1	3,549.6
Noninterest income	3,468.4	3,155.0	2,604.4
Noninterest expense	4,879.9	4,690.7	3,897.0

Income before provision for income taxes	2,986.4	2,866.4	2,257.0
Provision for income taxes	869.0	879.2	684.1
Net income	2,117.4	1,987.2	1,572.9
Preferred stock dividends	7.7	—	—

Net income available to common shareholders	$2,109.7	$1,987.2	$1,572.9

Net interest income-FTE	$4,748.4	$4,654.5	$3,743.6

Total revenue-FTE	8,216.8	7,809.5	6,348.0

Net income per average common share
Diluted	$5.82	$5.47	$5.19
Diluted, excluding merger expense	5.82	5.64	5.25
Basic	5.87	5.53	5.25
Dividends paid per average common share	2.44	2.20	2.00

Selected Average Balances
Total assets	$180,315.1	$168,088.8	$133,754.3
Earning assets	158,428.7	146,639.8	117,968.8
Loans	119,645.2	108,742.0	86,214.5
Consumer and commercial deposits	97,175.3	93,355.0	77,091.5
Brokered and foreign deposits	26,490.2	17,051.5	10,041.4
Total shareholders’ equity	17,546.7	16,526.3	11,469.5

As of December 31
Total assets	$182,161.6	$179,712.8	$158,869.8
Earning assets	159,063.8	156,640.9	137,813.4
Loans	121,454.3	114,554.9	101,426.2
Allowance for loan and lease losses	(1,044.5)	(1,028.1)	(1,050.0)
Consumer and commercial deposits	99,775.9	97,572.4	92,109.7
Brokered and foreign deposits	24,245.7	24,480.8	11,251.6
Long-term debt	18,992.9	20,779.2	22,127.2
Total shareholders’ equity	17,813.6	16,887.4	15,986.9

Financial Ratios and Other Data
Return on average total assets	1.17%	1.18%	1.18

SunTrust Banks, Inc.

We purchased fee simple interests in two portfolios of properties known as the SunTrust Bank Portfolio I consisting of 210 single tenant retail banking facilities and eight office buildings and the 72 single tenant retail banking facilities in SunTrust Bank Portfolio II.  We anticipate purchasing the remaining 144 single tenant retail banking facilities in the SunTrust Bank Portfolion II in March 2008. The properties’ only tenant is an affiliate of SunTrust Banks, Inc., (“STI”), which is subject to net leases in which all the non-financial operating and holding costs of the properties are transferred to the tenant.  We have provided selected financial and operating data below for STI.  STI’s full financial statements have been publicly filed with the Securities and Exchange Commission.  The selected financial and operating data (including footnotes) below has been extracted from STI’s September 30, 2007 and 2006 Financial and Operational Results.

SELECTED FINANCIAL DATA

	September	September
(Dollars in millions, except per share and other data)	2007	2006
Summary of Operations
Interest, fees, and dividend income	$7,587.2	$7,227.3
Interest expense	4,035.2	3,728.1

Net interest income	3,552.0	3,499.2
Provision for loan losses	308.1	146.7

Net interest income after provision for loan losses	3,243.9	3,352.5
Noninterest income	2,852.7	2,585.8
Noninterest expense	3,778.4	3,646.1

Income before provision for income taxes	2,318.2	2,292.2
Provision for income taxes	695.3	681.1

Net income	1,622.9	1,611.1
Preferred stock dividends	22.4	—

Net income available to common shareholders	$1,600.5	$1,611.1

Net interest income-FTE	$3,627.5	$3,563.3

Total revenue-FTE	6,480.2	6,149.1

Net income per average common share
Diluted	$4.52	$4.42
Diluted, excluding merger expense	4.11	4.42
Basic	4.57	4.46
Dividends paid per average common share	2.19	1.83

Selected Average Balances
Total assets	$178,693.6	$179,631.7
Earning assets	156,438.9	157,860.4
Loans	119,738.9	119,066.0
Consumer and commercial deposits	97,471.4	96,711.0
Brokered and foreign deposits	23,925.4	26,613.6
Total shareholders’ equity	17,732.3	17,341.6

As of September 30,
Total assets	$175,857.2	$182,161.6
Loans	120,748.4	121,454.3
Allowance for loan and lease losses	(1,093.7)	(1,044.5)
Consumer and commercial deposits	98,834.1	99,775.9
Brokered and foreign deposits	17,025.7	24,245.7
Long-term debt	22,661.4	18,992.9
Total shareholders’ equity	17,907.2	17,813.6

Financial Ratios and Other Data
Return on average total assets	1.21%	1.20%

Bradley Portfolio

Combined Historical Summary of Gross Income and Direct Operating Expenses

For the Nine Month Period Ended September 30, 2007 (unaudited)

Nine months ended September 30, 2007 (unaudited)

Gross income:
Base rental income	$16,926,150
Operating expense, insurance, and real estate tax recoveries	961,941

Total gross income	17,888,091

Direct operating expenses:
Operating expenses	431,031
Insurance	66,942
Real estate taxes	487,788
Interest expense	2,060,397

Total direct operating expenses	3,046,158

Excess of gross income over direct operating expenses	$14,841,933

Bradley Portfolio

Notes to Combined Historical Summary of Gross Income and Direct Operating Expenses

For the Nine Month Period Ended September 30, 2007 (unaudited)

(1)                    Business

Bradley Portfolio (collectively, “the Portfolio”) is comprised of thirteen properties located in the following states; Illinois, Wisconsin, Indiana, Colorado, North Carolina, Texas, Michigan, Ohio, and Arkansas.  The Portfolio consists of approximately 4,656,000 square feet of gross leasable area and was 100% occupied at December 31, 2006. Inland American Real Estate Trust, Inc. (“IARETI”) through its joint venture, Minto Builders (Florida), Inc. (MB REIT), closed on nine of the properties of the Portfolio in the first quarter of 2007 with Bradley Associates Limited Partnership, an unaffiliated third party.  One property was acquired in the second quarter of 2007, two properties were acquired in the third quarter of 2007 and the remaining fourth property was acquired in the fourth quarter of 2007.

(2)                    Basis of Presentation

The Combined Historical Summary of Gross Income and Direct Operating Expenses for the nine month period ended September 30, 2007 (unaudited) has been prepared on the accrual basis of accounting and requires management of the Portfolio to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.  The Combined Historical Summary is presented on a combined basis since the Portfolio was acquired from the same seller.

Refer to the audited financial statements of Bradley Portfolio for the year ended December 31, 2006 as certain footnote disclosures contained in such audited financial statements have been omitted from this combined historical summary gross income and direct operating expenses.  All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the nine months ended September 30, 2007.

Penn Park

Historical Summary of Gross Income and Direct Operating Expenses

For the Nine Month Period Ended September 30, 2007 (unaudited)

Nine months ended September 30, 2007 (unaudited)

Gross income:
Base rental income	$2,060,523
Operating expense, insurance, and real estate tax recoveries	301,926

Total gross income	2,362,449

Direct operating expenses:
Operating expenses	151,416
Interest Expense	1,367,100
Insurance	56,211
Real estate taxes	94,299

Total direct operating expenses	1,669,026

Excess of gross income over direct operating expenses	$693,423

Penn Park

Notes to Historical Summary of Gross Income and Direct Operating Expenses

For the Nine Month Period Ended September 30, 2007 (unaudited)

(1)                    Business

Penn Park (“the Property”) is located in Oklahoma City, Oklahoma. The Property consists of approximately 241,400 of gross leasable square feet and was 100% occupied at December 31, 2006. The Property is leased to 19 tenants of which two tenants accounted for approximately 23% of the base rental revenue for the year ended December 31, 2006. Inland American Real Estate Trust, Inc. (“IARETI”) acquired the Property in the third quarter of 2007 with Penn Park Sorrento, LLC, an unaffiliated third party.

(2)                    Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

Refer to the audited financial statements of Penn Park for the year ended December 31, 2006 as certain footnote disclosures contained in such audited financial statements have been omitted from this historical summary gross income and direct operating expenses.  All adjustments necessary for a fair presentation have been made to accompanying unaudited amounts for the nine months ended September 30, 2007.

Appendix C-1

On August 3, 2007, we along with Inland Securities Corporation, our dealer manager, and Inland American Business Manager & Advisor, Inc., our Business Manager, entered into a soliciting dealer agreement with Ameriprise Financial Services, Inc. pursuant to which Ameriprise has been appointed as a soliciting dealer to solicit subscriptions for shares of common stock in connection with our initial public offering. The following Subscription Agreement forms, to be used by clients of Ameriprise, are hereby inserted at the end of Appendix C-1.

C-1-i

Second Offering Dated 8/1/07

Inland American Real Estate Trust, Inc. NOT VALID FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS	AMPF

INSTRUCTIONS TO INVESTORS OF AMERIPRISE FINANCIAL SERVICES — For Prospectus Dated August 1, 2007

Any person desiring to subscribe for shares of our common stock should carefully read and review the Prospectus, as supplemented or amended to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the items indicated. Please print in ballpoint pen or type the information. AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

Item (1)a

Enter the dollar amount of the purchase and the number of shares to be purchased. Dollar amount and number of shares in whole numbers only. Minimum purchase 300 shares ($3,000). Qualified Plans 100 shares ($1,000). Check the box to indicate whether this is an initial or an additional investment. The “Additional Investment” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. Check the box to indicate whether a check is enclosed or funds will be wired. A completed Subscription Agreement and AMPF Form 200728 are required for each initial and additional investment.

Item (1)b	Check the box to indicate if the Registered Representative is purchasing common stock net of selling commissions (NAV). Representative will not receive selling commision.

B - TYPE OF OWNERSHIP

FOR ALL ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT, AMPF FORM 200728, AND FUNDING INSTRUCTIONS TO:

Ameriprise Financial Services 9954 AMPF Financial Center Minneapolis, MN 55474

ALL CHECKS SHOULD BE MADE PAYABLE TO AMERIPRISE.

Item (2)a

Check the appropriate box to indicate the type of entity that is subscribing [entities for non-custodial ownership accounts appear on the top of item 2(a); entities for custodial ownership accounts appear on the bottom]. If this is an additional purchase, ownership information should be completed exactly the same as the previous investment. If the entity is a pension or profit sharing plan, indicate whether it is taxable or exempt from taxation under Section 501A of the Internal Revenue Code. Note: Pension or profit sharing plan appears under non-custodial ownership as well as custodial ownership — check non-custodial ownership if the plan has a trustee; custodial ownership if the plan has a custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you may check the “TOD” box and you must fill out the included Transfer on Death Form in order to effect the designation.

Item (2)b	Enter the exact name of the custodian or trustee and mailing address. If this is an additional purchase by a qualified plan, please use the same exact plan name as the previous investment.

Item (2)c	The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), custodial account number and its telephone number.

C - INVESTOR INFORMATION

Item (3)

For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For co-investors, enter the names of all investors. For custodial ownership accounts, enter “FBO” followed by the name of the investor.

Item (4)	Enter residence address, city, state, and zip code of the investor. Note: The custodian or trustee of custodial ownership accounts is the mailing address or address of record completed in Item (2)b.

Item (5)	Enter the alternate mailing address if different than the residence address in Item (4). For custodial ownership accounts, enter the residence address of the investor.

Item (6)	Enter home telephone, business telephone and email address.

Item (7)	Enter birth date of investor and co-investor, if applicable, or date of incorporation.

Item (8)

Enter the Social Security number of investor and co-investor, if applicable. The investor is certifying that this number is correct. For custodial ownership accounts, enter the investor’s Social Security number (for identification purposes). Enter Tax ID number, if applicable.

Item (9)

Check the appropriate box. If the investor is a non-resident alien, he / she must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

Item (10)	Check if the investor is an employee of Inland or an affiliate.

D - DISTRIBUTION OPTIONS

CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR ACCOUNTS:

Item (11)a	Check to mail distributions to custodian.

Item (11)b

Check to participate in the Distribution Reinvestment Plan if you are reinvesting your entire cash distribution. Complete the included Distribution Election Change Form only if you are electing a partial cash distribution reinvestment.

E - SIGNATURE

Item (12)

The Subscription Agreement/Signature Page must be executed and items A through E must be initialed by the investor indicating that they have read each item; and, if applicable, the trustee or custodian.

F - BROKER/DEALER - REGISTERED REPRESENTATIVE

Item (13)

Enter the Registered Representative name, address, B/D Rep ID number, telephone number, and email address. Also, enter the name of the broker/dealer, home office address and B/D Client Account number. By executing the Subscription Agreement/Signature Page, the Registered Representative substantiates compliance with the conduct rules of the NASD, by certifying that the Registered Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term. The Registered Representative (authorized signature) should sign where provided.

G - REGISTERED INVESTMENT ADVISOR (RIA)

Item (14)

Check the box to indicate whether this subscription was solicited or recommended by an investment advisor/broker/dealer whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No sales commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

C-1-1

AMPF

SUBMISSION OF SUBSCRIPTION

FOR ALL ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT, AMPF FORM 200728, AND FUNDING INSTRUCTIONS TO:

Ameriprise Financial Services 9954 AMPF Financial Center Minneapolis, MN 55474
ALL CHECKS SHOULD BE MADE PAYABLE TO AMERIPRISE.
If you have questions, please call Ameriprise at 800-297-6663 and say “Direct Investments.”

NOTE:

If a person other than the person in whose name the shares will be held is reporting the income received from the Company, you must notify the Company in writing of that person’s name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

SPECIAL SUITABILITY STANDARDS

Certain states have imposed special financial suitability standards for investors who purchase shares. In determining your net worth, do not include your home, home furnishings or automobile.

In general, each investor must have either: (i) minimum net worth of at least $250,000; or (ii) minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

In addition, if the investor is a resident of Kentucky, Massachusetts, Michigan, Missouri, Ohio or Pennsylvania, the investment may not exceed 10.0% of the investor’s liquid net worth.

If the investor is a resident of Kansas, the Office of the Kansas Securities Commissioner recommends that the investor’s aggregate investment in these securities and similar direct participation investments should not exceed 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares if the donor or the grantor is the fiduciary. In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

We intend to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. We have the right to accept or reject this subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum number of shares specified in the Prospectus. As used above, the singular includes the plural in all respects if shares are being acquired by more than one person. As used in the Subscription Agreement/Signature Page, “Inland” refers to Inland Real Estate Group, Inc. and its affiliates. The Subscription Agreement/Signature Page and all rights hereunder shall be governed by, and interpreted in accordance with, the internal laws of the State of Illinois without giving effect to its conflict of laws principles.

By executing the Subscription Agreement/Signature Page, the investor is not waiving any rights under the federal or state securities laws.

AUTOMATIC CLEARING HOUSE (ACH) LANGUAGE

I (we) hereby authorize Inland American Real Estate Trust, Inc. (“Company”) to deposit distributions from my (our) common stock of the Company into the account listed in Section D of the Subscription Agreement/Signature Page at the financial institution indicated in Section D of the Subscription Agreement/Signature Page. I further authorize the Company to debit my account noted in Section D of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions to which I am entitled until the erroneously deposited amounts are recovered by the Company.

This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization. This authorization is not valid to the extent that distributions are reinvested pursuant to the Distribution Reinvestment Plan.

C-1-2

Second Offering Dated 8/1/07

Inland American Real Estate Trust, Inc. NOT VALID FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS	AMPF

INSTRUCTIONS TO INVESTORS OF AMERIPRISE FINANCIAL SERVICES — For Prospectus Dated August 1, 2007

Please read this Subscription Agreement/Signature Page and the Terms and Conditions of the Offering set forth in the Prospectus before signing. Investor must read the Instructions to Investors. Please mail the completed and executed Subscription Agreement, AMPF Form 200728, and funding instructions to: Ameriprise Financial Services, 9954 AMPF Financial Center, Minneapolis, MN 55474.

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

(1)a	This subscription is in the amount of $				or the purchase of		shares of Inland
American Real Estate Trust, Inc. at $10 per share. Minimum initial investment: 300 shares; 100 shares for Qualified Plans. Dollar amount and number of shares in whole numbers only.

	This is an:	☐	INITIAL INVESTMENT; or	☐	ADDITIONAL INVESTMENT	☐	Payment will be made:
	☐		CHECK ENCLOSED; or ☐	FUNDS WIRED
A completed Subscription Agreement/Signature Page and AMPF Form 200728 are required for each initial and additional investment.

(1)b	☐	REGISTERED REPRESENTATIVE NAV PURCHASE (NET OF SELLING COMMISSION). Representative will not receive selling commission.

B - TYPE OF OWNERSHIP

Non-Custodial Ownership - Make check payable to: AMERIPRISE

(2)a	☐	Individual Ownership one signature required	☐	Corporate Ownership authorized signature required	☐	Community Property all parties must sign	☐	Uniform Gifts to Minors Act - custodian signature required

	☐	Joint Tenants with Right of Survivorship all parties must sign	☐	LLC Ownership authorized signature required	☐	Tenants by the Entirety all parties must sign	☐	State of a Custodian for

	☐	Tenants in Common all parties must sign	☐	TOD (Fill out included TOD Form to effect designation)	☐	Partnership Ownership authorized signature required	☐	Pension or Profit Sharing Plan - trustee signature(s) required

	☐	Trust trustee or grantor signature(s) required					☐	Taxable	☐	Exempt under §501A

		☐ Taxable ☐	Grantor A or B		Date Established	MM/DD/YYYY	☐	Estate - personal representative signature required

	If Pension, Profit Sharing or Trust, complete the following: Name of Trustee or other Administrator						☐	Other (Specify)

Custodial Ownership - Make check payable to: AMERIPRISE

(2)a	☐	Traditional IRA custodian signature required	(2)b	Name of Custodian or Trustee

☐	Roth IRA custodian signature required	Mailing Address	9954 AMPF FinancialCenter

☐	KEOGH trustee signature required	City	Minneapolis	State	MN	Zip	55474

CUSTODIAN INFORMATION To Be Completed By Custodian Listed Above

☐	Simplified Employee Pension/Trust (S.E.P.) custodian signature required	(2)c	Custodian Tax ID #	51-6041053

☐	Pension or Profit Sharing Plan custodian signature required	Custodial Account #

☐	Taxable	☐	Exempt under §501A	Custodian Telephone	800-297-6663

Name of Custodian or other Administrator

Other (Specify)

C - INVESTOR INFORMATION

(3)	INVESTOR ☐	Mr. ☐ Mrs. ☐ Ms.

	CO-INVESTOR ☐	Mr. ☐ Mrs. ☐ Ms.

(4)	Residence Address (Required)

	City			State		Zip

(5)	Alternate Mailing Address

	City			State		Zip

(6)	Home Telephone	- -	Business Telephone	- -

Email Address

(7)	Birth Date / Date of Incorporation	/ / / /	MM/DD/YYYY	Co-Investor Birth Date	/ /		MM/DD/YYYY

(8)	Social Security #	- -		Co-Investor Social Security #	- -

	Tax ID #	-

(9)	Please Indicate Citizenship Status (Required)

	☐ U.S. Citizen	☐ Resident Alien	☐ Non-Resident Alien*		(10)	☐ Employee or Affiliate

*If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

C-1-3

AMPF

D - DISTRIBUTION OPTIONS

Distribution Options for Custodial Accounts

(11)a	☐	Mail To Ameriprise Brokerage Account

(11)b	☐

Distribution Reinvestment Plan: Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribution. If you are electing a partial cash distribution/reinvestment, please complete the Distribution Election Change Form.

Insert Account Number

E - SIGNATURE

(12)

THE UNDERSIGNED CERTIFIES, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, and (ii) that I (we) am (are) not subject to backup withholding either because I (we) have not been notified that I (we) am (are) subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me (us) that I (we) am (are) no longer subject to backup withholding. The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such Investor’s behalf) the following:

☐ Initial	(A)

For all investors except those that re residents of Minnesota, acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company.

☐ Initial	(B)

Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $70,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or (iii) have such higher suitability as may be required by certain states as set forth on page 2 of the Instructions to Investors attached hereto; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

☐ Initial	(C)

Represents that the investor is purchasing the shares for his or her own account and if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

☐ Initial	(D)	Acknowledges that the shares are not liquid, there is no current market for the shares and the investors may not be able to sell the securities.

☐ Initial	(E)

If an employee or affiliate of the Company, represents that the shares are being purchased for investment purposes only and not for immediate resale; if not an employee or affiliate, I acknowledge that I have read this item.

Signature — Investor	Date

Signature— Co-Investor (If Applicable)	Authorized Signature (Custodian or Trustee If Applicable)

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

F - BROKER/DEALER-REGISTERED REPRESENTATIVE

(13)	BROKER/DEALER DATA—completed by selling Registered Representative (Please use Representative address–not home office address)

Registered Representative Name	Mr.	☐	Mrs.	☐	Ms.	☐

Mailing Address

City	State	Zip

Broker/Dealer Name

B/D Home Office Mailing Address	9954 AMPF Financial Center

City	Minneapolis	State	MN	Zip	55474

B/D Client Account Number	#

B/D Rep ID Number	#	Registered Representative Telephone

Have you changed Broker/Dealers?	Registered Representative E-mail
☐ Yes	☐ No

Signature — Registered Representative	Signature — Broker / Dealer (If Applicable)

G - REGISTERED INVESTMENT ADVISOR (RIA)

(14)

REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS.   ☐ Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

C-1-4

Second Offering Dated 8/1/07

Inland American Real Estate Trust, Inc. FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS	AMPF

INSTRUCTIONS TO INVESTORS OF AMERIPRISE FINANCIAL SERVICES – For Prospectus Dated August 1, 2007

Any person desiring to subscribe for shares of our common stock should carefully read and review the Prospectus, as supplemented or amended to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the items indicated. Please print in ballpoint pen or type the information.

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

Item (1)a

Enter the dollar amount of the purchase and the number of shares to be purchased. Dollar amount and number of shares in whole numbers only. Minimum purchase 300 shares ($3,000). Qualified Plans 100 shares ($1,000). Check the box to indicate whether this is an initial or an additional investment. The “Additional Investment” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. Check the box to indicate whether a check is enclosed or funds will be wired. A completed Subscription Agreement and AMPF Form 200728 are required for each initial and additional investment.

Item (1)b	Check the box to indicate if the Registered Representative is purchasing common stock net of selling commissions (NAV). Representative will not receive selling commision.

B - TYPE OF OWNERSHIP

FOR ALL ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT, AMPF FORM 200728, AND FUNDING INSTRUCTIONS TO:

Ameriprise Financial Services 9954 AMPF Financial Center Minneapolis, MN 55474

ALL CHECKS SHOULD BE MADE PAYABLE TO AMERIPRISE.

Item (2)a

Check the appropriate box to indicate the type of entity that is subscribing [entities for non-custodial ownership accounts appear on the top of item 2(a); entities for custodial ownership accounts appear on the bottom]. If this is an additional purchase, ownership information should be completed exactly the same as the previous investment. If the entity is a pension or profit sharing plan, indicate whether it is taxable or exempt from taxation under Section 501A of the Internal Revenue Code. Note: Pension or profit sharing plan appears under non-custodial ownership as well as custodial ownership – check non-custodial ownership if the plan has a trustee; custodial ownership if the plan has a custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you may check the “TOD” box and you must fill out the included Transfer on Death Form in order to effect the designation.

Item (2)b	Enter the exact name of the custodian or trustee and mailing address. If this is an additional purchase by a qualified plan, please use the same exact plan name as the previous investment.

Item (2)c	The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), custodial account number and its telephone number.

C - INVESTOR INFORMATION

Item (3)

For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For co-investors, enter the names of all investors. For custodial ownership accounts, enter “FBO” followed by the name of the investor.

Item (4)	Enter residence address, city, state, and zip code of the investor. Note: The custodian or trustee of custodial ownership accounts is the mailing address or address of record completed in Item (2)b.

Item (5)	Enter the alternate mailing address if different than the residence address in Item (4). For custodial ownership accounts, enter the residence address of the investor.

Item (6)	Enter home telephone, business telephone and email address.

Item (7)	Enter birth date of investor and co-investor, if applicable, or date of incorporation.

Item (8)

Enter the Social Security number of investor and co-investor, if applicable. The investor is certifying that this number is correct. For custodial ownership accounts, enter the investor’s Social Security number (for identification purposes). Enter Tax ID number, if applicable.

Item (9)

Check the appropriate box. If the investor is a non-resident alien, he / she must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

Item (10)	Check if the investor is an employee of Inland or an affiliate.

D - DISTRIBUTION OPTIONS

CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR ACCOUNTS:

Item (11)a	Check to mail distributions to custodian.

Item (11)b

Check to participate in the Distribution Reinvestment Plan if you are reinvesting your entire cash distribution. Complete the included Distribution Election Change Form only if you are electing a partial cash distribution reinvestment.

E - SIGNATURE

Item (12)

The Subscription Agreement/Signature Page must be executed and items A through E must be initialed by the investor indicating that they have read each item; and, if applicable, the trustee or custodian.

F - BROKER/DEALER - REGISTERED REPRESENTATIVE

Item (13)

Enter the Registered Representative name, address, B/D Rep ID number, telephone number, and email address. Also, enter the name of the broker/dealer, home office address and B/D Client Account number. By executing the Subscription Agreement/Signature Page, the Registered Representative substantiates compliance with the conduct rules of the NASD, by certifying that the Registered Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term. The Registered Representative (authorized signature) should sign where provided.

G - REGISTERED INVESTMENT ADVISOR (RIA)

Item (14)

Check the box to indicate whether this subscription was solicited or recommended by an investment advisor/broker/dealer whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No sales commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

C-1-5

AMPF

SUBMISSION OF SUBSCRIPTION

FOR ALL ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT, AMPF FORM 200728, AND FUNDING INSTRUCTIONS TO:

Ameriprise Financial Services 9954 AMPF Financial Center Minneapolis, MN 55474

ALL CHECKS SHOULD BE MADE PAYABLE TO AMERIPRISE.
If you have questions, please call Ameriprise at 800-297-6663 and say “Direct Investments.”

NOTE:

If a person other than the person in whose name the shares will be held is reporting the income received from the Company, you must notify the Company in writing of that person’s name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

SPECIAL SUITABILITY STANDARDS

Certain states have imposed special financial suitability standards for investors who purchase shares. In determining your net worth, do not include your home, home furnishings or automobile.

In general, each investor must have either: (i) minimum net worth of at least $250,000; or (ii) minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

In addition, if the investor is a resident of Kentucky, Massachusetts, Michigan, Missouri, Ohio or Pennsylvania, the investment may not exceed 10.0% of the investor’s liquid net worth.

If the investor is a resident of Kansas, the Office of the Kansas Securities Commissioner recommends that the investor’s aggregate investment in these securities and similar direct participation investments should not exceed 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares if the donor or the grantor is the fiduciary. In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

We intend to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. We have the right to accept or reject this subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum number of shares specified in the Prospectus. As used above, the singular includes the plural in all respects if shares are being acquired by more than one person. As used in the Subscription Agreement/Signature Page, “Inland” refers to Inland Real Estate Group, Inc. and its affiliates. The Subscription Agreement/Signature Page and all rights hereunder shall be governed by, and interpreted in accordance with, the internal laws of the State of Illinois without giving effect to its conflict of laws principles.

By executing the Subscription Agreement/Signature Page, the investor is not waiving any rights under the federal or state securities laws.

AUTOMATIC CLEARING HOUSE (ACH) LANGUAGE

I (we) hereby authorize Inland American Real Estate Trust, Inc. (“Company”) to deposit distributions from my (our) common stock of the Company into the account listed in Section D of the Subscription Agreement/Signature Page at the financial institution indicated in Section D of the Subscription Agreement/Signature Page. I further authorize the Company to debit my account noted in Section D of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions to which I am entitled until the erroneously deposited amounts are recovered by the Company.

This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization. This authorization is not valid to the extent that distributions are reinvested pursuant to the Distribution Reinvestment Plan.

C-1-6

Second OfferingDated 8/1/07

Inland American Real Estate Trust, Inc. FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS	AMPF

INSTRUCTIONS TO INVESTORS OF AMERIPRISE FINANCIAL SERVICES – For Prospectus Dated August 1, 2007

Please read this Subscription Agreement/Signature Page and the Terms and Conditions of the Offering set forth in the Prospectus before signing. Investor must read the Instructions to Investors. Please mail the completed and executed Subscription Agreement, AMPF Form 200728, and funding instructions to: Ameriprise Financial Services, 9954 AMPF Financial Center, Minneapolis, MN 55474.

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

(1)a	This subscription is in the amount of $				or the purchase of	shares of Inland
American Real Estate Trust, Inc. at $10 per share. Minimum initial investment: 300 shares; 100 shares for Qualified Plans. Dollar amount and number of shares in whole numbers only.
	This is an:	☐	INITIAL INVESTMENT; or	☐	ADDITIONAL INVESTMENT	Payment will be made:
	☐	CHECK ENCLOSED; or	☐	FUNDS WIRED
A completed Subscription Agreement/Signature Page and AMPF Form 200728 are required for each initial and additional investment.
(1)b	☐		REGISTERED REPRESENTATIVE NAV PURCHASE (NET OF SELLING COMMISSION). Representative will not receive selling commission

B - TYPE OF OWNERSHIP

Non-Custodial Ownership - Make check payable to: AMERIPRISE

(2)a	☐	Individual Ownership one signature required	☐	Corporate Ownership authorized signature required	☐	Community Property all parties must sign	☐	Uniform Gifts to Minors Act - custodian signature required
	☐	Joint Tenants with Right of Survivorship all parties must sign	☐	LLC Ownership authorized signature required	☐	Tenants by the Entirety all parties must sign	☐	State of a Custodian for
	☐	Tenants in Common all parties must sign	☐	TOD (Fill out included TOD Form to effect	☐	Partnership Ownership authorized signature required	☐	Pension or Profit Sharing Plan - trustee signature(s) required
	☐	Trust trustee or grantor signature(s) required					☐	Taxable	☐	Exempt under §501A
		☐ Taxable ☐	Grantor A or B		Date Established		☐	Estate - personal representative signature required
	If Pension, Profit Sharing or Trust, complete the following: Name of Trustee or other Administrator						☐	Other (Specify)

Custodial Ownership - Make check payable to: AMERIPRISE

(2)a	☐	Traditional IRA custodian signature required		(2)b	Name of Custodian or Trustee
	☐	Roth IRA custodian signature required			Mailing Address	9954 AMPF Financial Center
	☐	KEOGH trustee signature required			City	Minneapolis	State	MN	Zip	55474
CUSTODIAN INFORMATION To Be Completed By Custodian Listed Above
	☐	Simplified Employee Pension/Trust (S.E.P.) custodian signature required			(2)c	Custodian Tax ID #	5 1 - 6 0 4 1 0 5 3
	☐	Pension or Profit Sharing Plan custodian signature required				Custodial Account #
		☐	Taxable	☐	Exempt under §501A	Custodian Telephone	8 0 0 - 2 9 7 - 6 6 6 3
Name of Custodian or other Administrator
	☐	Other (Specify)

C - INVESTOR INFORMATION

(3)	INVESTOR ☐	Mr.	☐	Mrs.	☐	Ms.
	CO-INVESTOR ☐	Mr.	☐	Mrs.	☐	Ms.
(4)	Residence Address (Required)
	City								State	Zip
(5)	Alternate Mailing Address
	City								State	Zip
(6)	Home Telephone	- -						Business Telephone	- -
Email Address
(7)	Birth Date / Date of Incorporation	/ / / /						MM/DD/YYYY	Co-Investor Birth Date	/ /	MM/DD/YYYY
(8)	Social Security #	- -						Co-Investor Social Security #	- -
	Tax ID #	-
(9)	Please Indicate Citizenship Status (Required)
	☐ U.S. Citizen ☐	Resident Alien					☐	Non-Resident Alien*	(10) ☐		Employee or Affiliate

*If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

C-1-7

AMPF

D - DISTRIBUTION OPTIONS

Distribution Options for Custodial Accounts

(11)a	☐	Mail To Ameriprise Brokerage Account

(11)b	☐

Distribution Reinvestment Plan: Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribution. If you are electing a partial cash distribution/reinvestment, please complete the Distribution Election Change Form.

Insert Account Number

E - SIGNATURE

(12)

THE UNDERSIGNED CERTIFIES, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, and (ii) that I (we) am (are) not subject to backup withholding either because I (we) have not been notified that I (we) am (are) subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me (us) that I (we) am (are) no longer subject to backup withholding. The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such Investor’s behalf) the following:

☐ Initial	(A)

Acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company.

☐ Initial	(B)

Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $70,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or (iii) have such higher suitability as may be required by certain states as set forth on page 2 of the Instructions to Investors attached hereto; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

☐ Initial	(C)

Represents that the investor is purchasing the shares for his or her own account and if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

☐ Initial	(D)	Acknowledges that the shares are not liquid, there is no current market for the shares and the investors may not be able to sell the securities.

☐ Initial	(E)

If an employee or affiliate of the Company, represents that the shares are being purchased for investment purposes only and not for immediate resale; if not an employee or affiliate, I acknowledge that I have read this item.

Signature — Investor	Date

Signature— Co-Investor (If Applicable)	Authorized Signature (Custodian or Trustee If Applicable)

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

F - BROKER/DEALER-REGISTERED REPRESENTATIVE

(13)	BROKER/DEALER DATA—completed by selling Registered Representative (Please use Representative address—not home office address)

	Registered Representative Name	Mr.	☐	Mrs.	☐	Ms.	☐

Mailing Address

		City						State		Zip

Broker/Dealer Name

		B/D Home Office Mailing Address	9954 AMPF Financial Center

		City	Minneapolis					State	MN	Zip	55474

		B/D Client Account Number	#

		B/D Rep ID Number	#					Registered Representative Telephone - -

		Have you changed Broker/Dealers?	Registered Representative E-mail

		☐ Yes ☐	No

Signature — Registered Representative	Signature — Broker / Dealer (If Applicable)

G - REGISTERED INVESTMENT ADVISOR (RIA)

(14)

REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS. ☐ Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

C-1-8